REGISTRATION NO. 333-64272
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
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
                      EQUITY ONE, INC.                                                  UIRT HOLDING CORP.
--------------------------------------------------------------   ------------------------------------------------------------------
    (Exact name of Registrant as Specified in its Charter)            (Exact name of Registrant as Specified in its Charter)

                            MARYLAND                                                    MARYLAND
--------------------------------------------------------------   ------------------------------------------------------------------
(State or Other Jurisdiction of Incorporation or Organization)    (State or Other Jurisdiction of Incorporation or Organization)

                              6798                                                               6798
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   (Primary Standard Industrial Classification Code Number)            (Primary Standard Industrial Classification Code Number)

                           52-1794271                                                    (APPLIED FOR)
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              (I.R.S. Employer Identification No.)                             (I.R.S. Employer Identification No.)

                                                           ---------------

                         CHAIM KATZMAN                                              ROBERT W. SCHARAR
              CHAIRMAN AND CHIEF EXECUTIVE OFFICER                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                 1696 N.E. MIAMI GARDENS DRIVE                              C/O UNITED INVESTORS REALTY TRUST
                NORTH MIAMI BEACH, FLORIDA 33179                                     5847 SAN FELIPE
                                                                           SUITE 850 HOUSTON, TEXAS 77057-3008
                         (305) 947-1664                                              (713) 781-2860
--------------------------------------------------------------   ------------------------------------------------------------------
  (Name, Address, Including Zip Code, and Telephone Number,         (Name, Address, Including Zip Code, and Telephone Number,
         Including Area Code, of Agent for Service)                          Including Area Code, of Agent for Service)

                                                           ---------------

                                                    COPIES OF COMMUNICATIONS TO:

                   PHILLIP J. KUSHNER, ESQ.                                      ROBERT V. JEWELL, ESQ.
                   ARTHUR L. GALLAGHER, ESQ.                                       W. MARK YOUNG, ESQ.
                    GREENBERG TRAURIG, P.A.                                       MELINDA BRUNGER, ESQ.
             1221 BRICKELL AVENUE, MIAMI, FL 33131                               ANDREWS & KURTH L.L.P.
                 TELEPHONE NO: (305) 579-0500                         600 TRAVIS, SUITE 4200, HOUSTON, TEXAS 77002
                 FACSIMILE NO: (305) 579-0717                                 TELEPHONE NO: (713) 220-4200
                                                                              FACSIMILE NO: (713) 220-4285

                                                           ---------------

                                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS TO THE PROPOSED
                                            MERGERS DESCRIBED HEREIN HAVE BEEN SATISFIED.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              (UIRT LOGO OMITTED)


                 MERGERS PROPOSED - YOUR VOTE IS VERY IMPORTANT

                                                                   July 31, 2001

TO OUR SHAREHOLDERS:

         The board of trust managers of United Investors Realty Trust, or UIRT, has approved two mergers that would result in the reorganization of UIRT and the acquisition of UIRT by Equity One, Inc.

         In connection with the mergers, for each of your UIRT common shares, you may elect to receive either $7.30 in cash or a number of shares of Equity One common stock valued at $7.30, subject to proration and the limitations described below. The value of the Equity One common stock for purposes of the mergers will be equal to the weighted average trading price of Equity One's common stock for the 20 trading day period ending on the day immediately prior to the closing date of the mergers. However, for each common share of UIRT, the number of shares of Equity One common stock to be issued will not be greater than 0.646, unless otherwise agreed by Equity One, or less than 0.584. If you are a record holder, we have included with this proxy statement/prospectus a form of election by which you may elect to receive cash or Equity One common stock. Complete and return your form of election as directed by the enclosed instructions. If you fail to make a timely election for your UIRT common shares, you will be deemed to have elected to receive cash.

         In connection with the mergers, you may not receive all of your merger consideration in the form that you elect. In no event will cash be paid for more than 50% of the UIRT common shares, and the merger consideration that is not paid in cash will be paid in shares of Equity One common stock. Accordingly, if a cash election is made, or is deemed to be made, for more than 50% of the UIRT common shares, then the actual amount of cash to be paid for such cash elections would be proportionately reduced, and the remainder of the merger consideration that is not paid in cash would be paid in Equity One common stock. In addition, if elections to receive Equity One common stock are made for more than 50% of the UIRT common shares, then the actual number of shares of Equity One common stock to be issued may be proportionately reduced, at the election of Equity One. If such an election is made by Equity One, the remainder of the merger consideration that is not paid in Equity One common stock would be paid in cash.

         At a special meeting of UIRT's shareholders, you will be asked to approve and adopt the merger agreements and the mergers which would result in the reorganization of UIRT and the acquisition of UIRT by Equity One.

         AFTER CAREFUL CONSIDERATION, THE BOARD OF TRUST MANAGERS OF UIRT HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENTS AND THE MERGERS AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF UIRT VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENTS AND THE MERGERS.

         We cannot complete the mergers unless they are approved by the holders of two-thirds of the outstanding common shares of UIRT entitled to vote at the special meeting. THEREFORE, YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the mergers. If you fail to return your proxy card, the effect will be a vote against the mergers unless you attend the special meeting and vote in person for the mergers.

         You may also vote by telephone. The enclosed proxy card includes a toll-free number that you may call to vote your shares. Our proxy solicitation company, Georgeson Shareholder Communications, may also call you directly to solicit your vote by phone.

         The date, time and place of the special meeting is as follows:

                               September 21, 2001
                             10:00 a.m. (local time)
                                at the offices of
                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002

         This proxy statement/prospectus provides you with detailed information about the special meeting and the proposed mergers. You can also get information from publicly available documents filed by UIRT and Equity One with the Securities and Exchange Commission. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 15.

                                    By order of the UIRT board of trust managers


                                    /s/ Robert W. Scharar
                                    -----------------------------
                                    Robert W. Scharar
                                    Chairman of the Board

         Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the shares of common stock to be issued in the mergers or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

         This document is also the prospectus of Equity One for the shares that it will issue in connection with the mergers. Equity One shares are traded on the New York Stock Exchange under the symbol "EQY." On July 25, 2001, the last full trading day for which information was available prior to the printing of this proxy statement/prospectus, the closing sales price for Equity One shares, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions Report, was $11.77 per share.

         This proxy statement/prospectus is dated July 31, 2001, and is first being mailed to shareholders on or about July 31, 2001.

                          UNITED INVESTORS REALTY TRUST
                           5847 SAN FELIPE, SUITE 850
                              HOUSTON, TEXAS 77057

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             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON SEPTEMBER 21, 2001

      --------------------------------------------------------------------


TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of United Investors Realty Trust, a Texas real estate investment trust, will be held at 10:00 a.m., local time, on September 21, 2001, at the offices of Andrews & Kurth L.L.P., which are located at 600 Travis, Suite 4200, Houston, Texas 77002, for the following purposes:

                  1. To consider and vote on the approval and adoption of a reorganization merger of UIRT with and into UIRT, L.P., a Florida limited partnership, pursuant to the agreement and plan of merger, dated June 29, 2001, by and among UIRT, UIRT Holding Corp., a Maryland corporation, and UIRT, L.P., a copy of which is attached as ANNEX A to the accompanying proxy statement/prospectus.

                  2. To consider and vote on the approval and adoption of a merger of UIRT Holding Corp. with and into Equity One, Inc., a Maryland corporation, pursuant to the terms of the amended and restated agreement and plan of merger, dated as of June 29, 2001, by and among Equity One, UIRT Holding Corp. and UIRT, a copy of which is attached as ANNEX B to the accompanying proxy statement/prospectus.

                  3. To transact any other business as may properly come before the special meeting or any adjournments or postponements of that meeting.

         Only holders of record of common shares of beneficial interest of UIRT at the close of business on July 25, 2001 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of that meeting.

         It is important that your common shares be represented and voted at the meeting. If you do not plan to attend the meeting and vote your common shares in person, please mark, sign, date and promptly return your enclosed proxy card in the postage-paid envelope.

         You may also vote by telephone. The enclosed proxy card includes a toll-free number that you may call to vote your shares. If you have any questions or need assistance in voting your shares, please call our proxy solicitation company, Georgeson Shareholder Communications, toll free at (888) 365-9189. Georgeson may also call you directly to solicit your vote by phone.

         Any proxy may be revoked at any time before its exercise at the meeting.

                                    By order of the UIRT board of trust managers


                                    /s/ Robert W. Scharar
                                    ---------------------------------
                                    Robert W. Scharar
                                    Chairman of the Board

Houston, Texas
July 31, 2001

                 MERGERS PROPOSED - YOUR VOTE IS VERY IMPORTANT

         THE UIRT BOARD OF TRUST MANAGERS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENTS AND THE MERGERS, WHICH WOULD RESULT IN THE REORGANIZATION OF UIRT AND THE ACQUISITION OF UIRT BY EQUITY ONE, AND RECOMMENDS THAT THE SHAREHOLDERS OF UIRT VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENTS AND THE MERGERS.

                                TABLE OF CONTENTS

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                                                                                                               PAGE
Questions and Answers About the Mergers.........................................................................iii
Summary...........................................................................................................1
Summary Selected Consolidated Financial Data......................................................................9
Risk Factors.....................................................................................................15
Special Note Concerning Forward-Looking Statements...............................................................19
The Special Meeting..............................................................................................20
    Date, Time and Place of Special Meeting......................................................................20
    Purpose of the Special Meeting; the Mergers..................................................................20
    Record Date and Quorum Requirement...........................................................................20
    Voting Procedures; Required Vote.............................................................................20
    Voting and Revocation of Proxies.............................................................................21
    Cost of this Proxy Solicitation..............................................................................21
The Mergers......................................................................................................22
    Background of the Mergers....................................................................................22
    UIRT's Reasons for the Mergers...............................................................................28
    Recommendations of UIRT's Board of Trust Managers............................................................30
    Opinion of First Union Securities, Inc.......................................................................30
    Interest of Certain Persons in the Mergers; Conflicts of Interest............................................34
    Financing the Merger.........................................................................................35
    Regulatory and Third Party Approvals.........................................................................35
    Dissenters' Rights...........................................................................................35
    Accounting Treatment.........................................................................................35
    The New York Stock Exchange Listing..........................................................................36
    Material Federal Income Tax Consequences of the Mergers......................................................36
The Merger Agreements............................................................................................43
    The Merger Transactions......................................................................................43
    Conversion of Shares.........................................................................................43
    Exchange and Payment Procedures..............................................................................44
    Closing; Effective Time of Merger............................................................................45
    Representations and Warranties...............................................................................45
    Conduct of Business of UIRT Pending the Mergers..............................................................46
    Conditions to the Consummation of the Merger.................................................................47
    No Solicitation..............................................................................................48
    Other Agreements.............................................................................................48
    Termination of the Merger Agreements.........................................................................49
    Termination Fees.............................................................................................50
    Expenses.....................................................................................................51
    Indemnification; Directors' and Officers' Insurance..........................................................51
    Pre-Merger Dividends and Distributions.......................................................................51
    Waiver and Amendment of the Merger Agreement.................................................................52
    Termination of Advisory Agreement............................................................................52
    UIRT Shareholder Rights Plan.................................................................................52
    Settlement of Southwest Shareholder Litigation...............................................................52
Comparison of Stockholder and Shareholder Rights.................................................................53
    Authorized Shares............................................................................................53
    Voting Rights................................................................................................53
    Classification of the Board..................................................................................54
    Number of Directors/Trust Managers; Removal of Directors/Trust Managers; Vacancies...........................54



                                      (i)

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                                                                                                               PAGE
    Limitation of Director/Trust Manager and Officer Liability...................................................54
    Indemnification..............................................................................................55
    Stockholder or Shareholder Requested Special Meetings........................................................58
    Shareholder Action by Written Consent........................................................................59
    Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals.................59
    Amendment of the Equity One Charter and the UIRT Declaration of Trust........................................59
    Amendment of the Bylaws......................................................................................60
    Mergers, Consolidations, and Sale of Assets..................................................................60
    Dissolution of Equity One or UIRT; Termination of REIT Status................................................61
    Business Combinations with Interested Securityholders........................................................61
    Control Share Acquisitions...................................................................................63
    Dissenters' Rights...........................................................................................64
    Distributions................................................................................................65
    Shareholder Rights Plans.....................................................................................65
    REIT Ownership Limitations...................................................................................66
Management of UIRT Holding Corp..................................................................................69
Description of Capital Stock of UIRT Holding Corp................................................................70
Unaudited Pro forma Financial Data...............................................................................72
Legal Matters....................................................................................................78
Experts..........................................................................................................78
Other Matters....................................................................................................78
Shareholder Proposals............................................................................................78
Where You Can Find More Information..............................................................................78
Index To Consolidated Financial Statements......................................................................F-1

Annexes:
Annex A       Reorganization Merger Agreement
Annex B       Amended and Restated Equity One Merger Agreement
Annex C       Opinion of First Union Securities, Inc.








                                      (ii)

                     QUESTIONS AND ANSWERS ABOUT THE MERGERS


Q:   WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A: At the special meeting, shareholders will vote to adopt and approve the merger agreements and the mergers which would result in the reorganization of UIRT and the acquisition of UIRT by Equity One.

Q:   WHY IS UIRT SEEKING TO MERGE WITH EQUITY ONE?

A: The UIRT board believes that a merger with Equity One would benefit UIRT shareholders because the value of the merger consideration represents a premium over the pre-announcement trading price of UIRT shares; the merger permits shareholders to elect to receive cash or common stock of Equity One; the portfolio of the combined companies will provide UIRT shareholders with a more stable earnings stream and enhanced prospects for increased dividend payments; and operating synergies may be created because a majority of the properties of the combined company will be in the high-growth states of Florida and Texas. To review the reasons for the mergers in greater detail, see pages 28 through 30.

Q:   WHY ARE THERE TWO MERGERS?

A: The acquisition of UIRT by Equity One will be accomplished upon the completion of two separate and distinct mergers. The first merger will effect a reorganization of UIRT by which UIRT will be merged with and into UIRT, L.P., one of its indirect subsidiaries which is a limited partnership and also a wholly-owned indirect subsidiary of UIRT Holding Corp. The purpose of the reorganization merger is to comply with the Equity One merger agreement, which requires that UIRT contribute the real properties owned directly by it to a subsidiary and thereby minimize Equity One's exposure to any liabilities that may be associated with those properties. In addition, the reorganization merger is expected to reduce, under current law, the payment of Texas franchise tax that would otherwise result from the acquisition of UIRT by Equity One. The second merger will effect the acquisition of UIRT by Equity One.

Q:   WHAT WILL I RECEIVE AS A RESULT OF THE MERGERS?

A. In connection with the mergers, for each of your UIRT common shares, you may elect to receive either $7.30 in cash or a number of shares of Equity One common stock valued at $7.30, subject to the proration and limitations described below. The value of the Equity One common stock for purposes of the mergers will be equal to the weighted average trading price of Equity One's common stock for the 20 trading day period ending on the day immediately prior to the closing date of the mergers. However, for UIRT shareholders who receive Equity One common stock, the number of shares of Equity One common stock to be issued per common share of UIRT will not be greater than 0.646, unless otherwise agreed by Equity One, or less than 0.584.

     For a complete discussion of the payment of the merger consideration, the terms and conditions regarding payment and some numerical examples, see the section entitled "The Merger Agreements - Conversion of Shares" on page 43.

Q:   WHAT ACTIONS AM I BEING ASKED TO TAKE?

A: First, you are being asked to approve and adopt the merger agreements and the mergers that will result in the reorganization of UIRT and the acquisition of UIRT by Equity One by completing the proxy card included with this proxy statement/prospectus.

     Second, separately you are being asked to make your election to receive cash or Equity One common stock by completing the form of election either included with this proxy statement/prospectus or mailed separately to you by your broker. Whether you vote for or against or abstain from voting on the mergers, you should nevertheless complete the form of election.

Q:   WILL I RECEIVE THE SPECIFIC AMOUNT OF CASH OR STOCK THAT I ELECT?

A: Not necessarily. Due to provisions in the Equity One merger agreement, you may not receive all of your merger consideration in the form that you elect. In no event will cash be paid for more than 50% of the UIRT common shares, and the merger consideration that is not paid in cash will



                                     (iii)
     be paid in shares of Equity One common stock. Accordingly, if a cash election is made (or is deemed to be made) for more than 50% of the UIRT common shares, then the actual amount of cash to be paid for such cash elections would be proportionately reduced, and the remainder of the merger consideration that is not paid in cash would be paid in Equity One common stock. In addition, if elections to receive Equity One common stock are made for more than 50% of the UIRT common shares, then the actual number of shares of Equity One common stock to be issued may be proportionately reduced, at the election of Equity One. If such an election is made by Equity One, the remainder of the merger consideration that is not paid in Equity One common stock would be paid in cash.

     M.G.N. (USA), Inc., a company which is an affiliate of Equity One, owns approximately 9.8% of UIRT's outstanding common shares and has agreed to elect to receive all Equity One shares in connection with the mergers. M.G.N.'s election will be subject to the proportionate reduction described above if UIRT shareholders oversubscribe for Equity One stock.

     For a complete discussion of the payment of the merger consideration, the terms and conditions regarding payment and some numerical examples, see the section entitled "The Merger Agreements - Conversion of Shares" on page 43.

Q:   HOW AND WHEN DO I MAKE MY ELECTION?

A: If you are a record holder, written instructions and a form of election for making your election to receive cash or Equity One common stock are included with this proxy statement/prospectus. Simply complete, date and sign the form of election and submit it as instructed. If your shares are held in book-entry form or if your broker or bank holds your shares in "street name," you need only submit the form of election, or follow the instructions provided to you by your broker.

     Your form of election must be received by Equity One's paying agent by 5:00 p.m., New York City time, on September 20, 2001, the day immediately preceding the date of the special meeting. You may change your election by completing and submitting a later dated form of election prior to the above deadline.

Q:   WHAT IF I FAIL TO MAKE A TIMELY AND PROPER ELECTION?

A: If you fail to make a timely and proper election, you will be deemed to have elected to receive cash for your UIRT common shares.

Q: ASSUMING THAT I ELECT TO RECEIVE EQUITY ONE SHARES IN CONNECTION WITH THE MERGERS, WILL MY RIGHTS AS A SHAREHOLDER CHANGE?

A: Yes. If you elect to receive Equity One common stock in connection with the mergers, your rights will change because UIRT is a Texas real estate investment trust and both Equity One and UIRT Holding Corp. are Maryland corporations. The rights of shareholders and stockholders differ under the laws of these states. The charter documents of these companies provide for different rights for security holders as well. For a summary of material differences between the rights of UIRT shareholders and the rights of stockholders of Equity One and UIRT Holding Corp., see pages 53 to 68.

Q: WHAT HAPPENS IF THE STOCK PRICE OF EQUITY ONE COMMON STOCK CHANGES BEFORE THE CLOSING OF THE MERGERS?

A: With respect to any cash you may receive in the mergers, you will not be affected by changes in the stock price of Equity One common stock.

     However, because the number of shares of Equity One common stock to be issued in connection with the mergers is based on the 20 trading day weighted average trading price as of the day immediately prior to the closing date of the mergers, increases or decreases in the trading price of Equity One common stock during those 20 days will have an effect on the number of shares of Equity One common stock you may receive in the mergers. See "The Merger Agreements - Conversion of Shares" on page 43 for more complete discussion.

Q:   WILL ANY FRACTIONAL SHARES OF EQUITY ONE COMMON STOCK BE ISSUED IN THE
     MERGERS?

A: No. If you, based on the conversion formula, would be entitled to receive a number of shares



                                      (iv)
     of Equity One common stock that is not a whole number, then you will receive cash in an amount representing the value of those fractional shares.

Q:   WHAT ARE THE BOARD'S RECOMMENDATIONS?

A: The board's recommendations are set forth, together with the description of that recommendation, in this proxy statement/prospectus. In summary, the board recommends a vote "FOR" the merger agreements and the mergers which will result in the reorganization of UIRT and the acquisition of UIRT by Equity One. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of UIRT's board of trust managers.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of trust managers or, if no recommendation is given, in their own discretion.

Q: WILL THE SHAREHOLDERS OF UIRT WHO ELECT TO RECEIVE COMMON STOCK OF EQUITY ONE IN THE MERGERS BE ABLE TO IMMEDIATELY RESELL THEIR SHARES IN THE OPEN MARKET?

A: Shares of Equity One common stock received in the mergers will be freely transferable by the recipients of those shares, except for shares of Equity One common stock received by persons who are deemed to be "affiliates," as such term is defined by Rule 144 under the Securities Act of 1933, of UIRT at the time the merger proposal is submitted to UIRT shareholders for approval. Shares of Equity One common stock held by such affiliates may be resold by them only in compliance with Rule 145 under the Securities Act (or Rule 144 for persons who become affiliates of Equity One) or as otherwise permitted under the Securities Act.

     Generally, persons deemed to be affiliates include directors, executive officers and principal stockholders, and persons that control, are controlled by, or are under common control with UIRT or Equity One, as the case may be.

Q:   DO I HAVE DISSENTERS' RIGHTS?

A: No. You are not entitled to dissenters' rights or appraisal rights under either the Texas Real Estate Investment Trust Act or under the charter of UIRT Holding Corp. See "The Mergers-- Dissenters' Rights" on page 35.

Q:   WHO IS ENTITLED TO VOTE?

A: You are entitled to vote, in person or by proxy, at the special meeting or any postponement or adjournment of the special meeting if you owned common shares of beneficial interest of UIRT as of the close of business (5:00 p.m., New York City time) on July 25, 2001, the record date.

Q:   WHO MAY ATTEND THE MEETING?

A: All shareholders of UIRT as of the record date, or their duly appointed proxies, may attend the special meeting.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENTS AND THE MERGERS?

A: In order to approve the mergers, there must be an affirmative vote of the holders of at least two-thirds of the outstanding common shares of beneficial interest of UIRT that are entitled to vote at the special meeting.

Q:   HOW DO I VOTE IF I AM THE RECORD OWNER OF MY SHARES?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. You may also vote by telephone. The enclosed proxy card includes a toll-free number that you may call to vote your shares. Our proxy solicitation company, Georgeson Shareholder Communications, may also call you directly to solicit your vote by phone.

Q:   WHAT IF I AM A RECORD OWNER AND DO NOT VOTE MY SHARES?

A: If you are a record owner and fail to return your proxy, your shares will not be counted for purposes of determining the presence of a quorum at the special meeting and determining



                                      (v)
     whether we have received the votes required to approve the mergers.

     If you return your proxy signed but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the mergers.

     If you return your proxy and abstain from voting, your proxy will not be counted as a vote cast on, and therefore will have the effect of a vote against, the approval of the mergers.

Q: IF MY BROKER OR BANK HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER OR BANK VOTE MY SHARES?

A: Your broker or bank will vote your shares in favor of the mergers ONLY if you provide them with instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct them to vote your shares. If you do not provide your broker or bank with instructions on how to vote your shares, they will not vote your shares and their failure to do so will have the effect of voting your shares against the approval of the mergers.

Q:   WHAT ARE THE TAX EFFECTS OF THE MERGERS ON ME?

A: Whether or not you will recognize any gain or loss from the receipt of the merger consideration in exchange for your shares of beneficial interest of UIRT will depend on your election to receive cash or common stock of Equity One and your individual tax situation. You are encouraged to read carefully the section of this proxy statement/prospectus entitled "Material Federal Income Tax Consequences of the Mergers" beginning on page 36 and to consult your personal tax adviser.

Q:   HOW WILL THE MERGERS AFFECT MY DIVIDENDS?

A: Prior to the completion of the mergers, UIRT shareholders will be entitled to receive any UIRT regular quarterly dividend, not to exceed $0.13 per share, as may be authorized by UIRT's board of trust managers and, if necessary, a final dividend in an amount equal to the minimum amount necessary to maintain UIRT's REIT status under the Internal Revenue Code and to avoid the payment by UIRT of any corporate level tax with respect to undistributed income or gain, as required by the merger agreements. UIRT has declared a $0.13 per share dividend to be paid on September 12, 2001 to holders of record on August 31, 2001.

     After the completion of the mergers, former holders of UIRT common shares will receive any distributions that may be authorized by Equity One's board to all holders of Equity One common stock with a record date after the closing. The completion of the mergers is scheduled to occur after the record date for payment of Equity One's regular third quarter dividends. Therefore, holders of UIRT shares will not be entitled to receive those dividends on the Equity One common stock received in the mergers even though the dividends will be paid after the mergers.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a record holder, you can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to UIRT at the address on the next page. Third, if you are a record holder, you can attend the special meeting and vote in person.

     If your shares are held in "street name" through an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote or to vote in person at the special meeting.

Q:   WHEN DO YOU EXPECT TO COMPLETE THE MERGERS?

A: We expect to complete the mergers in the third quarter of 2001. We are working to complete the mergers as quickly as possible and intend to do so shortly after the special meeting, provided that we have satisfied all of the conditions that must be met prior to the completion of the mergers.

Q: WHO WILL PAY FOR THE PREPARATION OF THE PROXY STATEMENT/PROSPECTUS AND THE SOLICITATION OF PROXIES?

A: UIRT and Equity One will pay the cost of preparing, assembling and mailing the proxy


                                      (vi)
     statement/prospectus, notice of meeting and enclosed proxy card. In addition to the use of mail, employees of UIRT and Equity One may solicit proxies personally and by telephone. These employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of UIRT common shares and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities. In addition, UIRT has retained Georgeson Shareholder Communications to assist in soliciting proxies, for which services UIRT will pay a fee expected to be approximately $20,000, plus out-of-pocket expenses.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the mergers or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

     United Investors Realty Trust
     5847 San Felipe, Suite 850
     Houston, Texas  77057
     Attention:  Investor Relations
     Telephone:  (713) 781-2860

                    or

     Georgeson Shareholder Communications
     111 Commerce Road
     Carlstadt, New Jersey 07072-2586
     Telephone:  (888) 365-9189











                                     (vii)

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE DETAILED INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE MERGERS FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGERS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT, INCLUDING THE ANNEXES AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 78 FOR ADDITIONAL INFORMATION ABOUT EQUITY ONE AND UIRT ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES

Equity One, Inc.
1696 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
(305) 947-1664

         Equity One, a Maryland corporation, is a self-administered, self-managed real estate investment trust, or REIT, that principally acquires, renovates, develops and manages community and neighborhood shopping centers anchored by national and regional supermarket chains. As of March 31, 2001, Equity One's portfolio consisted of 33 properties, including 24 supermarket-anchored shopping centers, one drugstore-anchored shopping center, two other retail-anchored properties, five commercial properties and one development site. These properties are located primarily in metropolitan areas of Florida, and contain an aggregate of approximately 3.3 million square feet of gross leaseable area.

United Investors Realty Trust
5847 San Felipe, Suite 850
Houston, Texas 77057
(713) 781-2860

         UIRT is a real estate investment trust formed under the laws of the State of Texas to acquire, develop and operate neighborhood and community shopping centers in the "Sunbelt" region of the United States. As of March 31, 2001, UIRT owned controlling interests in 24 shopping centers and a 50% non-controlling interest in a limited partnership that owns one other project. The 24 shopping centers comprised approximately 2.2 million square feet of gross leaseable area. Upon completion of the mergers, the separate existence of UIRT will cease and it will be succeeded by UIRT, L.P., which will become a wholly-owned subsidiary of Equity One.

UIRT Holding Corp.
5847 San Felipe, Suite 850
Houston, Texas 77057
(713) 781-2860

         UIRT Holding Corp. was incorporated in Maryland in June 2001 as a wholly-owned subsidiary of UIRT. UIRT Holding Corp. will conduct no business prior to the completion of the mergers and, therefore, will have no assets or liabilities prior to that time. The officers and directors of UIRT Holding Corp. are the same as the officers and trust managers of UIRT. No public trading market exists for the capital stock of UIRT Holding Corp. Upon completion of the Equity One merger, the separate corporate existence of UIRT Holding Corp. will cease and Equity One will be the surviving corporation.

UIRT, L.P.
5847 San Felipe, Suite 850
Houston, Texas 77057
(713) 781-2860

         UIRT, L.P. is a Florida limited partnership and is an indirect wholly-owned subsidiary of UIRT Holding Corp. UIRT, L.P. will conduct no business prior to the completion of the mergers and, therefore, will have no assets or liabilities prior to that time. However, upon completion of the reorganization merger with UIRT, UIRT, L.P. will be the surviving entity and thereafter will conduct UIRT's business substantially in the same manner as was conducted by UIRT prior to the reorganization merger.

THE SPECIAL MEETING; REQUIRED VOTE (see page 20)

         The special meeting will be held at the offices of Andrews & Kurth L.L.P., which are located at 600 Travis, Suite 4200, Houston, Texas 77002, on September 21, 2001 at 10:00 a.m., local time. At the special meeting, holders of common shares of beneficial interest of UIRT will be asked to vote upon proposals to adopt and approve the merger agreements and the mergers which will result in the reorganization of UIRT and the acquisition of UIRT by Equity One. The affirmative vote of the holders of at least two-thirds of the outstanding common shares of beneficial interest of UIRT entitled to vote at the special meeting is required to approve the merger agreements and the mergers.

VOTING BY THE UIRT TRUST MANAGERS (see page 21)

         On July 25, 2001, the trust managers of UIRT and their affiliates owned and were entitled to vote approximately 166,705 common shares of UIRT, or approximately 1.9% of the common shares of UIRT outstanding on that date.

         The trust managers of UIRT have agreed to vote their and their affiliates' common shares of UIRT in favor of the merger agreements and the mergers.

THE MERGERS (see page 22)

         Subject to UIRT shareholder approval, UIRT will merge with and into UIRT, L.P., with UIRT, L.P. surviving the merger. Upon completion of the reorganization merger, each outstanding common share of UIRT will automatically be converted into one share of common stock of UIRT Holding Corp. Thereafter, subject to UIRT shareholder approval and the effectiveness of the reorganization merger, UIRT Holding Corp. will merge with and into Equity One, with Equity One surviving the merger. Upon completion of the mergers, UIRT shareholders will receive cash, Equity One common stock or a combination of stock and cash for each common share of beneficial interest of UIRT held by them immediately prior to the mergers.

MERGER CONSIDERATION; ELECTION OF CASH OR STOCK

         In connection with the mergers, for each of your UIRT common shares, you may elect to receive either $7.30 in cash or a number of shares of Equity One common stock valued at $7.30, subject to proration and the limitations described below. The value of the Equity One common stock for purposes of the mergers will be equal to the weighted average trading price of Equity One's common stock for the 20-trading-day period ending on the day immediately prior to the closing date of the mergers. However, for each common share of UIRT, the number of shares of Equity One common stock to be issued will not be greater than 0.646, unless otherwise agreed by Equity One, or less than 0.584. If you fail to make a timely election for your UIRT common shares, you will be deemed to have elected to receive cash.

         In connection with the mergers, you may not receive all of your merger consideration in the form that you elect. In no event will cash be paid for more than 50% of the UIRT common shares, and the merger consideration that is not paid in cash will be paid in shares of Equity One common stock. Accordingly, if a cash election is made

(or is deemed to be made) for more than 50% of the UIRT common shares, then the actual amount of cash to be paid for such cash elections would be proportionately reduced, and the remainder of the merger consideration that is not paid in cash would be paid in Equity One common stock. In addition, if elections to receive Equity One common stock are made for more than 50% of the UIRT common shares, then the actual number of shares of Equity One common stock to be issued may be proportionately reduced, at the election of Equity One. If such an election is made by Equity One, the remainder of the merger consideration that is not paid in Equity One common stock would be paid in cash.

BOARD OF TRUST MANAGERS RECOMMENDATIONS (see page 30)

         The UIRT board of trust managers has unanimously approved the merger agreements and the mergers and unanimously recommends that UIRT shareholders vote "FOR" approval and adoption of the merger agreements and the mergers.

         To review the background and reasons for the mergers in greater detail, as well as certain risks related to the mergers, see pages 22 through 28, 28 through 30 and 15 through 18.

FAIRNESS OPINION OF FINANCIAL ADVISOR (see page 30)

         UIRT's financial advisor, First Union Securities, Inc., has delivered a written opinion to the UIRT board of trust managers as to the fairness, from a financial point of view, of the consideration to be paid by Equity One in the mergers. First Union's written opinion, dated as of June 29, 2001, is attached to this document as ANNEX C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

THE MERGER AGREEMENTS (see page 43)

         The merger agreements are attached as ANNEX A and ANNEX B to this proxy statement/prospectus. We encourage you to read these agreements in their entirety. They are the principal documents governing the mergers.

CONDITIONS TO THE COMPLETION OF THE MERGERS (see page 47)

         UIRT, UIRT, L.P. and UIRT Holding Corp. will complete the reorganization merger only if the UIRT shareholders approve and adopt the reorganization merger agreement and the reorganization merger at the special meeting or any adjournment or postponement of that meeting.

         In addition, Equity One, UIRT and UIRT Holding Corp. will complete the Equity One merger only if they satisfy or, in some cases, waive, several conditions, including the following:

     o   the reorganization merger must have been completed;

     o the UIRT shareholders must approve the Equity One merger agreement and the Equity One merger;

     o the registration statement of which this proxy statement/prospectus is a part must have been declared effective and must not be the subject of any stop order or related proceeding;

     o no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against Equity One or UIRT and be in effect that prohibits or restricts the completion of the Equity One merger or makes completion of the Equity One merger illegal; and

     o   other customary closing conditions.

"NO SOLICITATION" PROVISIONS (see page 48)

         The Equity One merger agreement contains provisions prohibiting UIRT from seeking a competing acquisition transaction. These "no solicitation" provisions prohibit UIRT and its subsidiaries, and their officers, trust managers, directors, employees and representatives from taking actions to solicit a competing acquisition transaction and, subject to some exceptions, including some exceptions that permit the trust managers of UIRT to comply with their fiduciary duties, from participating in discussions regarding or furnishing information with respect to any competing acquisition transaction.

TERMINATION OF THE MERGER AGREEMENTS (see page 49)

         Prior to the termination of the Equity One merger agreement, the reorganization merger agreement may not be modified or terminated without the written consent of Equity One.

         Equity One, UIRT and UIRT Holding Corp. can jointly agree to terminate the Equity One merger agreement at any time before the closing date without completing the Equity One merger. In addition, the Equity One merger agreement may be terminated and the Equity One merger may be abandoned:

     o by Equity One or UIRT if the Equity One merger is not completed by November 30, 2001;

     o by Equity One if UIRT's or UIRT Holding Corp.'s representations and warranties are untrue in any material respect or if either breaches or fails to comply in any material respect with any of its obligations under the Equity One merger agreement;

     o by UIRT if Equity One's representations and warranties are untrue in any material respect or if Equity One breaches or fails to comply in any material respect with any of its obligations under the Equity One merger agreement;

     o by Equity One or UIRT if any court of competent jurisdiction in the United States or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Equity One merger and that order, decree, ruling or other action shall have become final and non-appealable;

     o by Equity One if, prior to the approval of the UIRT shareholders, the board of trust managers of UIRT withdraws or modifies its favorable recommendation of the Equity One merger or shall have recommended a competing acquisition transaction with a party other than Equity One;

     o by UIRT if, prior to the approval of the UIRT shareholders, UIRT receives a written offer with respect to any competing acquisition transaction with a party other than Equity One or if a third party has commenced a tender offer which, in either case, the UIRT board of trust managers believes in its good faith, reasonable judgment is more favorable to UIRT's shareholders than the Equity One merger;

     o by Equity One or UIRT if the Equity One merger agreement and the Equity One merger are not approved and adopted by UIRT's shareholders at the special meeting or any adjournment or postponement of that meeting;

     o by UIRT if the weighted average trading price of Equity One's common stock is less than $11.30 per share on the third day prior to the closing date and UIRT provides notice within one business day thereafter of its intent to terminate the merger agreement and Equity One does not provide notice to UIRT and elect in writing, within one business day following UIRT's termination notice, to adjust the exchange price in accordance with the merger agreement; or

     o by UIRT if the weighted average trading price of Equity One's shares at any time prior to the completion of the Equity One merger is less than $9.50 per share, and UIRT provides notice within seven days of its intent to terminate, and, on the date of the notice, the price remains below $9.50 per share.

TERMINATION FEES (see page 50)

         UIRT must pay Equity One a termination fee of $2 million if the Equity One merger agreement is terminated as a result of the following:

     o UIRT's or UIRT Holding Corp.'s representations or warranties are untrue in any material respect;

     o UIRT or UIRT Holding Corp. fails to comply in any material respect with its obligations under the Equity One merger agreement;

     o UIRT's board of trust managers withdraws or modifies its recommendation of the Equity One merger in a manner adverse to Equity One;

     o UIRT receives a proposal with respect to a competing acquisition transaction or a third party commences a tender offer that UIRT's board of trust managers believes in good faith is more favorable to UIRT shareholders than the Equity One merger; or

     o UIRT's shareholders do not approve the Equity One merger, there exists at the time of the special meeting a proposal regarding a competing acquisition transaction and within twelve months following the termination of the Equity One merger agreement UIRT enters into a definitive agreement with respect to a competing acquisition transaction.

SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS (see page 36)

         The reorganization merger is structured to qualify as a reorganization within the meaning of the Internal Revenue Code, and the UIRT shareholders will not recognize gain or loss for U.S. federal income tax purposes in connection with the reorganization merger.

         The U.S. federal income tax consequences of the Equity One merger to UIRT shareholders will depend on, among other things, the form of consideration they receive in the merger of UIRT Holding Corp. into Equity One and the fair market value of Equity One stock on the date of the merger. It is intended that the Equity One merger qualify as a reorganization within the meaning of the Internal Revenue Code. However, under certain circumstances, the Equity One merger may not so qualify. If the Equity One merger does qualify as a reorganization and you are a UIRT shareholder who receives solely Equity One shares as merger consideration, you will not recognize any gain or loss for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares. If you are a UIRT shareholder who receives solely cash, you generally will recognize gain or loss to the extent of the difference between the amount of cash you receive and your adjusted basis in your UIRT shares.

         THE TAX CONSEQUENCES OF THE MERGERS TO YOU AS A UIRT SHAREHOLDER WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR PERSONAL TAX ADVISER FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGERS TO YOU.

ACCOUNTING TREATMENT (see page 35)

         The Equity One merger will be accounted for using the purchase method of accounting with Equity One having acquired UIRT, which means the assets and liabilities of UIRT, including its intangible assets, will be recorded on Equity One's books at their fair market values. The results of operations and cash flows of UIRT will be included in Equity One's financial statements prospectively as of the closing of the mergers.

DISSENTERS RIGHTS (see page 35)

         Under the Texas Real Estate Investment Trust Act and under the charter of UIRT Holding Corp., UIRT shareholders are not entitled to dissenters' rights in connection with the mergers.

CONFLICTS OF INTEREST OF UIRT TRUST MANAGERS AND EXECUTIVE OFFICERS IN THE MERGERS (see page 34)

         In determining whether to consent to the principal terms of the mergers, you should be aware that, as described below, some UIRT trust managers and executive officers have interests in, and will receive benefits from, the mergers that differ from, or are in addition to, and, therefore, may conflict with the interests of UIRT shareholders generally.

         INDEMNIFICATION AND INSURANCE. In the Equity One merger agreement, Equity One agreed to provide indemnification for trust managers, officers and employees of UIRT, including for actions taken in connection with the mergers, to the same extent as the indemnification provided by UIRT as of the date of the Equity One merger agreement. In addition, Equity One has agreed to provide directors' and officers' insurance for the benefit of those individuals either under UIRT's current insurance policy until the limits of such policy are exhausted or under a similar policy for a period of three years after the Equity One merger.

         FORGIVENESS OF LOANS. In connection with the exercise of options to purchase common shares of UIRT granted at the time of UIRT's initial public offering in 1998 pursuant to UIRT's 1997 Share Incentive Plan, several trust managers and officers of UIRT have issued promissory notes payable to UIRT in the aggregate outstanding amount of approximately $395,000 in order to pay the exercise price of those options. Upon shareholder approval of the mergers, a change of control will occur and all outstanding amounts under these loans will be forgiven pursuant to the terms of the notes. In addition, there are approximately 254,000 common shares of UIRT reserved for issuance upon the exercise of additional options issued under the share incentive plan. If those options are exercised prior to the completion of the mergers, then pursuant to the share incentive plan, UIRT will loan the option holder the money to exercise the options. All amounts outstanding under these additional loans will also be forgiven if the mergers are approved.

         TERMINATION OF THE MANAGEMENT AGREEMENT WITH FCA CORP. UIRT is managed for a fee pursuant to an advisory agreement by FCA Corp, a privately held company controlled by Robert W. Scharar, UIRT's chairman, chief executive officer and president. Other UIRT officers are employed by FCA Corp and own minority interests in its common stock. In connection with the Equity One merger agreement, notice of termination has been given under the advisory agreement, which will terminate the advisory agreement on December 15, 2001. Upon the effective termination date, FCA Corp will be paid a termination fee of $630,000.

SETTLEMENT OF THE SHAREHOLDER DERIVATIVE LAWSUIT

         UIRT is one of several defendants, including FCA Corp and several of UIRT's officers and trust managers, named in a shareholder derivative action brought by Southwest Securities, Inc. The lawsuit was originally filed on August 14, 2000 in Dallas County, Texas to prevent the sale by UIRT of one its real properties to a UIRT shareholder. In September 2000, Southwest amended its complaint to allege, among other things, that FCA Corp had charged UIRT excessive fees and other improper amounts and that FCA Corp had mismanaged UIRT's assets.

         In December 2000, UIRT appointed a special litigation committee to investigate the allegations of the lawsuit. In March 2001, the special litigation committee concluded that continuation of the litigation was not in the best interests of UIRT or its shareholders and UIRT filed a motion with the Dallas court to dismiss the lawsuit. Although Southwest filed motions with the Texas Court of Appeals and the Texas Supreme Court, both courts declined to intervene. In May 2001, the Dallas court granted UIRT's motion to dismiss all of Southwest's claims.

         Prior to the execution of the Equity One merger agreement, Southwest agreed with Equity One that upon the completion of the Equity One merger and payment by Equity One of $750,000, Southwest will not appeal the order dismissing the lawsuit and will move to dismiss the lawsuit with prejudice. Southwest may elect to be paid either in cash or shares of Equity One common stock.

RECENT DEVELOPMENTS

         ACQUISITION OF CENTREFUND REALTY (U.S.) CORPORATION. On May 18, 2001, Equity One announced that it had entered into a definitive stock exchange agreement pursuant to which it will acquire all of the outstanding shares of common stock of Centrefund Realty (U.S.) Corporation, or CEFUS, a wholly owned indirect subsidiary of Centrefund Realty Corporation, or Centrefund, a publicly traded Canadian real estate company. As of March 31, 2001, CEFUS owned 28 properties and 9 joint venture interests in Florida and Texas, which are predominantly supermarket or other retail anchored shopping centers. As a result of one entity owning a controlling interest in both Equity One and Centrefund, Equity One and Centrefund are deemed to be affiliates. In addition, certain board members of Equity One serve on the board of directors of Centrefund, and the chairman of the board and chief executive officer of Equity One serves as the chairman of the board of Centrefund.

         The acquisition will more than double Equity One's total assets to approximately $523 million and will cost Equity One approximately $280 million, including transaction costs, the assumption of approximately $157 million in debt and the issuance of approximately 10.5 million shares of Equity One common stock. The transaction is subject to the approval of the stockholders of Equity One and of the minority shareholders of Centrefund, as well as other customary conditions. The acquisition is expected to close in the third quarter of 2001.

         Under the terms of the stock exchange agreement, all of the outstanding shares of CEFUS will be exchanged for 10.5 million shares of Equity One common stock. The share exchange is structured to qualify as a tax-free transaction, and it is a condition to closing that each party receive an acceptable tax opinion to that effect. There is no adjustment to the share exchange in the event of any change in the price of Equity One's common stock.

         Following the acquisition of CEFUS, without giving effect to the acquisition of UIRT by Equity One, Centrefund will own approximately 45.2% of Equity One's common stock on a primary basis and 42.2% on a fully diluted basis.

         RECENT FINANCIAL RESULTS. On July 25, 2001, Equity One announced its financial results for the three months ended June 30, 2001. Equity One's revenues increased approximately 24.3% to approximately $9.9 million compared to approximately $8.0 million for the three months ended June 30, 2000. Equity One's net income for the three months ended June 30, 2001, was approximately $3.2 million, or approximately $0.24 per diluted share, compared with net income of $2.8, or approximately $0.24 per diluted share for the three months ended June 30, 2000.

                                   EQUITY ONE
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                FOR THE THREE MONTHS    FOR THE THREE MONTHS
                                                       ENDED                   ENDED
                                                   JUNE 30, 2001           JUNE 30, 2000
                                                    (Unaudited)             (Unaudited)              % INCREASE
                                                --------------------    --------------------         ----------
Total revenue..........................               $9,932                    $7,991                  24.3%
Net income.............................               $3,167                    $2,787                  13.6%
   Per share (basic)......................             $0.25                     $0.24
   Per share (diluted)....................             $0.24                     $0.24
Weighted average common shares.........
   Basic..................................            12,707                    11,480
   Diluted................................            13,448                    11,684

                                   EQUITY ONE
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                   JUNE 30, 2001           MARCH 31, 2001
                                                    (Unaudited)             (Unaudited)
                                                   -------------           --------------
Investments in real estate (before
   accumulated depreciation)...........               $248,536                $243,062
Total assets....................                      $244,419                $239,042
Mortgage notes payable.................               $124,690                $121,675
Credit facility........................                 $5,572                  $4,243
Total liabilities...............                      $140,391                $134,788
Stockholders' equity...................               $104,028                $104,254
Total liabilities and stockholders'
   equity.......................                      $244,419                $239,042

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

   EQUITY ONE

         We are providing the following financial information of Equity One to aid you in your analysis of the financial aspects of the mergers. We derived this information from Equity One's historical audited consolidated financial statements, as of and for the years ended December 31, 1996 through 2000. In addition, the financial information as of and for the three months ended March 31, 2001 and 2000 have been derived from the unaudited financial statements of Equity One. The following information should be read together with the consolidated financial statements and financial statement notes of Equity One incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 78.

                    (In thousands, except per share amounts)

                                      THREE MONTHS ENDED
                                           MARCH 31,                         YEAR ENDED DECEMBER 31,
                                      --------------------    -------------------------------------------------------
                                         2001       2000        2000        1999        1998       1997        1996
                                      ---------   --------    --------    --------    --------   --------    --------
                                          (unaudited)
STATEMENT OF OPERATIONS DATA:
Revenues.......................          $9,827     $8,104     $34,442     $30,977     $25,626    $20,545     $16,714
Operating expenses.............           2,733      2,178       9,184       7,082       5,965      5,245       4,370
Depreciation and amortization..           1,220        980       4,217       3,502       2,881      2,392       2,067
Interest.......................           2,082      1,726       7,411       5,086       5,014      5,681       5,380
General and administrative
   expenses....................             718        573       2,361       1,622       1,381      1,029         977
Put option expense.............              --         --          --          --       1,320         --          --
Minority interest in earnings of
   consolidated subsidiary.....              --         24          --          96          --         --          --
   Total expense...............           6,753      5,481      23,173      17,388      16,561     14,347      12,794
                                      ---------   --------    --------    --------    --------   --------    --------
Net income.....................          $3,074     $2,623     $11,269     $13,589      $9,065     $6,198      $3,920
Basic earnings per share.......           $0.24      $0.23       $0.97       $1.26       $1.01      $0.96       $0.79
Diluted earnings per share.....           $0.23      $0.23       $0.95       $1.26       $1.00      $0.87       $0.69

                                           MARCH 31,                              DECEMBER 31,
                                      --------------------    -------------------------------------------------------
                                         2001       2000        2000        1999        1998       1997        1996
                                      ---------   --------    --------    --------    --------   --------    --------
                                          (unaudited)
BALANCE SHEET DATA:
Total rental properties before
   accumulated depreciation....       $247,444    $222,004    $243,062    $216,588    $148,087   $126,441    $106,706
Total assets...................        242,750     217,350     239,042     212,497     152,955    126,903     111,822
Mortgage notes payable.........        125,540     103,577     121,675      97,752      67,145     71,004      66,831
Total liabilities..............        138,623     123,527     134,788     121,068      71,737     73,323      68,727
Stockholders' equity...........        104,127      93,823     104,254      91,429      81,218     53,580      43,095

                                      THREE MONTHS ENDED
                                           MARCH 31,                         YEAR ENDED DECEMBER 31,
                                      --------------------    -------------------------------------------------------
                                         2001       2000        2000        1999        1998       1997        1996
                                      ---------   --------    --------    --------    --------   --------    --------
                                          (unaudited)
OTHER DATA:
Cash flow from:
   Operating activities........         $4,875      $4,929     $13,611     $20,169     $3,697      $8,843      $6,680
   Investing activities........         (4,382)     (5,427)    (19,201)    (62,239)   (23,824)     (6,173)    (18,277)
   Financing activities........            (32)        263       5,485      40,903     19,123      (2,023)     12,778
Gross leaseable area (square
   feet at end of period)......          3,282       2,835       3,169       2,836      2,078       2,004       1,807

   UIRT

         We are providing the following financial information of UIRT to aid you in your analysis of the financial aspects of the mergers. We derived this information from UIRT's historical audited consolidated financial statements as of and for the years ended December 31, 1996 through 2000. In addition, the financial information as of and for the three months ended March 31, 2001 and 2000 have been derived from the unaudited financial statements of UIRT. The following information should be read together with the consolidated financial statements and financial statement notes of UIRT incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 78.

                    (In thousands, except per share amounts)

                                      THREE MONTHS ENDED
                                           MARCH 31,                          YEAR ENDED DECEMBER 31,
                                      --------------------    -------------------------------------------------------
                                         2001       2000        2000        1999        1998       1997        1996
                                      ---------   --------    --------    --------    --------   --------    --------
                                          (unaudited)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Rental Revenues...............        $6,258       6,362     $25,533    $25,647     $17,324      $6,149     $4,967
  Interest and other income.....           155          77         379        348         426          27         67
                                        ------      ------      ------     ------      ------      ------     ------
  Total Revenue.................        $6,413       6,439     $25,912    $25,995     $17,750      $6,176     $5,034
                                        ======      ======      ======     ======      ======      ======     ======
Income (loss) before minority
 interest, gain on sale of real
 estate, extraordinary item,
 and redeemable preferred share
 distribution requirements......          $553        $891     $(2,720)(1) $5,423      $2,304       $(634)      $299
                                        ======      ======      ======     ======      ======      ======     ======
Net income (loss) available for
   common shareholders..........          $543        $984     $(1,253)    $5,240      $1,924       $(772)      $151
                                        ======      ======      ======     ======      ======      ======     ======
Net income (loss) per share
   (basic and diluted)..........         $0.06       $0.11      $(0.14)     $0.56       $0.25      $(0.85)     $0.17
                                        ======      ======      ======     ======      ======      ======     ======
Weighted average common shares..         8,652       9,044       8,919      9,434       7,703         912        909
                                        ======      ======      ======     ======      ======      ======     ======
Cash distributions declared per
   common share.................        $0.130      $0.215      $0.645     $0.860      $0.645          -- (2)     --(2)
                                        ======      ======      ======     ======      ======      ======     ======

                                           MARCH 31,                              DECEMBER 31,
                                      --------------------    -------------------------------------------------------
                                         2001       2000        2000        1999        1998       1997        1996
                                      ---------   --------    --------    --------    --------   --------    --------
                                          (unaudited)
BALANCE SHEET DATA:
Total rental properties before
   accumulated depreciation.....       $160,342   $177,486   $162,564    $177,303    $160,330     $39,735     $39,328
Total assets....................        157,339    176,654    159,983     174,966     164,624      39,287      37,202
Debt and capital lease
   obligations..................         85,294     93,730     86,010      89,724      73,884      28,364      26,543
Total liabilities...............         90,199    100,042     92,271      97,557      80,930      29,793      27,407
Minority interest...............          2,088      2,714      2,105       2,746       2,825       1,571       1,585
Preferred shares................             --         --         --          --          --       1,068       1,068
Shareholders' equity............         65,052     73,898     65,607      74,663      80,869       6,855       7,142

                                      THREE MONTHS ENDED
                                           MARCH 31,                          YEAR ENDED DECEMBER 31,
                                      --------------------    -------------------------------------------------------
                                         2001       2000        2000        1999        1998       1997        1996
                                      ---------   --------    --------    --------    --------   --------    --------
                                          (unaudited)
OTHER DATA:
Cash flow from:
   Operating activities.........         $1,760       $293     $5,729     $10,022      $6,210      $1,688      $1,062
   Investing activities.........             22       (144)       260     (15,704)    (58,151)     (2,712)     (1,319)
   Financing activities.........         (1,873)     2,046     (7,500)      2,004      57,081       1,251         (51)
Gross leaseable area (square
   feet at end of period).......          2,201      2,390      2,253       2,390       2,243         755         754

----------------
(1) UIRT recorded an impairment charge of $6,000,000 related to one property in June 2000.
(2) For 1997 and 1996, UIRT distributed shares of an affiliated entity to UIRT shareholders with a value of $0.38 and $0.40 per common share.

   UIRT HOLDING CORP. AND UIRT, L.P.

         Neither UIRT Holding Corp. nor UIRT, L.P. have conducted any business or will conduct any business prior to the completion of the mergers. Therefore, neither entity will have any results from operations or any assets or liabilities that would be required to be reported under generally accepted accounting principles.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

         The following summary unaudited pro forma financial data reflect the proposed combination of Equity One with UIRT and the proposed combination of Equity One and UIRT with CEFUS. The unaudited pro forma combined operations data for the year ended December 31, 2000 and the three months ended March 31, 2001 have been presented as if the transactions occurred on January 1, 2000. The unaudited pro forma combined balance sheet information as of March 31, 2001 has been presented as if the transactions occurred on March 31, 2001.

         The proposed combination of Equity One and UIRT is being accounted for using the purchase method of accounting.

         The summary unaudited pro forma financial information for Equity One and UIRT with CEFUS accounts for the proposed combination of Equity One and CEFUS as a combination of entities under common control. Gazit-Globe (1982) Ltd., a 63.4% stockholder of Equity One through the ownership of affiliated entities, acquired, for accounting purposes, a 68.1% interest in Centrefund Realty Corporation, the 100% indirect owner of CEFUS, in August 2000. The summary unaudited pro forma financial information reflects the push-down of Gazit-Globe's basis in CEFUS, to the extent of its 68.1% ownership. The remaining 31.9% was recorded in a manner similar to a pooling of interests and the basis in the assets, liabilities and results of operations of CEFUS are reflected at their historical amounts.

         The information is only a summary and you should read it together with Equity One's and UIRT's historical financial statements incorporated in this proxy statement by reference, CEFUS' historical financial statements beginning on page F-2 and Equity One's unaudited pro forma condensed combined financial statements and corresponding notes included in this proxy statement beginning on page 72.

        SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA FOR
                              EQUITY ONE AND UIRT
                    (In thousands, except per share amounts)

                                                                      THREE MONTHS ENDED      YEAR ENDED DECEMBER
                                                                        MARCH 31, 2001             31, 2000
                                                                      ------------------      -------------------
STATEMENT OF OPERATIONS DATA:
Revenues
   Rental income.......................................                     $15,150                $55,275
   Management fee income...............................                         526                    635
   Investment and other income.........................                         291                    762
                                                                            -------                -------
      Total revenues...................................                      15,967                 56,672
                                                                            -------                -------
Expenses
   Operating expenses..................................                       4,308                 15,583
   Depreciation and amortization.......................                       1,924                  6,782
   Interest expense....................................                       4,269                 16,496
   General and administrative..........................                       1,074                  4,078
                                                                            -------                -------
     Total expenses....................................                      11,575                 42,939
                                                                            -------                -------
Net Income.............................................                      $4,392                $13,733
                                                                            =======                =======
Basic earnings per share...............................                       $0.27                  $0.90
                                                                            =======                =======
Diluted earnings per share.............................                       $0.26                  $0.88
                                                                            =======                =======
Weighted average shares outstanding
   Basic...............................................                      16,384                 15,329
                                                                            =======                =======
   Diluted.............................................                      16,910                 15,564
                                                                            =======                =======

                                                                                  MARCH 31, 2001
                                                                                  --------------
BALANCE SHEET DATA:
Net rental property investments................................                       $383,649
Total assets...................................................                        399,253
Mortgage notes and capital lease obligations...................                        184,192
Credit Agreement...............................................                         49,793
Total liabilities..............................................                        251,700
Stockholders' equity...........................................                        147,553

        SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA FOR
                         EQUITY ONE AND UIRT WITH CEFUS
                    (In thousands, except per share amounts)

                                                                     THREE MONTHS ENDED          YEAR ENDED
                                                                        MARCH 31, 2001         DECEMBER 31, 2000
                                                                     ------------------          ----------
STATEMENT OF OPERATIONS DATA:
Revenues
   Rental income.......................................                     $24,720                $94,926
   Management fee income...............................                         107                    223
   Investment and other income.........................                         605                  2,634
      Total revenues...................................                      25,432                 97,783
Expenses
   Operating expenses..................................                       7,115                 28,372
   Depreciation and amortization.......................                       3,339                 12,739
   Interest expense....................................                       7,360                 27,395
   General and administrative..........................                       1,124                  4,377
   Equity income from investments in joint ventures....                        (127)                  (293)
     Total expenses....................................                      18,811                 72,590
Net income.............................................                      $6,621                $25,193
Basic earnings per share...............................                       $0.25                  $0.98
Diluted earnings per share.............................                       $0.24                  $0.97
Weighted average shares outstanding
   Basic...............................................                      26,884                 25,829
   Diluted.............................................                      27,410                 26,064


                                                                                  MARCH 31, 2001
                                                                                  --------------
BALANCE SHEET DATA:
Net rental property investments...............................                       $649,030
Total assets..................................................                        697,547
Mortgage notes and capital lease obligations..................                        340,934
Credit agreements.............................................                        49,793
Total liabilities.............................................                        414,464
Stockholders' equity..........................................                        283,083

COMPARATIVE MARKET AND PER SHARE DATA

         Set forth below are net income, book value and cash dividends per common share data for Equity One and UIRT on a historical basis, for Equity One and UIRT on a pro forma basis and on a pro forma basis per UIRT equivalent share.

         The pro forma data were derived by combining the historical consolidated financial information of Equity One and UIRT using purchase accounting.

         The UIRT equivalent per share pro forma information shows the effect of the mergers from the perspective of an owner of UIRT common shares. The information was computed by multiplying the Equity One per share pro forma information by the exchange ratio of .60231 Equity One shares for 50% of the approximately 9,143,000 fully diluted outstanding UIRT shares which represent
(i) approximately 8,561,000 outstanding common shares of beneficial interest,
(ii) approximately 254,000 UIRT common shares reserved for issuance upon the exercise of outstanding stock options, and (iii) approximately 239,000 operating partnership units which are convertible into UIRT common shares. The exchange ratio is based on Equity One's stock price of $12.12 on the date of the announcement.

         You should read the information below together with Equity One's and UIRT's historical financial statements and related notes contained in the annual reports and other information that both companies have filed with the SEC and which have been incorporated by reference. The unaudited pro forma combined data below is for illustrative purposes only. The companies might have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the mergers.

                                                                YEAR ENDED                   THREE MONTHS ENDED
                                                            DECEMBER 31, 2000                  MARCH 31, 2001
                                                            -----------------                ------------------
Equity One:
   Historical per common share--
     Net income ................................                  $0.88                            $0.24
     Dividends paid.............................                  $1.04                            $0.26
     Book value (1).............................                  $8.15                            $8.09
   Pro forma combined per Equity One common
     share--
     Net income ................................                  $0.83                            $0.27
     Dividends paid.............................                  $1.15                            $0.27
     Book value (1).............................                  $8.97                            $8.92

UIRT:
   Historical per common share--
     Net income/(loss).........................                  $(0.14)                           $0.06
     Dividends paid............................                   $0.86                            $0.13
     Book value (1)............................                   $7.58                            $7.52
   Pro forma combined per equivalent UIRT common
     share (2)--
     Net income ................                                  $0.50                            $0.16
     Dividends paid.............                                  $0.69                            $0.16
     Book value (1).............                                  $5.40                            $5.37

----------------------

(1) Calculated by dividing stockholders' equity by total shares outstanding at period end.
(2) Calculated by multiplying Equity One pro forma amounts by the exchange ratio of .60231.



No public trading market exists for the capital stock of UIRT Holding Corp., and it has paid no dividends.

                                  RISK FACTORS

         IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGERS AND WHETHER TO ELECT TO RECEIVE CASH OR EQUITY ONE COMMON STOCK IN CONNECTION WITH THE MERGERS, YOU SHOULD CONSIDER ALL OF THE INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE MATTERS ADDRESSED IN "SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS" ON PAGE 18. IN ADDITION, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS CONSIDERED BY US, BASED ON THE INFORMATION AVAILABLE TO US, TO BE MATERIAL TO THE APPROVAL OF THE MERGER AGREEMENTS AND THE MERGERS. THESE FACTORS ARE IMPORTANT, AND WE HAVE NOT BEEN ABLE TO QUANTIFY THEIR POTENTIAL EFFECTS ON THE COMBINED COMPANY THAT WILL RESULT FROM THE MERGERS.

YOU MAY NOT RECEIVE THE FORM OF MERGER CONSIDERATION THAT YOU ELECT

         In connection with the mergers, you may not receive all of your merger consideration in the form that you elect. In no event will cash be paid for more than 50% of the UIRT common shares, and the merger consideration that is not paid in cash will be paid in shares of Equity One common stock. Accordingly, if a cash election is made, or is deemed to be made, for more than 50% of the UIRT common shares, then the actual amount of cash to be paid for such cash elections would be proportionately reduced, and the remainder of the merger consideration that is not paid in cash would be paid in Equity One common stock. In addition, if elections to receive Equity One common stock are made for more than 50% of the UIRT common shares, then the actual number of shares of Equity One common stock to be issued may be proportionately reduced, at the election of Equity One. If such an election is made by Equity One, the remainder of the merger consideration that is not paid in Equity One common stock would be paid in cash.

THE AMOUNT OF CONSIDERATION THAT UIRT SHAREHOLDERS RECEIVE MAY VARY AS A RESULT OF STOCK-PRICE FLUCTUATIONS PRIOR TO THE COMPLETION OF THE MERGERS

         Although UIRT shareholders will be able to elect to receive either cash or Equity One shares, subject to proration, the opportunity to make that election will occur prior to the time of the shareholder vote on the mergers. The cash price to be paid per each share of UIRT common shares is fixed at $7.30. This cash price will not be adjusted based on changes in market prices. The value of Equity One shares delivered to former UIRT shareholders will equal $7.30 if the weighted average trading price of an Equity One share over the 20 trading day period ending on the day immediately prior to the closing date of the mergers is between $11.30 and $12.50. However, if the average closing price of an Equity One share over such period is more than $12.50, then the value of the Equity One shares delivered to UIRT shareholders will be more than $7.30 for each UIRT common share. In addition, unless Equity One chooses to pay additional merger consideration to prevent UIRT from terminating the Equity One merger agreement, if the average closing price of an Equity One share over such period is less than $11.30, then the value of the Equity One shares delivered to UIRT shareholders will be less than $7.30 for each UIRT common share.

         There may be a time delay between the date when UIRT shareholders vote on the mergers at the special meeting and the date of the completion of the mergers. The market value of Equity One shares may fluctuate during that period. These variations may be caused by changes in the businesses, operations, results and prospects of both companies, market expectations of the likelihood that the mergers will be completed and the timing of completion, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies, general market and economic conditions, or other factors.

         For example, from July 1, 2000 to June 29, 2001 the closing sales price of an Equity One share ranged from a high of $12.53 to a low of $9.38 per share, and the closing price of a UIRT share during the same period ranged from a high of $6.52 to a low of $4.03 per share. On July 25, 2001, the most recent date for which it was practicable to obtain market price data, the closing sales price of Equity One shares was $11.77 per share, and the closing sales price of UIRT shares was $6.95 per share, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions and Nasdaq National Market Issues Composite Regular Trading. We urge you to obtain current market quotations for Equity One's shares. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market for, or liquidity of, Equity One's shares.

         It is impossible to predict accurately the market price of Equity One shares immediately after the effective time of the mergers and, therefore, impossible to predict accurately the value of the stock consideration that UIRT shareholders will receive. The value of the stock consideration may be significantly higher or lower than the value of the cash consideration.

THE MERGERS MAY NOT QUALIFY AS A TAX-FREE REORGANIZATION UNDER THE INTERNAL REVENUE CODE, AND THEREFORE YOU MAY RECOGNIZE GAIN ON THE SHARES OF EQUITY ONE COMMON STOCK YOU RECEIVE

         Although Equity One and UIRT believe that the mergers will qualify as tax-free reorganizations under the Internal Revenue Code, it is possible that a significant reduction in the fair market value of the Equity One common stock, as of the date of the mergers, could cause the Equity One merger to fail to so qualify.

         In addition, the Internal Revenue Service could assert that either the reorganization merger or the Equity One merger fails to qualify as a tax-free reorganization. If the IRS were successful in such contention, or if for any other reason the mergers were to fail to qualify as tax-free reorganizations, each UIRT shareholder would recognize gain or loss equal to the difference between the shareholder's tax basis in his UIRT common shares and the fair market value of Equity One common stock he receives in the Equity One merger. For a more complete discussion, see "Material Federal Income Tax Consequences of the Mergers."

EQUITY ONE'S PENDING ACQUISITION OF CEFUS MAY NOT BE COMPLETED OR, IF COMPLETED, MAY HAVE ADVERSE EFFECTS ON EQUITY ONE

         Equity One has entered into an agreement pursuant to which it may acquire CEFUS. The acquisition will cost Equity One approximately $280 million including transaction costs, the assumption of approximately $157 million in debt and the issuance of approximately 10.5 million shares of Equity One common stock. The transaction is subject to the approval of the stockholders of Equity One and of the minority shareholders of Centrefund, as well as other customary conditions. The acquisition of CEFUS will increase the outstanding indebtedness of Equity One and may have adverse effects on the financial performance and operations of Equity One and the market price of Equity One's common stock.

UIRT'S OPERATIONS MAY NOT BE INTEGRATED SUCCESSFULLY WITH THOSE OF EQUITY ONE AND, IF THE CEFUS ACQUISITION IS COMPLETED, THOSE OF CEFUS, AND THE INTENDED BENEFITS OF THE EQUITY ONE MERGER MAY NOT BE REALIZED, WHICH COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF EQUITY ONE'S COMMON STOCK AFTER THE MERGERS

         Based on anticipated savings in expenses and other factors, the Equity One merger is expected to have an accretive, rather than a dilutive, effect on Equity One's funds from operations on a pro forma basis for the next twelve months. The Equity One merger is also expected to have an accretive effect on Equity One's funds from operations for future periods. However, no assurance can be given that the anticipated expense reductions or other operating synergies will be realized or that unanticipated costs will not arise as a result of the merger. For example, although we believe that we have reasonably estimated the likely costs of integrating the operations of Equity One and UIRT and, if the CEFUS acquisition is completed, those of CEFUS, as well as the incremental costs of operating as a combined company, it is possible that unexpected transaction costs, such as transfer taxes, consent fees or professional expenses, or unexpected future operating expenses, such as increased personnel costs, increased property taxes or increased travel expenses, could have a material adverse effect on our results of operations and financial condition after the Equity One merger. If the expected savings are not realized or unexpected costs are incurred, the Equity One merger could have a significant dilutive effect on Equity One's funds from operations.

         In addition, the completion of the mergers poses risks for the ongoing operations of our combined company, including:

         o the diversion of management's attention to the integration of the operations of UIRT and, if the CEFUS acquisition is completed, those of CEFUS, could have an adverse effect on our revenues, expenses and operating results; and

         o the UIRT portfolio may not perform as well we anticipate due to various factors, including changes in macro-economic conditions and the demand for leasing space in Florida and Texas.

TRUST MANAGERS OF UIRT MAY HAVE INTERESTS IN THE MERGERS THAT ARE DIFFERENT FROM THOSE OF THE SHAREHOLDERS OF UIRT

         Several trust managers of UIRT who recommended that you vote in favor of the mergers have outstanding loans which will be forgiven upon completion of the Equity One merger. In addition, the UIRT chairman has other benefit arrangements that provide him with interests in the mergers that may be different than yours. The forgiveness of loans, receipt of compensation and other benefits in connection with the mergers or the continuation of indemnification arrangements for current trust managers of UIRT following completion of the mergers, may influence these trust managers in making their recommendation that you vote in favor of the mergers.

AS A RESULT OF THE MERGERS, EQUITY ONE MAY BE REQUIRED TO REPAY IN FULL UIRT'S OUTSTANDING CREDIT FACILITY AS WELL AS OTHER OUTSTANDING DEBT OF UIRT OR ITS SUBSIDIARIES

         UIRT and its subsidiaries currently have debt outstanding of approximately $80 million, including approximately $16 million owing to Wells Fargo under UIRT's main credit facility. A number of the debt agreements under which these loans were made to UIRT and its subsidiaries require that the outstanding principal balances, accrued interest and premium or other amounts be repaid in full upon completion of the mergers or otherwise require the consent of the appropriate lenders prior to completion of the mergers. As a result, Equity One may be required to repay or refinance the outstanding balances of these loans following the acquisition of UIRT. There is no assurance that Equity One will be able to refinance these loans on favorable terms, if at all. In addition, if Equity One cannot repay or refinance these loans, it may default under its other credit facilities. Any default, therefore, may have an adverse effect on the financial performance of Equity One and its stock price.

YOU WILL LIKELY EXPERIENCE A REDUCTION IN OWNERSHIP AND VOTING POWER WITH RESPECT TO YOUR COMMON SHARES OF UIRT AS A RESULT OF THE MERGERS

         Those UIRT shareholders who receive Equity One common stock will experience a substantial reduction in their respective percentage ownership interests and effective voting power relative to their respective percentage ownership interests in UIRT prior to the mergers. In addition, Equity One expects to issue an additional 10.5 million shares of its common stock in connection with the completion of its acquisition of CEFUS. In the future, Equity One may issue additional shares of common stock in public offerings, in connection with share-for-share mergers and acquisitions, redemptions of operating partnership units, or otherwise, which would further reduce your percentage ownership of Equity One.

WITH THE MERGERS, EQUITY ONE'S BUSINESS IS ENTERING NEW MARKETS, AND IT MAY NOT BE SUCCESSFUL OPERATING IN THOSE MARKETS

         UIRT owns shopping centers in the states of Texas, Florida, Arizona and Tennessee. Equity One does not currently own any properties outside of the State of Florida and, therefore, as a result of the mergers, Equity One will enter new markets. In addition, following the mergers, Equity One may make other selective investments in these markets from time to time and may also make other selective investments in markets outside of its current market if appropriate opportunities arise. Although Equity One has significant management expertise in Florida, this expertise may not assist it in the management of UIRT's Texas properties and its expansion into new markets. Like the risks associated with the addition of a substantial number of new shopping centers, its entry into new market areas will require, among other things, that Equity One successfully apply its experience to these new market areas. Because of Equity One's expansion into new market areas, it may be exposed to risks associated with, among other things:

         o  a lack of market knowledge and understanding of the local economy;

         o an inability to attract new tenants or maintain relationships with existing tenants;

         o an inability to attract and retain new employees with appropriate experience to manage assets in the new markets;

         o  an inability to identify property acquisition opportunities;

         o  sudden adverse shifts in supply and demand factors; and

         o  an unfamiliarity with local governmental and permitting procedures.

UNDER CERTAIN CIRCUMSTANCES, UIRT IS OBLIGATED TO PAY EQUITY ONE A TERMINATION FEE UPON TERMINATION OF THE EQUITY ONE MERGER AGREEMENT

         No assurance can be given that the mergers will be completed. The Equity One merger agreement provides for the payment by UIRT of a termination fee of up to $2 million if the Equity One merger is terminated by UIRT under certain circumstances. The obligation to make that payment may adversely affect the ability of UIRT to engage in another transaction in the event the Equity One merger is not consummated and may have an adverse impact on the financial condition of UIRT. See "The Merger Agreements -- Termination Fees."

IF EQUITY ONE FAILS TO QUALIFY AS A REIT, AS A RESULT OF MERGERS OR OTHERWISE, IT COULD INCUR MATERIAL TAX LIABILITIES

         Prior to the consummation of the mergers, each of the companies has operated in a manner that is intended to qualify it as a REIT under the Internal Revenue Code. It is intended that after the mergers, Equity One will operate the combined business in a manner so that it will continue to qualify as a REIT. Although we believe that Equity One and UIRT are organized and operate in such a manner, no assurance can be given that we will remain qualified as a REIT following the mergers. Qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. If at any time Equity One fails to qualify as a REIT, it will be subject to federal income tax at regular corporate rates. In that event, Equity One could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders would be reduced and possibly eliminated. Unless entitled to relief under certain statutory provisions, the combined company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost.

               SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus contains statements about future events and expectations which are "forward-looking statements." Any statement in this proxy statement/prospectus that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements include, but are not limited to:

         o statements regarding possible or assumed future results of operations of Equity One, UIRT and the combined company contained in "Questions and Answers about the Mergers," "Summary," "The Mergers-- Background of the Mergers," "The Mergers-- UIRT's Reasons for the Mergers-- Recommendations of UIRT's Board of Trust Managers," and "The Mergers-- Opinion of First Union Securities, Inc.," including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to in those sections, and any similar statements incorporated by reference from documents filed with the Securities and Exchange Commission by Equity One and UIRT, including any statements regarding the development or possible or assumed future results of operations of Equity One, UIRT and the combined company, the markets for Equity One's and UIRT's and the combined company's services and properties, anticipated capital expenditures, competition or the effects of the mergers and the acquisition of CEFUS by Equity One.

         o any statements preceded by, followed by or that include the words "may," "might," "could," "would," "believes," "expects," "anticipates," "plans," "estimates," "projects," "intends" or similar expressions; and

         o other statements contained or incorporated by reference in this proxy statement/prospects regarding matters that are not historical facts.

         Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. UIRT's shareholders are cautioned not to place undue reliance on those statements, which speak only as of the date of this proxy statement/prospectus.

         Among the factors that could cause actual results to differ materially are:

         o general economic conditions, competition and the supply of and demand for shopping center properties in the combined company's markets;

         o management's ability to successfully combine and integrate the properties and operations of three previously separate companies;

         o  interest rate levels and the availability of financing;

         o potential environmental liability and other risks associated with the ownership, development and acquisition of shopping center properties;

         o  risks that tenants will not take or remain in occupancy or pay rent;

         o  greater than anticipated construction or operating costs;

         o  inflationary and other general economic trends;

         o  risks associated with the proposed acquisition of CEFUS; and

         o other risks detailed from time to time in the reports filed with the Securities and Exchange Commission by Equity One and UIRT.

         Except for their ongoing obligations to disclose material information as required by the federal securities laws, neither Equity One nor UIRT undertakes any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

         This proxy statement/prospectus is being delivered to shareholders of UIRT in connection with the solicitation by its board of trust managers of proxies to be voted at a special meeting to be held on September 21, 2001 at 10:00 a.m., local time, at the offices of Andrews & Kurth L.L.P., which are located at 600 Travis, Suite 4200, Houston, Texas 77002. This proxy statement/prospectus and the accompanying proxy card are being mailed to UIRT shareholders on or about July 31, 2001.

PURPOSE OF THE SPECIAL MEETING; THE MERGERS

         At the special meeting, you will be asked to adopt and approve the merger of UIRT with and into UIRT, L.P. pursuant to the terms of the agreement and plan of merger, dated as of June 29, 2001, a copy of which is attached to this proxy statement/prospectus as ANNEX A.

         In addition, you will be asked to adopt and approve the merger of UIRT Holding Corp. with and into Equity One pursuant to the terms of the amended and restated agreement and plan of merger, dated as of June 29, 2001, a copy of which is attached to this proxy statement/prospectus as ANNEX B.

         We know of no business to be brought before the special meeting other than the approval and adoption of the merger agreements and the mergers. If any other business should properly come before the special meeting, the persons named in the proxy will vote on those matters in their discretion.

         THE BOARD OF TRUST MANAGERS OF UIRT HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENTS AND THE MERGERS, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF UIRT VOTE "FOR" THE MERGER AGREEMENTS AND THE MERGERS.

RECORD DATE AND QUORUM REQUIREMENT

         The board of trust managers has fixed the close of business on July 25, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. Each holder of record of UIRT common shares at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. At the close of business on the record date, there were 8,650,602 common shares of beneficial interest of UIRT issued and outstanding held by approximately 300 holders of record and by approximately 3,500 persons or entities holding in nominee name.

         Prior to the special meeting, UIRT will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of common shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the special meeting. Abstentions and shares referred to as "broker or nominee non-votes" that are represented at the special meeting (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or other persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If less than a majority of outstanding shares of common stock are present or represented at the special meeting, holders of a majority of the shares so represented may adjourn the meeting to another date, time or place, and notice need not be given of the new date or time.

VOTING PROCEDURES; REQUIRED VOTE

         Under the Texas Real Estate Investment Trust Act and as required by the bylaws of UIRT, the affirmative vote of the holders of at least two-thirds of the outstanding common shares of beneficial interest of UIRT entitled to vote at the special meeting is required to approve the reorganization merger agreement and the reorganization merger. The Equity One merger agreement and the Equity One merger have already been approved by UIRT as the sole stockholder of UIRT Holding Corp., but this approval was conditioned upon the approval of the Equity One merger by the affirmative vote of the holders of at least two-thirds of the outstanding common shares of beneficial interest of UIRT entitled to vote at the special meeting. The Equity One merger will not be completed if this approval of the holders of common shares of UIRT is not obtained.

         After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. You may also call the toll-free number printed on your proxy card and vote by telephone. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the merger. Brokers and, in many cases, nominees will not have discretionary power to vote on the proposals to be presented at the special meeting. Failures to vote, votes to abstain and broker or nominee non-votes will have the same legal effect as votes cast against approval. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote.

         Shareholders, including members of management and the board of trust managers of UIRT and certain affiliates of management and the board, who as of the record date held approximately 252,467, or approximately 2.9%, of the outstanding common shares of UIRT, have agreed to vote their shares for approval of the mergers.

REVOCATION OF PROXIES

         The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxies at any time prior to the exercise thereof, either in person at the special meeting or by filing with UIRT's secretary at its headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective unless and until written notice of the revocation is received by UIRT at or prior to the special meeting. Subject to such revocation, all shares represented by each properly executed proxy received by UIRT's secretary will be voted in accordance with the instructions indicated thereon, and if no instructions are indicated, will be voted to approve and adopt the merger agreements and the mergers and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the special meeting.

COST OF THIS PROXY SOLICITATION

         All expenses incurred in connection with solicitation of the enclosed proxy will be paid by UIRT and Equity One. Our officers, directors, trust managers and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone or personal call. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in doing so.

         In addition, UIRT has retained Georgeson Shareholder Communications to help with the solicitation of proxies. UIRT will pay Georgeson a fee expected to be approximately $20,000 and will reimburse Georgeson for out-of-pocket expenses incurred in connection with the provision of those services.

                                   THE MERGERS

         THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS DESCRIBES MATERIAL ASPECTS OF THE PROPOSED MERGERS. WHILE WE BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGERS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT/PROSPECTUS AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE MERGERS.

BACKGROUND OF THE MERGERS

         Since the UIRT initial public offering, or IPO, in March 1998 through approximately the third quarter of 1999, UIRT's primary business strategy was to maximize shareholder value by acquiring and operating neighborhood shopping centers in the "Sunbelt" region of the United States. UIRT used proceeds from its IPO, along with borrowings under its revolving line of credit and fixed rate mortgage debt, to invest approximately $140 million in the acquisition of shopping centers.

         Soon after the UIRT IPO, market prices for shares in publicly traded REITs experienced significant declines. Members of the UIRT board of trust managers, along with many equity analysts and other REIT experts, believed these declines to be temporary because the shares of many REITs, including UIRT's shares, were trading at prices significantly below the net value of their underlying assets. Accordingly, during most of 1999, UIRT continued to focus on acquiring shopping centers to generate funds from operations.

         During the fourth quarter of 1999, however, the UIRT board concluded that the decline in REIT share prices might persist, that affordable equity capital would not likely be available to UIRT in the foreseeable future and that UIRT's use of debt capital would be limited by market constraints on corporate leverage. The board began considering alternative strategies to maximize shareholder value. These alternatives included soliciting private equity investments, seeking joint venture arrangements, development of new, higher yielding shopping centers, repurchase of UIRT shares and sales of existing properties.

         From October 1999 through early January 2000, UIRT repurchased approximately 475,000 UIRT common shares. These repurchases were part of the board's strategy to maximize shareholder value through recycling UIRT capital, primarily by selling selected assets and investing the sale proceeds in higher yielding assets, including UIRT common shares. In addition, as part of this strategy, in late 1999 the board directed UIRT management to identify properties for sale that might no longer have the investment characteristics sought by UIRT.

         The UIRT board also considered the possibility of accessing private equity capital. During December 1999 and January 2000, UIRT provided confidential information to and had discussions with a private investment group about that group's possible investment in UIRT. The investment group already owned shares of UIRT but elected not to pursue such an additional investment. In January 2000, however, the investment group indicated to UIRT that its principals would be willing to discuss providing capital for a transaction that would result in privatizing UIRT. Based on numerous discussions between management and principals of the investment group, the UIRT board concluded that the proposed equity capital would be dilutive in the long and short term to the existing shareholders of UIRT, and accordingly did not pursue the possible investment arrangement.

         At a regularly scheduled meeting of the board on March 2, 2000, management presented to the board a series of analyses. These analyses indicated that UIRT would be unable to continue payment of a $0.215 quarterly dividend and to meet the capital requirements for tenant improvements, leasing commissions, property maintenance and construction commitments unless it sold properties and increased debt levels. In addition, management estimated that the aggregate net asset value per share was significantly higher than the market value of the UIRT shares at that time. At this meeting, the board approved the sale, conditioned on obtaining acceptable prices, of five properties previously identified by management as being appropriate for sale.

         In March 2000, UIRT provided confidential information to a private real estate company that had indicated an interest in exploring investment opportunities with UIRT. UIRT had a series of discussions with this real estate company. Management reported to the board periodically in April and May the substance of these discussions.

         On April 14, 2000, UIRT received a proposal from the investment group mentioned above indicating that it was willing to acquire all of the outstanding UIRT shares for a price of $6.50 per share. UIRT engaged the real estate consulting group of PricewaterhouseCoopers LLP, or PWC, to assist the board in evaluating the offer. Based on management's estimates of property values and PWC's report, the board considered the investment group's offering price to be inadequate and publicly announced that it had declined to pursue the offer.

         At the regularly scheduled May 16, 2000 meeting of the UIRT board, management again presented financial analyses to the board confirming that property sales and additional borrowing would be necessary to fund UIRT's capital requirements and a quarterly dividend of $0.215. The management presentations stated that unless a substantial number of shares could be repurchased promptly upon receipt of sale or financing proceeds, the capital recycling strategy as then implemented would decrease net asset value per share. Management also reported that the UIRT credit line lender intended to assert its right under the credit agreement to prohibit UIRT from repurchasing shares.

         Also at the May 16, 2000 meeting, two investment banking firms made separate presentations to the board concerning the process that the board might consider to maximize shareholder value. The board elected not to engage a financial advisor at that time and authorized management to continue its efforts to sell the previously identified properties at acceptable prices.

         On May 25, 2000, UIRT received a proposal from the private real estate company to create a joint venture that would acquire 22 of the UIRT properties for approximately $5.65 per share and a preferred interest in the joint venture. The real estate company asserted that the preferred joint venture interest had a value of approximately $1.35 per share. After consideration of the offer, the UIRT board elected not to pursue it because of its complexity, the illiquidity of the retained joint venture interest and the uncertainty of the joint venture interest value and because the price was inadequate.

         Pursuant to the UIRT board's capital recycling strategy to maximize shareholder value, UIRT sold one property in late May 2000, and in June 2000 UIRT signed a letter of intent to sell another property to the investment group, partially in return for the UIRT shares the investment group still owned. The UIRT credit line lender had approved the terms of this transaction to allow UIRT to reacquire the shares. Prior to the closing of this sale, Southwest Securities, Inc. filed a shareholder derivative lawsuit seeking to enjoin the sale. At an injunction hearing on August 28, 2000, the Dallas County court denied Southwest's plea for injunction, and UIRT closed the sale on September 30, 2000. The lawsuit was amended in September, generally adding allegations of mismanagement and self-dealing against UIRT, its board of trust managers and FCA Corp.

         Southwest was also a member of a group of UIRT institutional shareholders that had announced in a filing with the Securities and Exchange Commission that it was dissatisfied with the performance of UIRT's share price and with the performance and activities of management and the board. In this filing, the shareholder group also noted that it was considering various alternatives to increase shareholder value, including attempts to replace management and the board of trust managers.

         On September 8, 2000, management updated the board concerning the availability of resources for capital requirements, including the previously declared October 21 dividend. During a telephonic board meeting on September 11, the board discussed alternatives for meeting short-term capital requirements and instructed management to pursue the sale of an undivided interest in one of the UIRT properties to an unrelated buyer. At a regularly scheduled meeting of the board on October 4, the board approved the terms of the sale of the undivided interest, and that sale closed in October 2000. Also at this meeting, UIRT's president, Robert M. Scharar, reported to the board the substance of informal discussions he had recently had with representatives of several investment banking firms. Mr. Scharar relayed to the board that these firms reported that other publicly traded REITs were also exploring strategic alternatives, some for many of the same reasons as UIRT.

         At a meeting of the UIRT board on October 17, 2000, management again updated the board regarding the projected availability of resources with which to satisfy UIRT's capital requirements and a quarterly dividend of $0.215. The board decided to reevaluate its capital recycling strategies, including its dividend policy, and to consider additional strategies for maximizing shareholder value. The board generally agreed at this meeting to commence the process of engaging a financial advisor.

         Also at the October 17 meeting, Mr. Scharar reported to the board the substance of recent discussions he had with Chaim Katzman, the chairman and chief executive officer of Equity One. In a public filing with the Securities and Exchange Commission, an affiliate of Equity One, M.G.N. (USA), Inc., had reported its acquisition of approximately 5% of UIRT's outstanding shares. Mr. Scharar reported to the UIRT board that Mr. Katzman had expressed interest in evaluating UIRT for possible additional investments, but at that time did not intend to attempt to acquire control of UIRT. Based on Mr. Scharar's report, and with the advice of UIRT's corporate counsel, Andrews & Kurth L.L.P., the board authorized management to negotiate a confidentiality and standstill agreement with M.G.N. (USA). M.G.N. (USA) executed such an agreement with UIRT on October 31, although M.G.N. (USA) did not at that time request that UIRT provide any confidential information. On November 30, 2000, UIRT agreed to waive the restrictions on purchases of UIRT common shares by M.G.N. (USA) for a period of three weeks for up to 218,266 additional UIRT common shares.

         A meeting of the UIRT board was held on December 27, 2000, at which time representatives of First Union and another investment banking firm made proposals to the board. The board authorized management to negotiate an advisory contract with First Union to study and report on available alternatives to maximize shareholder value and to advise the board on an appropriate dividend policy.

         At a January 12, 2001 meeting of the board, representatives from Andrews & Kurth and First Union described the advantages to the UIRT shareholders of implementing a shareholder rights plan. In general, because the UIRT shares were trading at prices UIRT believed were substantially below the net value of the UIRT assets, the UIRT board believed there was a risk that an outsider could acquire control of UIRT without paying the UIRT shareholders a fair price. The UIRT board met again on January 17 and 18, 2001 to further discuss the plan. After careful consideration of the relative advantages and disadvantages of such a plan, and after review of documents prepared by Andrews & Kurth, at a meeting on January 25, 2001, the UIRT board elected to implement a shareholder rights plan.

         Also at the January 17 and 18 meeting, First Union presented its report on the UIRT dividend policies. First Union's report confirmed the findings included in the previous reports to the board by management regarding the limited resources available to pay a quarterly dividend of $0.215. Based on First Union's report and information reported by management, the board elected to reduce the UIRT quarterly dividend to $0.13 per share.

         First Union next reported to the UIRT board on February 8, 2001. At this board meeting, First Union described a range of possible strategic alternatives available to maximize shareholder value. These possibilities included continuing to operate UIRT for the long term with the reduced dividend, accelerating the capital recycling process, accessing joint venture capital, selling UIRT to publicly traded or private companies, selling UIRT to a management led group and liquidating the UIRT assets in an orderly process. First Union expressed its opinion that the most likely alternative to result in maximum shareholder value was a sale of UIRT or substantially all of its assets to a public or privately held real estate company. After discussing in detail the relative advantages and disadvantages of each alternative, the board agreed that the most likely alternative to result in maximum shareholder value was a sale of UIRT or substantially all of its assets.

         Accordingly, the board directed First Union to begin exploring the sale of UIRT or substantially all of its assets. First Union, using information provided by management, immediately began the preparation of a detailed confidential offering memorandum containing property-by-property information, which would be distributed to potential acquirors on a confidential basis, in order to assess the market interest in a strategic transaction with UIRT.

         In late January, Mr. Katzman and Mr. Scharar resumed communications and UIRT delivered to Equity One confidential information about properties and operations of UIRT. Equity One's affiliate, M.G.N. (USA), also reported that it had increased its ownership of UIRT's common shares to approximately 9.8%. One of the principals of the investment group mentioned above had also maintained contact with management, and expressed his interest in receiving updated confidential information in order to evaluate a potential offer for UIRT. Two other parties who had prior contact with management also contacted UIRT to express their interest in making offers. First Union advised the board that these four parties were the most interested parties and therefore most likely to offer a premium price in the sale process. While management and First Union continued to prepare the confidential offering document for possible broader dissemination to other interested parties, the UIRT board authorized management and First Union to provide preliminary information to these four parties and obtain indications of interest from them.

         The UIRT board met on five occasions between March 12 and March 27 in order for First Union to provide progress reports on the discussions with the four parties and completion of the confidential offering document. During these meetings, the board considered, in light of the status of the negotiations with the four parties, whether and when to disseminate the confidential offering document to additional prospective purchasers. In addition, during the meeting held on March 27, members of the board discussed in detail First Union's estimates of future net operating income, individual asset valuations and the per share net asset value of UIRT.

         Between March 16 and March 21, 2001, the four parties to whom UIRT had provided confidential information presented proposals stating the prices and key terms pursuant to which they would be willing to pursue negotiations to acquire UIRT. One of the proposals was an oral indication of interest in a potential transaction. These preliminary proposals were evaluated by management and First Union and ranged in value from approximately $5.25 to $6.25 per share. Equity One offered .572 shares of Equity One stock for each share of UIRT; on the day UIRT received Equity One's offer, Equity One's common stock closed at $10.08 per share. The investment group's offer was for $6.25 in cash for each common share of UIRT. All of the offers included significant conditions and were subject to negotiation of definitive agreements. The board considered each of these offers and determined that they were inadequate.

         As a result of the preliminary prices indicated and terms proposed by the four parties and the board's assessment of UIRT's per share net asset value, the board directed First Union to distribute the confidential offering document to other qualified recipients who had signed an appropriate confidentiality agreement. First Union contacted approximately 50 potential purchasers and distributed copies of the offering document to approximately 30 prospective purchasers. Recipients were instructed to forward proposed term sheets for the acquisition of all outstanding shares, or all of UIRT's assets, or one of two portfolios (Florida and Tennessee properties and Texas and Arizona properties) by April 20, 2001.

         On April 2, 2001, Southwest initiated a proxy contest for control of the UIRT board of trust managers. Members of the UIRT board considered whether the possibility of a change in control of UIRT would affect the willingness of prospective purchasers to invest the considerable resources necessary to perform appropriate diligence. On April 6, 2001, Mr. Scharar and Mr. Barfield, one of UIRT's independent trust managers, met with the president of Southwest to discuss possible settlement of the shareholder derivative lawsuit filed in August 2000. Based on those discussions, the UIRT board concluded that, although the Southwest shareholder litigation would need to be resolved in order to facilitate the process of attracting prospective purchasers, the terms under which the litigation could then be settled were not in the best interests of UIRT shareholders.

         On or about April 20, 2001, eight prospective purchasers submitted preliminary indications of interest. The board, with the assistance of First Union, considered key criteria in each indication of interest. These criteria included the indicated per share net proceeds to shareholders, the form of consideration, the prospective purchaser's financial condition and source of transaction financing, various risks that the prospective purchaser might be unable to consummate the proposed transaction, potential tax effects on the UIRT shareholders, diligence and other conditions, need for corporate and other approvals and time necessary to close the transaction. The board also considered the fact that the indications of interest came from parties with diverse ownership and investment strategies. Based on the board's evaluation of the preliminary indications of interest, the board directed First Union to ask five of the prospective purchasers to conduct the additional procedures necessary to present a final proposed term sheet by May 18, 2001. The deadline was subsequently extended to May 21, 2001. The board also directed Andrews & Kurth to prepare a form of merger agreement to distribute to the five prospective purchasers.

         On May 21, UIRT received proposed final term sheets from the five prospective purchasers, including Equity One and the investment group. On May 22 and 23, the board met to consider, with the assistance of First Union and Andrews & Kurth, the terms of each of the proposals. First Union estimated the value of the proposals to range from $6.35 to $7.18 per share. In addition to pricing, the proposals differed from each other with respect to deal structure, conditions, necessary approvals, and estimated time to closing. The board considered the presentations by First Union and Andrews & Kurth and other factors in determining which of the proposals to pursue.

         The board chose not to pursue two of the proposals because the prices offered were not competitive with the other three offers. In addition, both of these proposals included a lengthy diligence period that the board believed substantially increased the risk that UIRT would not be able to close a transaction, even at the lower price included in the proposal. The board also considered the additional time to closing that could result from such a condition.

         The board elected not to pursue a third proposal valued at $7.18 per share, which was nominally higher than the other offers. However, this proposal provided that the offer was subject to a lengthy diligence period. Once again, the board believed such a condition substantially increased the likelihood that the prospective purchaser might reduce its offer prior to executing a binding agreement and would result in closing delays. Moreover, this bid was subject to equity and debt financing contingencies, and would have allowed the prospective purchaser to terminate the offer if it did not obtain satisfactory financing. The UIRT board also considered this offer to be relatively less favorable because it was for the assets of UIRT rather than the UIRT shares, and as such precluded the possibility of a tax advantaged stock for stock transaction and required additional costs and delays associated with the transfer of assets.

         The UIRT board considered the offers from Equity One and the investment group as being worthy of additional consideration. Equity One initially offered $7.10 per share in equal portions of cash and stock, and the investment group initially offered $6.86 per share in cash, subject to UIRT having $1,000,000 in net liquid assets. The board considered the Equity One offer relatively more attractive than the investment group's offer for several reasons. First, the nominal value of the Equity One offer was higher than the investment group's offer. Second, the stock portion of the consideration might offer the UIRT shareholders tax advantages. Also, the stock portion of the consideration would float within a predetermined range of Equity One's share price, and the UIRT board would retain the right to terminate the agreement if Equity One's stock price fell below that range. The board considered this to be an attractive feature that mitigated market risks that might otherwise result in a discounted valuation of the stock portion of the merger consideration. The board also considered that some of the UIRT shareholders would prefer to receive equity in a REIT, such as Equity One, that has an investment focus on grocery anchored retail shopping centers similar to the properties owned by UIRT.

         The Equity One offer also provided that Equity One would acquire all of the outstanding shares of UIRT without regard to any potential adverse effects of the Southwest lawsuit. The investment group's offer initially required UIRT to resolve the lawsuit prior to closing. The board considered the effect on the ultimate ability to resolve the litigation, the relative price of the investment group's offer, and timing to closing of the transaction. The board also considered the fact that Equity One's affiliate owned approximately 9.8% of UIRT shares and that a 66 2/3% vote of the outstanding shares would be required to approve a transaction. The board considered the enhanced likelihood that a transaction with Equity One would be approved by Equity One's affiliate.

         The UIRT board then directed management and First Union to communicate to Equity One UIRT's interest in pursuing a merger, provided that Equity One would increase the value of its offer while offering consideration of at least 50% cash. The board also directed First Union to communicate to other prospective purchasers that UIRT had not yet made a definitive decision and that UIRT was continuing to consider various proposals. On May 25, 2001, the investor group increased its offer to $7.15 per share, subject to certain conditions that could reduce the price. The investment group also indicated its willingness to assume any liabilities resulting from the Southwest lawsuit on substantially the same terms proposed by Equity One. On May 25, Equity One increased its offer to $7.30 per share in equal portions of cash and stock. Also on May 25, a third group increased its offer to an amount that First Union estimated to be equal to $7.24 per share in cash. The offer was subject to resolution of the shareholder derivative suit and the approval of the financing partner for the group. The board determined that the contingencies in the offer made the offer less attractive than the other two offers.

         On May 25, 2001, the UIRT board met and authorized management, with the assistance of Andrews & Kurth, to negotiate with Equity One a draft merger agreement based on the existing understanding of management and the board of the proposed terms submitted by Equity One. The board also considered the investment group's expressed willingness to increase its offer, and directed First Union to obtain a complete explanation from the investment group of the limiting conditions to its proposal. In accordance with UIRT's bylaws, the board at this meeting also named Lowry Barfield, Rhett Buck and William Nolen to a special committee of independent trust managers for the purpose of evaluating the draft agreement and making a recommendation to the full board concerning acceptance of the agreement.

         The special committee convened on the afternoon of May 26, 2001 to commence its review of the draft agreement. All of the members were in attendance for the entire meeting, and a representative of Andrews & Kurth also attended portions of the meeting. The Andrews & Kurth representative described the role of the special committee and the duties and responsibilities of the committee to UIRT and its shareholders. Also at this meeting, the committee reviewed the draft merger agreement in detail and consulted with Andrews & Kurth, First Union and management. The committee directed management and Andrews & Kurth to continue negotiating acceptable terms with respect to certain unresolved matters and scheduled a meeting for the following afternoon, May 27, 2001.

         At the May 27 meeting, the members of the special committee reviewed a revised draft of the merger agreement, and after further consultations with Andrews & Kurth, First Union and management, elected unanimously to recommend acceptance of the Equity One offer to UIRT's full board. On May 28, 2001, the investment group contacted a representative of management and of First Union to express its willingness to increase its all cash offer to $7.25 per share, conditioned upon UIRT having at least $1,000,000 in net liquid assets at closing, net of any costs to settle the Southwest lawsuit.

         At a meeting of the board on May 29, 2001, First Union reported the revised offer from the investment group and described the conditions of that offer. The board considered the effect that the $1,000,000 in required net liquid assets might have on UIRT's ability to pay another $0.13 dividend prior to closing, and the effect that resolution of the lawsuit might have on the ultimate price to be received by the UIRT shareholders at closing. The board then reconsidered the possibility that UIRT might not obtain approval, by the required vote of 66 2/3% of the UIRT outstanding shares, of a transaction with a purchaser other than Equity One. Based on these considerations, the board accepted the recommendation of the special committee and voted unanimously to accept the Equity One offer, conditioned on UIRT's ability to maintain the existing UIRT dividend policy prior to closing. The board directed management to continue negotiating with Equity One to resolve these matters.

         On May 29, the 44th District Court in Dallas, Texas, granted UIRT's motion to dismiss all claims asserted by Southwest against the defendants in the derivative lawsuit. Throughout the evening of May 29 and into the morning of May 30, management continued negotiations with Equity One, but was unable to reach agreement.

         UIRT held the UIRT annual shareholders' meeting beginning at 9:00 a.m. on May 30, 2001. Immediately after Mr. Scharar called the meeting to order, Southwest moved to adjourn the meeting and M.G.N. (USA) seconded the motion. After two additional motions to adjourn the meeting on May 30, Mr. Scharar adjourned the meeting until 10:00 a.m. on May 31. The board met on the afternoon of May 30 to evaluate the status of negotiations and concluded that all other terms of the draft agreement remained satisfactory. First Union orally delivered its fairness opinion to the board. After extensive consultation with counsel, the board authorized management to again attempt to resolve the remaining issues through further negotiation with Equity One.

         Early in the morning of May 31, management negotiated what it believed to be satisfactory resolutions to the remaining issues, and a board meeting was convened at 8:00 a.m. Management informed the board that all remaining issues had been resolved, and representatives of Andrews & Kurth explained that Equity One and Southwest had separately agreed to resolve the litigation issues in connection with closing of the merger. First Union confirmed its fairness opinion. Based on the resolution of these issues and the other terms of the merger agreement, the board unanimously voted to accept the merger offer from Equity One and instructed management to execute the definitive agreement as soon as practicable and to amend the shareholder rights plan to permit the merger. The annual meeting commenced and was adjourned once again the morning of May 31. Management executed the merger agreement later that morning. The annual meeting was held later on May 31. UIRT and Equity One each issued press releases after the close of business on May 31 announcing the execution of the Equity One merger agreement.

         On June 27, 2001, the UIRT board met to consider amending the Equity One merger agreement and effecting a reorganization of UIRT. At the meeting, the special committee and the UIRT board recommended entering into an amended and restated merger agreement with Equity One and UIRT Holding Corp. which would effect the combination of Equity One and UIRT, but would not alter or change the amount or kind of consideration to be received by the UIRT shareholders. Changing the method of combining Equity One and UIRT was contemplated in the original Equity One merger agreement. Also on June 27, 2001, First Union orally delivered an updated fairness opinion, which it confirmed in writing on June 29, 2001.

         On June 29, 2001, UIRT, UIRT Holding Corp. and Equity One executed an amended and restated merger agreement, pursuant to which UIRT Holding Corp. agreed to merge with and into Equity One on substantially the same terms as the original merger between UIRT and Equity One. In addition, UIRT, UIRT Holding Corp. and UIRT, L.P., an indirect wholly-owned subsidiary of UIRT Holding Corp., entered into a reorganization merger agreement, pursuant to which UIRT would merge with and into UIRT, L.P. and the shareholders of UIRT would become stockholders of UIRT Holding Corp. The purpose of the reorganization merger is to comply with the Equity One merger agreement which requires that UIRT contribute the real properties owned directly by it to a subsidiary and thereby minimize Equity One's exposure to the liabilities that may be associated with those properties. In addition, the reorganization merger is expected to reduce, under current law, the payment of Texas franchise tax which would otherwise result from the acquisition of UIRT by Equity One.

UIRT'S REASONS FOR THE MERGERS

         The UIRT board of trust managers has approved and recommends to the UIRT shareholders the two merger agreements, the merger of UIRT with and into UIRT, L.P., and the merger of UIRT Holding Corp. with and into Equity One. The UIRT board sought and received the advice of its management, financial advisors and legal counsel throughout its consideration of the merger agreements and the mergers. In making its determinations, the UIRT board considered the following positive factors:

         o STRATEGIC ALTERNATIVES. The UIRT board considered the opinion of First Union that a sale of UIRT was the most likely strategic alternative to result in maximum shareholder value. UIRT's ability to grow to a size that would be sufficient to spread its overhead more efficiently was unlikely according to management and First Union, and financing for such growth would be expensive. An orderly liquidation was also determined to be impractical and unlikely to derive maximum value for shareholders.

         o PRICING. The value of the merger consideration is calculated to be $7.30 per share to the UIRT shareholders, subject to restrictions on the maximum and minimum number of Equity One shares to be issued. This value represents a premium of approximately 22% to the closing price of UIRT shares on the date immediately proceeding the execution of the Equity One merger agreement and a premium of approximately 62% to the UIRT share price immediately prior to UIRT's announcement on January 18, 2001 that UIRT had engaged First Union to explore strategic alternatives.

         o BENEFITS OF STOCK AND CASH CONSIDERATION. The UIRT board considered the fact that shareholders who wished to retain an equity investment in a REIT focused on shopping centers could elect to receive Equity One common stock. The UIRT board believes that the option to receive stock consideration will make relatively more cash available to shareholders who prefer to receive cash consideration.

         o EQUITY ONE'S PROPERTIES AND TENANTS. The UIRT board considered the physical qualities, location and tenant base of Equity One's properties. The UIRT board believes the higher proportion of supermarket anchor tenants on long-term leases in Equity One's portfolio will provide UIRT shareholders with a more stable earnings stream and prospects for dividend payments. The UIRT board also believes that operating synergies may be created because a substantial majority of the properties of the combined company will be in the high-growth states of Florida and Texas.

         o OPPORTUNITIES FOR FUTURE GROWTH OF EQUITY ONE. The UIRT board considered the record of the Equity One management team in growing its property portfolio and in attracting attention that may be expected to lead to increased institutional ownership, research coverage, liquidity and float and other growth opportunities. The UIRT board also considered the announced acquisition by Equity One of all of the outstanding common stock of Centrefund Realty (U.S.) Corporation, and the potential growth represented by that transaction.

         o BENEFITS OF GREATER MARKET CAPITALIZATION. The combined equity market capitalization of UIRT and Equity One, excluding Centrefund, is estimated to be approximately $200 million, or almost four times the recent equity market capitalization of UIRT. The UIRT board also considered the possible increased equity market capitalization that would result if the proposed Centrefund acquisition is completed. The UIRT board considered that larger REITs generally have greater access to capital than smaller REITs, and that increased capitalization generally provides increased liquidity for shareholders.

         o FAIRNESS OPINION OF FIRST UNION SECURITIES, INC. The UIRT board considered the opinion, analyses and presentations of First Union, as revised, described below under "Opinion of First Union Securities, Inc.," including their opinion to the effect that, based on and subject to the assumptions, limitations and qualifications set forth in such opinion, the Equity One merger consideration was fair from a financial point of view to the UIRT shareholders. A copy of First Union's written opinion to the UIRT board dated as of June 29, 2001 is attached as ANNEX C to this proxy statement.

         o TERMS OF THE EQUITY ONE MERGER AGREEMENT. The UIRT board considered the terms of the Equity One merger agreement, including the Equity One exchange ratio and the restrictions on the maximum and minimum number of Equity One shares to be issued. In addition, the UIRT board considered the provision in the agreement that, subject to the discretion of the UIRT board, UIRT would be able to pay a regular quarterly dividend in August.

         o LIKELIHOOD OF APPROVAL. The UIRT board considered the enhanced likelihood that the merger could receive the required vote of holders of 66 2/3% of UIRT's outstanding shares, in view of the agreement of Equity One's affiliate to vote its interest of approximately 9.8% in favor of the mergers.

         The UIRT board also considered the following possibly negative factors in its deliberations concerning the merger agreements and the mergers:

         o CHALLENGES OF EXECUTING THE MERGERS. The UIRT board considered the challenges inherent in the combination of two business enterprises the size of UIRT and Equity One, including the likely diversion of management attention from daily operating matters for an extended period of time. In addition, the UIRT board considered the fact that Equity One has also announced its intention to acquire CEFUS, another company similar in size to Equity One and UIRT, and considered the complexities of Equity One's acquisition of two companies simultaneously.

         o UNCERTAINTY OF MARKET PERCEPTION. The UIRT board considered the uncertainty of the financial market's perception of the transaction, and the potential effect of this uncertainty on the trading prices of the shares of UIRT and Equity One.

         o RESTRICTIONS ON UIRT'S ABILITY TO PURSUE ALTERNATIVE TRANSACTIONS. The UIRT board considered the fact that the Equity One merger agreement prohibits UIRT and its representatives from soliciting or otherwise facilitating a proposal of a competing acquisition by or business combination with any other party except in response to a bona fide unsolicited proposal that, among other things, the UIRT board believes in good faith, following consultation with its financial and legal advisors, is or is likely to result in an offer that is more favorable to the UIRT shareholders.

         o POTENTIAL BREAK-UP FEE. The UIRT board considered the fact that the Equity One merger agreement requires UIRT to pay Equity One a break-up fee of $2 million if the Equity One merger agreement is terminated in certain circumstances. These circumstances include the possibility that the UIRT board could recommend to the shareholders of UIRT that they vote in favor of a competing proposal, and the possibility that UIRT might terminate the Equity One merger agreement in order to enter into an alternative acquisition transaction. The UIRT board recognized that the inclusion of these provisions in the Equity One merger agreement would make it less likely that a more attractive offer for the acquisition of UIRT would be presented to UIRT and its shareholders. However, the UIRT board believed, based on consultation with its financial and legal advisors and after negotiations with Equity One, that inclusion of the break-up fee provisions was necessary to induce Equity One to enter into the Equity One merger agreement, and that the terms of the break-up provisions were generally comparable to those contained in similar acquisition agreements.

         o RESTRICTIONS ON BUSINESS OPERATIONS BEFORE THE MERGERS. The UIRT board considered the restrictions the Equity One merger agreement places on UIRT's ability to operate its business before the mergers in a manner that is inconsistent with past practice or outside of the ordinary course of business. The UIRT board also considered the other significant restrictions the Equity One merger agreement places on UIRT's ability to buy and sell properties and to borrow money.

         o RISK THAT THE MERGERS WILL NOT BE COMPLETED. The UIRT board considered the various conditions to Equity One's obligations to complete the Equity One merger and the possibility that the mergers would not be completed. In evaluating this risk, the board considered the particular circumstances under which Equity One could terminate the Equity One merger agreement. The UIRT board also considered the possible adverse effects on the market for the UIRT shares and upon UIRT's ability to raise capital in both the public and private markets that might result if the Equity One merger were announced and not completed.

         o POTENTIAL FAILURE TO ACHIEVE BENEFITS OF THE MERGER. The UIRT board considered the risk that the anticipated benefits of the mergers may not be realized.

RECOMMENDATIONS OF UIRT'S BOARD OF TRUST MANAGERS

         The UIRT board of trust managers has unanimously approved the merger agreements and the mergers which would result in the reorganization of UIRT and the acquisition of UIRT by Equity One and recommends that you vote to approve and adopt the merger agreements and the mergers.

OPINION OF FIRST UNION SECURITIES, INC.

         Pursuant to an engagement letter dated January 12, 2001, UIRT formally retained First Union Securities, Inc. to serve its financial advisor to conduct a review of its strategic alternatives. On May 30, 2001, First Union delivered its oral opinion to the UIRT board of trust managers that, as of that date, the merger consideration contemplated pursuant to the Equity One merger agreement, which results in the payment of merger consideration of at least $7.30 for each outstanding UIRT common share, was fair, from a financial point of view, to the UIRT common shareholders. This opinion was confirmed in writing on May 31, 2001.

         Subsequent to the signing of the Equity One merger agreement, UIRT and Equity One considered entering into an amended and restated merger agreement among UIRT, Equity One and UIRT Holding Corp. that would affect the method of combining Equity One and UIRT, but not alter or change the amount or kind of consideration to be received by the UIRT shareholders. In addition, UIRT, UIRT Holding Corp. and UIRT, L.P., an indirect wholly-owned subsidiary of UIRT Holding Corp., considered entering into a reorganization merger agreement, pursuant to which UIRT would merge with and into UIRT, L.P. and the shareholders of UIRT would become stockholders of UIRT Holding Corp. In connection with their consideration of the amended and restated merger agreement and the related reorganization merger agreement, the board of trust managers of UIRT and the board of directors of UIRT Holding Corp. asked First Union to confirm its original fairness opinion. After reviewing the amended and restated merger agreement and the reorganization merger agreement and confirming the various valuation methodologies discussed below, First Union delivered its updated oral opinion on June 27, 2001 and confirmed it in writing on June 29, 2001.

         The full text of the First Union opinion dated as of June 29, 2001 is set forth as ANNEX C to this proxy statement/prospectus and sets forth certain important qualifications, assumptions made, matters considered, areas of reliance on others and limitations on the review undertaken in connection with such opinion. The First Union opinion was directed to UIRT's board of trust managers for its consideration in connection with the mergers and is not a recommendation to any holder of UIRT common shares as to whether the mergers are in that holder's best interests or as to whether any holder should vote for or against the mergers.

         In arriving at its opinion, First Union, among other things:

         o reviewed the financial terms and conditions of the Equity One merger agreement;

         o reviewed business, financial and other information, including financial forecasts, regarding UIRT and Equity One that was publicly available or furnished to First Union by members of UIRT's or Equity One's management, and discussed with the management teams their respective company's business and prospects;

         o considered financial data related to UIRT and Equity One and compared that data with similar data for publicly held companies in businesses similar to those of UIRT and Equity One and compared UIRT's and Equity One's data relative to one another;

         o considered the financial terms of other business combinations and other transactions that have recently been effected; and

         o considered such other information, financial studies, analyses and investigations as well as financial and economic and market criteria that First Union deemed relevant.

         In connection with its review, First Union relied upon the accuracy and completeness of the foregoing financial and other information and did not assume any responsibility for any independent verification of such information. With respect to UIRT's and Equity One's financial forecasts, First Union assumed that they have been reasonably prepared and reflect the best current estimates and judgments of UIRT's and Equity One's management teams as to the future financial performance of their respective companies. First Union has discussed UIRT's and Equity One's financial projections with the respective management teams of UIRT and Equity One, but First Union assumes no responsibility for and expresses no view as to UIRT's and Equity One's financial projections or the assumptions upon which they are based. In arriving at its opinion, First Union conducted limited physical inspection of the properties or facilities of UIRT or Equity One, but did not make and was not provided with any evaluations or appraisals of the assets or liabilities of UIRT or Equity One. UIRT imposed no limitations on First Union with respect to the investigations made or procedures followed by First Union.

         First Union's opinion is necessarily based on economic, market, financial and other conditions as they existed and could be evaluated on the date of its opinion. Accordingly, although subsequent developments may affect this opinion, First Union does not have any obligation to update, revise or reaffirm this opinion.

         In rendering its opinion, First Union assumed that the mergers will be consummated on the terms described in the merger agreements that First Union reviewed, without any waiver of any of its material terms or conditions and that the merger consideration will not be less than $7.30. The First Union opinion does not address the relative merits of the mergers and any other business strategies considered by UIRT's board of trust managers, nor does it address UIRT's board of trust managers' decision to proceed with the mergers.

         The merger agreements are filed as ANNEX A and ANNEX B to this proxy statement/prospectus and their terms and the conditions to UIRT's obligations to complete the mergers should be reviewed and understood by holders of UIRT's common shares in connection with their consideration of the mergers.

         Set forth below is a brief summary of selected analyses prepared by First Union for the UIRT board of trust managers in connection with the First Union opinion dated as of June 29, 2001.

         COMPARABLE PUBLIC COMPANIES ANALYSIS. First Union compared financial information and measurements for UIRT with the corresponding financial information and measurements for a group of publicly traded retail real estate investment trusts, or REITs, that First Union deemed to be comparable to UIRT. For the purpose of its analyses, the following retail REITs were used:

             Agree Realty Corporation             Equity One, Inc.
             Federal Realty Investment Trust      Glimcher Realty Trust
             IRT Property Company                 Kimco Realty Corporation
             Kramont Realty Trust                 Mid-Atlantic Realty Trust
             New Plan Excel Realty Trust          Pan Pacific Retail Properties, Inc.
             Ramco-Gershenson Properties Trust    Regency Centers Corporation
             Saul Centers, Inc.                   Weingarten Realty Investors

         The financial information and valuation measurements reviewed by First Union included equity market capitalization, total market capitalization and the ratios of price per share to projected 2001 and 2002 funds from operations per share. Funds from operations per share estimates of the comparable companies were provided by First Call, a national data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. All multiples were based on closing stock prices on June 28, 2001. This analysis indicated multiples as follows:

   RATIO OF PRICE TO:                RANGE              MEAN         MEDIAN
-----------------------          -------------          ----         ------

2001 funds from                  5.7x to 10.3x          8.4x          8.4x
   operations estimate
2002 funds from                   5.4x to 9.3x          7.9x          8.2x
   operations estimate


         First Union observed that the implied price for UIRT's common shares based on the range of funds from operations multiples for the comparable companies was $4.29 to $9.33 per share.

         None of the comparable companies is identical to UIRT. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of the results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading volume of the comparable companies, as well as that of UIRT.

         COMPARABLE PRECEDENT TRANSACTIONS ANALYSIS. Using publicly available information, First Union considered selected transactions involving shopping center and retail REITs that First Union deemed to be comparable. Specifically, First Union reviewed the following transactions:

           ACQUIROR                                      TARGET
-----------------------------------         ----------------------------------
CALPERS                                     First Washington Realty Trust, Inc.
Rodamco North America N.V.                  Urban Shopping Centers, Inc.
Pan Pacific Retail Properties, Inc.         Western Properties Trust
Heritage Property Investment Trust          Bradley Real Estate, Inc.
New Plan Realty Trust                       Excel Realty Trust, Inc.
Kimco Realty Corporation                    The Price REIT, Inc.

         First Union analyzed purchase price and transaction multiples for these transactions based on the targets' estimated funds from operations for the year in which the transactions were announced. The multiples for these transactions were as follows:

   RATIO OF OFFER PRICE TO:           RANGE              MEAN          MEDIAN
   ------------------------       -------------         ------         ------
   Forward funds from
     operations estimate:         8.6x to 12.9x          10.3x          10.2x

         First Union observed that the implied price for UIRT's common shares based on the range of estimated funds from operations multiples paid in the these transactions was $6.46 to $9.70 per share.

         None of the transactions considered by First Union was identical to the contemplated transaction between UIRT and Equity One. An analysis of the results, therefore, requires complex considerations and judgments regarding the financial and operating characteristics of UIRT and the companies involved in the comparable precedent transactions analysis, as well as other facts that could affect their transaction values.

         PREMIUMS PAID ANALYSIS. For each of the transactions described above, First Union calculated the premium of the offer price per share relative to the target company's stock price one day prior to the announcement of the transaction and the target company's estimated net asset value per share at the time of the transaction.

            PREMIUM TO:                     RANGE                MEAN                   MEDIAN
 --------------------------------       --------------           -----                  ------
 Target stock price one day prior       0.5% to 39.4%            15.7%                   13.2%
 Target estimated net asset value      (3.8%) to 20.0%           10.3%                   11.1%

         In comparing the premiums paid in the transactions considered by First Union to the implied price for UIRT, First Union utilized UIRT's closing stock price of $5.98 on May 30, 2001, one day prior to the announcement of the Equity One transaction, and a net asset value per share of $7.09, based on calculations performed by First Union. First Union observed that the implied price of UIRT's common shares based on the range of premiums paid to stock price of these transaction was $6.01 to $8.33 per share. Based on the ranges of premiums to target net asset value for the these transactions, First Union observed that the implied price for UIRT's common shares was $6.82 to $8.51.

         NET ASSET VALUE ANALYSIS. First Union performed a net asset valuation analysis of UIRT by calculating the gross estimated value of UIRT's properties and other assets and subtracting its outstanding debt and other liabilities and assumed transaction costs. The gross asset value for UIRT was estimated by capitalizing 2001 net operating income as projected by UIRT. First Union used a range of capitalization rates from 10.50% to 11.10% based on its judgment of market capitalization rates for assets of similar quality to UIRT's assets. The net asset valuation analysis produced a range of values between $6.69 and $7.51 per UIRT common share.

         PRO FORMA MERGER CONSIDERATIONS. First Union analyzed the pro forma effects resulting from the mergers, including the anticipated per share funds from operations accretion to the Equity One common stock resulting from the mergers. First Union observed that, after giving effect to anticipated synergies, the mergers would be accretive to the projected funds from operations per share of the Equity One common stock in 2001 and 2002.

         The summary set forth above does not purport to be a complete description of the analysis performed by First Union in arriving at its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. First Union believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying the First Union opinion. In performing its analyses, First Union made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of UIRT and Equity One. The analyses performed by First Union are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. The analyses were prepared solely as part of First Union's analysis for the UIRT board of trust managers of the fairness of the merger consideration received by the holders of UIRT common shares from a financial point of view, and were provided solely to the UIRT board of trust managers in connection with its consideration of the mergers. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. First Union used in its analyses the projections of future performance prepared by the management of UIRT or Equity One. The projections are based on numerous variables and assumptions which are inherently unpredictable and must not be considered certain or accurate as projected. Accordingly, actual results could vary significantly from those set forth in the projections.

         The First Union opinion and the presentation to the UIRT board of trust managers summarized above were among the many factors taken into consideration by the UIRT board of trust managers in making its determination to approve, and to recommend that UIRT shareholders approve, the acquisition of UIRT by Equity One. First

Union does not, however, make any recommendation to holders of UIRT common shares, or to any other person or entity, as to whether such shareholders should vote for or against the mergers.

         Pursuant to a letter agreement dated January 12, 2001, UIRT agreed to pay First Union the following fees:

         o a fee of $250,000, payable in cash on the date of First Union's review of UIRT's strategic alternatives;

         o a fee of $250,000, payable in cash upon First Union's rendering of its opinion; and

         o on the date the mergers are consummated, 1.2% of the aggregate consideration paid to UIRT and its stockholders in connection with the mergers including amounts paid in respect of stock options and all assumed indebtedness, against which the fees described in the prior two clauses will be credited.

The opinion fee was not conditioned on the outcome of the First Union opinion or whether UIRT or its board of trust managers deemed such opinion favorable or unfavorable. The engagement letter also calls for UIRT to reimburse First Union for its reasonable out-of-pocket expenses and for UIRT to indemnify First Union, its affiliates, directors, agents, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of First Union's engagement. First Union and its affiliates may maintain business relationships with UIRT and its affiliates.

         First Union Securities, Inc., a subsidiary of First Union Corporation, is a nationally recognized investment banking firm and an affiliate of First Union Corporation. First Union and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. UIRT selected First Union as its financial advisor on the basis of First Union's experience and expertise in mergers and acquisitions transactions. In the ordinary course of business, First Union or its affiliates may actively trade the debt and equity securities of UIRT and Equity One for its or any such affiliate's own account or for the account of customers and, accordingly, may hold a long or short position in such securities.

INTEREST OF CERTAIN PERSONS IN THE MERGERS; CONFLICTS OF INTEREST

         In determining whether to consent to the principal terms of the mergers, you should be aware that, as described below, some UIRT trust managers and executive officers have interests in, and will receive benefits from, the mergers that differ from, or are in addition to, and, therefore, may conflict with the interests of UIRT shareholders generally.

         INDEMNIFICATION AND INSURANCE. In the Equity One merger agreement, Equity One agreed to provide indemnification for trust managers, officers and employees of UIRT, including for actions taken in connection with the mergers, to the same extent as the indemnification provided by UIRT as of the date of the Equity One merger agreement. In addition, Equity One has agreed to provide directors' and officers' insurance for the benefit of those individuals either under UIRT's current insurance policy until the limits of such policy are exhausted or under a similar policy for a period of three years after the Equity One merger.

         FORGIVENESS OF LOANS. In connection with the exercise of options to purchase common shares of UIRT granted at the time of UIRT's initial public offering in 1998 pursuant to UIRT's 1997 Share Incentive Plan, several trust managers and officers of UIRT have issued promissory notes payable to UIRT in the aggregate outstanding amount of approximately $395,000 in order to pay the exercise price of those options. Upon shareholder approval of the mergers, a change of control will occur and all outstanding amounts under these loans will be forgiven pursuant to the terms of the notes. In addition, there are approximately 254,000 common shares of UIRT reserved for issuance upon the exercise of additional options issued under the share incentive plan. If those options are exercised prior to the completion of the mergers, then pursuant to the share incentive plan, UIRT will loan the option holders the money to exercise the options. All amounts outstanding under these additional loans will also be forgiven if the mergers are approved.

         TERMINATION OF THE MANAGEMENT AGREEMENT WITH FCA CORP. UIRT is managed for a fee pursuant to an advisory agreement by FCA Corp, a privately held company controlled by Robert W. Scharar, UIRT's chairman, chief executive officer and president. Other UIRT officers are employed by FCA Corp and own minority interests in its common stock. In connection with the Equity One merger agreement, notice of termination has been given under the advisory agreement, which will terminate the advisory agreement on December 15, 2001. Upon the effective termination date, FCA Corp will be paid a termination fee of approximately $630,000.

FINANCING THE MERGER

         Equity One intends to finance the estimated $155 million of merger costs, including up to approximately $33 million cash portion of the merger consideration to be paid in connection with the mergers, by using a combination of its available cash and available borrowing capacity and through the issuance of its common stock.

REGULATORY AND THIRD PARTY APPROVALS

         In connection with the mergers, the following filings with, or approvals of, governmental authorities are required:

         o the Securities and Exchange Commission's declaring effective the registration statement containing this proxy statement/prospectus;

         o approvals in connection with compliance with applicable Blue Sky or state securities laws;

         o the filing of the articles of merger with the office of the County Clerk's Office in Harris County, Texas and with the State Department of Assessments and Taxation of Maryland;

         o the filing of such reports under Section 13(a) of the Exchange Act as may be required in connection with the merger agreements and other related transactions; and

         o such filings as may be required in connection with the payment of any transfer or other taxes.

         Other than these approvals and filings, we are not aware of any material license, regulatory permit or other material third party approval which is required in connection with the mergers or of any approval or other action by any state, federal or foreign government or governmental agency that would be required prior to completion of the mergers.

DISSENTERS' RIGHTS

         UIRT is organized as a real estate investment trust under the laws of Texas. Under the Texas Real Estate Investment Trust Act, since the common shares of beneficial interest of UIRT are designated as a national market security on the Nasdaq National Market, UIRT shareholders have no right to dissent and receive the appraised value of their common shares in connection with the reorganization merger. In addition, the charter of UIRT Holding Corp. does not permit any objecting stockholder to exercise rights to the fair value of its stock.

ACCOUNTING TREATMENT

         The Equity One merger will be accounted for as a "purchase," as such term is used under generally accepted accounting principles. Accordingly, from and after the closing of the mergers, UIRT's consolidated results of operations will be included in Equity One's consolidated results of operations. For purposes of preparing Equity One's consolidated financial statements, Equity One will establish a new accounting basis for UIRT's assets and liabilities based upon their estimated fair market values and Equity One's purchase price, including the costs of the acquisition. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial information appearing elsewhere in this proxy statement/prospectus are preliminary and have been made solely for purposes of developing such pro forma combined financial information to comply with disclosure requirements of the SEC. Although the final purchase price allocation may differ, the pro forma combined financial information reflects Equity One's management's best estimate based upon currently available information. For more information regarding the pro forma allocation of the purchase price, see "Unaudited Pro Forma Combined Financial Information."

THE NEW YORK STOCK EXCHANGE LISTING

         The Equity One shares of common stock to be issued in connection with the mergers are required to be listed on the New York Stock Exchange, or the NYSE. The NYSE's approval to list these shares of common stock is expected to be obtained prior to the completion of the mergers, subject to official notice of issuance.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS

   GENERAL

         The following discussion summarizes the material U.S. federal income tax consequences of the mergers to UIRT shareholders. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a UIRT shareholder. For example, this discussion does not address the effect, if any, of the Foreign Investment in Real Property Tax Act on UIRT shareholders that are not United States persons for U.S. federal income tax purposes. This discussion is based on the Internal Revenue Code, the legislative history of the Internal Revenue Code, the Treasury regulations, including temporary and proposed regulations, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as expressed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions, all as in effect as of the date of this proxy statement/prospectus. Future legislation, regulations, administrative interpretations and court decisions could change current law or existing interpretations of current law. Any change could apply retroactively and could affect UIRT shareholders adversely. This discussion applies only to a UIRT shareholder who holds his UIRT shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not apply to:

         o a UIRT shareholder who received his UIRT shares pursuant to the exercise of employee stock options or otherwise as compensation;

         o a shareholder who holds his UIRT shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

         o a shareholder, including a financial institution, an insurance company, a tax-exempt organization, a broker or dealer in securities, a regulated investment company, a U.S. expatriate, a trader in securities that elects mark to market treatment or a shareholder subject to the alternative minimum tax, that may be subject to special rules;

         o  a shareholder whose functional currency is not the U.S. dollar; or

         o a shareholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership, or foreign estate or trust.

         This discussion also does not consider the effect of any state, local, foreign or other laws or any U.S. federal laws other than U.S. federal income tax law.

          The individual circumstances of each UIRT shareholder may affect the tax consequences of the mergers to that UIRT shareholder. Accordingly, you should consult your own tax adviser to determine the tax effect to you of the mergers, including the application and effect of U.S. federal, state, local, foreign or other tax laws. A shareholder that is not a United States person and who holds or has held, directly and constructively, more than five percent of the outstanding UIRT common shares should consult his own tax adviser regarding the consequences to him of the mergers under the Foreign Investment in Real Property Tax Act, including any tax filing requirements that may apply.

         In connection with the completion of the mergers, Greenberg Traurig, P.A., counsel to Equity One, will deliver to Equity One, and Andrews & Kurth L.L.P., counsel to UIRT, will deliver to UIRT, an opinion as to whether the mergers will qualify as reorganizations within the meaning of section 368(a) of the Internal Revenue Code The opinions of counsel will rely on customary representations made by Equity One and by UIRT, UIRT Holding Corp., and the general partner of UIRT, L.P. and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinions of counsel is inaccurate, the opinions may not accurately describe the U.S. federal income tax consequences of the mergers, and this discussion may not accurately describe the tax consequences of the mergers. The opinions of counsel are not binding on the Internal Revenue Service. No ruling has been or will be sought from the Internal Revenue Service regarding the U.S. federal income tax consequences of the mergers. Accordingly, we cannot assure you that the Internal Revenue Service will not challenge the conclusions expressed in this discussion or that a court will not sustain any such challenge.

         EXCEPT AS OTHERWISE INDICATED, THE FOLLOWING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS TO UIRT SHAREHOLDERS ASSUMES THAT THE MERGERS WILL QUALIFY AS REORGANIZATIONS WITHIN THE MEANING OF SECTION 368(A) OF THE INTERNAL REVENUE CODE. IT IS POSSIBLE THAT A SIGNIFICANT REDUCTION IN THE FAIR MARKET VALUE OF THE EQUITY ONE STOCK, AS OF THE DATE OF THE MERGERS, COULD CAUSE THE EQUITY ONE MERGER TO FAIL TO QUALIFY AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(A) OF THE INTERNAL REVENUE CODE.

          As discussed below, the U.S. federal income tax consequences of the Equity One merger to a UIRT shareholder depend on the type of consideration received by the shareholder and on whether the shareholder is deemed to own UIRT shares or Equity One shares constructively under section 318 of the Internal Revenue Code, which for certain purposes treats a person as owning stock that is owned, or, in some cases, treated as owned, by certain family members or related entities or that the person has an option or other right to acquire.

   STRUCTURE OF THE MERGER TRANSACTIONS

         The acquisition of UIRT by Equity One will be accomplished upon the completion of two separate and distinct mergers.

         The first merger will effect a reorganization of UIRT by which UIRT will be merged with and into UIRT, L.P., a limited partnership indirectly wholly owned by UIRT Holding Corp. UIRT, L.P. will be the surviving entity of the reorganization merger. UIRT Holding Corp., upon completion of the reorganization merger, will be the ultimate parent entity of UIRT, L.P. The reorganization merger is subject to UIRT shareholder approval and to the satisfaction of conditions set forth in the reorganization merger agreement.

         The second merger will involve the merger of UIRT Holding Corp. with and into Equity One. Equity One will be the surviving entity of the Equity One merger. The Equity One merger is subject to UIRT shareholder approval and to the satisfaction of conditions set forth in the Equity One merger agreement. Upon completion of the Equity One merger, shares of common stock UIRT Holding Corp., which UIRT shareholders will be entitled to receive upon the conversion of common shares of UIRT in the reorganization merger, will be immediately converted into either cash or Equity One common stock or both.

   TAX CONSEQUENCES OF THE REORGANIZATION MERGER

         In the reorganization merger, a UIRT shareholder will exchange common shares of UIRT for shares of common stock of UIRT Holding Corp. in a transaction intended to qualify as a reorganization for federal income tax purposes as a mere change in identity, form or place of organization of one corporation, however effected. In the reorganization merger, a UIRT shareholder will recognize no gain or loss for U.S. federal income tax purposes, and the shares of UIRT Holding Corp. stock deemed received will have the same adjusted tax basis and holding period as the UIRT shares deemed exchanged therefor.

   TAX CONSEQUENCES OF THE EQUITY ONE MERGER

         AS DISCUSSED ABOVE, A UIRT SHAREHOLDER WILL NOT RECOGNIZE ANY GAIN OR LOSS PURSUANT TO THE REORGANIZATION MERGER, AND THE SHARES OF COMMON STOCK OF UIRT HOLDING CORP. THAT EACH UIRT SHAREHOLDER WILL BE ENTITLED TO RECEIVE UPON COMPLETION OF THE REORGANIZATION MERGER WILL HAVE THE SAME ADJUSTED TAX BASIS AND HOLDING PERIOD AS THE CORRESPONDING UIRT COMMON SHARES. HOWEVER, ASSUMING THAT THE EQUITY ONE MERGER IS COMPLETED IMMEDIATELY AFTER THE REORGANIZATION MERGER, UIRT SHAREHOLDERS WILL NOT ACTUALLY RECEIVE CERTIFICATES

REPRESENTING UIRT HOLDING CORP. SHARES. INSTEAD, THE UIRT HOLDING CORP. SHARES THAT UIRT SHAREHOLDERS WILL BE ENTITLED TO RECEIVE ON COMPLETION OF THE REORGANIZATION MERGER WILL BE TREATED AS IMMEDIATELY EXCHANGED FOR CASH OR EQUITY ONE COMMON STOCK, OR BOTH, PURSUANT TO THE EQUITY ONE MERGER AGREEMENT. EACH MERGER IS A SEPARATE AND DISTINCT TRANSACTION, AND EACH MERGER IS INTENDED TO QUALIFY AS A SEPARATE REORGANIZATION FOR FEDERAL INCOME TAX PURPOSES. HOWEVER, SOLELY FOR EASE OF UNDERSTANDING, WE HAVE DESCRIBED THE FEDERAL INCOME TAX CONSEQUENCES OF THE EQUITY ONE MERGER IN THE FOLLOWING DISCUSSION AS IF A UIRT SHAREHOLDER EXCHANGED HIS COMMON SHARES OF UIRT DIRECTLY FOR EQUITY ONE STOCK, NOTWITHSTANDING THE TWO ACTUAL SEPARATE AND DISTINCT MERGERS.

         SHAREHOLDERS WHO RECEIVE SOLELY EQUITY ONE SHARES. A UIRT shareholder who exchanges UIRT shares solely for Equity One shares pursuant to the Equity One merger will not recognize any gain or loss on that exchange, except to the extent the shareholder receives cash in lieu of a fractional share of Equity One, as discussed below. The aggregate adjusted tax basis of the Equity One shares received will be equal to the UIRT shareholder's aggregate adjusted tax basis in the UIRT shares surrendered, reduced by the tax basis allocable to any fractional share of Equity One for which cash is received pursuant to the Equity One merger. The holding period of Equity One shares received pursuant to the Equity One merger will include the holding period of the UIRT shares surrendered therefor.

         SHAREHOLDERS WHO RECEIVE CASH AND EQUITY ONE SHARES. If a UIRT shareholder receives consideration for his UIRT shares surrendered in the Equity One merger consisting of part cash and part Equity One shares, and if the shareholder realizes a gain on that exchange, the shareholder will include in gross income an amount equal to the lesser of the amount of the gain realized and the amount of the cash received. The amount of gain realized will equal any excess of the sum of the fair market value of the Equity One shares, as of the date of the mergers, and the amount of cash that the shareholder receives over the shareholder's adjusted tax basis in the UIRT shares surrendered in the exchange. On the other hand, if the shareholder realizes a loss on the exchange, that loss will not be currently allowed or recognized for U.S. federal income tax purposes. A shareholder will realize a loss if the shareholder's adjusted tax basis in the UIRT shares surrendered in the exchange exceeds the sum of the fair market value of the Equity One shares as of the date of the mergers and the amount of cash that the shareholder receives pursuant to the Equity One merger. These rules assume that a UIRT shareholder has the same tax basis in each UIRT share owned. A UIRT shareholder that bought UIRT shares at different prices or otherwise owns UIRT shares with different bases must make the calculations above separately for each UIRT share surrendered in the mergers. A loss realized on one UIRT share may not be used to offset a gain realized on another UIRT share.

         In the case of a UIRT shareholder who recognizes gain on the exchange, the gain will be capital gain if the exchange sufficiently reduces the shareholder's proportionate stock interest in Equity One, as discussed below. That capital gain will be long-term capital gain with respect to UIRT shares that the shareholder held for more than one year as of the date of the mergers. If the exchange does not sufficiently reduce the shareholder's proportionate stock interest in Equity One, the gain will be taxable as a dividend to the extent of the shareholder's share of UIRT's available earnings and profits, and the remainder, if any, of the recognized gain will be capital gain.

         The determination of whether the exchange sufficiently reduces a UIRT shareholder's proportionate stock interest will be made in accordance with the principles of Section 302 of the Internal Revenue Code, taking into account the constructive ownership rules of Section 318 of the Internal Revenue Code. Under those rules, a UIRT shareholder is treated as if (1) all of the shareholder's UIRT shares first were exchanged in the mergers for Equity One shares and (2) a portion of those Equity One shares then were redeemed for the cash actually received in the Equity One merger. The UIRT shareholder's resulting actual and constructive percentage stock interest in Equity One then is compared to the UIRT shareholder's actual and constructive stock interest in Equity One prior to the deemed redemption. Capital gain treatment will apply if the shareholder's stock interest in Equity One has been completely terminated, if there has been a "substantially disproportionate" reduction in the shareholder's stock interest in Equity One, that is, if the resulting percentage interest after hypothetical step (2) is less than 80 percent of the percentage interest prior to the deemed redemption or if the exchange is not "essentially equivalent to a dividend." Although the third determination is based on a UIRT shareholder's particular facts and circumstances, the Internal Revenue Service has indicated in a published ruling that a distribution is not "essentially equivalent to a dividend," and therefore will result in capital gain treatment, in the case of a minority shareholder with a small stock interest in a publicly held corporation if the distribution results in any actual reduction in the shareholder's stock interest and if the shareholder exercises no control with respect to corporate affairs.

         BECAUSE THE DETERMINATION OF WHETHER A PAYMENT WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND GENERALLY WILL DEPEND UPON THE FACTS AND CIRCUMSTANCES OF EACH UIRT SHAREHOLDER, UIRT SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE TAX TREATMENT OF ANY CASH RECEIVED IN THE EQUITY ONE MERGER, INCLUDING THE APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF THE INTERNAL REVENUE CODE AND THE EFFECT OF ANY TRANSACTIONS IN EQUITY ONE SHARES OR UIRT SHARES BY THE UIRT SHAREHOLDER.

         The adjusted tax basis in the Equity One shares received by a UIRT shareholder who receives both Equity One shares and cash in the Equity One merger will be equal to that shareholder's adjusted basis in the UIRT shares surrendered, increased by the amount of any gain recognized pursuant to the Equity One merger and reduced by the amount of cash received in the Equity One merger. The holding period of the Equity One shares received will include the holding period of the UIRT shares surrendered.

         SHAREHOLDERS WHO RECEIVE SOLELY CASH. A UIRT shareholder who exchanges his UIRT shares solely for cash pursuant to the Equity One merger generally will recognize gain or loss, on a share-by-share basis, in an amount equal to the difference between the amount of cash received for a UIRT share and the shareholder's adjusted tax basis in the UIRT share. That gain or loss will be capital gain or loss and will be long-term capital gain or loss with respect to UIRT shares that the shareholder held for more than one year as of the date of the mergers. Limitations apply to the deductibility of capital losses. A UIRT shareholder who receives only cash in exchange for all of his UIRT shares surrendered in the mergers but who owns Equity One shares, actually or constructively, after the mergers should consult his own tax adviser to determine the amount and character of any gain recognized in the mergers.

         CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. A UIRT shareholder who receives cash in lieu of a fractional Equity One share will be treated as having first received that fractional share pursuant to the Equity One merger and then as having received cash in exchange for that fractional share. Thus, the UIRT shareholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional Equity One share and the portion of the basis in the UIRT shares allocable to that fractional interest.

         BACKUP WITHHOLDING. A cash payment received in connection with the mergers may be subject to "backup withholding" at a rate of 31%. Backup withholding will not apply to a UIRT shareholder that is a corporation or otherwise exempt from the backup withholding rules and that, when required, demonstrates that fact. In addition, backup withholding will not apply to a non-corporate UIRT shareholder who provides its taxpayer identification number, which, in the case of an individual, is his social security number, and all other required information. A UIRT shareholder that is a United States person may avoid backup withholding by properly completing a substitute IRS Form W-9 (which is included with this proxy statement/prospectus) and submitting it to the paying agent for the mergers when he submits his UIRT share certificates. A UIRT shareholder who is required to and does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax but will be refundable or creditable against the shareholder's U.S. federal income tax liability provided the appropriate information is furnished to the Internal Revenue Service.

   FEDERAL INCOME TAX CONSEQUENCES TO EQUITY ONE AND EQUITY ONE SHAREHOLDERS

         Equity One and its shareholders will not recognize any gain or loss as a result of the mergers, whether or not either merger fails to qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code.

   FEDERAL INCOME TAX CONSEQUENCES TO UIRT, UIRT HOLDING CORP. AND UIRT, L.P.

         If each merger qualifies as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, and UIRT and UIRT Holding Corp. each qualifies as a "real estate investment trust" or "REIT" at the time of the mergers, UIRT, UIRT Holding Corp. and UIRT, L.P. will not recognize any gain or loss as a result of the mergers.

         If the reorganization merger failed to qualify as a reorganization but UIRT qualified as a REIT at the time of that merger, UIRT would incur a tax liability only to the extent that UIRT's net gain, if any, recognized on the deemed transfer of its assets pursuant to that merger were to exceed the fair market value of the UIRT Holding Corp. stock issued pursuant to that merger. The Equity One merger should give rise to no further tax consequences in these circumstances, whether or not it qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, provided, if the Equity One merger did not qualify as a reorganization, the fair market value of the assets held by UIRT before the mergers is not treated as a different amount for purposes of the reorganization merger and the Equity One merger. Equity One would succeed to the liability for any tax attributable to any net gain that UIRT recognized on the reorganization merger.

         If the reorganization merger failed to qualify as a reorganization and if UIRT did not qualify as a REIT at the time of that merger, UIRT would recognize gain or loss on each of its assets for U.S. federal income tax purposes as if it sold all of its assets to UIRT Holding Corp. in a fully taxable transaction. In general, if losses were recognized on some assets and gains were recognized on other assets, the losses, to the extent thereof, would offset gains. The Equity One merger should give rise to no further tax consequences in these circumstances, whether or not it qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, provided, if the Equity One merger did not qualify as a reorganization, the fair market value of the assets held by UIRT before the mergers is not treated as a different amount for purposes of the reorganization merger and the Equity One merger. Equity One would succeed to the liability for any tax attributable to any net gain that UIRT recognized on the reorganization merger.

         If both the reorganization merger and the Equity One merger were to qualify as reorganizations, but UIRT or UIRT Holding Corp. did not qualify as a REIT, Equity One would be subject to tax if during the ten years following the mergers Equity One were to dispose of any appreciated asset that it acquired pursuant to the mergers. In that event, Equity One would generally be subject to tax at the highest regular corporate tax rate on the built-in gain, if any, that existed with respect to the asset at the time of the mergers.

         If the reorganization merger qualified as a reorganization, but the Equity One merger failed to qualify as a reorganization and UIRT and UIRT Holding Corp. each qualified as a REIT at the time of the mergers, UIRT Holding Corp. would incur a tax liability only to the extent that UIRT Holding Corp.'s net gain, if any, recognized on the deemed transfer of its assets pursuant to the Equity One merger were to exceed the fair market value of the Equity One stock and cash issued pursuant to that merger. Equity One would succeed to the liability for any tax attributable to any net gain recognized.

         If the reorganization merger qualified as a reorganization, but the Equity One merger failed to qualify as a reorganization and UIRT or UIRT Holding Corp. did not qualify as a REIT at the time of that merger, UIRT or UIRT Holding Corp. would recognize gain or loss on each of its assets for U.S. federal income tax purposes as if it sold all of its assets to Equity One in a fully taxable transaction. In general, if losses were recognized on some assets and gains were recognized on other assets, the losses, to the extent thereof, would offset gains. Equity One would succeed to the liability for any tax attributable to any net gain that UIRT or UIRT Holding Corp. recognized on the Equity One merger.

   FEDERAL INCOME TAX CONSEQUENCES TO UIRT SHAREHOLDERS IF EITHER MERGER OR BOTH
     MERGERS FAILED TO QUALIFY AS A REORGANIZATION OR UIRT OR UIRT HOLDING CORP. FAILED TO QUALIFY AS A REIT

         If the reorganization merger failed to qualify as a reorganization, a UIRT shareholder would recognize, on a share-by-share basis, gain or loss, as applicable, equal to the difference between the aggregate fair market value of the UIRT Holding Corp. stock that the UIRT shareholder would be treated as receiving in that merger and the shareholder's adjusted tax basis in his UIRT stock. A UIRT shareholder would acquire a tax basis in UIRT Holding Corp. stock he would be treated as receiving equal to its fair market value on the date of the reorganization merger, and his holding period in that stock would not include the period he held the UIRT stock exchanged therefor.

         If the Equity One merger then qualified as a reorganization, the U.S. federal income tax consequences to a UIRT shareholder would be as set forth above in "-TAX CONSEQUENCES OF THE EQUITY ONE MERGER," except that the tax basis and holding period of the Equity One stock received pursuant to that merger would reflect the new tax basis and holding period of the UIRT Holding Corp. stock rather than the tax basis and holding period the shareholder had in his UIRT stock.

         If the reorganization merger qualified as a reorganization but the Equity One merger did not, a UIRT shareholder would recognize, on a share-by-share basis, gain or loss, as applicable, equal to the difference between the shareholder's adjusted tax basis in the UIRT stock surrendered pursuant to the mergers and the cash and the fair market value on the date of the Equity One merger of the Equity One stock received therefor. A UIRT shareholder's tax basis in his Equity One stock would be equal to its fair market value on the date of the Equity One merger, and his holding period in that stock would not include the period he held the UIRT stock exchanged therefor.

          If the reorganization merger and the Equity One merger both failed to qualify as a reorganization, a UIRT shareholder first would recognize with respect to the reorganization merger, on a share-by-share basis, gain or loss, as applicable, equal to the difference between the aggregate fair market value of the UIRT Holding Corp. common stock that the UIRT shareholder would be treated as receiving in that merger and the shareholder's adjusted tax basis in his UIRT stock. A UIRT shareholder's tax basis in the UIRT Holding Corp. stock he would be treated as receiving would be equal to its fair market value on the date of the reorganization merger, and his holding period in that stock would not include the period he held the UIRT stock exchanged therefor. Upon the Equity One merger, a UIRT shareholder also would recognize, on a share-by-share basis, gain or loss, as applicable, equal to the difference between the shareholder's adjusted tax basis in the UIRT Holding Corp. stock treated as surrendered pursuant to that merger and the cash and the fair market value on the date of the Equity One merger of the Equity One stock received therefor. That gain or loss would be short-term capital gain or loss. Net short-term capital gain does not receive a preferential rate of tax, and the deductibility of net short-term capital losses is subject to limitations. A UIRT shareholder's tax basis in his Equity One stock would be equal to its fair market value on the date of the Equity One merger, and his holding period in that stock would not include the period he held his UIRT shares or the UIRT Holding Corp. stock he was treated as receiving.

   REIT QUALIFICATION OF UIRT AND EQUITY ONE

         As a condition to the merger, Andrews & Kurth L.L.P., counsel to UIRT, will deliver an opinion to Equity One that UIRT has qualified to be treated as a REIT for each of UIRT's taxable years ended December 31, 1998 through December 31, 2000 and the short taxable year beginning January 1, 2001 and ending at the time of the merger. This opinion assumes that UIRT has qualified as a REIT for the five taxable years prior to 1998. In this regard, UIRT received a legal opinion from other counsel in connection with the closing of its March 13, 1998 initial public offering to the effect that UIRT qualified as a REIT for the taxable years ended December 31, 1989 through December 31, 1997. The opinion of Andrews & Kurth L.L.P. will not be binding on the Internal Revenue Service or the courts. This opinion will rely on customary representations made by UIRT, UIRT Holding Corp. and UIRT, L.P. about factual matters relating to the organization and operation of UIRT and the partnerships and corporations in which UIRT owns an interest. In addition, this opinion will be based on factual representations of UIRT concerning its business and properties as set forth in this proxy statement/prospectus and the other documents incorporated by reference in this proxy statement/prospectus. If UIRT did not qualify as a REIT in any of its prior taxable years, UIRT would be liable for (and, as successor to UIRT in the mergers, Equity One would be obligated to pay) any federal income tax on its income earned in any year that it did not qualify as a REIT. In addition, if UIRT did not qualify as a REIT at the time of the mergers, Equity One could fail to qualify as a REIT after the mergers.

         As a condition to the merger, Greenberg Traurig, P.A., counsel to Equity One, will deliver an opinion to Equity One and UIRT that commencing with Equity One's taxable year ended December 31, 1995, Equity One was organized and has operated in conformity with the requirements for qualification as a REIT. The opinion of Greenberg Traurig, P.A., however, will not be binding on the Internal Revenue Service or the courts. This opinion will rely with respect to factual matters upon customary representations made by Equity One relating to the organization, operation, business, income, properties, ownership and other relevant matters of Equity One and the partnerships and corporations in which it owns an interest and upon factual representations of Equity One concerning its business and properties as set forth in this proxy statement/prospectus and the other documents incorporated by reference in this proxy statement/prospectus.

         Equity One intends to continue to operate in a manner to qualify as a REIT following the mergers, but there is no guarantee that Equity One will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon Equity One's ability to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Internal Revenue Code. As noted above, if UIRT did not qualify as a REIT at the time of the mergers, Equity One could fail to qualify as a REIT after the mergers. Greenberg Traurig, P.A. will not review Equity One's compliance with these tests on a continuing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of Equity One, Equity One cannot guarantee that its actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular year.

                              THE MERGER AGREEMENTS

         THE FOLLOWING IS A SUMMARY OF THE AGREEMENTS RELATING TO THE MERGERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE MERGER AGREEMENTS. THE DESCRIPTION OF EACH OF THE MERGER AGREEMENTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE RESPECTIVE MERGER AGREEMENT WHICH IS ATTACHED AS AN ANNEX TO THIS PROXY STATEMENT/PROSPECTUS. WE URGE YOU TO READ THE FULL TEXT OF EACH OF THE MERGER AGREEMENTS.

THE MERGER TRANSACTIONS

         The acquisition of UIRT by Equity One will be accomplished upon the completion of two separate and distinct mergers. The first merger will effect a reorganization of UIRT by which UIRT will be merged with and into UIRT, L.P., one of its indirect subsidiaries which is a limited partnership and also a wholly-owned indirect subsidiary of UIRT Holding Corp. The purpose of the reorganization merger is to comply with the Equity One merger agreement which requires that UIRT contribute the real properties owned directly by it to a subsidiary and thereby minimize Equity One's exposure to any liabilities that may be associated with those properties. In addition, the reorganization merger is expected to reduce, under current law, the payment of Texas franchise tax which would otherwise result from the acquisition of UIRT by Equity One. The second merger will effect the acquisition of UIRT by Equity One.

         REORGANIZATION MERGER. Subject to UIRT shareholder approval, UIRT will merge with and into UIRT, L.P., a Florida limited partnership and wholly owned indirect subsidiary of UIRT. UIRT, L.P. will be the surviving entity of the reorganization merger. Upon completion of the reorganization merger, each outstanding common share of UIRT will automatically be converted into one share of common stock of UIRT Holding Corp. UIRT Holding Corp., upon completion of the reorganization merger, will be the ultimate parent entity of UIRT, L.P.

         EQUITY ONE MERGER. Subject to UIRT shareholder approval and to the satisfaction of conditions set forth in the Equity One merger agreement, and following the completion of the reorganization merger, UIRT Holding Corp. will merge with and into Equity One. Equity One will be the surviving entity of the merger. In connection with the Equity One merger, former holders of UIRT common shares will exchange their shares of common stock of UIRT Holding Corp. for either cash or Equity One common stock as described below.

CONVERSION OF SHARES

         MERGER CONSIDERATION. At the effective time of the mergers, all outstanding common shares of beneficial interest of UIRT, other than those that are held by UIRT as treasury stock, will ultimately be converted into the right to receive the merger consideration. Each UIRT shareholder has a right to make an election as to the form in which he or she would like to receive the merger consideration, which may be subject to proration. UIRT shareholders can elect to receive cash or shares of Equity One common stock. The cash consideration is $7.30, without interest, per UIRT common share. The stock consideration is a number of Equity One shares per UIRT common share that will vary depending on the weighted average trading price of Equity One common stock for the 20 trading day period ending on the day immediately prior to the closing date of the mergers. If the 20 trading day weighted average trading price is between $11.30 and $12.50 per share, then each UIRT common share will be exchanged for $7.30 worth of Equity One stock. If the weighted average trading price is greater than $12.50, then each UIRT share will be exchanged for 0.584 Equity One shares, irrespective of the value of those shares. Finally, if the weighted average trading price is less than $11.30 per share, then each UIRT share will be exchanged for 0.646 Equity One shares, again irrespective of the value of those shares. However, if the 20 trading day weighted average trading price is less than $11.30 per share and UIRT elects to terminate the Equity One merger agreement, then Equity One may nevertheless proceed to complete the mergers by paying those UIRT shareholders who have elected to receive its common stock an additional amount of merger consideration, payable at Equity One's election in cash or more shares of Equity One common stock, equal to the difference between the value of the Equity One shares received and $7.30. If Equity One elects not to pay the additional amount, the Equity One merger agreement will be terminated.

         As of the effective time of the mergers, no UIRT shares will be outstanding; they will all be automatically canceled and retired. Each UIRT shareholder will cease to have any shareholder rights, except the right to receive the merger consideration of cash or shares of Equity One common stock.

         PRORATION. In connection with the mergers, you may not receive all of your merger consideration in the form that you elect. In no event will cash be paid for more than 50% of the UIRT common shares, and the merger consideration that is not paid in cash will be paid in shares of Equity One common stock. Accordingly, if a cash election is made, or is deemed to be made, for more than 50% of the UIRT common shares, then the actual amount of cash to be paid for such cash elections would be proportionately reduced, and the remainder of the merger consideration that is not paid in cash would be paid in Equity One common stock. In addition, if elections to receive Equity One common stock are made for more than 50% of the UIRT common shares, then the actual number of shares of Equity One common stock to be issued may be proportionately reduced, at the election of Equity One. If such an election is made by Equity One, the remainder of the merger consideration that is not paid in Equity One common stock would be paid in cash.

         In connection with the execution of the merger agreement, M.G.N. (USA), Inc., an affiliate of Equity One and owner of approximately 9.8% of the outstanding shares of UIRT, agreed in writing that it would elect to receive Equity One common stock for each common share of UIRT that it owns. If shareholders of UIRT oversubscribe for Equity One shares, M.G.N.'s consideration will be adjusted in the same manner as the other UIRT Shareholders.

         NO FRACTIONAL SHARES. No fractional shares of Equity One common stock will be issued in the mergers. UIRT shareholders will receive a cash payment in lieu of fractional Equity One shares.

         PAYING AGENT. Promptly after the effective time of the mergers, Equity One will deposit with a paying agent cash and certificates evidencing shares of Equity One common stock sufficient to pay the merger consideration pursuant to the merger agreements.

         ELECTION PROCEDURES; EXCHANGE OF CERTIFICATES. If you are a record holder, copies of the form of election have been included with the mailing of this proxy statement/prospectus and will be made available to persons who become record holders after this mailing prior to the effective time of the merger. To be effective, a form of election must be:

         o  properly completed, signed and submitted to the paying agent;

         o accompanied by the UIRT share certificates as to which the election is being made, or confirmation of transfer of the shares by book-entry procedure, or by using an appropriate guarantee of delivery of such certificates as provided in the accompanying form of election; and

         o received by the paying agent before the election deadline, which is 5:00 p.m., New York City time, on the September 20, 2001, the day immediately preceding the special meeting.

         If your broker or bank holds your shares in "street name," then you will receive an election form and instructions separately from your broker or bank. The paying agent has the discretion to determine whether a UIRT shareholder has properly completed, signed, and submitted, or revoked, a form of election and to disregard immaterial defects in the form of election. Neither Equity One nor the paying agent is under any obligation to notify any person of any defect in a form of election submitted to the paying agent. The paying agent will also make all computations in respect of the payment of the merger consideration, and all such computations will be conclusive and binding on UIRT shareholders. An election may be changed by any UIRT shareholder by completing and submitting a later dated form of election prior to the election deadline.

         A UIRT shareholder who submits an untimely or improperly completed form of election will be deemed not to have made an election. That shareholder's UIRT shares will be treated as shares that the shareholder elected to exchange for cash.

EXCHANGE AND PAYMENT PROCEDURES

         After a UIRT shareholder submits his or her UIRT share certificates, a letter of transmittal and other documents that may be required, the UIRT shareholder will be entitled to receive cash or a certificate representing Equity One shares. The merger consideration may be delivered to someone who is not listed in UIRT's transfer records if he or she presents a UIRT share certificate to the paying agent along with all documents required to evidence that a transfer of the UIRT share certificate has been made to him or her and that any applicable stock transfer taxes have been paid. Until surrender, each UIRT share certificate will be deemed at any time after the effective time of the mergers to represent only the right to receive the merger consideration upon surrender.

         PAYMENTS FOLLOWING SURRENDER. Until they have surrendered their UIRT share certificates, holders of UIRT share certificates who elect to receive Equity One shares will not receive:

         o dividends and other distributions with respect to Equity One shares that they are entitled to pursuant to the mergers and that are declared or made with a record date after the effective time; or

         o cash instead of fractional Equity One shares payable pursuant to the merger agreements.

         At the time of surrender, UIRT shareholders will receive the cash payable in place of fractional Equity One shares to which the UIRT shareholders are entitled under the merger agreements and the dividends or other distributions that have been paid to Equity One shareholders if such distributions had a record date after the effective time. These UIRT shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the effective time, but prior to surrender, and a payment date subsequent to surrender. Please note that the completion of the mergers is scheduled to occur after the record date for payment of Equity One's regular third quarter dividends. Therefore, holders of UIRT shares will NOT be entitled to receive those dividends on the Equity One common stock received in the mergers even though the dividends will be paid after the mergers.

         SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH OR SHARES OF EQUITY ONE COMMON STOCK ARE INCLUDED IN THIS MAILING TO UIRT SHAREHOLDERS OR WILL BE RECEIVED SEPARATELY FROM YOUR BROKER AND SHOULD BE FOLLOWED IN ORDER TO MAKE A TIMELY ELECTION OF CASH OR SHARES OF EQUITY ONE COMMON STOCK.

CLOSING; EFFECTIVE TIME OF MERGERS

         If the merger agreements and the mergers are approved at the special meeting, Equity One and UIRT currently expect to complete the mergers as soon as practicable following receipt of shareholder approval, but in no event later than the third business day after the satisfaction or waiver of the conditions under the merger agreements. However, the Equity One merger agreement provides that the Equity One merger cannot be completed prior to September 16, 2001 without Equity One's consent.

         Once all conditions to the completion of the mergers are satisfied, UIRT and UIRT, L.P. will execute and file articles of merger with the County Clerk's Office in Harris County, Texas and with the Department of State of Florida relating to the reorganization merger, and Equity One and UIRT Holdings will execute and file articles of merger with the State Department of Assessments and Taxation of Maryland relating to the Equity One merger. The effective times of the mergers will be the times specified in the articles of merger.

REPRESENTATIONS AND WARRANTIES

         The Equity One merger agreement contains customary representations and warranties by Equity One, UIRT and UIRT Holding Corp. relating to, among other things:

         o the due organization, qualification to do business and good standing of each company;

         o  the nature of the capital structure of each company;

         o the authorization of each company to enter into the Equity One merger agreement and to complete the Equity One merger, subject to UIRT shareholder approval;

         o the recommendations of the respective boards of the mergers and merger agreements;

         o no breach of organizational documents or material agreements of either company as a result of the Equity One merger agreement or the completion of the Equity One merger;

         o  required governmental and third-party consents;

         o the absence of liens and impositions and violations of writs, orders and decrees resulting from the Equity One merger; and

         o receipt of opinions of financial advisors as to the fairness, from a financial point of view, of the Equity One merger.

         In addition to the representations and warranties made by Equity One, UIRT Holding Corp. and UIRT, the Equity One merger agreement contains additional representations and warranties made by UIRT relating to, among other things:

         o no changes in the business of UIRT and its subsidiaries since December 31, 2000 that would have a material adverse effect;

         o  the absence of material legal proceedings;

         o  its subsidiaries;

         o  its real properties and interests in real property;

         o  tax matters, including continued status as a REIT;

         o  its compliance with laws and applicable company permits;

         o  environmental compliance;

         o  the adequacy of its insurance coverage;

         o the validity of its contracts and debt instruments and compliance with the material terms of those contracts and instruments;

         o  intangible and intellectual property;

         o  employee benefits and labor matters;

         o  related party transactions; and

         o  the inapplicability of the Investment Company Act of 1940.

         In addition to the representations and warranties made by Equity One, UIRT Holding Corp. and UIRT, the Equity One merger agreement contains additional representations and warranties made by Equity One relating to, among other things:

         o  the adequacy of its financing; and

         o  its stockholder approval or lack thereof.

CONDUCT OF BUSINESS PENDING THE MERGERS

         Until the completion of the Equity One merger, UIRT has agreed that, unless approved in writing by Equity One, it will, and will cause its subsidiaries to, conduct its business in the ordinary course and will otherwise:

         o  preserve intact its business organizations and goodwill;

         o use commercially reasonable efforts to keep available the services of its officers and employees;

         o refrain from issuing, redeeming, acquiring or reclassifying any securities of UIRT or any of its subsidiaries, except under the reorganization merger;

         o not enter into any transaction for the acquisition or disposition of assets or securities in excess of $50,000, or $250,000 in the aggregate, or incur any long term debt, or become liable for any party other than a wholly owned subsidiary of UIRT, unless in the ordinary course of business of the company;

         o  not change any accounting principals;

         o not make any loan, advance or capital contribution to any person other than wholly owned subsidiaries in excess of $50,000;

         o not adopt any amendment to its charter or bylaws or the governing documents of its subsidiaries;

         o  not settle any outstanding litigation,

         o  not adopt or amend any employee benefit plan; or

         o  not agree to do any of the foregoing prohibited actions.

         Until the completion of the Equity One merger, UIRT Holding Corp. and UIRT, L.P. have each agreed that it will not conduct any business.

CONDITIONS TO THE COMPLETION OF THE MERGER

         UIRT, UIRT, L.P. and UIRT Holding Corp. will complete the reorganization merger only if the UIRT shareholders approve and adopt the reorganization merger agreement and the reorganization merger at the special meeting or any adjournment or postponement of that meeting.

         Equity One, UIRT and UIRT Holding Corp. will complete the Equity One merger only if they satisfy or, in some cases, waive, several conditions, including the following:

         o UIRT shareholders must approve the merger agreements and the mergers;

         o the registration statement, of which this proxy statement/prospectus is a part, must have been declared effective and must not be the subject of any stop order or related proceeding;

         o no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against Equity One or UIRT and be in effect that prohibits or restricts the completion of the Equity One merger or makes completion of the Equity One merger illegal;

         o the shares of Equity One common stock to be issued to UIRT shareholders in connection with the mergers shall have been authorized for listing on The New York Stock Exchange;

         o the representations and warranties made by each of Equity One and UIRT shall be true and correct in all material respects as of the effective time of the mergers;

         o neither Equity One nor UIRT shall have breached or failed to comply in any material respect with any of its obligations under the Equity One merger agreement;

         o Greenberg Traurig, P.A., counsel to Equity One, must deliver an opinion letter to the effect that Equity One has qualified to be treated as a REIT pursuant to the Internal Revenue Code for each year since 1995;

         o Andrews & Kurth L.L.P., counsel to UIRT, must deliver an opinion letter to the effect that UIRT has qualified to be treated as a REIT pursuant to the Internal Revenue Code for each year since 1995 (although Equity One has agreed to waive the requirement of an opinion for the years 1995 to 1998);

         o the board of trust managers of UIRT shall have received a written opinion from First Union, its financial advisor, to the effect that the mergers are fair to the shareholders of UIRT from a financial point of view;

         o the board of directors of Equity One shall have received a written opinion from The Robinson-Humphrey Company, LLC, its financial advisor, to the effect that the mergers are fair to the stockholders of Equity One from a financial point of view; and

         o  the reorganization merger shall have been completed.

NO SOLICITATION

         The Equity One merger agreement contains detailed provisions prohibiting UIRT from taking actions with respect to a competing acquisition transaction as an alternative to the mergers. Under these "no solicitation" provisions, UIRT has agreed that it and its representatives will:

         o terminate any existing discussions or negotiations with any persons or entities conducted before the merger agreement with respect to any competing acquisition transaction;

         o not enter into or participate in any discussions or negotiations with, furnish any non-public information relating to UIRT or any of its subsidiaries or otherwise provide assistance to any corporation, partnership, person or other entity or group, other than Equity One or any affiliate or representative of Equity One, concerning any competing acquisition transaction;

         o not knowingly encourage, solicit or initiate the submission of a proposal related to a competing acquisition transaction; and

         o not enter into any agreement requiring it to abandon, terminate or fail to consummate the mergers or any other transactions contemplated by the merger agreements.

         However, the Equity One merger agreement does permit UIRT and it board of trust managers to comply with certain takeover provisions of the federal securities laws and to take actions with respect to competing acquisition transaction in order to fulfill their fiduciary duties, based on the advice of counsel, even if these actions violate the "no solicitation" covenants.

OTHER AGREEMENTS

         ACCESS TO INFORMATION. UIRT agreed for the period between the execution of the Equity One merger agreement and the completion of the mergers to give Equity One and its representatives access, subject to reasonable restrictions imposed by an executive officer of UIRT, to all key employees, property managers, offices, real estate properties and other facilities and to all books and records of UIRT and its subsidiaries and to seek to cause UIRT's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as Equity One may reasonably require. In addition, UIRT agreed to cause its officers and those of its subsidiaries to furnish Equity One with such financial and operating data and other information with respect to the business, properties and personnel of UIRT and its subsidiaries as Equity One may reasonably require.

         REASONABLE EFFORTS. Both Equity One and UIRT agreed to use all reasonable efforts to take all appropriate action, and to do all things necessary, proper or advisable under applicable laws and regulations to complete the mergers as soon as practicable, including:

         o respond to all inquiries received from any governmental authorities in connection with antitrust matters;

         o use all reasonable efforts to have the registration statement, of which this proxy statement/prospectus is a part, declared effective with the SEC; and

         o use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or advisable to complete the mergers.

         NOTICE. UIRT shall give prompt notice to Equity One, and Equity One shall give prompt notice to UIRT, of the following:

         o the occurrence of any event which is likely to cause any representation or warranty of either party to be untrue or inaccurate in any material respect;

         o any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it; and

         o the submission to UIRT, by any person, of an inquiry or proposal related to a competing acquisition transaction.

         STOCK EXCHANGE LISTING. Equity One shall submit an application to the New York Stock Exchange requesting the listing of the shares of Equity One common stock to be issued to UIRT shareholders in the mergers. UIRT will cooperate with Equity One to gain approval for the listing.

TERMINATION OF THE MERGER AGREEMENTS

         Prior to the termination of the Equity One merger agreement, the reorganization merger agreement may not be modified or terminated without the written consent of Equity One.

         If the Equity One merger agreement is terminated or if Equity One consents to a termination of the reorganization merger agreement, the reorganization merger agreement may be terminated at any time before the completion of the reorganization merger, including after the approval of UIRT shareholders;

         o by mutual written consent of the board of trust managers of UIRT and the partners of UIRT, L.P.;

         o by either UIRT or UIRT, L.P. if the reorganization merger is not completed on or before November 30, 2001;

         o by either UIRT or UIRT, L.P. if any order, decree or ruling of any court restraining, enjoining or otherwise prohibiting the completion of the merger becomes final and non-appealable; or

         o by UIRT or UIRT, L.P. if the reorganization merger shall not have been approved and adopted by UIRT's shareholders at the special meeting.

         The Equity One merger agreement may be terminated at any time before the completion of the Equity One merger, including after the approval of UIRT shareholders, as follows:

         o by mutual written consent duly authorized by the Equity One board of directors and the board of trust managers of UIRT;

         o by either Equity One or UIRT if the Equity One merger is not completed on or before November 30, 2001;

         o by either Equity One or UIRT if any order, decree or ruling of any court restraining, enjoining or otherwise prohibiting the completion of the merger becomes final and non-appealable;

         o by Equity One, prior to UIRT shareholder approval, if the board of trust managers of UIRT withdraws or modifies, in a manner adverse to Equity One, its favorable recommendation of the Equity One





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

            merger or shall have recommended a competing acquisition transaction with a party other than Equity One or any of its affiliates;

         o by Equity One if (i) any of the representations and warranties of UIRT or UIRT Holding Corp. contained in the Equity One merger agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) UIRT or UIRT Holding Corp. shall have breached or failed to comply in any material respect with any of its obligations under the merger agreement, and, in either circumstance, the failure of such representation and warranty to be true or the breach or failure shall continue unremedied for ten business days after UIRT has received written notice from Equity One of the occurrence of such failure to be true, breach or failure;

         o by UIRT if (i) any of the representations and warranties of Equity One contained in the Equity One merger agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) Equity One shall have breached or failed to comply in any material respect with any of its obligations under the agreement, and, in either circumstance, the failure of such representation and warranty to be true or the breach or failure shall continue unremedied for ten business days after Equity One has received written notice from UIRT of the occurrence of such failure to be true, breach or failure;

         o by UIRT, prior to its shareholder approval, if it receives a written offer with respect to any competing acquisition with a party other than Equity One or its affiliates or such other party has commenced a tender offer which, in either case, the board of trust managers of UIRT believes is more favorable to UIRT's shareholders than the Equity One merger;

         o by Equity One or UIRT if the Equity One merger shall not have been approved and adopted by UIRT's shareholders at the special meeting;

         o by UIRT if the 20 day weighted average trading price of Equity One's common stock is less than $11.30 per share on the third day prior to the closing date and UIRT provides notice within one business day thereafter of its intent to terminate the Equity One merger agreement and Equity One does not provide notice to UIRT and elect in writing, within one business day following UIRT's termination notice, to adjust the exchange price in accordance with the Equity One merger agreement; or

         o by UIRT if the 20 day weighted average trading price of Equity One's shares is at any time prior to the completion of the Equity One merger less than $9.50 per share, and UIRT provides notice within seven days of its intent to terminate, and, on the date of the notice, the price remains below $9.50 per share.

         If the Equity One merger agreement is terminated and the Equity One merger is abandoned, the merger agreement shall become void and have no effect, without any liability on the part of any party or its trust managers, directors, officers or shareholders.

TERMINATION FEES

         UIRT will pay to Equity One a termination fee in the amount of $2 million if the Equity One merger agreement is terminated:

         o by Equity One if (i) any of the representations and warranties of UIRT or UIRT Holding Corp. contained in the Equity One merger agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) UIRT or UIRT Holding Corp. shall have breached or failed to comply in any material respect with any of its obligations under the Equity One merger agreement, and, in either circumstance, the failure of such representation and warranty to be true or the breach or failure shall continue unremedied for ten (10)





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

            business days after UIRT has received written notice from Equity One of the occurrence of such failure to be true, breach or failure;

         o by Equity One if the board of trust managers of UIRT withdraws or modifies, in a manner adverse to Equity One, its favorable recommendation of the Equity One merger or shall have recommended a competing acquisition transaction with a party other than Equity One or any of its affiliates; or

         o by Equity One if UIRT's shareholders fail to approve and adopt the Equity One merger and the Equity One merger agreement and at the time of the failure there shall exist a bona fide proposal for a competing acquisition transaction and within twelve months after the date of termination UIRT enters into a definitive agreement with any third party with respect to an acquisition transaction.

EXPENSES

         Whether or not the mergers are completed, all costs and expenses incurred in connection with the transactions contemplated by the merger agreements shall be paid by the party incurring such expenses, except as provided expressly to the contrary.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

         Under the merger agreement, Equity One will provide indemnification for each person who has been at any time on or before the date of the Equity One merger agreement, an officer, employee or trust manager of UIRT or any UIRT subsidiary as provided in the charter and bylaws of UIRT or its subsidiaries or as provided in any indemnification agreement between UIRT and its employees, officers and trust managers. Equity One will provide this indemnification to these persons without modification for a period at least as long as the applicable statute of limitations. This indemnification covers actions only on or before the completion of the Equity One merger, including all transactions contemplated by the Equity One merger agreement. In order to comply with its indemnification obligations, Equity One will periodically advance expenses as incurred by the indemnified parties with respect to any action to enforce rights to indemnification.

         In addition, Equity One agreed, subject to the approval of UIRT prior to the completion of the Equity One merger, to either obtain continuation coverage for runoff liability with respect to UIRT's existing officers and trust managers or fiduciary liability insurance policies with premiums not to exceed $135,000 in the aggregate or, in lieu of providing that run-off coverage, to provide officers and trust managers and fiduciary liability insurance with limits not less than existing policies for a period of three years and premiums not in excess of $45,000 per year.

PRE-MERGER DIVIDENDS AND DISTRIBUTIONS

         UIRT agreed that, prior to the completion of the mergers, it will not declare, set aside, make or pay any dividend or distribution, whether in cash, stock or property, on any of its shares of beneficial interest or capital stock or the capital stock of any of its subsidiaries, other than cash dividends paid to UIRT wholly owned subsidiaries with regard to their capital stock and other than its regular dividend payable to its shareholders in the third quarter of 2001 of no more than $0.13 per share. UIRT has declared a $0.13 per share dividend to be paid on September 12, 2001 to holders of record of UIRT as of August 31, 2001. In addition, UIRT may also pay, if necessary, a final dividend in an amount equal to the minimum amount necessary to maintain UIRT's REIT status under the Internal Revenue Code and to avoid the payment of any corporate level tax with respect to undistributed income or gain as required by the merger agreements. After the completion of the mergers, former holders of UIRT common shares will receive the distributions payable to all holders of Equity One common stock with a record date after the closing. Please note that the completion of the mergers is scheduled to occur after the record date for payment of Equity One's regular third quarter dividends. Therefore, holders of UIRT shares will NOT be entitled to receive those dividends on the Equity One common stock received in the mergers even though the dividends will be paid after the mergers.



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

WAIVER AND AMENDMENT OF THE MERGER AGREEMENTS

         At any time before the completion of the Equity One merger, the board of trust managers of UIRT and the board of directors of Equity One, may:

         o extend the time for the performance of any of the obligations or other acts of the other party;

         o waive any inaccuracies in the representations and warranties contained in the Equity One merger agreement by any other applicable party or in any document, certificate or writing delivered pursuant to the Equity One merger agreement by any other applicable party; or

         o waive compliance with any of the agreements or conditions contained in the Equity One merger agreement.

         Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         To the extent permitted by applicable law, the Equity One merger agreement may be amended by action taken by or on behalf of the board of trust managers of UIRT and the boards of directors of Equity One at any time before or after adoption of the Equity One merger agreement by the shareholders of UIRT but, after any such shareholder approval, no amendment shall be made which decreases the merger consideration or which adversely affects the rights of UIRT's shareholders under the Equity One merger agreement without the approval of UIRT's shareholders. The Equity One merger agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

TERMINATION OF ADVISORY AGREEMENT

         Pursuant to the Equity One merger agreement, on June 15, 2001, UIRT gave notice to FCA Corp of its intention to terminate the advisory agreement with respect to the management and administration of UIRT. The termination shall be effective on December 15, 2001. Under the terms of the advisory agreement, upon termination UIRT, or Equity One if after the merger, is required to pay FCA Corp a termination fee equal to $630,000.

UIRT SHAREHOLDER RIGHTS PLAN

         Pursuant to the Equity One merger agreement, UIRT and its board of trust managers agreed to enter into an amendment to UIRT's rights plan which would make that plan inapplicable to the mergers and to Equity One and its affiliates and exempt the completion of the mergers from the terms of that plan.

SETTLEMENT OF SOUTHWEST SHAREHOLDER LITIGATION

         Prior to the execution of the Equity One merger agreement, Southwest agreed with Equity One that upon the completion of the Equity One merger and payment by Equity One of a amount equal to $750,000, Southwest will not appeal the order dismissing the lawsuit and will move to dismiss the lawsuit with prejudice. Southwest may elect to be paid either in cash or shares of Equity One common stock.











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


                COMPARISON OF STOCKHOLDER AND SHAREHOLDER RIGHTS

         The following is a summary of the material differences between the rights of Equity One and UIRT Holding Corp. stockholders and rights of UIRT shareholders. As Maryland corporations, Equity One and UIRT Holding Corp. are subject to the Maryland General Corporation Law, or the MGCL. As a Texas real estate investment trust, UIRT is subject to the Texas Real Estate Investment Trust Act, or the Texas REIT Act.

         The following discussion is not intended to be complete and is qualified by reference to the charter and bylaws of Equity One and UIRT Holding Corp., the declaration of trust and bylaws of UIRT and the applicable state law. The charter and bylaws of Equity One and UIRT Holding Corp. and the declaration of trust and bylaws of UIRT are incorporated by reference in this proxy statement/prospectus, and will be sent to shareholders of UIRT upon request. See "Where You Can Find More Information" beginning on page 74.

         Except as specifically identified below, the rights of stockholders of UIRT Holding Corp. are the same as the rights of stockholders of Equity One.

AUTHORIZED SHARES

         EQUITY ONE. Equity One is authorized to issue 45,000,000 shares of stock, consisting of 40,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

         Pursuant to the Equity One charter, the board of directors may, without stockholder approval, amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that Equity One is authorized to issue. In addition, the Equity One charter authorizes the board of directors to reclassify authorized but unissued common stock into preferred stock, and authorized but unissued preferred stock into common stock, without shareholder approval.

         On July 25, 2001, there were 13,011,901 shares of Equity One common stock issued and outstanding and no shares of Equity One preferred stock issued and outstanding.

         UIRT HOLDING CORP. UIRT Holding Corp. is authorized to issue 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 preferred shares of preferred stock, of which 20,000 shall be of $100 par value per share and 49,980,000 shall be $0.01 par value per share.

         On July 25, 2001, there were 1,000 shares of UIRT Holding Corp. common stock issued and outstanding and no shares of UIRT Holding Corp. preferred stock issued and outstanding.

         UIRT. UIRT is authorized to issue 500,000,000 common shares of beneficial interest, no par value per share, and 50,000,000 preferred shares of beneficial interest, of which 20,000 shall be of $100 par value per share and 49,980,000 shall be of no par value per share.

         UIRT's declaration of trust authorizes the board of trust managers to issue one or more series of preferred shares by adopting a resolution specifying the number of shares to be issued. The number of shares set forth in such resolution may be increased or decreased, but not below the number of shares of such series then outstanding, by a resolution or resolutions likewise adopted by the board of trust managers.

         On July 25, 2001, there were 8,650,602 common shares of beneficial interest of UIRT issued and outstanding and no preferred shares of beneficial interest of UIRT issued and outstanding.

VOTING RIGHTS

         EQUITY ONE. Each holder of Equity One common stock is entitled to one vote per share and to the same voting rights as other holders of Equity One common stock. Holders of Equity One common stock do not have cumulative voting rights. The voting rights, if any, of any series of preferred stock, would be set by the board of Equity One and described in the Articles Supplementary, classifying and designating such series.



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

         UIRT. Each holder of UIRT common stock is entitled to one vote per share and to the same and identical voting rights as other holders of UIRT common shares. Holders of UIRT common shares do not have cumulative voting rights. Except as provided by law, or as specifically provided in any resolution of the trust managers, holders of UIRT preferred shares do not have any voting rights.

CLASSIFICATION OF THE BOARD

         EQUITY ONE. The MGCL permits a Maryland corporation to divide its board of directors into classes with staggered terms of office so long as the term of office of at least one class expires each year. The Equity One bylaws divide the Equity One board of directors into three classes, as nearly equal in number as possible, with classes being elected to three-year terms on a rotating basis.

         UIRT. The UIRT bylaws provide that each trust manager is elected or re-elected by a vote of the majority of outstanding shares at each annual meeting and remains in office until his successor is elected and qualified, or until his death, resignation, or removal.

NUMBER OF DIRECTORS/TRUST MANAGERS; REMOVAL OF DIRECTORS/TRUST MANAGERS;
VACANCIES

         EQUITY ONE. The Equity One charter and bylaws provide that the board of directors may increase or decrease the number of directors provided that the number thereof shall never be less than the minimum number required by the MGCL nor more than 15.

         Pursuant to the Equity One charter, subject to the rights of one or more classes or series of preferred stock to elect or remove one or more directors, any and all directors may be removed from office at any time, but only for cause, and by an affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Equity One's charter defines "cause" to mean, with respect to any particular director, the conviction of a felony or a final judgment of a court of competent jurisdiction holding that the director caused demonstrable, material harm to Equity One through bad faith or active and deliberate dishonesty.

         Under the Equity One bylaws, any vacancy on the board of directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the board of directors created by an increase in the number of directors may be filled by a majority vote of the entire board of directors. Any individual so elected as a director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

         UIRT. The UIRT declaration of trust provides that there shall be no less than two nor more than nine trust managers. The number of trust managers may be fixed by resolution adopted by a majority of the trust managers. Pursuant to the UIRT bylaws, a majority of the trust managers must be independent trust managers. If the number of trust managers is two, the bylaws require that only one trust manager be an independent trust manager. The term "independent trust manager" is defined as a trust manager who does not perform any services for UIRT, except in the capacity of a trust manager, and is not an affiliate of any person or entity that performs any services for UIRT, other than as a trust manager.

         Pursuant to the UIRT bylaws, a trust manager may be removed at any time with or without cause by the vote of holders of shares representing two-thirds of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon.

         Under the UIRT bylaws, vacancies may be filled by successor trust managers either appointed by a majority of the remaining trust managers or elected by the vote of holders of at least a majority of the outstanding shares at an annual or special meeting of the shareholders. Any trust manager elected to fill a vacancy shall hold office for the unexpired term of the former trust manager.

LIMITATION OF DIRECTOR/TRUST MANAGER AND OFFICER LIABILITY

         EQUITY ONE. The MGCL permits a corporation to include in its charter any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but prohibits the





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

inclusion of any provision which restricts or limits the liability of its directors or officers or stockholders to the extent that:

         o it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or

         o a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         The Equity One charter provides that, to the maximum extent that the MGCL permits, no director or officer of Equity One shall be liable to Equity One or to any stockholder for money damages.

         UIRT. The UIRT declaration of trust provides that no trust manager or officer of UIRT shall be liable to UIRT for any act, omission, loss, damage, or expense arising from the performance of his or her duties to UIRT save only for his or her own willful misfeasance or malfeasance or negligence. The Texas REIT Act and the UIRT declaration of trust both permit trust managers and officers to rely upon expert advice in making their decisions.

INDEMNIFICATION

         EQUITY ONE. Maryland law requires Equity One, unless its charter provides otherwise, which it does not, to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, unless it is established that:

         o the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

         o the person actually received an improper personal benefit in money, property or services; or

         o in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

         Under the MGCL, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible in the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

         o by the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding;

         o if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding;

         o  by special legal counsel; or

         o  by the shareholders.

         A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the proscribed standard of conduct is not met.

         If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

         A Maryland corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under the MGCL, expenses may be advanced to a director or officer when the trustee or officer gives an undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. The MGCL does not require that the undertaking be secured and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. A Maryland corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

         Under the MGCL, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise.

         The Equity One bylaws require the corporation to indemnify, to the maximum extent permitted by the MGCL and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

         o any individual who is a present or former director or officer of Equity One and who is made a party to the proceeding by reason of his service in that capacity; or

         o any individual who, while a director of Equity One and at the request of Equity One, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, managing member or trustee of such entity and who is made a party to the proceeding by reason of his service in that capacity.

         Equity One may, with the approval of its board of directors, provide such indemnification and advance expenses to a person who served a predecessor of Equity One in any of the capacities described in the two clauses above and to any employee or agent of Equity One or a predecessor of Equity One.

         UIRT. The Texas REIT Act permits a Texas REIT to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a threatened, pending or completed action, suit or proceeding because the person is or was a trust manager only if:

         o  it is determined that the person conducted himself in good faith;

         o reasonably believed in the case of conduct in his official capacity as a trust manager of the REIT, that his conduct was in the REIT's best interest, and in all other cases, that his conduct was at least not opposed to the REIT's best interests; and

         o in the case of criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Texas REIT Act, with limited exceptions, forbids the indemnification of a trust manager in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity or in which the person is found liable to the REIT.

         The UIRT bylaws provide indemnification for:

         o  any present or former trust manager or officer of UIRT;

         o any person who while serving as a present or former trust manager or officer of UIRT served at UIRT's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another REIT or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and

         o any person nominated or designated by, or pursuant to authority granted by, the trust managers or any committee thereof to serve in any of the capacities referred to in the prior two clauses.

         The bylaws go on to require UIRT to indemnify every individual meeting the above qualifications against all judgments, penalties, including excise and similar taxes, fines, amounts paid in settlement and reasonable expenses actually incurred by the individual in connection with any proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve in any of the above capacities. However, this indemnification obligation is premised on the condition that the individual met the minimum standards provided in the Texas REIT Act; provided, however, that in the event that an individual is found liable to UIRT or is found liable on the basis that personal benefit was improperly received by the individual, the indemnification is limited to reasonable expenses actually incurred by the individual in connection with the proceeding and shall not be made in respect of any proceeding in which the individual was found liable for willful or intentional misconduct in the performance of his duty to UIRT. The bylaws further provide that no indemnification shall be made in respect to any proceeding in which the individual is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the individual's official capacity or found liable to UIRT.

STATUTORY TAKEOVER PROVISIONS

         EQUITY ONE. The MGCL provides protection for Maryland corporations against unsolicited takeovers by protecting the board of directors with regard to actions taken in a takeover context. The MGCL provides that the duties of directors will not require them to:

         o accept, recommend, or respond to any proposal by a person seeking to acquire control;

         o make a determination under the Maryland Business Combination Statute or the Control Share Acquisition Statute, as described below;

         o elect to be subject to any or all of the "elective provisions" described below; or

         o  act or fail to act solely because of:

            - the effect the act or failure to act may have on an acquisition or potential acquisition of control; or

            - the amount or type of consideration that may be offered or paid to shareholders in an acquisition.

         The MGCL also establishes a presumption that the act of a director satisfies the required standard of care. In the case of a Maryland corporation, a director must perform his or her duties in good faith, in a manner the director believes is in the best interests of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, an act of a director relating to or affecting an acquisition or a potential acquisition of control is not subject under the MGCL to a higher duty or greater scrutiny than is applied to any other act of a director. This provision creates a Maryland rule which is less exacting than case law in many other jurisdictions which imposes an enhanced level of scrutiny when a board implements anti-takeover measures in a change of control context, and shifts the burden of proof to directors to show that the defensive mechanism adopted by a board is reasonable in relation to the threat posed.

         Maryland legislation enacted in 1999 allows publicly held Maryland corporations to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers. The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors so long as the corporation has at least three directors who, at the time of electing to be subject to the provisions, are not:



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         o  officers or employees of the corporation;

         o  persons seeking to acquire control of the corporation;

         o directors, officers, affiliates or associates of any person seeking to acquire control; or

         o nominated or designated as directors by a person seeking to acquire control.

         Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment. Shareholder approval is not required for the filing of articles supplementary.

         The Maryland legislation provides that a corporation can elect to be subject to all or any portion of the following provisions notwithstanding any contrary provisions contained in the corporation's existing charter or bylaws:

         o CLASSIFIED BOARD: The corporation may divide its board into three classes which, to the extent possible, will have the same number of directors, the terms of which will expire at the third annual meeting of shareholders after the election of each such class;

         o TWO-THIRDS SHAREHOLDER VOTE TO REMOVE DIRECTORS ONLY FOR CAUSE: The stockholders may remove any director, as applicable, only by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors, but a director may not be removed without cause;

         o SIZE OF BOARD FIXED BY VOTE OF BOARD: The number of directors, as applicable, will be fixed only by resolution of the board;

         o  BOARD VACANCIES FILLED BY THE BOARD FOR THE REMAINING TERM:
            Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a trustee or director, may be filled only by the affirmative vote of a majority of the remaining directors even if they do not constitute a quorum. Directors elected to fill vacancies shall hold office for the remainder of the full term of the class of trustees or directors in which the vacancy occurred, as opposed to until the next annual meeting of stockholders, and until a successor is elected and qualifies; and

         o SHAREHOLDER CALLS OF SPECIAL MEETINGS: Special meetings of stockholders shall be called by the secretary of the corporation only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

         Equity One has not elected to be governed by the specific provisions of the 1999 legislation. However, even prior to the 1999 legislation, the Equity One charter and/or bylaws, as applicable, already provided for a classified board and that the number of directors is to be determined by a resolution of the board, subject to a minimum and maximum number.

         UIRT. The Texas REIT Act does not contain any provisions regarding unsolicited takeovers.

STOCKHOLDER OR SHAREHOLDER REQUESTED SPECIAL MEETINGS

         EQUITY ONE. The Equity One bylaws provide that special meetings of stockholders may be called by the board of directors, the president, or the chief executive officer. Special meetings of the stockholders may also be called by the secretary of the corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

         UIRT. The UIRT bylaws provide that special meetings of the shareholders, unless otherwise prescribed by law or the declaration of trust, may be called by the trust managers, any executive officer of UIRT or the holders of at least five percent of all of the shares entitled to vote at the meetings.



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SHAREHOLDER ACTION BY WRITTEN CONSENT

         EQUITY ONE. Although the MGCL provides for stockholder action by unanimous written consent, the Equity One bylaws do not permit shareholder action by written consent.

         UIRT. The UIRT bylaws provide that any action required or permitted to be taken at a meeting of shareholders can be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

         ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER NEW BUSINESS PROPOSALS

         EQUITY ONE. The Equity One bylaws require advance written notice for stockholders to nominate a director or bring other business before a meeting of stockholders.

         For an annual meeting, a stockholder must deliver notice to the secretary of Equity One not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the applicable anniversary date of the prior year's annual meeting, or the meeting is a special meeting of stockholders at which directors will be elected, notice of a director nomination by a stockholder must be given not earlier than the close of business on the 90th day before the meeting and not later than the close of business on the later of the 60th day before the meeting or the tenth day following the day on which public announcement of the date of the meeting is first made by Equity One.

         The Equity One bylaws contain detailed requirements for the contents of stockholder notices of directors nominations and new business proposals.

         UIRT. The UIRT bylaws require advance written notice for shareholders to nominate a trust manager or bring other business before a meeting of shareholders.

         For an annual meeting, a stockholder must deliver notice to the secretary of UIRT not less than 60 days nor more than 90 days before the applicable annual meeting of shareholders. However, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting be given or made, notice by the shareholders to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs.

         The UIRT bylaws contain detailed requirements for the contents of shareholders notices of trust manager nominations and new business.

         AMENDMENT OF THE EQUITY ONE CHARTER AND THE UIRT DECLARATION OF TRUST

         EQUITY ONE. In order to amend the Equity One charter, the affirmative vote of a majority of all votes entitled to be cast on the matter is required. However, in order to amend the sections of the charter regarding board power to terminate REIT status, removal of directors and voting requirements to amend the charter, an affirmative shareholder vote of two-thirds of all the votes entitled to be cast on the matter is required.

         UIRT. Except as otherwise specified, the UIRT declaration of trust provides that it may be amended by the affirmative vote of at least two-thirds of the outstanding voting shares. However, an affirmative vote of the holders of at least 80% of outstanding voting shares is required in order to amend the provisions of the declaration of trust relating to:

         o the prohibition against engaging in non-real estate investment trust businesses;

         o  the approval of business combinations with related persons;

         o  the number and removal of trust managers;




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

         o  the share ownership limits; and

         o  the vote required to amend the declaration of trust.

AMENDMENT OF THE BYLAWS

         EQUITY ONE. The Equity One bylaws provide that the board of directors has the exclusive power to adopt, alter, or repeal any provisions of the bylaws and to make new bylaws.

         UIRT. The UIRT bylaws may be amended by the affirmative vote of a majority of the trust managers and, to the extent not inconsistent with the Texas REIT Act and the declaration of trust, if specified in the notice of the meeting, by the affirmative vote of holders of two-thirds, or, for some provisions, a majority, of the outstanding common shares of UIRT. In addition, the provisions of the bylaws relating to advance notice requirements for business to be conducted at the annual meetings, the election and term of office of the trust managers, nominations, removal and vacancies of trust managers and the vote required to amend the bylaws may be amended by an affirmative vote of the holders of two-thirds of UIRT's outstanding shares. All other bylaws may be amended by the affirmative vote of a majority of the holders of UIRT's outstanding shares.

MERGERS, CONSOLIDATIONS, AND SALE OF ASSETS

         EQUITY ONE. Under the MGCL, Equity One may be a party to a consolidation, merger, share exchange or transfer of assets by adopting a resolution that declares the proposed transaction advisable on substantially the terms and conditions set forth in the resolution and directing that the proposed transaction be submitted for consideration at either an annual or special meeting of the stockholders. Notice which states that the purpose of the meeting will be to act on the proposed consolidation, merger, share exchange or transfer of assets must be provided to each stockholder entitled to vote on the proposed transaction and to each stockholder not entitled to vote on the proposed transaction, except the stockholders of a successor in a merger if the merger does not alter the contract rights of their stock as expressly provided in the charter.

         Under the MGCL, a proposed consolidation, merger, share exchange or transfer of assets must be approved by the affirmative vote of two-thirds of all the votes entitled to vote on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. The Equity One charter reduces the vote requirement to a majority of the votes entitled to be cast.

         However, approval of a merger by stockholder's is not required if:

         o the merger does not reclassify or change the terms of any class or series of stock that is outstanding immediately before the merger becomes effective or otherwise amend its charter; and

         o the number of shares of its stock of such class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of its shares of the class or series of stock that is outstanding immediately before the merger becomes effective, or there is no stock outstanding or subscribed for and entitled to be voted on the merger.

Under these circumstances, a majority vote of the entire board of directors is sufficient for approval.

         UIRT. Under the Texas REIT Act, an affirmative vote of the holders of at least two-thirds of the outstanding shares is required for approval of a plan of merger. Prior to the shareholder vote, the trust managers must adopt a resolution either recommending that the plan of merger be approved or submitting the plan of merger for approval without recommendation and, in connection with the submission, communicate the basis for the trust manager's determination that the plan be submitted to shareholders without any recommendation. UIRT must notify each shareholder, whether or not the shareholder is entitled to vote, of the shareholder meeting at which the plan of merger is to be submitted for approval. The notice must be given at least 20 days before the meeting and must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger. The notice must also be accompanied by a copy or summary of the plan.



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

DISSOLUTION OF EQUITY ONE OR UIRT; TERMINATION OF REIT STATUS

         EQUITY ONE. Under the MGCL, Equity One may be dissolved if its board of directors adopts a resolution which declares that dissolution is advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of the stockholders. Notice which states that a purpose of the meeting will be to act on the proposed dissolution must be given to each stockholder entitled to vote on the proposed dissolution. To be effective, the proposed dissolution must be approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast. However, the Equity One charter reduces the required stockholder vote for a liquidation to a majority of the votes entitled to be cast.

         Equity One's charter requires that its board of directors use its reasonable efforts to take such action as are necessary or appropriate to preserve the status of Equity One as a REIT. However, if the board of directors determines that it is no longer in the best interests of Equity One to continue to be qualified as a REIT, the board may revoke or otherwise terminate Equity One's election to be treated as a REIT under the Internal Revenue Code.

         UIRT. Under the Texas REIT Act, UIRT may be dissolved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares.

         In addition, UIRT's declaration of trust requires that the board of trust managers use their best efforts to cause UIRT and its shareholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Internal Revenue Code applicable to REITs. The declaration further requires that the board of trust managers use their best efforts to take such actions as are necessary, and may take such actions as it deems desirable, to preserve the status of UIRT as a REIT.

BUSINESS COMBINATIONS WITH INTERESTED SECURITYHOLDERS

         EQUITY ONE. The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an "interested shareholder" or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, unless specified "price criteria" and other standards are met or an exemption is available, a business combination with an interested shareholder or its affiliates must be recommended by the board of directors and approved by at least 80% of the outstanding voting shares and at least two-thirds of the outstanding voting shares, other than voting shares held by the interested shareholder or any of its affiliates. Under the statute, an "interested shareholder" generally is defined to mean a person or group which owns beneficially, directly or indirectly, 10% or more of the outstanding voting shares of the corporation or an affiliate or an associate of the corporation who, at the any time within the two year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation. These requirements do not apply to a business combination with an interested shareholder or its affiliates if approved by the board of directors before the time the interested shareholder first became an interested shareholder.

         By resolution of its board of directors, Equity One exempted business combinations between it and any of its officers or directors or any affiliate of its officers or directors. Consequently, the five-year prohibition and the super-majority vote requirements will not apply.

         The business combination statute may discourage others from trying to acquire control of Equity One and increase the difficulty of consummating any offer with respect to business combinations.

         UIRT. The UIRT declaration of trust requires that, except in certain circumstances, a "business combination" between UIRT and a "related person" be approved by the affirmative vote of the holders of 80% of the outstanding UIRT common shares, including the vote of the holders of not less than 50% of the UIRT common shares not owned by the related person.

         The UIRT declaration of trust defines a "business combination" to include:

         o  any merger or consolidation of UIRT with or into a related person;



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

         o any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or more than 35% of the book value of the total assets of UIRT and its subsidiaries, taken as a whole, as of the end of the last fiscal year, to or with a related person;

         o the issuance or transfer by UIRT or a subsidiary, other than by way of a pro rata dividend to all UIRT shareholders, of any securities of UIRT or a subsidiary to a related person;

         o any reclassification of securities or recapitalization by UIRT that would increase the voting power of the related person; or

         o the adoption of any plan for the liquidation or dissolution of UIRT proposed by or on behalf of a related person which involves any transfer of assets or any other transaction in which the related person has any direct or indirect interest, except proportionately as a UIRT shareholder.

         The UIRT declaration of trust defines a "related person" to include any individual, corporation, partnership or other person and the affiliates and associates thereof which individually or together is the beneficial owner in the aggregate of more than 50% of the outstanding UIRT common shares. The 50% voting requirement referred to above is not applicable if the related person is approved by the affirmative vote of holders of not less than 80% of the outstanding UIRT common shares. Neither the 80% nor the 50% voting requirements outlined above apply in certain circumstances, if:

         o the UIRT board of trust managers, by a vote of not less than 80% of the trust managers then holding office, have expressly approved in advance the acquisition of UIRT common shares that caused the related person to become a related person or have expressly approved the business combination prior to the date on which the related person involved in the business combination shall have become a related person; or

         o the business combination is solely between UIRT and another entity, 100% of the voting stock, shares or comparable interests of which is owned directly or indirectly by UIRT; or

         o the business combination is proposed to be consummated within one year of the consummation of a "fair tender offer" (as defined in the UIRT declaration of trust) by the related person in which business combination the cash or the "fair market value" (as defined in the UIRT declaration of trust) of the property, securities or other consideration to be received per UIRT common share by all remaining holders of UIRT common shares in the business combination is not less than the price offered in the fair tender offer; or

         o the rights to sell the related person shares described below have become exercisable; or

         o  all of the following conditions shall have been met:

            -- the business combination is a merger or consolidation,
               consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a related person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of UIRT common shares in the business combination is not less than the highest per UIRT common share price paid by the related person in acquiring any of its holdings of UIRT common shares, determined as of the date of consummation of such business combination;

            -- the consideration to be received by such holders in either cash or, if the related person shall have acquired the majority of its holdings of UIRT common shares for a form of consideration other than cash, in the same form of consideration with which the related person acquired such majority;

            -- after such person has become a related person and prior to consummation of such




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

               business combination; (i) except as approved by a majority of the unaffiliated trust managers continuing in office, there shall have been no reduction in the annual rate of dividends, if any, paid per share on the UIRT common shares except any reduction proportionate with any decline in UIRT's net income, and (ii) such related person shall not have received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by UIRT prior to the consummation of such business combination, other than in connection with financing a fair tender offer; and

            -- a proxy statement that conforms with the provisions of the
               Exchange Act is mailed to the UIRT shareholders for the purpose of soliciting shareholder approval of the business combination.

         If a person has become a related person and within one year after the date of the transaction pursuant to which the related person became a related person a business combination meeting all of the requirements above regarding the applicability of the 80% voting requirement shall not have been consummated, a fair tender offer shall not have been consummated, and UIRT shall not have been dissolved and liquidated, then, in such event, the beneficial owner of each share, not including shares beneficially owned by the related person, will have the right, which may be exercised, subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the date that person became a related person and continuing for a period of 90 days thereafter, to sell to UIRT one share upon exercise of such right. At 5:00 p.m., Houston, Texas time, on the last day of that exercise period, each right not exercised will become void, and, except as otherwise provided in the UIRT declaration of trust, the certificates representing shares beneficially owned by such a beneficial holder will no longer represent rights. The purchase price for a share upon exercise of an accompanying right generally will be equal to the then-applicable fair price paid by the related person pursuant to the exercise of the right relating thereto.

CONTROL SHARE ACQUISITIONS

         EQUITY ONE. The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation that are acquired in a "control share acquisition," which is defined as the acquisition of shares comprising one-tenth, one-third or a majority of all voting shares, have no voting rights except:

         o if approved by shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all "interested shares"; or

         o if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

         Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

         A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of




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

the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The Maryland Control Share Acquisition Act is applicable to a publicly traded Maryland corporation unless its charter or bylaws specifically provides that it shall be inapplicable. The bylaws of Equity One contain a provision exempting it from the control share acquisition statute. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

         UIRT HOLDING CORP. The bylaws of UIRT Holding Corp. contain a provision similar to Equity One's exempting it from the control share acquisition statute.

         UIRT. Neither the Texas REIT Act nor UIRT's declaration of trust or bylaws contain a similar control share acquisition provision.

DISSENTERS' RIGHTS

         EQUITY ONE. Under Maryland corporate law, a shareholder has the right to demand and receive payment of the fair value of his or her stock if the corporation consolidates or merges with another corporation, the stockholder's stock is acquired in a share exchange, the corporation transfers all or substantially all of its assets in a manner that requires corporate action under the MGCL, the corporation amends its charter so as to alter the contract rights of outstanding stock and substantially adversely affects the stockholder's rights or the transaction involves a business combination between the corporation and an interested stockholder. The right to receive fair value does not exist if:

         o the shares are listed on a national securities exchange or are designated as a national market security on the interdealer quotation system of the National Association of Securities Dealers, Inc., or NASD, on the record date for determining shareholders entitled to vote on the merger;

         o the shares are those of a successor entity, as long as the merger does not alter the contract rights of the shares as expressly provided by the declaration of trust and the shares are converted in whole or in part in the merger into stock, including preferred stock, of the successor entity or cash, scrip, or other rights or interests arising out of the treatment of fractional shares; or

         o the charter of the corporation provides that stockholders are not entitled to receive payment of the fair value of their stock.

         UIRT HOLDING CORP. The charter of UIRT Holding Corp. does not permit any objecting stockholder to exercise rights to the fair value of its stock.

         UIRT. Under the Texas REIT Act, any shareholder of a domestic REIT may dissent from any of the following actions:

         o any plan of merger to which the REIT is a party if the shareholder approval is required and the shareholder is entitled to vote on the matter

         o any sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets, with or without good will, of a REIT requiring the special authorization of the shareholders; or

         o any share exchange or acquisition in which the shares of the REIT of the class or series held by the shareholder are to be acquired.

         However, a shareholder may not dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, REIT, partnership, or other entity, or from any plan of exchange, if:

         o the shares held by the shareholder are part of a class or series, and on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange, the shares are listed on a national securities exchange, designated as a national market security on an interdealer quotation system by the NASD, or successor entity, or held of record by not less than 2,000 holders; and

         o the shareholder is not required by the terms of the plan of merger or plan of exchange to accept any consideration for the shareholder's shares other than (a) shares of a domestic or foreign entity that, immediately after the effective date of the merger, will be part of a class or series, shares of which are listed, or authorized for listing upon official notice of issuance, on a national securities exchange, approved for quotation as a national market security on an interdealer quotation system by the NASD or successor entity, or held of record by not less than 2,000 holders;
            (b) cash in lieu of fractional shares otherwise entitled to be received; or (c) any combination of the securities and cash described previously.

DISTRIBUTIONS

         EQUITY ONE. The MGCL provides that the board of directors may not make a distribution of money or property to its stockholders if the distribution would prevent the corporation from paying its debts as they became due in the ordinary course of business or, unless the charter permits otherwise, if after the distribution, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights to distributions upon dissolution of the corporation's shareholders whose rights upon dissolution are superior to those receiving the distribution.

         UIRT. The Texas REIT Act provides that a REIT may not make a distribution if:

         o after giving effect to the distribution, the REIT would be insolvent; or

         o  the distribution exceeds the surplus of the REIT.

         UIRT's declaration of trust provides that the board of trust managers of UIRT may pay dividends on its outstanding shares in cash, in property or in its shares, except that no dividend shall be declared or paid when UIRT is unable to pay its debts as they become due in the usual course of its business, or when the payment of such dividend would result in UIRT being unable to pay its debts as they become due in the usual course of business.

SHAREHOLDER RIGHTS PLANS

         EQUITY ONE.  Equity One has not adopted a shareholder rights plan.

         UIRT. The UIRT Board adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding UIRT common share. Each purchase right entitles the registered holder to purchase from UIRT one one-hundredth of a share of Series A Participating Preferred Share, par value $.01 per share, or the preferred shares, of UIRT at a price of $13.00 per one one-hundredth of a preferred share, subject to adjustment. The description and terms of the purchase rights are set forth in a rights agreement dated as of January 25, 2001, between UIRT and Fleet National Bank, as rights agent.

         Until the earlier to occur of ten days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding UIRT common shares or ten business days, or such later date as may be determined by action of the UIRT board of trust managers prior to such time as any person or group of affiliated persons becomes an acquiring person, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding UIRT common shares, the purchase rights will be evidenced by the certificates representing the UIRT common shares. The date that an acquiring person acquires or commences actions to acquire the requisite amount of UIRT shares is referred as the "distribution date."

         The rights agreement provides that, until the distribution date, the purchase rights will be transferred with and only with the UIRT common shares.



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

         The purchase rights are not exercisable until the distribution date. The purchase rights will expire on February 6, 2011, unless the expiration date is extended or unless the purchase rights are earlier redeemed or exchanged by UIRT, in each case, as described below.

         At any time prior to the distribution date, purchase rights, other than purchase rights owned by an acquiring person and the acquiring person's affiliates and associates, which will have become void, may be exercised to acquire, in lieu of preferred shares, at the then current purchase price of the purchase right, that number of UIRT common shares which at such time will have a market value of two times the purchase price of the purchase right.

         The purchase price payable, and the number of preferred shares or other securities or property issuable, upon exercise of the purchase rights, are subject to adjustment from time to time to prevent dilution.

         In the event that UIRT is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a purchase right, other than an acquiring person and the affiliates and associates of such acquiring person, whose purchase rights will have become void, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the purchase price of the purchase right. In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision shall be made so that each holder of a purchase right, other than purchase rights beneficially owned by the acquiring person or the affiliates and associates of such acquiring persons, which will thereafter be void, will thereafter have the right to receive upon exercise that number of UIRT common shares having a market value of two times the purchase price of the purchase right.

         At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding UIRT common shares, the UIRT board of trust managers may exchange the purchase rights, other than purchase rights owned by such person or group and their respective affiliates and associates which have become void, in whole or in part, at an exchange ratio of one UIRT common share, or one one-hundredth of a preferred share, per purchase right, subject to adjustment.

         At any time prior to or within 10 business days following the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding UIRT common shares, the UIRT board of trust managers may redeem the purchase rights in whole, but not in part, at a price of $.01 per purchase right The redemption of the purchase rights may be made effective at such time on such basis with such conditions as the UIRT board of trust managers in its sole discretion may establish. Immediately upon any redemption of the purchase rights, the right to exercise the purchase rights will terminate and the only right of the holders of purchase rights will be to receive the redemption price.

REIT OWNERSHIP LIMITATIONS

         EQUITY ONE. For Equity One to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of common stock may be owned, actually or constructively, by five or fewer "individuals," which, as defined in the Internal Revenue Code for this purpose, includes some entities. In addition, if Equity One, or an actual or constructive owner of 10% or more of the shares of Equity One, owns, actually or constructively, 10% or more of a tenant of Equity One, then the rent received by Equity One from that "related party tenant" will not be qualifying income for purposes of determining whether Equity One meets the requirements for qualification as a REIT under the Internal Revenue Code unless the tenant is a taxable REIT subsidiary and specified requirements are met. A REIT's shares also must be beneficially owned by 100 or more persons.

         As a means of addressing these requirements, Equity One's charter provides that, subject to exceptions, no person may own, or be deemed to own directly and/or by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9%, in value or number of shares of stock, whichever is more restrictive, of the aggregate outstanding shares of stock of any class or series of stock. Under the Equity One charter, the board of directors may increase the ownership limit with respect to any class or series of shares of stock. In addition, the Equity One board of directors, in its sole discretion, may exempt a person from the ownership limits and may establish a new limit applicable to that person if such person submits to the Equity One board of directors such representations and undertakings that demonstrate, to the reasonable satisfaction of the board of directors, that such ownership would not jeopardize Equity One's status as a REIT under the Internal Revenue Code. The Equity One charter further prohibits any person from transferring any Equity One common or preferred shares of stock if the transfer would result in shares of common stock of Equity One being owned by fewer than 100 persons or otherwise would cause Equity One not to qualify as a REIT.

         If any transfer shares of stock or any other event would otherwise result in any person violating the ownership limits, then the charter provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares of stock that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The shares transferred in violation of the ownership limit instead would be transferred automatically to a charitable trust, the beneficiary of which would be a qualified charitable organization selected by Equity One. If the transfer to the charitable trust of the shares that were transferred in violation of the ownership limit is not automatically effective for any reason, then the transfer that resulted in the violation of the ownership limit would be void.

         The trustee of the charitable trust would be required to sell the shares of stock transferred in violation of the ownership limit to a person or entity who could own the shares of stock without violating the ownership limit, and to distribute to the prohibited transferee an amount equal to the lesser of the price paid by such person for the shares of stock transferred in violation of the ownership limit or the sales proceeds received by the charitable trust for the shares. In the case of a transfer for no consideration, such as a gift, the charitable trustee would be required to sell the shares of stock to a qualified person or entity and distribute to the prohibited transferee an amount equal to the lesser of the fair market value of the shares of stock as of the date of the prohibited transfer or the sales proceeds received by the charitable trust.

         Under its charter, Equity One, or its designee, would have the right to purchase the shares from the charitable trust at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of the shares to the charitable trust, or, in the case of a devise or gift, the market price at the time of such devise or gift, and (b) the market price of such shares on the date Equity One, or its designee, were to agree to purchase the shares. Any proceeds derived from the sale of the shares of stock in excess of the amount distributed to the prohibited transferee under these provisions would be distributed to the beneficiary of the charitable trust. The charitable trustee will have the sole right to vote the shares of stock that it holds, and any distributions paid on shares held by the charitable trustee would be paid to the beneficiary of the charitable trust.

         All persons or entities who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such lower percentage as required by the U.S. tax code or tax regulations) of the outstanding Equity One shares of stock must give a written notice to Equity One by January 30 of each year stating the name and address of such owner, the number of Equity One shares of stock owned and a description of the manner in which such Equity One shares of stock are held. In addition, each holder of Equity One shares of stock subject to the foregoing ownership requirement shall provide Equity One such additional information as Equity One may request in order to determine the effect, if any, of such ownership on Equity One's status as a REIT and to ensure compliance with the ownership limit discussed above. Finally, each beneficial owner of Equity One shares of stock and each person (including the stockholder of record) who is holding Equity One shares of stock as a nominee for a beneficial owner shall provide to Equity One such information as it may request, in good faith, in order to determine its status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

         The foregoing restrictions on ownership and transferability would not apply if the Equity One board of directors were to determine that it is no longer in the best interests of Equity One to attempt to qualify, or to continue to qualify, as a REIT under the Internal Revenue Code.

         UIRT. The UIRT declaration of trust provides that, subject to certain exceptions, no shareholder may directly or indirectly acquire or hold a beneficial ownership interest, determined in accordance with the attribution rules applicable to ownership of REIT shares under the Internal Revenue Code, in more than 9.8% of the outstanding shares of any class or series of shares of UIRT.

         The UIRT board of trust managers may waive the percentage limit with respect to a particular shareholder under certain circumstances. Additionally, any transfer of UIRT shares that would result in UIRT shares being owned by less than 100 persons, result in UIRT being "closely held" within the meaning of
Section 856(h) of the Code, result in UIRT owning 10% or more of the ownership interest in any tenant or subtenant of UIRT's real property within the meaning of Section 856(h) of the Code, or result in the disqualification of UIRT as a REIT, shall be void and the intended transferee shall acquire no rights in the shares.

         Subject to certain exceptions, if any person acquires or holds UIRT shares in excess of the applicable percentage limit, those excess shares will automatically be deemed to have been transferred to UIRT, as trustee for the exclusive benefit of such beneficiary to whom an interest in such excess shares may later be transferred.

         Excess shares may not be voted and are not entitled to distributions or dividends. The purported transferee may designate a beneficiary of an interest in the trust if the excess shares held in the trust would not be excess shares in the hands of that beneficiary and the purported transferee does not receive a price from that beneficiary that reflects a price per share for such excess shares that exceeds (x) the price per share the purported transferee paid for the shares in the transfer that resulted in the excess shares or (y) if the purported transferee did not give value for the excess shares, a price per share equal to the market price on the date of the transfer that resulted in excess shares. If a purported transferee receives a price for designating a beneficiary of an interest in the trust that exceeds the amounts allowable as described above, such transferee shall pay, or cause such beneficiary to pay, such excess to UIRT.

         Excess shares shall be deemed to have been offered for sale to UIRT, or its designee, at a price per share equal to the lesser of the price per share in the transaction that created such excess shares and the market price on the date UIRT accepts such offer. UIRT has the right to accept such offer for a period of 90 days after the later of the date of the transfer which resulted in such excess shares and the date the trust managers determined in good faith that a transfer resulting in excess shares has occurred.

         Each person who owns more than 5% of UIRT's outstanding shares during any taxable year of UIRT shall file with UIRT an affidavit setting forth the number of shares owned directly and indirectly by such person.

                        MANAGEMENT OF UIRT HOLDING CORP.

         The directors of UIRT Holding Corp. are:

               NAME                                AGE               POSITION WITH UIRT HOLDING CORP.
         -----------------                         ---    ---------------------------------------------------
         Robert W. Scharar                          52    President, Chief Executive Officer, and Chairman of
                                                              the Board of Directors

         W. Lowry Barfield                          73    Director
         William C. Brooks                          64    Director
         E. Rhett Buck                              51    Director
         Josef C. Hermans                           56    Director
         William G. Nolen                           69    Director

         ROBERT W. SCHARAR-- Mr. Scharar, who resides in Houston, Texas, received a B.S.B.A. degree in business from the University of Florida in 1970, an M.B.A. degree in 1971 from Northeastern University, a J.D. from Northeastern University Law School in 1974, and an L.L.M. degree in Taxation from Boston University Law School in 1979. He is a Florida-licensed certified public accountant. In 1975, he formed First Commonwealth Associates, a Texas partnership, which engaged in financial planning and advisory services. In 1981, the assets of First Commonwealth Associates were acquired by UST Financial Planning Company, Inc., a subsidiary of UST Corp. (a Massachusetts bank holding company), and Mr. Scharar served as President of that subsidiary. In 1983, Mr. Scharar founded FCA Corp, UIRT's external advisor, which acquired the Texas and Florida offices of UST Financial Planning Company, Inc. Mr. Scharar is the principal shareholder, President and a director of FCA Corp's parent company. Mr. Scharar also serves as a trustee of First Commonwealth Mortgage Trust, a private real estate investment trust which is engaged in the business of originating and investing in real estate mortgage loans, Ivy Realty Trust, a private REIT engaged in the business of acquiring and operating office buildings, and Holly Mortgage Trust, a private mortgage REIT. FCA Corp is also the investment manager for First Commonwealth Mortgage Trust, Ivy Realty Trust and Holly Mortgage Trust. Since 1991, Mr. Scharar has served as President and Portfolio Manager of Commonwealth New Zealand Fund and since 1997 as President and Portfolio Manager of Commonwealth Japan Fund. From 1992 through 1996, he served as director of South West Property Trust, Inc. and in 1997 when South West Property Trust merged into United Dominion Realty Trust, Inc., he became, and remains, a director of United Dominion Realty Trust. Mr. Scharar has served as a Trust Manager and Chairman of the Board of UIRT since its inception in 1989. He became its President and Chief Executive Officer in May 1999.

         W. LOWRY BARFIELD-- Mr. Barfield resides in Houston, Texas and is an attorney and certified public accountant in private practice. He was previously the Vice Chairman, General Counsel, and Chief Financial Officer of Gordon Jewelry Company, a New York Stock Exchange-traded jewelry retailer, until its acquisition by Zale Corp. in 1989. Mr. Barfield has been a Trust Manager of UIRT since December 2000.

         WILLIAM C. BROOKS-- Mr. Brooks is a financial consultant who resides in Boynton Beach, Florida. Mr. Brooks is a graduate of Oberlin College. From 1980 to 1994, Mr. Brooks was Chief Financial Officer, Senior Vice President and Treasurer of UST Corp., a Massachusetts bank holding company. Since his retirement in 1994, Mr. Brooks has served as a financial consultant. Mr. Brooks also currently serves as a Trust Manager of First Commonwealth Mortgage Trust, Ivy Realty Trust and Holly Mortgage Trust. Mr. Brooks has served as a Trust Manager of UIRT since March 1995.

         E. RHETT BUCK-- Mr. Buck resides in Houston, Texas where for the past five years he has practiced law and accounting. Prior to establishing his law and accounting practice, he served in various finance and accounting capacities with Continental Airlines and Enron Corporation. Previously, Mr. Buck served as a Captain in the United States Marine Corps. He has been a Trust Manager of UIRT since December 2000.

         JOSEF C. HERMANS-- Mr. Hermans resides in Houston, Texas and is a consultant to the hotel industry. Mr. Hermans is a graduate of the Lausanne, Switzerland Hotel Management School. In addition to his early experience in European hotels, Mr. Hermans served as Vice President of Operations of Mariner Corporation between 1976 and 1983. Since 1983, Mr. Hermans has been self-employed as a consultant in the hospitality industry. Mr. Hermans currently serves as a Trust Manager of First Commonwealth Mortgage Trust, Ivy Realty Trust and Holly Mortgage Trust and is a director of Mirror Properties Corp., and Terrace Hotel Corp. Mr. Hermans has served as a Trust Manager of UIRT since its inception in 1989.

         WILLIAM G. NOLEN -- Mr. Nolen resides in Houston, Texas where he is of counsel to Pollicoff, Smith & Remels, a Houston-based law firm. Prior to his retirement in 1988, Mr. Nolen served for over 20 years in various capacities at Halliburton Company, including Senior Vice President and Chief Financial Officer of construction subsidiary Brown & Root, Inc. and Executive Vice President of insurance subsidiary Highlands Insurance Company. He has been a Trust Manager of UIRT since December 2000.

         The other executive officers of UIRT Holding Corp. in addition to Mr. Scharar are:

               NAME                    AGE                      TITLE
         ----------------              ---     ------------------------------------------
         R. Steven Hamner               44     Vice President and Chief Financial Officer
         Joseph W. Karp                 49     Vice President, Asset Management
         Randall D. Keith               42     Vice President and Chief Operating Officer

         R. STEVEN HAMNER-- Mr. Hamner resides in Houston, Texas. He has been Vice President and Chief Financial Officer of UIRT since July 1, 1998. For the 10 years prior to his becoming an officer of UIRT, he was employed by Ernst & Young LLP, or its predecessors, most recently as Senior Audit Manager.

         JOSEPH W. KARP -- Mr. Karp resides in Houston, Texas. He currently serves as Vice President and Director of Asset Management and Leasing for UIRT. Prior to becoming an officer of UIRT in August 1998, he was President of Realty/REIT Advisors, Inc., a consulting practice that focused on providing real estate and organizational enhancements to private organizations and the governments of Poland, Hungary, Romania, Ukraine, Slovakia, Turkey and Russia. From 1981 through 1995 he served as Vice President and Director of Operating Properties for Weingarten Realty Investors.

         RANDALL KEITH -- Mr. Keith currently serves as Vice President and Chief Operating Officer of UIRT. Mr. Keith has served as Secretary of UIRT from 1989 to 1990 and from 1993 to 1996, Treasurer from 1990 to 1993, Vice President from 1993 to 1996, and as Vice President and Chief Operating Officer from 1996 to the present. Mr. Keith has been employed by FCA Corp, UIRT's investment manager, for more than 12 years.

               DESCRIPTION OF CAPITAL STOCK OF UIRT HOLDING CORP.

         UIRT Holding Corp. is a Maryland corporation and was incorporated in June 2001. UIRT Holding Corp.'s authorized stock consists of 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, of which 20,000 have a par value of $100 per share and 49,980,000 have a par value of $0.01 per share. As of June 29, 2001, 1,000 shares of common stock were issued and outstanding, all of which are held by UIRT, and no shares of preferred stock were issued and outstanding. Under the MGCL, stockholders generally are not liable for the corporation's debts or obligations. The following summary of the terms of the stock of UIRT Holding Corp. does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and to UIRT Holding Corp.'s charter and bylaws, copies of which are exhibits to the registration statement of which this proxy statement/prospectus is a part.

COMMON STOCK

         Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote, including the election of directors. Except as provided in the terms of any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of UIRT

Holding Corp.'s charter regarding the ownership of shares of common stock in excess of the aggregate stock ownership limit, or such other limit as provided in UIRT Holding Corp.'s charter or as otherwise permitted by the board of directors as described below.

         Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption and have no preemptive rights to subscribe for any securities of UIRT Holding Corp. or cumulative voting rights in the election of directors. All shares of common stock to be issued and outstanding following the consummation of the reorganization merger will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Subject to the preferential rights of any other shares or series of stock and to the provisions of the charter regarding ownership of shares of common stock in excess of the aggregate stock ownership limit, or such other limit as provided by UIRT Holding Corp.'s charter or as otherwise permitted by the aggregate stock ownership limit, distributions may be paid to the holders of shares of common stock if and when authorized and declared by the board of directors of UIRT Holding Corp. out of assets legally available therefor.

         Subject to the right of any holders of preferred stock to receive preferential distributions, if UIRT Holding Corp. is liquidated each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of UIRT Holding Corp.

         Subject to the provisions of the charter regarding the ownership of shares of common stock in excess of the aggregate stock ownership limit, or such other limit as provided in UIRT Holding Corp.'s charter, all shares of common stock will have equal distribution, liquidation and voting rights, and will have no preferences or exchange rights.

         Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside of the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a greater or lesser percentage (but no less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The phrase "substantially all of the assets" is not defined in the MGCL and is, therefore, subject to interpretation by courts applying Maryland law in the context of the facts and circumstances of a particular case.

         The charter authorizes issuances of additional shares of stock and the classification or reclassification of unissued shares of either common stock or preferred stock into other classes or series of classes of stock with preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

PREFERRED STOCK

         The charter authorizes the board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, the Board is required by the MGCL and the charter to set, subject to the provisions of the charter regarding the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of UIRT Holding Corp. or other transaction that might involve a premium price for holders of common stock or otherwise be in their best interest. As of the date hereof, no shares of preferred stock are outstanding and UIRT Holding Corp. has no present plans to issue any preferred stock.

DIVIDENDS

         UIRT Holding Corp. has never declared or paid cash dividends on its capital stock, and it does not currently intend to pay any cash dividends on its common stock prior to the completion of the mergers.

                       UNAUDITED PRO FORMA FINANCIAL DATA

       The following unaudited pro forma financial statements reflect the proposed acquisition of UIRT by Equity One and the proposed combination of Equity One and CEFUS. The unaudited pro forma combined statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 have been presented as if the transactions occurred on January 1, 2000. The unaudited pro forma combined balance sheet as of March 31, 2001 has been presented as if the transactions occurred on March 31, 2001.

         The proposed acquisition of UIRT is being accounted for using the purchase method of accounting. The proposed combination of Equity One and CEFUS is being accounted for as a combination of entities under common control. Gazit-Globe (1982) Ltd., a 63.4% stockholder of Equity One through the ownership of affiliated entities, acquired a 68.1% interest in Centrefund Realty Corporation, an indirect parent of CEFUS, in August 2000. The unaudited pro forma financial statements reflect the push-down of Gazit-Globe's basis in CEFUS, to the extent of its 68.1% ownership. The remaining 31.9% was recorded in a manner similar to a pooling of interests and the basis in the assets, liabilities and results of operations of CEFUS are reflected at their historical amounts.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  PRO FORMA                                         PRO FORMA
                                                 ADJUSTMENTS                                       ADJUSTMENTS
                      EQUITY ONE    UIRT     ------------------       COMBINED      CEFUS     ----------------------     COMBINED
                      HISTORICAL HISTORICAL   DEBIT     CREDIT        PRO FORMA   HISTORICAL     DEBIT     CREDIT       PRO FORMA
                      ---------- ----------  ------    --------       ---------   ----------     -----     ------       ---------
REVENUES
 Rental income.....    $33,424    $25,533     $3,682          (a)     $55,275      $39,651                                $94,926
 Management fee
    income.........        635         --                                 635           --         412            (g)         223
 Investment and
    other income...        383        379                                 762        1,872                                  2,634
       Total
         revenues..     34,442     25,912      3,682                   56,672       41,523         412                     97,783
EXPENSES
 Operating expenses      9,184      7,075                 676 (a)      15,583       12,858                     69 (g)      28,372
 Depreciation and                                             (b)
    amortization...      4,217      4,539               1,479           6,782        6,984                  1,027 (b)      12,739
                                                          495 (a)
 Interest expense..      7,411      7,913      1,516          (c)      16,496       15,558                  4,659 (h)      27,395
                                                          344 (a)
 General &
    administrative.      2,361      1,717                               4,078          642                    343 (g)       4,377
 Management fee to
    parent.........         --         --                                  --        3,632                  3,632 (i)          --
 Advisory fee......         --      1,160               1,160 (d)  --      --           --
 Litigation........         --        228                 228 (e)  --      --           --
 Equity income
    from
    investments in
    joint ventures.         --         --                                  --         (293)                                  (293)
 Impairment loss...         --      6,000               6,000 (e)  --      --           --
 Previous
    management
    incentive and
    other fees.....         --         --                                  --       14,944                 14,944 (j)          --
       Total
         expenses..     23,173     28,632      1,516   10,382          42,939       54,325                 24,674          72,590
Income (loss)
   before minority
   interest, gain
   on sale of real
   estate and
   income tax
   expense.........     11,269     (2,720)     5,198   10,382          13,733      (12,802)        412     24,674          25,193
Minority interest
   in losses of
   consolidated
   partnerships....         --         42         42          (f)          --           --                                     --
Gain (loss) on the
   sale of real
   estate..........         --      1,425      1,425          (a)          --         (354)                   354 (k)          --
Income (loss)
   before income
   tax expense.....     11,269     (1,253)     6,665   10,382          13,733      (13,156)        412     25,028          25,193
Income tax expense
   (benefit).......         --                                                          --
 Current...........         --         --                                  --           25                     25 (l)          --
 Deferred..........         --         --                                  --       (4,626)      4,626            (l)          --


                                                  PRO FORMA                                         PRO FORMA
                                                 ADJUSTMENTS                                       ADJUSTMENTS
                      EQUITY ONE    UIRT     ------------------       COMBINED      CEFUS     ----------------------     COMBINED
                      HISTORICAL HISTORICAL   DEBIT     CREDIT        PRO FORMA   HISTORICAL     DEBIT     CREDIT       PRO FORMA
                      ---------- ----------  ------    --------       ---------   ----------     -----     ------       ---------
    Total income
   tax expense
   (benefit)                --         --                                  --       (4,601)      4,626         25              --
Net income (loss)..    $11,269    $(1,253)    $6,665  $10,382         $13,733      $(8,555)     $5,038    $25,053         $25,193
                       =======    =======     ======  =======         =======  ===========      ======    =======         =======
Per share
 Basic.............      $0.97     $(0.14)                              $0.90  $(73,119.66)                                 $0.98
                       =======    =======     ======  =======         =======  ===========      ======    =======         =======
 Diluted...........      $0.95     $(0.14)                              $0.88  $(73,119.66)                                 $0.97
                       =======    =======     ======  =======         =======  ===========      ======    =======         =======
Weighted average
   shares
   outstanding
 Basic.............     11,651      8,919      8,919    3,678 (m)      15,329            *           *     10,500 (n)      25,829
                       =======    =======     ======  =======         =======  ===========      ======    =======         =======
 Diluted...........     11,886      8,919      8,919    3,678 (m)      15,564            *           *     10,500 (n)      26,064
                       =======    =======     ======  =======         =======  ===========      ======    =======         =======

*  0.117 shares.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
              (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)

(a) To eliminate gain on sale and eliminate revenue and expenses on properties sold in 2000.
(b) To adjust depreciation to reflect the purchase adjusted basis of rental property and depreciation policies of Equity One.
(c) To increase interest expense to reflect borrowings under Equity One's credit agreement and other borrowings for the cash portion of UIRT purchase price. The estimated amount is based on additional borrowings of $24,257 at a variable interest rate of 6.25%. If the underlying floating rate were to increase or decrease by 0.125%, the associated interest would change by $8 per quarter.
(d) To eliminate advisory fees under agreements to be terminated upon Equity One's acquisition of UIRT.
(e)  To eliminate non-recurring expenses incurred by UIRT.
(f) To eliminate minority interest assuming conversion of operating partnership units to UIRT common equity and then to Equity One stock or cash.
(g) To eliminate asset and property management fees earned by Equity One from CEFUS for the period August 18, 2000 to December 31, 2000.
(h) To eliminate interest expense on loans paid off by CEFUS prior to combination with Equity One, including the restructuring of certain loans payable to a company under common control which will be restructured to eliminate any net inter-company debt, and which will become direct obligations to the underlying third party lenders.
(i) To eliminate management fees paid by CEFUS to its indirect parent, Centrefund, because the properties will be managed by Equity One.
(j) To eliminate incentive and other fees paid under management agreements no longer in force.
(k) To eliminate loss on sale of rental property to reflect the change in purchase basis.
(l)  To eliminate CEFUS income tax provisions due to Equity One's REIT status.
(m) To record the elimination of 8,919 weighted average UIRT shares and reflect the issuance of 3,678 Equity One shares representing the sum of 925 shares issued under the commitment with Alony Hetz Properties & Investments Ltd. and 2,753 shares issued to UIRT shareholders in connection with the merger transaction. The 2,753 shares represent an exchange ratio of .60231 Equity One shares for 50% of the 9,143 fully diluted outstanding UIRT shares, which represents (i) 8,561 outstanding common shares of beneficial interest, (ii) 254 UIRT common shares reserved for issuance upon the exercise of stock options and (iii) 239 operating partnership units which are convertible into UIRT common shares. The exchange ratio is based on an Equity One stock price of $12.12 on the date of the announcement.
(n) To record the elimination of 0.117 CEFUS shares and reflect the issuance of 10,500 Equity One shares for the acquisition of CEFUS.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2001
                                 (IN THOUSANDS)

                                                       PRO FORMA                                       PRO FORMA
                                                      ADJUSTMENTS                                     ADJUSTMENTS
                           EQUITY ONE    UIRT     ------------------       COMBINED     CEFUS    -------------------      COMBINED
                           HISTORICAL HISTORICAL   DEBIT     CREDIT        PRO FORMA  HISTORICAL  DEBIT      CREDIT       PRO FORMA
                           ---------- ----------  -------   --------       ---------  ---------- -------     -------      ---------
ASSETS
Net rental property
   investments............. $230,400   $147,797   $5,452             (a)   $383,649   $235,969   $29,412            (g)   $649,030
Investment in joint
   ventures................       --         --                                  --     11,834                              11,834
Cash and cash equivalents        783        206                                 989      3,006                               3,995
Restricted cash............    4,356      4,438                4,356 (b)      4,438         --                               4,438
Securities available for
   sale....................    1,564         --                               1,564         --                               1,564
Accounts and other
   receivables, net........      913         --                                 913     14,221                              15,134
Due from related parties...       12         --                                  12         --                                  12
Deposits...................    1,505         --                               1,505         --                               1,505
Prepaid and other assets...    1,185      4,898                1,932 (a)      4,151      6,565                2,713 (h)      8,003
Deferred expenses, net.....    1,401         --                               1,401         --                               1,401
Deferred income tax
   assets..................       --         --                                  --      1,268                1,268 (h)         --
Goodwill, net..............      631         --                                 631         --                                 631
                            --------   --------  -------     -------       --------   --------  --------   --------       --------
TOTAL ASSETS............... $242,750   $157,339   $5,452      $6,288       $399,253   $272,863   $29,412     $3,981        $697,547
                            ========   ========  =======     =======       ========   ========  ========   ========       ========
LIABILITIES AND
   STOCKHOLDERS' EQUITY
Liabilities
 Mortgage notes payable      125,540     48,956                             174,496    161,956     5,214            (i)    331,238
 Credit agreement..........    3,772     21,764               24,257 (b)     49,793         --                              49,793
 Capital lease obligation         --      9,696                               9,696         --                               9,696
 Construction note
    payable................       --      4,878                               4,878         --                               4,878
 Accounts payable and
    accrued expenses.......    3,067      4,905    1,379             (a)      6,593     11,352     5,330            (h)     12,615
 Tenant security deposits      1,666         --                               1,666         --                               1,666
 Deferred rental income          709         --                                 709         --                                 709
 Due to related parties           --         --                                  --      3,800     3,800            (i) --
 Minority interest in
    equity of consolidated
    subsidiary.............    3,869         --                               3,869         --                               3,869
                            --------   --------  -------     -------       --------   --------  --------   --------       --------
Total liabilities..........  138,623     90,199    1,379      24,257        251,700    177,108    14,344                   414,464
Minority interest in
   equity of consolidated
   partnerships............       --      2,088    2,088          -- (c)                    --                                  --
Stockholders' equity
 Common stock..............      129     87,281   28,613 (b)      28 (d)        167     97,396    97,396 (k)    105 (j)        272
                                                  33,366 (d)
                                                  10,059 (e)
                                                  16,076 (f)       9 (e)
                                                   1,932 (a)   5,452 (a)
                                                   5,569 (f)   1,379 (a)
                                                     584 (f)   2,088 (c)
 Additional paid-in
    capital................  106,171         --               33,338 (d)    149,559     10,143               29,412 (g)    284,984
                                                              10,050 (e)                             105 (j)  9,014 (i)
                                                                                                   2,713 (h)
                                                                                                  11,784 (k)  5,330 (h)
                                                                                                   1,268 (h) 97,396 (k)
 Retained earnings
    (deficit)..............      131    (16,076)              16,076 (f)        131    (11,784)              11,784 (k)        131
 Accumulated other
    comprehensive income        (150)                                          (150)        --                                (150)
 Unamortized restricted
    stock compensation.....   (1,609)                                        (1,609)        --                              (1,609)
 Treasury stock, at
    cost, 873 shares in
    2001...................       --     (5,569)               5,569 (f)         --         --                                  --
 Note receivable from
    issuance of common
    stock..................     (545)      (584)                 584 (f)       (545)        --                                (545)
                            --------   --------  -------     -------       --------   --------  --------   --------       --------
Total shareholders'
   equity..................  104,127     65,052   96,199      74,573        147,553     95,755   113,266    153,041        283,083
                            --------   --------  -------     -------       --------   --------  --------   --------       --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY.... $242,750   $157,339  $99,666     $98,830       $399,253   $272,863  $127,610   $153,041       $697,547
                            ========   ========  =======     =======       ========   ========  ========   ========       ========

       NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF
                                 MARCH 31, 2001
              (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)



(a) To adjust rental property and other assets and liabilities of UIRT to estimated fair value.
(b) To reflect use of cash and borrowings by Equity One under its credit agreement and other borrowings for the cash portion of the purchase price of UIRT.
(c) To eliminate minority interest due to conversion of operating partnership units to UIRT common equity and then to Equity One stock or cash.
(d) To record the fair market value of the estimated number of Equity One shares issued to UIRT shareholders based on the market price of $12.12 on the date of announcement, May 30, 2001
(e) To record 925 shares at a sales price of $10.875 per share to be issued under the commitment with Alony Hetz Properties and Investments, Ltd. Proceeds from the issuance of these shares will be used to fund part of the cash portion of the purchase price of UIRT.
(f)      To eliminate stockholders' equity accounts of UIRT.
(g) To record the push-down of 68.1% of the basis of the common parent, Gazit-Globe, in CEFUS.
(h) To eliminate CEFUS deferred income tax asset and amounts due for certain fees to be paid prior to the combination.
(i) To reflect the elimination of inter-company balances of CEFUS which will be converted to capital prior to the combination.
(j) To reclassify the par value of stock issued in the combination with CEFUS from additional paid in capital.
(k) To eliminate retained deficit and common stock of CEFUS to additional paid in capital.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       PRO FORMA                                    PRO FORMA
                                                      ADJUSTMENTS                                  ADJUSTMENTS
                           EQUITY ONE    UIRT     ------------------   COMBINED     CEFUS      -------------------      COMBINED
                           HISTORICAL HISTORICAL   DEBIT     CREDIT    PRO FORMA  HISTORICAL    DEBIT      CREDIT       PRO FORMA
                           ---------- ----------  -------   --------   ---------  ----------   -------     -------      ---------
REVENUES
 Rental income.............     $9,165   $6,258    $273            (a   $15,150      $9,570                              $24,720
 Management fee income.....        526       --                             526          --      419               (g)       107
 Investment and other
     income................        136      155                             291         314                                  605
                                ------   -----    -----      -----       ------    --------     ----         ------       ------
       Total revenues......      9,827    6,413     273                  15,967       9,884      419                      25,432

EXPENSES
 Operating expenses........      2,733    1,666                 91 (a)    4,308       3,093                     286 (g)    7,115
 Depreciation and
    amortization...........      1,220    1,053                288 (b)    1,924       1,559                     144 (b)    3,339
                                                                61 (a)
 Interest expense..........      2,082    1,844                 36 (a)    4,269       3,099                       8 (h)    7,360
                                                    379            (c)
 General & administrative..        718      356                           1,074         183                     133 (g)    1,124
 Management fees to
     parent................         --       --                              --         650                     650 (i)       --
 Advisory fees.............         --      213                213 (d) --    --                                               --
 Litigation................         --      478                478 (d) --    --                                               --
 Strategic alternative
    review expense.........         --      250                250 (d)       --          --                                   --
 Equity income from
    investments in joint
    ventures...............         --       --                              --        (127)                                (127)
                                ------   -----    -----      -----       ------    --------     ----         ------       ------
       Total expenses......      6,753    5,860     379      1,417       11,575       8,457                   1,221       18,811
                                ------   -----    -----      -----       ------    --------     ----         ------       ------
Income before minority
   interest, gain on sale
   of real estate and
   income tax expense......      3,074      553     652      1,417        4,392       1,427      419          1,221        6,621
Minority interest in losses
   of consolidated
   partnerships............         --      (14)                14 (e)       --          --                                   --
Gain on the sale of real
   estate..................         --        4       4            (a)       --          --                                   --
                                ------   -----    -----      -----       ------    --------     ----         ------       ------
Income before income tax
   expense.................      3,074      543     656      1,431        4,392       1,427      419          1,221        6,621
Income and other taxes                      --
 Current...................         --      --                               --          50                      50 (j)       --
 Deferred..................         --      --                               --         455                     455 (j)       --
                                ------   -----    -----      -----       ------    --------     ----         ------       ------
       Total income tax
         expense                    --                                       --         505                     505           --
                                ------   -----    -----      -----       ------    --------     ----         ------       ------
Net income.................     $3,074    $543     $656     $1,431       $4,392        $922     $419         $1,726       $6,621
                                ======   =====    =====      =====       ======    ========     ====         ======       ======
Per share
 Basic.....................      $0.24   $0.06                            $0.27    6,681.16                                $0.25
                                ======   =====    =====      =====       ======    ========     ====         ======       ======
 Diluted...................      $0.23   $0.06                            $0.26    6,681.16                                $0.24
                                ======   =====    =====      =====       ======    ========     ====         ======       ======
Weighted average shares
   outstanding.............
 Basic.....................     12,706   8,652    8,652      3,678 (f)   16,384           *        *         10,500 (k)   26,884
                                ======   =====    =====      =====       ======    ========     ====         ======       ======
 Diluted...................     13,232   8,652    8,652      3,678 (f)   16,910           *        *         10,500 (k)   27,410
                                ======   =====    =====      =====       ======    ========     ====         ======       ======

* 0.138 shares

          NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
              (IN THOUSANDS, EXCEPT PER SHARE AND PERCENTAGE DATA)

(a) To eliminate gain on sale and eliminate revenue and expenses on properties sold prior to Equity One's acquisition of UIRT.
(b) To adjust depreciation to reflect the purchase adjusted basis of rental property and depreciation policies of Equity One.
(c) To increase interest expense to reflect borrowings under Equity One's credit agreement and other borrowings for the cash portion of UIRT purchase price. The estimated amount is based on an additional borrowings of $24,257 at an interest rate of 6.25%. If the underlying floating rate were to increase or decrease by 0.125% the associated interest costs would change by $8 per quarter.
(d)  To eliminate non-recurring expenses incurred by UIRT.
(e) To eliminate minority interest due to conversion of operating units to UIRT common equity and then to Equity One stock or cash.
(f) To record the elimination of 8,652 UIRT shares and reflect the issuance of 3,678 Equity One shares representing the sum of 925 shares issued under the commitment with Alony Hetz Properties and Investment, 2,753 shares issued to UIRT shareholders in connection with the merger transaction. The 2,753 shares represent an exchange ratio of .60231 Equity One shares for 50% of the 9,143 outstanding UIRT shares, which represents (i) 8,561 outstanding common shares of beneficial interest, (ii) 254 UIRT common shares reserved for issuance upon the exercise of stock options and (iii) 239 operating partnership units which are convertible into UIRT common shares. The exchange ratio is based on an Equity One stock price of $12.12 on the date of the announcement.
(g) To eliminate asset and property management fees earned by Equity One from CEFUS.
(h) To eliminate interest expense on loans paid off by CEFUS prior to combination with Equity One including the restructuring of certain loans payable to a company under common control which will be restructured to eliminate any net inter-company debt, and which will become direct obligations of the underlying third party lenders.
(i) To eliminate management fees paid by CEFUS to its indirect parent, Centrefund, because the properties will be managed by Equity One.
(j)  To eliminate CEFUS income tax provisions due to Equity One's REIT status.
(k) To record the elimination of 0.138 CEFUS shares and reflect the issuance of 10,500 Equity One shares for the acquisition of CEFUS.

                                  LEGAL MATTERS

         The validity of the UIRT Holding Corp. common stock to be issued in the reorganization merger will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, of Baltimore, Maryland.

         The validity of the Equity One common stock to be issued in the Equity One merger will also be passed upon by Ballard Spahr Andrews & Ingersoll, LLP.

         Greenberg Traurig, P.A. will pass upon whether the mergers qualify as reorganizations and the qualification of Equity One as a REIT for federal income tax purposes.

         Andrews & Kurth L.L.P. will pass upon whether the mergers qualify as reorganizations and the qualification of UIRT as a REIT for federal income tax purposes.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated by reference into this proxy statement/prospectus from Equity One's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Centrefund Realty (U.S.) Corporation as of December 31, 200 and 1999, and for each of the three years in the period ended December 31, 2000 included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, chartered accountants, as stated in their reports appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of United Investors Realty Trust incorporated by reference into this proxy statement/prospectus from UIRT's annual report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

                                  OTHER MATTERS

         As of the date of this proxy statement/prospectus, UIRT does not intend to bring any other matters before the special meeting requiring action of the shareholders, nor does it have any information that other matters will be brought before the special meeting. However, if any other matters requiring the vote of the shareholders properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with the recommendation of UIRT's board of trust managers or otherwise in their own discretion.

                              SHAREHOLDER PROPOSALS

         If the mergers are completed, UIRT will not hold an annual meeting in 2002. If the mergers are not completed, UIRT expects to hold an annual meeting in May 2002. A proper proposal submitted by shareholder for presentation of UIRT's 2002 annual meeting and received by UIRT's corporate secretary at UIRT's principal executive office no later than December 16, 2001 will be included in the proxy statement and proxy related to the 2002 annual meeting, if held. Under UIRT's bylaws, in order for any proper stockholder proposal that is not included in such proxy statement and proxy to be brought before the 2002 annual meeting, such proposal must be received by UIRT's corporate secretary at UIRT's principal executive office no later than March 31, 2002, and no earlier than March 1, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

         Equity One and UIRT file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's website at http://www.sec.gov. Copies of documents filed by Equity One with the Securities and Exchange Commission are also available at the offices of The New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. Copies of documents filed by UIRT with the Securities and Exchange Commission are also available at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, DC 20006.

         Equity One has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to the common stock to be issued in the merger. This proxy statement/prospectus constitutes the prospectus of Equity One filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

         The Securities and Exchange Commission allows us to "incorporate by reference" into this proxy statement/prospectus documents filed with the Securities and Exchange Commission by Equity One and UIRT. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, and later information that either Equity One or UIRT files with the Securities and Exchange Commission will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by Equity One or UIRT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting:

                    EQUITY ONE'S FILINGS
                 (SEC FILE NUMBER 001-13499)                            PERIODS
             -------------------------------------     -----------------------------------------
             Annual report on Form 10-K...........     Year ended December 31, 2000, as filed on
                                                          March 30, 2001 (as amended on April 20,
                                                          2001, July 18, 2001 and July 26, 2001)

             Quarterly Reports on Form 10-Q.......     Quarter ended March 31, 2001, as filed on
                                                          May 14, 2001 (as amended on July 18, 2001
                                                          and July 26, 2001)
             Current Reports on Form 8-K..........     Filed May 14, 2000, May 25, 2001 and June 4,
                                                          2001

             Definitive Proxy Statement...........     Equity One's proxy statement for its 2001
                                                          annual meeting of stockholders
             The description of Equity One's common
                stock contained in Equity One's
                registration statements filed under
                Section 12 of the Securities Exchange
                Act

                          UIRT'S FILINGS
                   (SEC FILE NUMBER 001-13915)                               PERIODS
             -------------------------------------     -----------------------------------------
             Annual report on Form 10-K...........     Year ended December 31, 2000, as filed on
                                                          April 2, 2001

             Quarterly Reports on Form 10-Q.......     Quarter ended March 31, 2001, as filed on
                                                          May 15, 2001

             Current Reports on Form 8-K..........     Filed June 4, 2001

             Definitive Proxy Statement...........     UIRT's proxy statement for its 2001 annual
                                                          meeting of stockholders

             The description of UIRT's common stock
                contained in UIRT's registration
                statements filed under Section 12
                of the Securities Exchange Act


         A copy of Equity One's Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as amended, and a copy of UIRT's Annual Report on Form 10-K and Quarterly Report on Form 10-Q are being delivered with this proxy statement/prospectus. You may request a copy of the other documents incorporated by reference into this proxy statement/prospectus by writing to or telephoning Equity One or UIRT.

         Requests for documents should be directed to:

                Equity One, Inc.                           United Investors Realty Trust
                1696 N.E. Miami Gardens Drive              5847 San Felipe, Suite 850
                Miami, Florida 33179                       Houston, Texas 77057
                Attention:  Investor Relations             Attention:  Investor Relations
                (305) 947-1664                             (713) 781-2860

         This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in the affairs of Equity One or UIRT since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus with respect to Equity One was provided by Equity One and the information contained in this proxy statement/prospectus with respect to UIRT was provided by UIRT.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE

CENTREFUND REALTY (U.S.) CORPORATION

    Report of Deloitte & Touche LLP....................................................................         F-2

    Consolidated Balance Sheets........................................................................         F-3

    Consolidated Statements of Operations..............................................................         F-4

    Consolidated Statements of Shareholder's Equity....................................................         F-5

    Consolidated Statement of Cash Flows...............................................................         F-6

    Notes to Consolidated Financial Statements.........................................................         F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
Centrefund Realty (U.S.) Corporation

We have audited the accompanying consolidated balance sheets of Centrefund Realty (U.S.) Corporation as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

Toronto, Canada
March 19, 2001, except as to Note 17 which is as of May 18, 2001

                      CENTREFUND REALTY (U.S.) CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                         (IN THOUSANDS OF U.S. DOLLARS)




                                                         March 31,         December 31,        December 31,
                                                            2001               2000                1999
                                                      -----------------  ------------------ -------------------
                                                        (unaudited)
ASSETS
   Shopping centres (Note 2)                            $ 235,969            $ 236,512              $251,509
   Investments in joint ventures (Note 3)                  11,834               11,707                 9,279
   Cash and cash equivalents (Note 4)                       3,006                2,025                 8,429
   Amounts receivable (Note 5)                             14,221               15,719                16,529
   Other assets (Note 6)                                    6,565                6,725                 4,176
   Due from affiliated entities (Note 7)                       --               22,145                     -
   Deferred income tax assets (Note 15)                     1,268                1,723                     -
                                                      -----------------  ------------------ -------------------
                                                        $ 272,863            $ 296,556              $289,922
                                                      =================  ================== ===================

LIABILITIES

   Mortgages payable (Note 8)                            $161,956             $162,257              $141,286
    ccounts payable and
   A   accrued liabilities(Note 9)                         11,352               11,793                14,670
   Due to affiliated entities (Note 7)                      3,800               50,000                50,000
   Deferred income tax liabilities (Note 15)                   --                   --                 2,905
                                                          177,108              224,050               208,861

CONTINGENCIES (Notes 14 and 16)

SHAREHOLDER'S EQUITY                                       95,755               72,506                81,061
                                                      -----------------  ------------------ -------------------
                                                         $272,863             $296,556              $289,922
                                                      =================  ================== ===================


        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                        (IN THOUSANDS OF U.S. DOLLARS)



                                                Three months ended                          Year ended
                                          ------------------------------- -----------------------------------------------
                                             March 31,       March 31,     December 31,     December 31,   December 31,
                                               2001            2000            2000             1999           1998
                                          ---------------- -------------- ---------------  ------------------------------
                                            (unaudited)     (unaudited)
GROSS RENTAL INCOME                        $  9,570        $  10,872      $   39,651        $  38,995     $    27,370

PROPERTY OPERATING COSTS                      3,093            3,453          12,858           12,849           8,792
                                          ---------------- -------------- ---------------  ------------------------------
RENTAL INCOME                                 6,477            7,419          26,793           26,146          18,578

INTEREST AND OTHER INCOME                       314              462           1,518            1,796             585
                                          ---------------- -------------- ---------------  ------------------------------
                                              6,791            7,881          28,311           27,942          19,163
                                          ---------------- -------------- ---------------  ------------------------------

INTEREST AND OTHER EXPENSES
 (INCOME)
 Interest
    Mortgages (Note 11)                       3,099            2,466          11,996           10,030           6,589
    Affiliated entities                          --              890           3,562            3,793           2,279
    Debentures                                   --               --              --              382             512
                                          ---------------- -------------- ---------------  ------------------------------
                                              3,099            3,356          15,558           14,205           9,380

 Corporate expenses                             183              114             642            1,795           1,140
 Management fee to parent                       650              908           3,632               --              --
 Depreciation                                 1,559            1,858           6,984            6,330           4,325
 Equity (income) loss from investments
    in joint ventures                          (127)             134            (293)            (659)           (204)
 Other                                           --               --              --               --           3,531
                                          ---------------- -------------- ---------------  ------------------------------
                                              5,364            6,370          26,523           21,671          18,172
                                          ---------------- -------------- ---------------  ------------------------------
OPERATING INCOME BEFORE THE
 UNDERNOTED                                   1,427            1,511           1,788            6,271             991

PREVIOUS MANAGEMENT'S
 INCENTIVE AND OTHER FEES
 (Note 14)                                       --               --          14,944               --              --

TERMINATION OF ADVISORY
 SERVICES (Note 12(d))                           --               --              --            8,204              --
                                          ---------------- -------------- ---------------  ------------------------------
OPERATING (LOSS) INCOME BEFORE
 INCOME AND OTHER TAXES                       1,427            1,511         (13,156)          (1,933)            991
                                          ---------------- -------------- ---------------  ------------------------------

INCOME AND OTHER TAXES (Note 15)
 Current                                         50               95              25              595             835
 Deferred                                       455              525          (4,626)          (1,239)           (596)
                                          ---------------- -------------- ---------------  ------------------------------
                                                505              620          (4,601)            (644)            239
                                          ---------------- -------------- ---------------  ------------------------------
NET EARNINGS (LOSS) FOR THE PERIOD        $     922        $      891     $   (8,555)      $   (1,289)    $        752
                                          ================ ============== ===============  ==============================


        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY


                         (IN THOUSANDS OF U.S. DOLLARS)

                                                            Common Shares              Additional                         Total
                                                      -------------------------         Paid-In                        Shareholder's
YEARS ENDED                                            Number           Amount           Capital          Deficit         Equity
                                                      --------         --------        ----------        --------      -------------
                                                     (Note 10)
BALANCE,
   DECEMBER 31, 1997                                        30         $ 19,391         $ 10,143         $ (3,614)       $ 25,920

ISSUANCE OF COMMON SHARES                                   50           32,247               --               --          32,247

NET EARNINGS                                                --               --               --              752             752
                                                      --------         --------         --------         --------        --------
BALANCE,
   DECEMBER 31, 1998                                        80           51,638           10,143           (2,862)         58,919

ISSUANCE OF COMMON SHARES                                   37           23,431               --               --          23,431

NET LOSS                                                    --               --               --           (1,289)         (1,289)
                                                      --------         --------         --------         --------        --------
BALANCE,
   DECEMBER 31, 1999                                       117           75,069           10,143           (4,151)         81,061

NET LOSS                                                    --               --               --           (8,555)         (8,555)
                                                      --------         --------         --------         --------        --------
BALANCE,
    DECEMBER 31, 2000                                      117         $ 75,069         $ 10,143         $(12,706)       $ 72,506
                                                      ========         ========         ========         ========        ========



                                                           Common Shares                Additional                         Total
                                                       -------------------------         Paid-In                       Shareholder's
THREE MONTHS ENDED                                     Number            Amount          Capital          Deficit         Equity
                                                       --------         --------       ------------      -----------     -----------
                                                       (Note 10)                        (unaudited)      (unaudited)     (unaudited)
                                                              (unaudited)
BALANCE,
  JANUARY 1, 2000                                           117         $ 75,069         $ 10,143         $ (4,151)       $ 81,061

NET EARNINGS                                                 --               --               --              891               891
                                                       --------         --------         --------         --------        --------
BALANCE,
  MARCH 31, 2000                                            117         $ 75,069         $ 10,143         $ (3,260)       $ 81,952
                                                       ========         ========         ========         ========        ========
BALANCE,
  JANUARY 1, 2001                                           117         $ 75,069         $ 10,143         $(12,706)       $ 72,506

ISSUANCE OF COMMON SHARES                                    21           22,327               --               --          22,327

NET EARNINGS                                                 --               --               --              922             922
                                                       --------         --------         --------         --------        --------
BALANCE,
  MARCH 31, 2001                                            138         $ 97,396         $ 10,143         $(11,784)       $ 95,755
                                                       ========         ========         ========         ========        ========

        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                      (IN THOUSANDS OF U.S. DOLLARS)


                                                              Three months ended                        Year ended
                                                          --------------------------     -------------------------------------------
                                                          March 31,       March 31,      December 31,    December 31,   December 31,
                                                            2001            2000            2000            1999            1998
                                                          ---------       ---------      ------------  --------------   ------------
                                                         (unaudited)     (unaudited)
NET (OUTFLOW) INFLOW OF CASH
   RELATED TO THE FOLLOWING
      ACTIVITIES

OPERATING
   Net earnings (loss)                                    $     922       $     891       $  (8,555)      $  (1,289)      $     752
   Items not affecting cash
      Depreciation                                            1,559           1,858           6,984           6,330           4,325
      Loss (gain) on sale of real estate                         --              22             (71)             --              --
      Deferred income taxes                                     455             525          (4,626)         (1,239)           (596)
      Equity income from investments in
         joint ventures                                        (127)            134            (293)           (659)           (204)

   Change in assets and liabilities
      Amounts receivable                                      1,498           1,361           8,422             621          (1,590)
      Other assets                                               96              40          (3,065)           (161)         (3,071)
      Accounts payable and accrued
      liabilities                                              (441)            (37)         (2,877)          8,177           3,718
                                                          ---------       ---------       ---------       ---------       ---------
                                                              3,962           4,794          (4,081)         11,780           3,334
                                                          ---------       ---------       ---------       ---------       ---------
INVESTING
   Acquisition of shopping centres                               --              --              --          (7,143)       (100,124)
   Expansion and redevelopment of shopping
      centres                                                  (952)         (1,121)         (5,402)         (7,852)         (7,105)
   Proceeds on disposition of shopping
   centres                                                       --           5,000          14,000              --              --
   Distributions from joint ventures                             --              --           3,667             839              --
   Contributions to joint ventures                               --          (2,981)         (5,802)         (8,357)         (1,357)
   Advances to development partner                               --          (2,833)         (2,968)         (5,362)         (2,074)
   Investment in mortgages                                       --           4,470           4,470          (4,470)             --
   Due from affiliated entities                                  --              --         (31,259)             --              --
                                                          ---------       ---------       ---------       ---------       ---------
                                                               (952)          2,535         (23,294)        (32,345)       (110,660)
                                                          ---------       ---------       ---------       ---------       ---------
FINANCING
   Issue of common shares                                        --              --              --          23,431          32,247
   Due to affiliated entities                                (1,728)             --              --         (40,037)         22,400
   Proceeds from mortgage financings                             --          32,664          75,725          44,743          70,971
   Repayment of mortgages payable                              (301)        (37,917)        (54,754)        (11,709)           (546)
   Repayment of debentures                                       --              --          (6,579)           (895)
                                                          ---------       ---------       ---------       ---------       ---------
                                                             (2,029)         (5,253)         20,971           9,849         124,177
                                                          ---------       ---------       ---------       ---------       ---------
INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                             981           2,076          (6,404)        (10,716)         16,851

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                        2,025           8,429           8,429          19,145           2,294
                                                          ---------       ---------       ---------       ---------       ---------
CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                          $   3,006       $  10,505       $   2,025       $   8,429       $  19,145
                                                          =========       =========       =========       =========       =========

SUPPLEMENTARY INFORMATION
   Cash income taxes paid                                 $      --       $      --       $      25       $     836       $   1,037
   Cash interest paid                                     $   3,159       $   2,647       $  13,697       $  13,335       $   6,864

        See accompanying notes to the consolidated financial statements.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)


1.       SIGNIFICANT ACCOUNTING POLICIES

         The Company was incorporated under the laws of the state of Delaware on October 6, 1988, to engage in the business of acquiring, expanding, developing and redeveloping, and owning neighborhood and community shopping centres. The Company is an indirect wholly-owned subsidiary of Centrefund Realty Corporation ("CRC") which is itself indirectly controlled by Gazit Inc.

         The Company's financial statements are presented in accordance with accounting principles generally accepted in the United States and its significant accounting policies are as follows:

       PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the financial position, results of operations and cash flows of the Company and its wholly-owned subsidiaries. The Company also has three non-controlling interests in three separate unconsolidated real estate joint ventures, which are accounted for under the equity method. All significant intercompany amounts have been eliminated.

       SHOPPING CENTRES AND SHOPPING CENTRES UNDER REDEVELOPMENT

         Shopping centres are stated at cost less accumulated depreciation. Shopping centres under redevelopment are stated at cost. In the event that there is an impairment, the carrying value of the property is reduced to its estimated fair value. Cost includes all expenditures incurred in connection with the acquisition and redevelopment of the properties. These expenditures include acquisition costs, construction costs, other direct costs, building improvement costs and carrying costs. Carrying costs (including property taxes and interest on both specific and general debt, net of operating results) are capitalized into the cost of the properties until the property changes from non-operating to operating (which is based on achieving a satisfactory occupancy level within a predetermined time limit no later than one year from cessation of major construction activities). At that time, costs are no longer capitalized.

         The book values are reviewed for impairment on a property-by-property basis whenever events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Impairment is recognized when estimated future cash flows (undiscounted and without interest charges) to be received from the ongoing use and residual worth of the properties are less than the carrying amount of the property. These projections take into account the specific business plan for each property and management's best estimate of the most probable set of economic conditions anticipated in its market area.

         If impairment analysis assumptions change, then adjustments to the carrying amount of the Company's assets could occur. To the extent that a property is impaired, the excess of the carrying amount of the property over its estimated fair value is charged to income. There was no impairment charges recorded to the carrying value of the shopping centres and shopping centres under redevelopment for the periods ended March 31, 2001 and 2000, and December 31, 2000, 1999 and 1998.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       DEPRECIATION

         Depreciation of the Company's buildings and improvements is provided for using the straight-line method over the estimated useful lives of the assets which is typically 40 years, except for building improvements related to tenant improvements which are amortized over the lesser of the asset's useful lives or the terms of the related leases.

         Leasing fees and tenant inducements incurred on securing leases are amortized over the term of such leases on a straight-line basis.

         The Company amortizes commitment fees and other costs incurred in connection with debt financing over the term of such financing.

       CASH AND CASH EQUIVALENTS

         For the purposes of the statements of cash flows, the Company considers certificates of deposit with an initial maturity of three months or less to be cash equivalents.

       INVESTMENTS IN JOINT VENTURES

         The Company accounts for its investments in joint ventures using the equity method. Should management determine that an investment has suffered a decline in value which it considered to be other than temporary, the investment would be written down to estimated realizable value.

       GROSS RENTAL INCOME

         Gross rental income includes rents earned from tenants under lease agreements and incidental income.

       INCOME TAXES

         Income taxes are accounted for using the liability method. Under this method, deferred income taxes are recognized for the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax values.

         Deferred income taxes are computed using enacted corporate income tax rates for the years in which the differences are expected to reverse.

       OTHER COMPREHENSIVE INCOME

         A statement for other comprehensive income has not been prepared as there are no components of other comprehensive income.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       FINANCIAL INSTRUMENTS

         The fair value of the Company's financial instruments is estimated based on the amount at which these instruments could be exchanged in a transaction between knowledgeable and willing parties. Fair value is estimated using market values where available or using present value techniques and assumptions concerning the amount and the timing of expected future cash flows and discount rates which reflect the appropriate level of risk of the instrument. The estimated fair values may differ from those which could be realized in an immediate settlement of the instruments. The fair value of cash and cash equivalents approximates their carrying value.

         Certain amounts receivable, other assets, and accounts payable and accrued liabilities, are assumed to have a fair value that approximates their historical cost carrying amount due to their short-term nature.

         The fair value of the loans and mortgages receivable, and mortgages payable has been determined by discounting the cash flows of these financial obligations using market rates for debt of similar corresponding terms and risk.

         The Company may periodically enter into interest rate swap transactions to fix interest rates on debt or to lock in rates on anticipated debt issuances. These derivative financial instruments are designated as hedges and are effective in meeting the risk reduction objectives of the Company by generating cash flows which offset the cash flows related to the debt in respect of amount and timing. The initial cost of entering into such transactions is recorded as interest expense over the term of the debt. Any ongoing difference payable or receivable on such transactions is recorded as an adjustment to interest expense.

       NEW ACCOUNTING PRONOUNCEMENTS

         Beginning January 1, 2001, the Company will be adopting FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and the corresponding amendments under FASB Statement No. 138 ("SFAS 138"). FAS 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or shareholder's equity (as a component of comprehensive income), depending on whether the derivative is designated as a hedge and whether it is being used to hedge changes in fair value or cash flows. SFAS 138 amends certain provisions of SFAS 133 to clarify four areas causing difficulties in implementation. As of March 31, 2001 and January 1, 2001, the cumulative effect of adopting SFAS 133, as amended by SFAS 138, did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)


1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       USE OF ESTIMATES

         The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from such estimates.

2.     SHOPPING CENTRES

         Shopping centres consist of the following:

                                                       March 31,         December 31,        December 31,
                                                         2001               2000                1999
                                                    ---------------     --------------     ---------------
                                                     (unaudited)
        Shopping centres in operation
          Land                                          $  46,758           $  46,758           $  49,035
          Buildings and improvements                      200,805             199,678             207,271
                                                        ---------           ---------           ---------
          Deferred leasing costs                            8,210               8,078               6,012
                                                          255,773             254,514             262,318

          Accumulated depreciation                        (23,031)            (21,536)            (16,315)
                                                        ---------           ---------           ---------
                                                          232,742             232,978             246,003
                                                        ---------           ---------           ---------

        Shopping centres under redevelopment
          Acqusition costs                                  2,460               2,460               2,258
          Development costs                                     4                 690               2,135
          Interest costs                                      234                 140                 600
          Other net carrying costs                            529                 244                 513
                                                            3,227               3,534               5,506
                                                        ---------           ---------           ---------
                                                        $ 235,969           $ 236,512           $ 251,509
                                                        =========           =========           =========




                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

3.     INVESTMENTS IN JOINT VENTURES

       Investments in joint ventures consist of the following:


                                                                  March 31, 2001
                                ----------------------------------------------------------------------------------------
                                                                                  (unaudited)
                                 Balance,          Net Income
                                Beginning of           for                                                    Balance,
                                  Period           the Period          Distributions        Contributions    End of Period
                                ------------       ------------        -------------        -------------    -------------
Cashmere Developments
  Joint Venture                    $ 1,313               $ 10             $    --               $   --         $  1,323

Centrefund Development
  Group LLC                          6,986                 42                  --                   --            7,028

Centrefund Development
  Group II LLC                       3,408                 75                  --                   --            3,483
                                   -------             -----              ------               -------           -------
                                  $ 11,707              $ 127             $    --               $   --         $ 11,834
                                   =======             =====              ======               =======           =======




                                                               December 31, 2000
                                ----------------------------------------------------------------------------------------
                                 Balance,          Net Income
                                Beginning of       (Loss) for                                                  Balance,
                                  Period           the Period          Distributions        Contributions    End of Period
                                ------------       ------------        -------------        -------------    -------------
Cashmere Developments
  Joint Venture                    $ 1,765              $ 11              $ (463)             $     --          $ 1,313

Centrefund Development
  Group LLC                          4,193              (339)                 --                 3,132            6,986

Centrefund Development
  Group II LLC                       3,321               621              (3,204)                2,670            3,408
                                   -------             -----              ------               -------           -------
                                   $ 9,279             $ 293            $ (3,667)              $ 5,802         $ 11,707
                                   =======             =====              ======               =======           =======





                                                                  December 31, 1999
                                ----------------------------------------------------------------------------------------
                                 Balance,          Net Income
                                Beginning of       (Loss) for                                                  Balance,
                                  Period           the Period          Distributions        Contributions    End of Period
                                ------------       ------------        -------------        -------------    -------------

Cashmere Developments
  Joint Venture                      $ 443             $ 139              $ (610)              $ 1,793           $ 1,765

Centrefund Development
  Group LLC                             --               194                  --                 3,999             4,193

Centrefund Development
  Group II LLC                         659               326                (229)                2,565             3,321
                                   -------             -----              ------               -------           -------
                                   $ 1,102             $ 659              $ (839)              $ 8,357           $ 9,279
                                   =======             =====              ======               =======           =======

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




3.     INVESTMENTS IN JOINT VENTURES (CONTINUED)

       The Company has non-controlling interests in three separate unconsolidated equity investment joint ventures. These ventures own land, shopping centres and shopping centres under development and are primarily engaged in the development of neighborhood and community-sized shopping centres.

       The Company holds a 50.1% non-controlling interest in two of the joint ventures (Centrefund Development Group LLC and Centrefund Development Group II LLC) with North American Shopping Center Corp. ("NASCC") holding the remaining 49.9% interest. NASCC is indirectly controlled by the Company's Property Manager and two of the Company's former directors. The Company holds a 50% interest in Cashmere Developments Joint Venture with NASCC and another unrelated party each holding 25%.

       Subsequent to year end, in accordance with the terms of the partnership agreements, the partners agreed to wind up the partnerships on an orderly basis. Any properties not purchased by the partners will be sold to third parties.

       The Company has advanced at March 31, 2001 $12.5 million ($12.2 million and $9.2 million at December 31, 2000 and 1999, respectively) in loans to its development partner, NASCC, to partially finance its investment in the development partnership. The loans bear interest at rates varying from the Company's cost of funds to 10%. For the period ended March 31, 2001, the Company earned interest of $ 0.4 million ($1.3 million and $0.7 million at December 31, 2000 and 1999, respectively) from loans to the development partner which will be repaid from cash flows generated from the development properties and from the development partner's share of proceeds generated from refinancing or sales.

       The Company is contingently liable for certain of the obligations of the partnership ventures and all of the assets of the partnership ventures are available for the purpose of satisfying such obligations and guarantees (See Note 16).

       The following amounts represent condensed combined financial information on the partnership interests:

                                         March 31,         December 31,        December 31,
                                            2001               2000               1999
                                        ------------      ---------------     --------------
                                        (unaudited)
Assets                                    $ 58,607           $ 56,374           $ 36,071
Liabilities                               $ 37,935           $ 35,011           $ 18,411
Revenues                                  $    991           $  2,578           $  1,373
Expenses                                  $    737           $  1,992           $     55

Cash flows provided by (used in)
   Operating activities                   $   (438)          $    829           $  1,752
   Financing activities                   $  3,898           $ 19,873           $ 21,818
   Investing activities                   $ (3,520)          $(20,746)          $(23,469)


                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



4.     CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of the following:

                                     March 31,     December 31,     December 31,
                                      2001             2000            1999
                                    ----------     ------------     -----------
                                   (unaudited)

        Cash                          $3,006          $2,025          $2,321
        Certificates of deposit           --              --           6,108
                                      ------          ------          ------
                                      $3,006          $2,025          $8,429
                                      ======          ======          ======


5.     AMOUNTS RECEIVABLE

       Amounts receivable consist of the following:

                                    March 31,     December 31,      December 31,
                                      2001            2000             1999
                                   ----------     ------------      ------------
                                  (unaudited)

Amounts receivable                  $  1,742           $  3,715        $  3,117
Loans receivable from
   development partner (a)            12,511             12,213           9,245
Mortgage receivable (b)                   --                 --           4,470
Allowance for doubtful accounts          (32)              (209)           (303)
                                    --------           --------        --------
                                    $ 14,221           $ 15,719        $ 16,529
                                    ========           ========        ========


       (a) Pursuant to a memorandum of agreement dated September 15, 1997, the Company has advanced amounts to fund development activities in partnerships with NASCC and affiliates (see Note 3), to finance a portion of its capital requirements in the development partnerships. The loans bear interest at rates varying from the Company's cost of funds to 10% and are repayable from the development partner's share of proceeds generated from refinancings or sales. The Company has taken assignments of the development partner's debt and equity interests in the development partnerships as security for the loans receivable.

       (b) The mortgage receivable due, from one of the partnership ventures (see Note 3), bore interest at the rate of 10% and was repaid in 2000. In 2000, the Company earned interest income in the amount of $0.4 million (1999 - $0.4 million).

             The fair value of the loans and mortgage receivable at March 31, 2001, December 31, 2000 and 1999 approximate their carrying amounts.

             The Company is exposed to credit risk to the extent that debtors fail to meet their obligations. This risk is alleviated by minimizing the amount of exposure the Company has to any one tenant, ensuring a diversified tenant mix, acquiring properties in superior geographic locations, and by the hypothecated properties.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



6.     OTHER ASSETS

       Other assets consist of the following:

                                            March 31,     December 31,      December 31,
                                              2001            2000             1999
                                           ----------     ------------      ------------
                                          (unaudited)
        Deferred financing costs            $  2,583        $  2,330        $  1,180
        Prepaid expenses and other assets      3,982           4,395           2,996
                                            --------        --------        --------
                                            $  6,565        $  6,725        $  4,176
                                            ========        ========        ========

7.     DUE FROM/TO AFFILIATED ENTITIES

             Amounts due from/to entities under common control bear interest at varying rates, are unsecured and are repayable on demand. The fair value of the amounts due to affiliated entities at March 31, 2001, December 31, 2000 and 1999 approximate their carrying values.

             Effective January 2, 2001, $27.7 million of amounts due to and from affiliates were offset and $22.3 million due to an affiliated entity was settled in return for the issuance of 21 common shares of the Company.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



8.     MORTGAGES PAYABLE

       Mortgages payable secured by shopping centres consist of the following:


                            Interest                                March 31,      December 31,    December 31,
Property                      Rate             Maturity Date          2001            2000             1999
                         ----------------   ---------------------  ------------  --------------  ---------------
                                                                   (unaudited)
Harbour Center                       7.0    October 1, 2013           $ 12,610        $ 12,645         $ 12,770
Arlington/Village
    by the Parks                    8.18    June 1, 2002                 3,786           3,805            3,881
Plymouth Park - North               8.25    August 1, 2010               8,993           9,040               --
Plymouth Park - West                8.25    August 1, 2010               2,569           2,583               --
Eckerd Plaza - South                8.25    August 1, 2010                 642             646               --
Kroger Plaza - East                 8.25    August 1, 2010                 642             646               --
Sterling Plaza                      8.75    September 1, 2005            4,239           4,260            4,337
Townsend Square                      8.5    October 1, 2005              5,036           5,051            5,108
Minyards/Garland                    8.32    November 1, 2010             2,599           2,607               --
Wurzbach Centre                 Variable    December 31, 2004            1,061           1,064               --
Boynton Plaza                       8.03    July 1, 2010                 7,663           7,676            4,752
Prosperity Centre                  7.875    March 1, 2009                7,261           7,332            7,604
Westburry                            7.3    October 1, 2008              2,348           2,352            2,376
Jonathans Landing                   8.05    May 1, 2010                  2,979           2,984               --
Turkey Lake/Kirkman                 8.74    June 1, 2010                 9,705           9,719               --
Ross/West Hills                     8.74    June 1, 2010                 6,769           6,779               --
Bluffs Square Shoppes               8.74    June 1, 2010                10,278          10,292               --
                                                                      --------        --------        ---------
                                                                        89,180          89,481           40,828
                                                                      --------        --------        ---------

Mortgages payable to a company under common control

Copperfield                        6.615    October 31, 2003             9,350           9,350            9,350
Steeplechase                       7.005    February 1, 2004             6,935           6,935            6,935
Mission Bend                       7.005    February 1, 2004             7,007           7,007            7,007
Grogan's Mill                      7.005    February 1, 2004             8,794           8,794            8,794
Beechcrest                         7.005    February 1, 2004             4,362           4,362            4,362
Kingwood                           7.005    February 1, 2004                --              --            6,077
Marco Island               LIBOR + 1.625    November 1, 2003             9,790           9,790            9,790
Oakbrook                   LIBOR + 1.625    February 1, 2003             8,663           8,663            8,663
Sawgrass                   LIBOR + 1.625    June 1, 2005                 8,580           8,580            6,490
Boca Village               LIBOR + 1.625    June 1, 2005                 9,295           9,295            7,508
Woodforest/Eastbelt                7.005    February 1, 2004                --              --            5,077
Turkey Lake/Kirkman        LIBOR + 1.625    June 1, 2010                    --              --            6,985
Ross/West Hills            LIBOR + 1.625    June 1, 2010                    --              --            4,565
Bluffs Square Shoppes      LIBOR + 1.625    June 1, 2010                    --              --           8,855
                                                                        72,776          72,776          100,458
                                                                      --------        --------        ---------
                                                                      $161,956        $162,257        $ 141,286
                                                                      ========        ========        =========


       Included in mortgage interest expense at March 31, 2001 and 2000 is $ 1.3 million and $ 1.9 million, respectively, (December 31, 2000 - $6.7 million; 1999 - $6.8 million; 1998 - $3.2 million) paid on mortgages to a company under common control.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




8.     MORTGAGES PAYABLE (CONTINUED)

             As at December 31, 2000, principal repayments of mortgages payable are due as follows:

             Year ending December 31,
             2001                            $  1,315
             2002                               5,415
             2003                              20,288
             2004                              28,083
             2005                              34,878
             Thereafter                        72,278
                                             --------
                                             $162,257
                                             ========


             The fair value of mortgages payable at March 31, 2001, December 31, 2000 and 1999 approximate their carrying values.

             The Company is exposed to financial risks arising from fluctuations in interest rates that could cause a variation in earnings. The Company periodically enters into interest rate swap transactions to fix interest rates on current or future outstanding debt. The Company has entered into interest rate swap contracts on $18.2 million of debt included in mortgages payable, effectively converting the debt from variable rate debt into fixed rate debt maturing in 2001.

             As part of its risk management program, the Company endeavors to maintain an appropriate mix of fixed rate and floating rate debt and strives to match the nature and timing of lease inflows to financing thereon.

9.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                          March 31,              December 31,        December 31,
                                             2001                  2000                  1999
                                        ---------------      ----------------     -----------------
                                         (unaudited)
        Accounts payable                   $  3,928              $  4,647              $  5,502
        Accrued liabilities                   5,802                 5,448                 7,639
        Security deposits                     1,622                 1,698                 1,529
                                           --------              --------              --------
                                           $ 11,352              $ 11,793              $ 14,670
                                           ========              ========              ========


                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)



10.    SHARE CAPITAL

       The share capital of the Company consists of the following:

                                                       March 31,            December 31,          December 31,
                                                          2001                  2000                  1999
                                                     ---------------      ----------------     -----------------
                                                      (unaudited)
Authorized
          3,000 common shares without par value
Issued
            138 common shares (December 31,
                2000 and 1999 - 117
                common shares)                            $ 97,396             $ 75,069              $ 75,069
                                                          ========             ========              ========



       Effective January 2, 2001, the Company issued 21 common shares to an affiliated entity with a value of $22.3 million in consideration for the settlement of amounts due to affiliated entities in the amount of $22.3 million.

11.    INTEREST EXPENSE ON MORTGAGES

       Interest expense incurred on mortgages consists of the following:

                                      Three months ended         Year ended
                                 -----------------------------  ----------------------------------------------
                                  March 31,       March 31,      December 31,    December 31,   December 31,
                                     2001           2000            2000            1999            1998
                                 -------------  --------------  --------------  --------------  --------------
                                 (unaudited)     (unaudited)

Total interest cost                  $ 3,160         $ 2,494        $ 12,250        $ 10,592         $ 7,250
Less interest capitalized on
    Shopping centres
      under development                  (61)            (28)           (254)           (562)           (661)
                                     -------         -------        --------        --------         -------
                                     $ 3,099         $ 2,466        $ 11,996        $ 10,030         $ 6,589
                                     =======         =======        ========        ========         =======




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES

       Dawsco Realty Advisory Corp. (the "Advisor"), a private Ontario corporation controlled by two of the ultimate parent company's former directors, one of whom was the Chairman, President and Chief Executive Officer of the parent company until August 18, 2000, was responsible for managing and administering all the affairs of the Company, pursuant to an Advisory Agreement made February 15, 1994 (the "Advisory Agreement") and subsequently revised effective January 1, 2000.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES (CONTINUED)

       The fees paid, advanced, or accrued to the Advisor, expressed in thousands of dollars, are summarized as follows:

                                        Three months ended        Year ended
                                    ---------------------------- ---------------------------------------------
                                     March 31,      March 31,     December 31,    December 31,  December 31,
                                        2001          2000           2000            1999           1998
                                    ------------- -------------- --------------  -------------- --------------
                                    (unaudited)    (unaudited)
Advisory fees(a)                            $ --         $  --       $     --         $ 1,763        $ 1,056
Acquisition and disposition fees(b)           --            --             --             122            818
Annual incentive fees(c)                      --           368            550             482            210
Advisory termination fees(d)                  --            --           (968)          8,204             --
Fair value incentive amount and
   other fees (Note 14)                       --            --         13,694              --             --
Annual base incentive fees(d)(ii)             --           155            362              --             --
                                            ----         -----       --------        --------        -------
Total                                       $ --         $ 523       $ 13,638        $ 10,571        $ 2,084
                                            ====         =====       ========        ========        =======



       (a)   Advisory Fees

             Until December 31, 1999 (see Note 12 (d)), the Advisor was paid an annual advisory fee equal to 0.6% of the total cost of the Company's assets.

             During 1999, $0.18 million (1998 - $0.18 million) in advisory fees were capitalized to shopping centres under redevelopment and land and shopping centres under development.

       (b)   Acquisition and Disposition Fees

             Until December 31, 1999 (see Note 12 (d)), the Advisor was also paid an acquisition fee of 1.5% of the total acquisition price upon the purchase of any property by the Company and a disposition fee of 0.5% of the aggregate sale price of any property sold by the Company.

       (c)   Annual Incentive Fees

             Until August 17, 2000 (see Note 14), the Advisor was entitled to earn an annual incentive fee equal to 20% of the amount by which the aggregate net property cash flow and the aggregate net sale proceeds generated by the Company's shopping center portfolio, and other related assets, exceed 10% of the aggregate equity invested in such portfolio and other assets.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES (CONTINUED)

        (d)  Advisory Termination Fees

             In November 1999, the Board of Directors of the Company approved a transaction to terminate the advisory fee and acquisition and disposition fee components and revise the incentive fee provisions of the Advisory Agreement. Pursuant to the transaction, the amended Advisory Agreement could be terminated by the Company at the expiration of the current term on March 29, 2004, subject to obtaining shareholder approval or upon the expiration of any subsequent term. In addition, the Advisor agreed to continue to provide the strategic services of the parent company's Chairman, President and Chief Executive Officer. The transaction took effect on January 1, 2000.

             If the amended Advisory Agreement was terminated March 29, 2004, then:

             o Effective January 1, 2000 and for the balance of the term, the annual incentive fees (see Note 12 (c)) would be calculated solely with reference to the shopping center portfolio and related assets owned by the Company as at September 30, 1999;

             o The Fair Value Incentive Amount (see Note 14), payable upon termination of the amended Advisory Agreement, would be calculated solely with reference to the shopping center portfolio and related assets owned by the Company as at September 30, 1999;

             o The Company would have the option to satisfy the Fair Value Incentive Amount in a combination of cash and common shares of CRC, provided that the cash portion of such combined payment represented at least 50% thereof, the common shares forming part of such combined payment were issued on a tax-deferred basis to the Advisor and certain other conditions were met; and

             o The property management agreement would be terminated effective March 29, 2004 (see Note 13).

       As consideration for the amendments to the Advisory Agreement and in consideration for the Advisor continuing to provide the strategic services of the Company's Chairman, President and Chief Executive Officer, the Advisor was to receive the following:

       (i) An advisory termination fee of $6.4 million (Cdn. $9.5 million) plus interest to the payment date in the amount of $0.27 million.

       (ii) An annual base incentive fee. An amount of $0.36 million was paid under this agreement in 2000. On the change of control (see Note
             14), under the terms of the amended Advisory Agreement, the total amount payable to the end of the contract term was accelerated and resulted in a further $2.7 million payment.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




12.    RELATED PARTY TRANSACTIONS - ADVISOR'S FEES (CONTINUED)

       (iii) A stock appreciation package, which effectively represented at the time of issue the appreciation in the value of 1,500,000 common shares of CRC measured with reference to a base price of Cdn. $14 per share, which would be satisfied by the payment of:

             (A) a fee of $1.5 million (Cdn. $2.2 million) which would, except in certain circumstances, be used to purchase incentive warrants of CRC ("Incentive Warrants") entitling the holder thereof to purchase an aggregate of up to 3,600,000 common shares of CRC at an exercise price of Cdn. $14 per share (as adjusted), having a term expiring on January 1, 2005; and

             (B) if applicable, a fee of $550 thousand (Cdn. $800 thousand) which would, except in certain circumstances, be used to purchase common share purchase warrants of CRC having a term of five years from the date of their issuance and representing a right to subscribe for up to 3,600,000 common shares of CRC less the aggregate number of common shares of CRC acquired by the holders of the Incentive Warrants for an exercise price equal to the greater of the fair market value of the common shares on the date of issuance of such warrants and Cdn. $14 per share (as adjusted).

       On the change of control, under the terms of the amended Advisory Agreement, the stock appreciation package became payable in cash as fair value and annual incentive amendment fees totaling $2.2 million (Cdn. $3.0 million).

       Pursuant to a fee sharing agreement, the Property Manager received a portion of all of the consideration received by the Advisor, except for the annual base incentive fee.

       A provision for the advisory termination transaction was recorded in the financial statements at December 31, 1999 totaling $8.20 million. The payment was in respect of the termination of the advisory fee and acquisition and disposition fee components of the Advisory Agreement and third party professional and consulting costs. The Advisory Agreement was terminated in August 18, 2000 in accordance with its terms (see Note 14).

13.    PROPERTY MANAGEMENT AND ASSET MANAGEMENT FEES

       Centrecorp Management Services Limited (the "Property Manager"), a private Ontario corporation controlled by two of the parent company's former directors, acts as the Company's property manager pursuant to a Property Management Agreement made February 15, 1994. The Property Management Agreement expires March 29, 2004. The Property Manager has also been retained by the joint venture partnerships to act as the partnership's property manager, investment advisor and consultant with respect to the acquisition, development and retention of property, pursuant to an agreement effective January 1, 2000. The Property Manager is responsible for all property management functions, including property administration, maintenance and leasing. This agreement was cancelled effective December 1, 2000 (see Note 14).

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




13.    PROPERTY MANAGEMENT AND ASSET MANAGEMENT FEES (CONTINUED)

         The property manager also received a portion of the acquisition and disposition fees and annual incentive fees paid to the Advisor.

         The fees earned by the Property Manager are summarized as follows:

                                                 Three months ended                   Year ended
                                         -----------------------------------     -------------------------
                                          March 31,   March 31,    December 31,  December 31, December 31,
                                            2001         2000         2000         1999         1998
                                            ------       ------       ------     ------------ ------------
                                           (unaudited)    (unaudited)

        Property and asset
           management fees                  $  381       $  290       $1,530       $  143       $  780
        Construction supervision fees           49           23          295          283          271
        Leasing fees                           288          160          947        1,005          617
        Overhead cost reimbursements             1           46          140          106          125
                                            ------       ------       ------       ------       ------
        Total                               $  719       $  519       $2,912       $1,537       $1,793
                                            ======       ======       ======       ======       ======


         Under the terms of an asset management agreement effective August 18, 2000, Equity One Realty & Management Inc. ("Equity One"), a wholly-owned subsidiary of Equity One, Inc., a publicly traded company controlled by the Company's ultimate controlling shareholder, was retained by the Company as an asset manager of the Company's United States portfolio until November 30, 2000 and thereafter for the Texas portfolio. The agreement is cancelable on 30 days notice. Equity One earned an amount of $0.35 million in 2000 under the terms of the agreement.

         Under the terms of a property management agreement effective December 1, 2000, Equity One was retained as property manager of the majority of the Company's Florida property portfolio. The agreement is cancelable on 120 days notice. Equity One earned an amount of $0.05 million in 2000 under the terms of the agreement.

14.    PREVIOUS MANAGEMENT'S INCENTIVE AND OTHER FEES

         On August 18, 2000, the Gazit Group purchased a controlling interest in the parent company, pursuant to the terms of a take-over bid (the "Offer"). Prior to this change in control, the former management had a number of incentives in place pursuant to advisory and certain other agreements as outlined in Note 12.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)




14.    PREVIOUS MANAGEMENT'S INCENTIVE AND OTHER FEES (CONTINUED)

       On the acquisition of control, in accordance with the terms of the amended Advisory Agreement, all of the incentive fees became payable in cash and the Advisory Agreement was terminated. On termination of the Advisory Agreement, in accordance with its terms, the Advisor also became entitled to receive a fair value incentive amount equal to 20% of the excess of the fair market value of the Company's shopping center portfolio and other related assets over the aggregate of: (i) the recorded cost of such portfolio and assets, determined at the termination date, and (ii) the aggregate amount required to have provided the Company since March 29, 1994 with a 10% compound, cumulative annual return on the average aggregate equity allocable to such portfolio and assets, net of annual incentive fees paid to the Advisor and after taking into consideration aggregate net property cash flow and aggregate net sale proceeds received with respect to such portfolio and assets.

       Former management of the Company, which included the Company's former Chairman, President and Chief Executive Officer and who also controlled the Advisor, calculated and accrued the fair value incentive amount to be $8.8 million. This amount was recorded after an offer by the Gazit Group to acquire a controlling interest in the parent company in June 2000. At December 31, 2000, $3.7 million of the fair value incentive amount had been advanced. The unpaid amount, if any, is secured by a fixed and floating charge over two of the Company's shopping centres. The fair value incentive amount, as calculated by the Advisor, was based on the Advisor's estimate of the fair market value of the Company's shopping center portfolio.

       Current management of the Company is disputing the calculation of the fair value incentive amount, including amounts that have been advanced. When the dispute is resolved, the fair value incentive amount could be significantly different from the amount recorded.

       The previous management's incentive fees and certain other costs, primarily associated with the parent company's consideration of the Offer, and the cost of canceling the property management contract as it pertains to the Florida property portfolio, in accordance with a settlement agreement dated August 18, 2000, are summarized as follows:

Fair value incentive amount, as calculated and
   accrued by previous management and currently under dispute          $ 8,818
                                                                       -------
Acceleration of annual base incentive fee (Note 12 (d) (ii))             2,687
Fair value and annual incentive amendment fees (Note 12 (d) (iii))       2,189
                                                                        13,694
Property management cancellation fees                                    1,250
                                                                       -------
                                                                       $14,944
                                                                       =======

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)





15.    INCOME TAXES

       The Company's activities are carried out directly and through operating subsidiaries and partnership ventures in the United States.

       The income tax provision (recovery) reflected in the consolidated statements of operations differs from the amounts computed by applying the federal statutory rate of approximately 35% to income (loss) before income and other taxes as follows:

                                                  Three months ended                     Year ended
                                               March 31,     March 31,      December      December      December
                                                  2001          2000        31, 2000      31, 1999      31, 1998
                                              (unaudited)   (unaudited)
     Federal income tax provision
        (recovery) at statutory rate            $   499       $   529       $(4,605)      $  (698)          347
     Increase (decrease) in taxes resulting
        from State income taxes, net of
        federal impact                               36            38          (329)          (27)           25
     Other                                          (30)           53           333            81          (133)
                                                -------       -------       -------       -------       -------
                                                $   505       $   620       $(4,601)      $  (644)      $   239
                                                =======       =======       =======       =======       =======


         The Company's deferred income tax assets and liabilities are summarized as follows:

                                                                March 31,         December 31,       December 31,
                                                                  2001                2000               1999
                                                                ----------         ----------          ----------
                                                               (unaudited)
      Deferred income tax assets
           Losses available for carry-forward                   $    5,722         $    6,177          $        -
           Other assets                                              2,143              2,143               3,358
           U.S. state taxes and minimum tax credits                  1,380              1,380               1,053
                                                                ----------         ----------          ----------
                                                                     9,245              9,700               4,411
      Deferred income tax liabilities
           Shopping centres                                          7,977              7,977               7,316
                                                                ----------         ----------          ----------
      Deferred income tax assets (liabilities), net             $    1,268         $    1,723          $   (2,905)
                                                                ==========         ==========          ==========


       As at March 31, 2001, the Company has tax loss carry-forwards for income tax purposes of approximately $15 million ($16 million and $Nil at December 31, 2000 and 1999, respectively), which have been recognized as deferred income tax assets and are available to reduce future taxable income. These tax loss carry-forwards expire on December 31, 2020.

                      CENTREFUND REALTY (U.S.) CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INFORMATION AS AT AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 AND 2000 IS UNAUDITED)
                 (TABULAR AMOUNTS IN THOUSANDS OF U.S. DOLLARS)






16.    CONTINGENCIES

       (a) The Company monitors its properties for the presence of hazardous or toxic substances. The Company is involved in a legal action relating to an environmental liability with respect to two of its properties. In management's opinion, the liability, if any, that may ultimately result from this environmental issue is not expected to have a material adverse effect on the Company's business assets or results of operations. The Company is not aware of any other environmental liability with respect to the properties. However, there can be no assurance that any other material environmental liabilities do not exist. The existence of any such material environmental liability would have an adverse effect on the Company's results of operations and cash flows.

       (b) The Company has provided guarantees at March 31, 2001 for approximately $ 35.0 million (December 31, 2000 and 1999 of $32.7 million and $19.1 million, respectively) to various lenders in connection with loans advanced to Centrefund Development Group.

       (c) The Company is also contingently liable for letters of credit at March 31, 2001 in the amount of $ 2.3 million (December 31, 2000 and 1999 of $2.3 million and $0.7 million, respectively) issued in the ordinary course of business.

17.    SUBSEQUENT EVENT

       The Company's indirect parent, Centrefund Realty Corporation ("Centrefund") entered into an agreement on May 18, 2001 to sell all of the outstanding shares of the Company to Equity One, Inc., ("Equity One") in exchange for 10,500,000 shares of common stock of Equity One. The transaction is subject to, among other things, the approval of the minority shareholders of Centrefund. Centrefund and Equity One share a common indirect parent company.

                                    ANNEX A
                                    -------








                         REORGANIZATION MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of June 29, 2001, among UIRT, L.P., a Florida limited partnership ("UIRT, L.P."), UIRT Holding Corp., a Maryland corporation ("UIRT HOLDING"), and United Investors Realty Trust, a Texas real estate investment trust (the "COMPANY").

                                    RECITALS

         WHEREAS, the general partner and limited partner (the "PARTNERS") of UIRT, L.P., and the Board of Trust Managers of the Company have determined that it is in the best interests of the Partners and the shareholders of the Company for UIRT, L.P. to acquire the Company, upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Trust Managers of the Company has adopted resolutions approving the acquisition of the Company by UIRT, L.P., this Agreement and the transactions contemplated hereby, and has agreed to recommend that the Company's shareholders approve and adopt this Agreement and the transactions contemplated hereby;

         WHEREAS, the Partners of UIRT, L.P. have approved the acquisition of the Company by UIRT, L.P., this Agreement and the transactions contemplated hereby;

         WHEREAS, UIRT, L.P. and the Company have agreed (subject to the terms and conditions of this Agreement) as soon as practicable to effect the merger of the Company with and into UIRT, L.P. pursuant to Sections 23.10, 23.30, 23.40 and 23.50 of the Texas Real Estate Investment Trust Act (the "REIT ACT") and Sections 620.201, 620.202 and 620.203 of the Florida Revised Uniform Limited Partnership Act ("RULPA"), as more fully described herein; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the REIT Act and RULPA, the Company shall be merged with and into UIRT, L.P. (the "MERGER") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article 4. UIRT, L.P. shall be the surviving entity in the Merger (the "SURVIVING ENTITY") under the name UIRT, L.P., and shall continue its existence under the laws of Florida. The separate legal existence of the Company shall cease. The parties hereto may by mutual agreement at any time change the method of effecting the combination between UIRT, L.P. and the Company (including the provisions of this Article 1) if and to the extent the parties deem such change to be desirable; PROVIDED, HOWEVER, that no such change shall (A) alter or change the amount or kind of Exchange Ratio (as defined in Section 2.1(a)) as provided for in this Agreement or (B) materially impede or delay consummation of the transactions contemplated by this Agreement.

         Section 1.2 CONSUMMATION OF THE MERGER. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the County Clerk's Office in Harris County, Texas duly executed Articles of Merger as required by the REIT Act and by filing Articles of Merger with the Department of State of Florida as required by RULPA, and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. Prior to the filing referred to in this Section, a closing (the "CLOSING") for the purpose of confirming all the foregoing will be held at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131 (or such other place as the parties may agree) on a date (the "CLOSING DATE") as soon as practicable, but in no event more than three business days, after the conditions set forth in Article 4 have been satisfied or waived in accordance with the terms of this Agreement. The time the Merger becomes effective in accordance with applicable law is referred to as the "EFFECTIVE TIME."

         Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the REIT Act and RULPA and set forth herein.

         Section 1.4 PARTNERSHIP AGREEMENT. The partnership agreement of UIRT, L.P. immediately prior to the Effective Time shall be the partnership agreement of the Surviving Entity.

         Section 1.5 GENERAL PARTNER AND LIMITED PARTNER. The general partner and limited partner of UIRT, L.P. immediately prior to the Effective Time shall be the general partner and limited partner of the Surviving Entity.

                                   ARTICLE 2.
                              EFFECTS OF THE MERGER

         Section 2.1       CONVERSION OF SHARES

                  (a) Each common share of beneficial interest in the Company, no par value (the "SHARES"), issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company, all of which shall be canceled and cease to exist, without consideration being payable therefor) shall, by virtue of the Merger, be converted at the Effective Time (the "EXCHANGE RATIO"), upon the surrender of the certificate representing such Shares, into one fully paid and nonassessable share of common stock, no par value, of UIRT Holding ("UIRT HOLDING SHARES").

                  (b) As of the Effective Time, all Shares issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive UIRT Holding Shares in accordance with the Exchange Ratio.

         Section 2.2 SPECIAL MEETINGS. The Company, acting through its Board of Trust Managers shall, to the extent required by applicable law to approve the Merger, duly call, give notice of, convene and hold a special meeting (the "SPECIAL MEETING") of its shareholders, as soon as practicable for the purpose of approving and adopting this Agreement and the plan of merger (within the meaning of the REIT Act) set forth in this Agreement and approving the

Merger ("APPROVAL"), and, subject to the fiduciary duties of the Company's Board of Trust Managers under applicable law as advised by legal counsel, include in the Proxy Statement the recommendation of such board that the shareholders of the Company vote in favor of the adoption of this Agreement and the plan of merger set forth in this Agreement and approval of the Merger. The Company agrees to use its reasonable efforts to cause the Special Meeting to occur within 45 days after the Company has responded to all comments from the Securities and Exchange Commission ("SEC") with respect to the Proxy Statement (as defined in Section 3.2).

         Section 2.3       EXCHANGE OF CERTIFICATES

                  (a) As of or promptly after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender of such certificate or certificates be entitled to a certificate or certificates representing the number of full UIRT Holding Shares, if any, that such holder is entitled to receive pursuant to this Agreement into which the number of Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The designated bank or trust company appointed by UIRT, L.P. (the "PAYING AGENT") shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares, and if such certificates are presented to the Surviving Entity for transfer, they shall be canceled against delivery of certificates for UIRT Holding Shares. If any certificate for UIRT Holding Shares is to be issued in a name other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Entity or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such UIRT Holding Shares in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Entity or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.3(a), each certificate for Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of UIRT Holding Shares determined in accordance with the Exchange Ratio as contemplated by Section 2.1.

                  (b) No dividends or other distributions with respect to UIRT Holding Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Shares with respect to UIRT Holding Shares that the holder thereof is entitled to receive until the surrender of such certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole UIRT Holding Shares issued in connection therewith, without interest (i) at the time of such surrender the proportionate amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such UIRT Holding Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole UIRT Holding Shares.

                  (c) All UIRT Holding Shares issued upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article 2 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates.

                  (d) The Surviving Entity shall pay all charges and expenses of the Paying Agent.

         Section 2.4 OUTSTANDING RIGHTS. At the Effective Time, each then outstanding option (including, without limitation, share purchase rights and options granted to trust managers) to purchase Shares, including under any employee benefit plan or share plan, each other right to receive Shares subject to vesting, settlement or other conditions (whether or not conditioned upon the payment of consideration by such holder), and any securities convertible into or exercisable for Shares, shall automatically be converted into the right to purchase or otherwise acquire, on the same terms and conditions, an equal number of UIRT Holding Shares at the same exercise, purchase or conversion price as the exercise, purchase or conversion price that existed for the Shares immediately prior to the Effective Time.

                                   ARTICLE 3.
                                    COVENANTS

         Section 3.1 REASONABLE EFFORTS; FILING. Subject to the terms and conditions herein provided for and to the fiduciary duties of the Board of Trust Managers of the Company, the Board of Directors of UIRT Holding and the Partners of UIRT, L.P. under applicable law as advised by legal counsel, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, (a) to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, (b)the Company, UIRT Holding and UIRT, L.P. will take all such action as may be reasonably necessary under federal and state securities laws applicable or necessary for, and will file and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulating bodies which the Company, UIRT Holding and UIRT, L.P. determines, in each case, is necessary for the consummation of the Merger and the transactions contemplated hereby and each party shall give the other information required by it which is reasonably necessary to enable it to take such action, and (c) the Company, UIRT Holding and UIRT, L.P. will, and will cause each of their respective subsidiaries to, use all reasonable efforts to obtain consents of all third parties and government bodies necessary or, in the reasonable opinion of the Company, UIRT Holding and UIRT, L.P., advisable to consummate the Merger and the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, UIRT, L.P. shall cause the proper Partners of the Surviving Entity or UIRT, L.P., as the case may be to take all such necessary action.

         Section 3.2 PROXY STATEMENT AND REGISTRATION STATEMENT. The Company and UIRT Holding shall promptly prepare and file with the SEC, as soon as practicable, a proxy statement for the Company (the "PROXY STATEMENT") relating to the Merger and a Registration Statement on Form S-4 in connection with the issuance of shares of common stock of UIRT Holding in connection with the Merger (the "REGISTRATION STATEMENT") as required by the Exchange Act, the Securities Act and the rules and regulations thereunder. UIRT Holding and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company and UIRT Holding will cooperate with each other in the preparation of the Proxy Statement and the Registration Statement. The Company and UIRT Holding shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and the Registration Statement, and to cause the Proxy Statement to be mailed to the Company's shareholders and the Registration Statement to become effective under the Securities Act at the earliest practicable date.

                                   ARTICLE 4.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

                  (a) This Agreement, the plan of merger (as such term is used in the REIT Act) contained in this Agreement and the Merger shall have been approved and adopted by the affirmative vote of the shareholders of the Company required by and in accordance with applicable law and the Declaration of Trust of the Company; and

                  (b) This Agreement, the plan of merger (as such term is used in RULPA) contained in this Agreement and the Merger shall have been approved and adopted by the affirmative vote of the Partners of UIRT, L.P. required by and in accordance with Florida law.

                                   ARTICLE 5.
                         TERMINATION; AMENDMENT; WAIVER

         Section 5.1 TERMINATION; AMENDMENT; WAIVER. This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

                  (a) by mutual written consent of the Board of Trust Managers of the Company and the Partners of UIRT, L.P.;

                  (b) by UIRT, L.P., UIRT Holding or the Company if the Effective Time shall not have occurred on or before November 30, 2001 (the "TERMINATION DATE") (PROVIDED that the right to terminate this Agreement under this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

                  (c) by UIRT, L.P., UIRT Holding or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; and

                  (d) by UIRT, L.P., UIRT Holding or the Company if this Agreement and the Merger shall not have been approved and adopted in accordance with the REIT Act, by the Company's shareholders at the Special Meeting (or any adjournments thereof).

         Section 5.2 EFFECT OF TERMINATION. If this Agreement is terminated and the Merger is abandoned pursuant to Section 5.1 hereof, this Agreement, except for the provisions of Section 6.9, shall forthwith become void and have no effect, without any liability on the part of any party or its trust managers, directors, general partners, limited partners, officers or shareholders. Nothing in this Section 5.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

         Section 5.3 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Trust Managers of the Company, the Board of Directors of UIRT Holding and the Partners of UIRT, L.P. at any time before or after approval of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made which adversely affects the rights of the Company's shareholders hereunder without the approval of the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties

         Section 5.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Board of Trust Managers of the Company, the Board of Directors of UIRT Holding and the Partners of UIRT, L.P., may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or (ii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 6.
                                  MISCELLANEOUS

         Section 6.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

         Section 6.2 ENFORCEMENT OF THE AGREEMENT; JURISDICTION. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Broward County, Florida, this being in addition to any other remedy to which they are entitled at law or in equity.

         The parties hereto consent and agree that the state or federal courts located in Broward County, Florida, shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

         Section 6.3 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         Section 6.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to the Company,             United Investors Realty Trust
UIRT, L.P., or UIRT            5847 San Felipe, Suite 850
Holding:                       Houston, Texas  77057
                               Attention:  Robert W. Scharar

with copies to:                Andrews & Kurth L.L.P.
                               600 Travis Street, Suite 4200
                               Houston, Texas  77002
                               Attention:  Robert V. Jewell

And a copy to:                 Greenberg Traurig, P.A.
                               1221 Brickell Avenue
                               Miami, Florida 33146
                               Attention:  Phillip J. Kushner

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (PROVIDED that notice of any change of address shall be effective only upon receipt thereof).

         Section 6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (except with respect to matters relating to the Company that are governed by the REIT Act, as to which the REIT Act shall apply) regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         Section 6.6 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 6.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement

         Section 6.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 6.9 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as provided expressly to the contrary herein.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                                        UIRT, L.P.

                                        By:  UIRT GP, L.L.C.


                                        By:  UIRT Holding Corp., its sole member


                                        By: /s/ RANDALL D. KEITH
                                            -----------------------------------
                                        Randall D. Keith
                                        Vice President--Chief Operating Officer




                                        UIRT HOLDING CORP.

                                        By: /s/ RANDALL D. KEITH
                                            ------------------------------------
                                        Randall D. Keith
                                        Vice President--Chief Operating Officer



                                        UNITED INVESTORS REALTY TRUST

                                        By: /s/ RANDALL D. KEITH
                                            ------------------------------------
                                        Randall D. Keith
                                        Vice President--Chief Operating Officer

                                    ANNEX B
                                    -------



                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                                EQUITY ONE, INC.,

                               UIRT HOLDING CORP.

                                       AND

                          UNITED INVESTORS REALTY TRUST








                            DATED AS OF JUNE 29, 2001

                                TABLE OF CONTENTS

                                                                                                               PAGE
Article 1       The Merger .......................................................................................5

   Section 1.1      The Merger ...................................................................................5
   Section 1.2      Consummation of the Merger ...................................................................5
   Section 1.3      Effects of the Merger ........................................................................6
   Section 1.4      Charter and Bylaws ...........................................................................6
   Section 1.5      Directors and Officers .......................................................................6

Article 2       Effects of the Merger ............................................................................6

   Section 2.1      Conversion of Shares .........................................................................6
   Section 2.2      Elections ....................................................................................7
   Section 2.3      Proration ....................................................................................8
   Section 2.4      Special Meeting ..............................................................................9
   Section 2.5      Exchange of Certificates ....................................................................10
   Section 2.6      Rights Under Share Plans ....................................................................12

Article 3       Representations and Warranties of UIRT Holding ..................................................13

   Section 3.1      Organization, Standing and Power of UIRT Holding ............................................13
   Section 3.2      Capital Structure ...........................................................................13
   Section 3.3      Authority for this Agreement ................................................................13
   Section 3.4      Consents and Approvals; No Violation ........................................................14

Article 4       Representations and Warranties of the Company ...................................................15

   Section 4.1      Organization, Standing and Power of the Company .............................................15
   Section 4.2      Company Subsidiaries ........................................................................15
   Section 4.3      Capital Structure ...........................................................................16
   Section 4.4      Authority for this Agreement ................................................................16
   Section 4.5      Absence of Certain Changes ..................................................................17
   Section 4.6      Reports .....................................................................................17
   Section 4.7      Information Supplied ........................................................................18
   Section 4.8      Consents and Approvals; No Violation ........................................................19
   Section 4.9      Brokers .....................................................................................19
   Section 4.10     Properties ..................................................................................19
   Section 4.11     Litigation, Etc .............................................................................21
   Section 4.12     Tax Matters .................................................................................21
   Section 4.13     Compliance with Law .........................................................................23
   Section 4.14     Environmental Compliance ....................................................................23
   Section 4.15     Insurance ...................................................................................24
   Section 4.16     Opinion of Financial Advisor ................................................................24
   Section 4.17     Contracts ...................................................................................24
   Section 4.18     Intangible Property .........................................................................25
   Section 4.19     Employment Matters; ERISA ...................................................................26
   Section 4.20     Amendment to Rights Agreement; State Takeover Laws ..........................................27
   Section 4.21     Termination of Share Plans ..................................................................27
   Section 4.22     Investment Company Act of 1940 ..............................................................27

                                                                                                               PAGE
   Section 4.23     Affiliate Transactions ......................................................................27

Article 5       Representations and Warranties of Equity One ....................................................28

   Section 5.1      Organization and Qualification ..............................................................28
   Section 5.2      Capital Structure ...........................................................................28
   Section 5.3      Authority Relative to this Agreement ........................................................29
   Section 5.4      Absence of Certain Changes ..................................................................29
   Section 5.5      Reports .....................................................................................29
   Section 5.6      Consents and Approvals; No Violation ........................................................30
   Section 5.7      Financing ...................................................................................30
   Section 5.8      Brokers .....................................................................................30
   Section 5.9      Litigation, etc .............................................................................30
   Section 5.10     Information Supplied ........................................................................31
   Section 5.11     Stockholder Approval ........................................................................31
   Section 5.12     Opinion of Financial Advisor ................................................................31

Article 6       Covenants .......................................................................................32

   Section 6.1      Conduct of Business of the Company and its subsidiaries .....................................32
   Section 6.2      No Solicitation .............................................................................33
   Section 6.3      Access to Information .......................................................................34
   Section 6.4      Reasonable Efforts; Filings .................................................................34
   Section 6.5      Indemnification and Insurance ...............................................................35
   Section 6.6      Proxy Statement and Registration Statement ..................................................36
   Section 6.7      Notification of Certain Matters .............................................................36
   Section 6.8      Rights Agreement Amendment ..................................................................37
   Section 6.9      Settlement of Shareholder Litigation ........................................................37
   Section 6.10     Termination of Advisory Agreement ...........................................................37
   Section 6.11     Stock Exchange Listing ......................................................................37
   Section 6.12     Contribution of Properties to Subsidiary ....................................................38

Article 7       Conditions to Consummation of the Merger ........................................................38

   Section 7.1      Conditions to Each Party's Obligation to Effect the Merger ..................................38
   Section 7.2      Additional Condition to UIRT Holding's Obligation to Effect the Merger ......................38
   Section 7.3      Additional Conditions to Equity One's Obligations to Effect the Merger ......................39

Article 8       Termination; Amendment; Waiver ..................................................................41

   Section 8.1      Termination; Amendment; Waiver ..............................................................41
   Section 8.2      Effect of Termination .......................................................................42
   Section 8.3      Termination Fee .............................................................................42
   Section 8.4      Amendment ...................................................................................43
   Section 8.5      Extension; Waiver ...........................................................................43

Article 9       Miscellaneous ...................................................................................44

   Section 9.1      Survival of Representations and Warranties ..................................................44
   Section 9.2      Entire Agreement; Assignment ................................................................44
   Section 9.3      Enforcement of the Agreement; Jurisdiction ..................................................44
   Section 9.4      Validity ....................................................................................44
   Section 9.5      Notices .....................................................................................45



                                                                                                               PAGE
   Section 9.6      Governing Law ...............................................................................45
   Section 9.7      Descriptive Headings ........................................................................46
   Section 9.8      Parties in Interest .........................................................................46
   Section 9.9      Counterparts ................................................................................46
   Section 9.10     Fees and Expenses ...........................................................................46
   Section 9.11     Certain Definitions .........................................................................46
   Section 9.12     Disclosure Letter ...........................................................................47
   Section 9.13     Press Releases ..............................................................................47


Sections to Disclosure Letter
-----------------------------

Company Subsidiaries                        -        Section 4.2
Capital Structure (Company)                 -        Section 4.3
Absence of Certain Changes (Company)        -        Section 4.5
Consents and Approvals (Company)            -        Section 4.8
Company Properties       ..                 -        Section 4.10
Litigation (Company)                        -        Section 4.11
Tax Matters (Company)                       -        Section 4.12
Compliance With Law       .                 -        Section 4.13
Environmental Compliance...                 -        Section 4.14
Insurance                ..                 -        Section 4.15
Material Contracts       ..                 -        Section 4.17
Employment Matters; ERISA..                 -        Section 4.19
Affiliate Transactions.....                 -        Section 4.23
Conduct of Business of the Company          -        Section 6.1
Properties to be Contributed                -        Section 6.13

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of June 29, 2001, among Equity One, Inc., a Maryland corporation ("EQUITY ONE"), UIRT Holding Corporation, a Maryland corporation ("UIRT HOLDING") and United Investors Realty Trust, a Texas real estate investment trust (the "COMPANY").

                                    RECITALS

         WHEREAS, Equity One and the Company are parties to that certain Agreement and Plan of Merger (the "ORIGINAL MERGER AGREEMENT"), dated May 31, 2001, pursuant to which the Company and Equity One agreed that, upon satisfaction of the conditions set forth therein (including the approval of the shareholders of the Company), the Company would merge with and into Equity One;

         WHEREAS, the Board of Directors of Equity One and the Board of Trust Managers of the Company have considered and approved, as permitted by Section
1.1 of the Original Merger Agreement, a change in the method of effecting the combination between Equity One and the Company in order to comply with Section
5.13 of the Original Merger Agreement and to minimize the state tax consequences resulting from the merger structure contemplated by the Original Merger Agreement;

         WHEREAS, in order to effect the new method of combination, on the date hereof, the Company and UIRT, L.P., a Florida limited partnership and indirect subsidiary of the Company, have entered into an agreement and plan of merger (the "REORGANIZATION MERGER AGREEMENT"), pursuant to which, subject to the approval of the shareholders of the Company, the Company will merge (the "REORGANIZATION MERGER") with and into UIRT, L.P. and the shareholders of the Company will exchange their common shares of beneficial interest in the Company, no par value per share ("Company Shares"), for shares of common stock of UIRT Holding;

         WHEREAS, as a result of the Reorganization Merger, the separate existence of the Company will cease and UIRT, L.P. will continue as the surviving entity and a wholly-owned indirect subsidiary of UIRT Holding;

         WHEREAS, as a final step to the combination of the Company and Equity One, the Board of Directors of Equity One and the Board of Directors of UIRT Holding have determined that it is in the best interests of their respective stockholders for Equity One to acquire UIRT Holding upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of UIRT Holding has adopted resolutions approving the acquisition of UIRT Holding by Equity One, this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of Equity One has adopted resolutions approving the acquisition of UIRT Holding by Equity One, this Agreement and the transactions contemplated hereby;

         WHEREAS, Equity One and UIRT Holding have agreed (subject to the terms and conditions of this Agreement) as soon as practicable to effect the merger of UIRT Holding with and into Equity One pursuant to Section 3-114 of the Maryland General Corporation Law (the "MGCL"), as more fully described herein; and

         WHEREAS, Equity One, UIRT Holding and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                            AMENDMENT AND RESTATEMENT

         As of the effective date of this Agreement, the terms conditions, covenants, agreements, representations and warranties contained in the Original Merger Agreement shall be deemed amended and restated in their entirety as follows and the Original Merger Agreement shall be consolidated with and into and superseded by this Agreement.

                                    ARTICLE 1
                                   THE MERGER

         Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the MGCL, UIRT Holding shall be merged with and into Equity One (the "MERGER") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article 7 hereof. Equity One shall be the surviving entity in the Merger (the "SURVIVING ENTITY") under the name Equity One, Inc. and shall continue its existence under the laws of Maryland. The separate legal existence of UIRT Holding shall cease. The parties hereto may by mutual agreement at any time change the method of effecting the combination between Equity One and UIRT Holding (including the provisions of this Article 1) if and to the extent the parties deem such change to be desirable; provided, however, that no such change shall (A) alter or change the amount or kind of Merger Consideration (as defined in Section 2.1(a)) as provided for in this Agreement or (B) materially impede or delay consummation of the transactions contemplated by this Agreement.

         Section 1.2 CONSUMMATION OF THE MERGER. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the State Department of Assessments and Taxation of Maryland as required by the MGCL, and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. Prior to the filing referred to in this Section, a closing (the "CLOSING") for the purpose of confirming all of the foregoing will be held at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131 (or such other place as the parties may agree) on a date (the "CLOSING DATE") as soon as practicable, but in no event more than three (3) business days, after the last of the conditions set forth in Article 7 shall have been satisfied or waived in accordance with the terms of this Agreement (provided, however, the Closing Date shall not occur prior to September 16, 2001 without the consent of Equity One). The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

         Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the MGCL and set forth herein.

         Section 1.4 CHARTER AND BYLAWS. The charter and the bylaws of Equity One immediately prior to the Effective Time shall be the charter and bylaws of the Surviving Entity.

         Section 1.5 DIRECTORS AND OFFICERS. The directors and officers of Equity One immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Entity until their respective successors are duly elected and qualified.

                                    ARTICLE 2
                              EFFECTS OF THE MERGER

         Section 2.1       CONVERSION OF SHARES

                  (a) Each share of common stock of UIRT Holding, $0.01 par value (the "SHARES"), issued and outstanding immediately prior to the Effective Time (other than Shares owned by Equity One or any subsidiary of Equity One or held in the treasury of UIRT Holding, all of which shall be canceled and cease to exist, without consideration being payable therefor) shall, by virtue of the Merger, be converted at the Effective Time into the following (the "MERGER CONSIDERATION"), upon the surrender of the certificate representing such Shares as provided in Section 2.6 and in each case subject to Section 2.3 hereof:

                                    (i) for each Share with respect to which an
         election to receive shares of common stock in Equity One, par value $0.01 per share ("EQUITY ONE SHARES"), has been effectively made and not revoked pursuant to Sections 2.2(c), (d) and (e) ("ELECTING SHARES"), the right to receive a number of fully paid and nonassessable Equity One Shares equal to the quotient of $7.30 divided by the Reference Price (the "PRICE RATIO"); for the purposes hereof, the "REFERENCE PRICE" shall mean the weighted average trading price per share of Equity One Shares as quoted on the New York Stock Exchange for all transactions during the 20 trading days ending on (and inclusive of) the business day immediately prior to the Closing; PROVIDED, HOWEVER, that the Reference Price shall not be less than $11.30 per share, subject to Section 2.1(a)(ii), or greater than $12.50 per share; and

                           (ii) if, in accordance with the terms of Section 8.1(i), UIRT Holding has elected to terminate this Agreement and Equity One has made a timely election to proceed to Closing, then each holder of an Electing Share will have the right to receive the number of Equity One Shares determined in accordance with Section 2.1(a)(i), PLUS an additional amount (the "MAKE WHOLE

         AMOUNT") equal to (A) $7.30 MINUS (B) the product of (1) the Reference Price, MULTIPLIED BY (2) the Price Ratio calculated by using a Reference Price equal to $11.30; PROVIDED, HOWEVER, that Equity One may elect, in its sole discretion, to pay the Make Whole Amount in cash or additional Equity One Shares, or a combination thereof, as follows: (x) an amount of cash per Share, if any, determined by Equity One, and (y) a number of Equity One Shares equal to the quotient of (1) the Make Whole Amount less the amount of cash, if any, paid pursuant to the preceding clause (x), DIVIDED BY (2) the Reference Price; PROVIDED, FURTHER, that Equity One may not elect to pay an amount of cash pursuant to this Section 2(a)(ii) that would otherwise cause Equity One Shares issued as merger consideration to become taxable to the recipient thereof; and

                           (iii) for each such Share (other than an Electing Share), the right to receive in cash from the Surviving Entity following the Merger an amount equal to $7.30 (the "CASH ELECTION PRICE").

                  (b) As of the Effective Time, all Shares issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive Merger Consideration, including any cash in lieu of fractional Equity One Shares to be issued in consideration therefor upon surrender of such certificate in accordance with
Section 2.6.

         Section 2.2       ELECTIONS.

                  (a) Each person who, on or prior to the Election Date referred to in paragraph (c) below, is a record holder of Shares will be entitled, with respect to all or any portion of his Shares, to make an unconditional election (an "EQUITY ONE SHARE ELECTION") on or prior to such Election Date to receive Equity One Shares (subject to Section 2.3) on the basis set forth herein.

                  (b) Prior to the mailing of the Proxy Statement referenced in Section 5.6 hereof, Equity One shall appoint a bank or trust company acceptable to UIRT Holding to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration.

                  (c) The Company shall prepare and mail a form of election, which form shall be subject to the reasonable approval of Equity One (the "FORM OF ELECTION"), with the Proxy Statement to the record holders of Company Shares as of the record date for the Special Meeting (as defined below), which Form of Election shall be used by each record holder of Company Shares who wishes to make an Equity One Share Election for any or all Shares to be held upon consummation of the Reorganization Merger, subject to the provisions of
Section 2.3 hereof, by such holder. UIRT Holding will use commercially reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Shares during the period between such record date and the Election Date referred to below. Any such holder's Equity One Share Election shall have been properly made only if the Paying Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "ELECTION DATE") next preceding the day on which the vote on the Shareholder Approval is taken at the Special Meeting a Form of Election properly completed and signed.

                  (d) Any Form of Election may be revoked by the stockholder submitting it to the Paying Agent only by written notice received by the Paying Agent (i) prior to 5:00 p.m. New York City time on the Election Date or (ii) after the date of the Special Meeting, if (and to the extent that) the Paying Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Paying Agent is notified in writing by Equity One and UIRT Holding that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned to the shareholder submitting the same to the Paying Agent.

                  (e) The determination of the Paying Agent shall be binding whether or not Equity One Share Elections have been properly made or revoked pursuant to this Section 2.2 with respect to Shares and when elections and revocations were received by it. If the Paying Agent determines that any Equity One Share Election was not properly made with respect to Shares, such Shares shall be treated by the Paying Agent as Shares which were not Electing Shares at the Effective Time, and such Shares shall be exchanged in the Merger for cash pursuant to Section 2.1(a)(iii). The Paying Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.3, and any such computation shall be conclusive and binding on the holders of Shares. The Paying Agent may, with the mutual agreement of Equity One and UIRT Holding, make such rules as are consistent with this Section 2.2 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

         Section 2.3       PRORATION.

                  (a) Subject to Section 2.3(b)(iv), the aggregate number of Shares to be converted into the right to receive Equity One Shares as a result of the Merger shall be equal to 50% TIMES the number of Shares outstanding immediately prior to the Effective Time (the "NON-CASH SHARE NUMBER").

                  (b) If the number of Electing Shares exceeds the Non-Cash Share Number, then each Electing Share shall be converted into the right to receive Equity One Shares or receive cash in accordance with the terms of
Section 2.1(a) in the following manner:

                           (i) A proration factor (the "NON-CASH PRORATION FACTOR") shall be determined by dividing the Non-Cash Share Number by the total number of Electing Shares.

                           (ii) Subject to Section 2.5(e), the number of Electing Shares covered by each Equity One Share Election to be entitled to receive Equity One Shares as a result of the Merger (on a consistent basis among stockholders who made the election referred to in Section 2.1(a)(i) pro rata to the number of Shares as to which they made such elections) shall be equal to the product of the Non-Cash Proration Factor multiplied by the total number of Electing Shares covered by such Equity One Share Election.

                           (iii) Subject to Section 2.5(e), each Electing Share other than those shares to be entitled to receive Equity One Shares as a result of the Merger in accordance with Section 2.3(b)(ii) shall be converted into the right to receive the Cash Election Price (on a consistent basis among stockholders who made the election referred to in Section 2.1(a)(i), pro rata to the number of shares as to which they made such election) as if such shares were not Electing Shares in accordance with the terms of Section 2.1(a)(iii).

                           (iv) Notwithstanding anything herein to the contrary, if the number of Electing Shares exceeds the Non-Cash Share Number, then Equity One reserves the right, in its sole discretion, to increase the Non-Cash Share Number to any number greater than the Non-Cash Share Number but not to exceed the number of Electing Shares.

                  (c) If the number of Electing Shares is less than the Non-Cash Share Number, then:

                           (i) All Electing Shares shall be entitled to receive Equity One Shares as a result of the Merger in accordance with the terms of Section 2.1(a)(i) and 2.1(a)(ii).

                           (ii) Subject to Section 2.5(e), additional Shares other than Electing Shares shall be converted into a right to receive Equity One Shares as a result of the Merger (on a consistent basis among shareholders who held Shares as to which they did not make the election referred to in Section 2.1(a)(i) pro rata to the number of such Shares as to which no such election had been made) in accordance with the terms of Section 2.1(a) in the following manner: the number of Shares in addition to Electing Shares to be converted into a right to receive Equity One Shares (the "NON-ELECTING SHARES") (on a basis consistent among stockholders who held Shares as to which they did not make the election referred to in Section 2.1(a)(i) pro rata to the number of such Shares as to which no such election had been made) shall be equal to the excess of the Non-Cash Share Number over the number of Electing Shares.

                           (iii) Each other Share shall be converted into the right to receive the Cash Election Price.

         Section 2.4 SPECIAL MEETING. The Company, as sole stockholder of UIRT Holding, acting through its Board of Trust Managers, shall, duly call, give notice of, convene and hold a special meeting (the "SPECIAL MEETING") of its shareholders as soon as practicable for the purpose of approving and adopting the Reorganization Merger Agreement and the Reorganization Merger as well as this Agreement and the Merger ("SHAREHOLDER APPROVAL"), and, subject to the fiduciary duties of the Company's Board of Trust Managers under applicable law as advised by legal counsel, include in the Proxy Statement the recommendation of such board that the shareholders of the Company, vote in favor of the approval and adoption of the Reorganization Merger Agreement and the Reorganization Merger as well as this Agreement and the Merger. The Company agrees to use its reasonable efforts to cause the Special Meeting to occur within forty-five (45) days after it has responded to all comments from the Securities and Exchange Commission ("SEC") with respect to the Proxy Statement. Equity One agrees that, at the Special Meeting, all of the Company Shares now owned or hereafter acquired by Equity One or any of its affiliates will be voted in favor of Shareholder Approval.

         Section 2.5       EXCHANGE OF CERTIFICATES.

                  (a) Immediately prior to the Effective Time, Equity One shall deposit funds in trust with the Paying Agent in an aggregate amount equal to the cash portion of the Merger Consideration (such amount being hereinafter referred to as the "PAYMENT FUND"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments of the cash portion of the Merger Consideration provided for in this Agreement pursuant to the Merger out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

                  (b) As of or promptly after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate or certificates representing the number of full Equity One Shares, if any, that such holder is entitled to receive pursuant to this Agreement and the amount of cash, if any, into which the number of Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of UIRT Holding or its transfer agent of certificates representing Shares, and if such certificates are presented to the Surviving Entity for transfer, they shall be canceled against delivery of cash and, if appropriate, certificates for Equity One Shares. If any certificate for Equity One Shares is to be issued in, or if cash is to be remitted to, a name other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Entity or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Equity One Shares in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Entity or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this

Section 2.5(b), each certificate for Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 2.1.

                  (c) No dividends or other distributions with respect to Equity One Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Shares with respect to Equity One Shares that the holder thereof is entitled to receive and no cash payment in lieu of fractional Equity One Shares shall be paid to any such holder pursuant to Section 2.5(e) until the surrender of such certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole Equity One Shares issued in connection therewith, without interest (i) at the time of such surrender, the amount of any cash payable in lieu of a fraction of an Equity One Share to which such holder is entitled pursuant to Section 2.5(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such Equity One Shares, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Equity One Shares.

                  (d) All cash paid and Equity One Shares issued upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.5(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates.

                  (e) Notwithstanding any other provision of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of an Equity One Share in exchange for Shares in the Merger (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by the Reference Price.

                  (f) Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for one year after the Effective Time shall be delivered to the Surviving Entity and any holders of Shares prior to the Merger who have not theretofore complied with this Article 2 shall thereafter look to the Surviving Entity (subject to the abandoned property, escheat or other similar laws) for payment of their claim for the Merger Consideration per Share, without any interest thereon.

                  (g) Equity One may cause the Paying Agent to invest the cash included in the Payment Fund in short-term obligations of, or fully guaranteed by, the United States of America, investment grade commercial paper or other similar investments, but in any event Equity One shall ensure that the terms and conditions of any such investment shall be such as to permit the Paying Agent to make prompt payments of the Merger Consideration as contemplated by this Agreement. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Equity One shall promptly replace or restore the portion of the Payment Fund lost through investments or other events, so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

                  (h) The Surviving Entity shall pay all charges and expenses of the Paying Agent.

         Section 2.6 RIGHTS UNDER SHARE PLANS. At the Effective Time, each holder of a then outstanding option (including share purchase rights and options granted to trust managers) to purchase Shares, including under any employee benefit plan or share plan (the "SHARE PLANS"), each holder of any other right to receive Shares subject to vesting, settlement or other conditions (whether or not conditioned upon the payment of consideration by such holder), and each holder of any securities convertible into or exercisable for Shares, whether or not such options, rights or securities are then vested or exercisable, or such elections have been fulfilled or honored or such restrictions have lapsed or terminated (the "RIGHTS"), shall, in settlement thereof, receive for each Share subject to any such Right an amount in cash equal to the excess of the Merger Consideration over the per Share exercise or purchase price of such Right, if any, to the extent such difference is a positive number (such amount being hereinafter referred to as the "RIGHT CONSIDERATION"); PROVIDED, HOWEVER, that with respect to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to the extent that the payment or the right to receive payment with respect to the Rights (or the Shares relating thereto) would cause such person to have any liability under Section 16 of the Exchange Act, the Board of Trust Managers shall take such actions as may be necessary to exempt such transactions from Section 16(b) pursuant to Rule 16b-3 under the Exchange Act. The Surviving Entity shall cause the Right Consideration to be paid within 5 business days after the Effective Time. Upon receipt of the Right Consideration, the Right shall be canceled. The surrender of a Right to the Company, UIRT Holding or the Surviving Entity in exchange for the Right Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Right. Prior to the Effective Time, the Company and UIRT Holding shall use all reasonable efforts to obtain all necessary consents or releases from holders of Rights under the Share Plans or otherwise and take all such other action requested by Equity One, consistent with applicable law and the terms of the Share Plans and the Rights as may be necessary to give effect to the transactions contemplated by this Section 2.6. The foregoing shall not limit or affect any provision of a Share Plan that would accelerate the vesting of any Right or prevent the acceleration, settlement, or exercise of any Right that would otherwise be required or permitted pursuant to the terms of a Share Plan (whether by reason of the consummation of the Reorganization Merger, the Merger or otherwise). Prior to the Effective Time, UIRT Holding and the Company shall take all action necessary to terminate any Share Plans applicable to the Shares or Company Shares, which termination shall be effective prior to or at the Effective Time.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF UIRT HOLDING

         UIRT Holding represents and warrants to Equity One as follows:

         Section 3.1 ORGANIZATION, STANDING AND POWER OF UIRT HOLDING. UIRT Holding is a corporation duly organized and validly existing under the laws of Maryland and has the requisite power and authority to carry on its business as now being conducted. The sole shareholder of UIRT Holding is the Company. UIRT Holding is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 9.11). UIRT Holding has previously delivered to Equity One complete and correct copies of its Articles of Incorporation (the "ARTICLES") and Bylaws.

         Section 3.2 CAPITAL STRUCTURE. The authorized share capital of UIRT Holding consists of 500,000,000 Shares and 50,000,000 preferred shares of which 20,000 have par value of $100.00 per share and 49,980,000 have $0.01 par value (the "PREFERRED SHARES"), of which 5,000,000 shares of Preferred Stock having $0.01 par value have been designated as Class A Participating Preferred Shares (the "JUNIOR PREFERRED SHARES"). As of the date hereof, there are issued or outstanding (i) 1,000 shares of common stock and no other voting securities of UIRT Holding, (ii) no securities of UIRT Holding convertible into or exchangeable for shares of beneficial interest or voting securities of UIRT Holding and (iii) other than pursuant to the Reorganization Merger, no options, warrants, rights or other agreements or commitments to acquire from UIRT Holding, and no obligation of UIRT Holding to issue, any shares of common stock, voting securities or securities convertible into or exchangeable for shares of common stock or voting securities of UIRT Holding, and no obligation of UIRT Holding to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "UIRT HOLDING SECURITIES"). There are no outstanding obligations of UIRT Holding or any subsidiary to repurchase, redeem or otherwise acquire any UIRT Holding Securities.

         Section 3.3       AUTHORITY FOR THIS AGREEMENT.

                  (a) UIRT Holding has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by UIRT Holding and the consummation by UIRT Holding of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of UIRT Holding and no other proceedings on the part of UIRT Holding are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval and adoption of this Agreement and the approval of the Merger by the holders of not less than 66?% of the outstanding Company Shares. The approval and adoption of this Agreement and the approval of the

Merger by holders of not less than 66 2/3% of the outstanding Company Shares are the only votes necessary in connection with the consummation of the Merger which have not prior to the date hereof been obtained. This Agreement has been duly and validly executed and delivered by UIRT Holding and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding agreement of UIRT Holding, enforceable against UIRT Holding in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  (b) On or prior to the date hereof, the Board of Directors of UIRT Holding and Board of Trust Managers of the Company have (i) determined that this Agreement and the Merger are fair to and in the best interest of UIRT Holding and the Company and their respective stockholders and shareholders (excluding Equity One and its affiliates), (ii) approved and declared advisable this Agreement and the Merger and (iii) resolved to recommend that the shareholders of the Company approve the Merger and adopt the Agreement.

         Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Except as disclosed in Section 3.8 of the Disclosure Letter and except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the MGCL, and the "takeover" or blue sky laws of various states, neither the execution and delivery of this Agreement by UIRT Holding nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles or Bylaws of UIRT Holding or the governing entity documents of any of its subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of UIRT Holding to consummate the transactions contemplated hereby; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which UIRT Holding is a party or by which UIRT Holding or any of its assets or subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of UIRT Holding or any of its subsidiaries which, in the aggregate, would have a Material Adverse Effect or have a material adverse effect on the ability of UIRT Holding to consummate the transactions contemplated hereby; or
(v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to UIRT Holding, any of its subsidiaries or by which any of their respective assets are bound, except for violations which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of UIRT Holding to consummate the transactions contemplated by this Agreement.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Equity One as follows:

         Section 4.1 ORGANIZATION, STANDING AND POWER OF THE COMPANY. The Company is a real estate investment trust duly organized and validly existing under the laws of Texas and has the requisite power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 9.11). The Company has previously delivered to Equity One complete and correct copies of its First Amended and Restated Declaration of Trust (the "DECLARATION") and Bylaws.

         Section 4.2       COMPANY SUBSIDIARIES.

         Section 4.2 of the disclosure letter, dated the date hereof, delivered by the Company to Equity One prior to the execution of this Agreement setting forth certain matters referred to in this Agreement (the "DISCLOSURE LETTER"), sets forth each subsidiary of the Company and the ownership interest therein of the Company. Except as set forth in Section 4.2 of the Disclosure Letter, (A) all the outstanding shares of capital stock of each subsidiary of the Company that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Company or by another subsidiary of the Company free and clear of all liens, claims, encumbrances and limitations on voting rights and (B) all equity interests in each subsidiary of the Company that is a partnership, joint venture, limited liability company or trust are owned by the Company, by another subsidiary of the Company, or by the Company and another subsidiary of the Company, or by two or more subsidiaries of the Company free and clear of all liens, claims, encumbrances and limitations on voting rights. Except for the capital stock of or other equity or ownership interests in the subsidiaries of the Company (the "SUBSIDIARY SECURITIES"), and except as set forth in Section 4.2 of the Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other equity or ownership interest in any other entity. Each subsidiary of the Company that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each subsidiary of the Company that is a partnership, joint venture, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership and joint venture agreements of each subsidiary of the Company have been previously delivered to Equity One.

         Section 4.3 CAPITAL STRUCTURE. The authorized share capital of the Company consists of 500,000,000 Shares and 50,000,000 preferred shares of which 20,000 have par value of $100.00 per share and 49,980,000 have no par value (the "PREFERRED SHARES"), of which 5,000,000 shares of Preferred Stock having no par value have been designated as Class A Participating Preferred Shares (the "JUNIOR PREFERRED SHARES"). As of the close of business on April 30, 2001 (the "CAPITALIZATION DATE"): 8,650,602 Shares were issued and outstanding; no shares of Preferred Stock were issued and outstanding; 874,687 Shares were held in the Company's treasury; and there were outstanding Rights with respect to 492,375 Shares as set forth in Section 4.3 of the Disclosure Letter; and there were outstanding rights (the "RIGHTS AGREEMENT RIGHTS") under the Rights Agreement dated January 25, 2001 between the Company and Fleet National Bank, as rights agent (the "RIGHTS AGREEMENT"). Since the Capitalization Date, except as set forth in Section 4.3 of the Disclosure Letter or in the SEC Reports (as defined in Section 4.6), the Company (i) has not issued any Shares other than upon the exercise or vesting of Rights outstanding on such date, (ii) has not granted any options or rights to purchase or acquire Shares (under the Company's Share Plans or otherwise) and (iii) has not split, combined or reclassified any of its shares of beneficial interest. All of the outstanding Shares have been, and all Shares that may be issued pursuant to Rights will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this Section 4.3 or in Section 4.3 of the Disclosure Letter or in the SEC Reports, there are outstanding (i) no shares of beneficial interest or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of beneficial interest or voting securities of the Company and (iii) no options, warrants, rights or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any shares of beneficial interest, voting securities or securities convertible into or exchangeable for shares of beneficial interest or voting securities of the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). Except as set forth in Section 4.3 of the Disclosure Letter, there are no outstanding obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

         Section 4.4       AUTHORITY FOR THIS AGREEMENT.

                  (a) The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Trust Managers of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval and adoption of this Agreement and the approval of the Merger by the holders of not less than 66 2/3% of the outstanding Company Shares. The approval and adoption of this Agreement and the approval of the Merger by holders of not less than 66 2/3% of the outstanding Shares are the only votes of the holders of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Equity One, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  (b) On or prior to the date hereof, the Board of Trust Managers of the Company has (i) determined that this Agreement and the Merger are fair to and in the best interest of the UIRT Holding, the Company and their respective stockholders and shareholders (excluding Equity One and its affiliates), (ii) approved and declared advisable this Agreement and the Merger and (iii) resolved to recommend that the shareholders of the Company approve the Merger and adopt the Agreement. Each member of the Board of Trust Managers of the Company has advised the Company and Equity One that they intend to vote or cause to be voted all of the Company Shares beneficially owned by them and their affiliates in favor of approval of the Merger and adoption of this Agreement.

         Section 4.5 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Reports filed prior to the date hereof or in Section 4.5 of the Disclosure Letter, since December 31, 2000, (i) the Company and its subsidiaries have not suffered any Material Adverse Effect, (ii) the Company and its subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of this Agreement and the Reorganization Merger Agreement and the solicitation or receipt of other offers to acquire the Company, and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares (other than the regular cash dividend of $0.13 per share paid to the Company's shareholders on February 28, 2001 and May 15, 2001) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any Company Securities or Subsidiary Securities; or (b) any action by the Company which if taken after the date hereof would constitute a breach of any of clauses
(iii) through (vii) inclusive, or clause (x) of Section 6.1 hereof. Except as disclosed in the SEC Reports or in Section 4.5 of the Disclosure Letter, since December 31, 2000, there has not been any change by the Company in accounting methods, principles or practices except as required by United States generally accepted accounting principles.

         Section 4.6       REPORTS.

                  (a) The Company has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder on and after March 13, 1998, all of which (the "SEC REPORTS") have complied in form as of their respective filing dates, and all SEC Reports filed after the date hereof will comply, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules promulgated thereunder applicable thereto. None of the SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has no outstanding and unresolved comments from the SEC with respect to any of the SEC Reports.

                  (b) As of their respective dates, the audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and presented fairly the consolidated financial position of the Company, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal, recurring adjustments, none of which are material.

                  (c) Neither the Company nor any of its subsidiaries has any material liabilities (net of the effect of any insurance, rights to indemnification from third parties, or similar third party sources of funds) of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, except (i) as reflected or reserved against or disclosed in the financial statements of the Company included in the SEC Reports, (ii) liabilities incurred in the ordinary course of business subsequent to March 31, 2001, which have not had, individually or in the aggregate, and could not reasonably be expected to have, a Material Adverse Effect, or (iii) as otherwise disclosed in the SEC Reports filed prior to the date hereof or as set forth in the Disclosure Letter.

         Section 4.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to shareholders of the Company, or at the time of the Special Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such Special Meeting, any event with respect to the Company or any of its subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         Section 4.8 CONSENTS AND APPROVALS; NO VIOLATION. Except as disclosed in Section 4.8 of the Disclosure Letter and except for filings, permits, authorizations, notices, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the MGCL, and the "takeover" or blue sky laws of various states, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Declaration or Bylaws of the Company or the governing entity documents of any of its subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its subsidiaries which, in the aggregate, would have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or by which any of their respective assets are bound, except for violations which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         Section 4.9 BROKERS. No broker, finder or other investment banker (other than First Union Securities, Inc. ("FIRST UNION"), a copy of whose engagement letters have been furnished to Equity One) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company.

         Section 4.10      PROPERTIES.

                  (a) Except as set forth in Section 4.10 of the Disclosure Letter, the Company or one of its subsidiaries owns fee simple title (or where indicated, leasehold estate) to each of the real properties identified in
Section 4.10 of the Disclosure Letter (the "COMPANY PROPERTIES"), which are all of the real estate properties owned by them, in each case (except as provided below or as set forth in Section 4.10 of the Disclosure Letter) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("ENCUMBRANCES"). The

Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy (collectively, "PROPERTY RESTRICTIONS"), except for (A) Encumbrances and Property Restrictions set forth in Section 4.10 of the Disclosure Letter, (B) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided that they do not materially adversely affect the present use of any Company Property, (C) Encumbrances and Property Restrictions disclosed on existing title policies or existing surveys (in either case copies of which title policies and surveys have been made available to Equity One and are listed in Section 4.10 of the Disclosure Letter), and (D) mechanics', carriers', workmen's, repairmen's and materialmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Material Adverse Effect. Except as provided in Section 4.10 to the Disclosure Letter, (A) the Company has no knowledge that any material certificate, permit or license, from any governmental or regulatory authority having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful access to and from any of the Company Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any such certificate, permit or license and (B) none of the Company or its subsidiaries has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially affecting any portion of any of the Company Properties issued by any governmental or regulatory authority. Except as provided in
Section 4.10 of the Disclosure Letter, neither the Company nor any of its subsidiaries has received any notice to the effect that any material condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties.

                  (b) Except as set forth in Schedule 4.10 of the Disclosure Letter, valid policies of title insurance have been issued, insuring the Company's or its applicable subsidiary's fee simple title or leasehold estate to the Company Properties in amounts at least equal to the purchase price of such Company Properties at the time of the issuance of such policy, subject only to the matters set forth in the Disclosure Schedule, and such policies are in full force and effect and no material claim has been made against any such policy. An on-the-ground survey of any of the Company Properties, if made prior to the Effective Time and prepared in accordance with ALTA/ACSM (or the applicable state equivalent) standards (it being understood that no such surveys are required hereunder), would not disclose any Encumbrance, Property Restriction or other matter affecting title which is not currently shown on an existing survey of such Company Property and which could materially adversely affect the value or operation of such Company Property.

                  (c) Each Company Property (i) complies in all material respects with the Property Restrictions, or to the extent that such Company Property does not so comply, a written waiver therefor exists and may be relied upon by Equity One, (ii) each improvement on each Company Property lies outside of any flood plain, or if any such improvement lies within a flood plain, adequate insurance therefor is in full force and effect, and (iii) each Company Property has access to and from a dedicated public right-of-way.

                  (d) All properties currently under development or construction by the Company or its subsidiaries (the "DEVELOPMENT PROPERTIES") and all properties currently proposed for acquisition, development or commencement of construction prior to the Effective Time by the Company and its subsidiaries (the "FUTURE DEVELOPMENT PROPERTIES") are listed as such in Section
4.10 of the Disclosure Letter. All material executory agreements entered into by the Company or any of its subsidiaries relating to the development or construction of Development Properties or Future Development Properties are listed in Section 4.10 of the Disclosure Letter. Copies of such agreements have previously been made available to Equity One.

                  (e) Section 4.10 of the Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of all leases for the Company Properties.

         Section 4.11 LITIGATION, ETC. Except as set forth in Section 4.11 of the Disclosure Letter or as disclosed in the SEC Reports, there is no pending claim, action, proceeding or governmental investigation to which the Company is a party or, to the Company's knowledge, no claim, action, proceeding or governmental investigation has been threatened against the Company or any of its subsidiaries, any present or former officer, director or employee of the Company or any of its subsidiaries or any other person for whom the Company or any of its subsidiaries would be liable before any court or governmental or regulatory authority which, in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect or (ii) could reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in Section 4.11 of the Disclosure Letter or as disclosed in the SEC Reports, neither the Company nor any subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that (i) has had, or could reasonably be expected to have, a Material Adverse Effect or (ii) would have, or could reasonably be expected to have, a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

         Section 4.12      TAX MATTERS.

                  (a) The Company and each of its subsidiaries has filed all tax returns and reports required to be filed by it, or requests for extensions to file such tax returns or reports have been timely filed and granted and have not expired and all such tax returns and reports are accurate and complete in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) or made provision for all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the SEC Reports reflect adequate reserves in all material respects for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for in all material respects. No requests for waivers of the time to assess any taxes against the Company or any of its subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Material Adverse Effect. As used in this Agreement the term "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

                  (b) All taxes which the Company or its subsidiaries are required by law to withhold or collect, including taxes required to have been withheld in connection with amounts paid or owing to any officer, independent contractor, creditor, stockholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no liens for taxes upon the assets of the Company or its subsidiaries except for statutory liens for taxes not yet due.

                  (c) Except as set forth in Section 4.12 of the Disclosure Letter, the tax returns of the Company and its subsidiaries are not being and have not been examined or audited by any taxing authority for any past year or periods.

                  (d) Neither the Company nor its subsidiaries (i) have filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), concerning collapsible corporations, or (ii) are a party to any tax allocation or sharing agreement.

                  (e) Neither the Company nor its subsidiaries have any liability for the taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract, or (iv) otherwise.

                  (f) Neither the Company nor its subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under
Section 280G of the Code.

                  (g) Neither the Company nor any of its subsidiaries has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "TAX PROTECTION AGREEMENT" is an agreement, oral or written (i) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to any subsidiary of the Company that is treated as a partnership for federal income tax purposes, and (ii) that (A) prohibits or restricts in any manner the disposition of any assets of the Company or any of its subsidiaries (including, without limitation, requiring the Company or any of its subsidiaries to indemnify any person for tax liabilities resulting from any such disposition),
(B) requires that the Company or any of
its subsidiaries maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Company Properties, or (C) requires that the Company or any of its subsidiaries offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of the Company or any of its subsidiaries.

                  (h) The Company (A) for all taxable years commencing with the taxable year ended December 31, 1996 through December 31, 2000, has been organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") (within the meaning of the Code) under the Code and has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending at the Effective Time, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's knowledge, no such challenge is pending or threatened. Each subsidiary of the Company which is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as a corporation or an association taxable as a corporation. Each subsidiary of the Company which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by the Company (or solely by a subsidiary of the Company that is a corporation wholly owned by the Company) is a "qualified REIT subsidiary," as defined in Section 856(i) of the Code.

         Section 4.13      COMPLIANCE WITH LAW. Except as set forth in Section
4.13 of the Disclosure Letter or in the SEC Reports, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any material law, rule, regulation, order, judgment or decree applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected. Except as set forth in Section 4.13 of the Disclosure Letter or in the SEC Reports, the Company and its subsidiaries have all material permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "COMPANY PERMITS"). Except as set forth in Section 4.13 of the Disclosure Letter or in the SEC Reports, the Company and its subsidiaries are in material compliance with the terms of the Company Permits.

         Section 4.14      ENVIRONMENTAL COMPLIANCE. Except as set forth in
Section 4.14 of the Disclosure Letter or in the SEC Reports, (i) the assets, properties, businesses and operations of the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined in Section 9.11 hereof); (ii) the Company and its subsidiaries have obtained and are operating in material compliance with all material permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its subsidiaries in the manner now conducted;
(iii) neither the Company nor any of its subsidiaries nor any of their respective assets, properties, businesses, or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, or proceeding indicating that the Company or any of its subsidiaries is or may be
(A) liable for a material violation of any Environmental Law, (B) liable for any material Environmental Liabilities and Costs (as defined in Section 9.11 hereof) of any person, corporation or other entity or (C) required to take material Remedial Action (as defined in Section 9.11 hereof); (iv) the Company and its subsidiaries have not received any written communication alleging, with respect to any such party, the material violation of or material liability under any Environmental Law; (v) neither the Company nor any of its subsidiaries has any material contingent liability in connection with a Release (as defined in Section 9.11 hereof) of any Hazardous Material (as defined in Section 9.11 hereof) into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials; (vi) the operations of the Company and its subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date hereof) or any applicable state equivalent, are in material compliance with applicable Environmental Laws; (vii) there is not on or in any property of the Company or its subsidiaries or any property for which the Company or its subsidiaries are potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material; and
(viii) no Company Property. is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, a amended ("CERCLA"), by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation and Liability Information System database maintained by the EPA, and the Company has no knowledge that any Company Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

         Section 4.15 INSURANCE. Section 4.15 of the Disclosure Letter sets forth an insurance schedule of the Company and its subsidiaries. The Company and its subsidiaries maintain insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and its subsidiaries (taking into account the cost and availability of such insurance). Except as set forth in Section 4.15 of the Disclosure Letter, neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any existing insurance policy of the Company or any of its subsidiaries.

         Section 4.16 OPINION OF FINANCIAL ADVISOR. The Company has received the oral opinion of First Union to the effect that on the basis of and subject to the assumptions set forth therein, the Merger Consideration to be paid to the holders of Shares in the transactions contemplated hereby is fair from a financial point of view to such holders.

         Section 4.17 CONTRACTS. Section 4.17 of the Disclosure Letter lists all Material Contracts of the Company. Except as set forth on Section 4.17 of the Disclosure Letter or in the SEC Reports, each Material Contract is valid, binding and enforceable and in full force and effect, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.17 of the Disclosure Letter, (a) the Company is in compliance with the material obligations of the Material Contracts, (b) none of the Material Contracts is in default by its terms or has been canceled by the other party, (c) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract, (d) the Company and its subsidiaries are not in receipt of any claim of default under any such agreement, and (e) neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company's or any of its subsidiaries' rights under any Material Contract. For purposes of this Agreement, "MATERIAL CONTRACTS" shall mean (i) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other indebtedness to any person, other than indebtedness in a principal amount less than $50,000, (ii) each material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the Company or a subsidiary of the Company that may result in total payments by or liability of the Company or such subsidiary in excess of $50,000, (iii) any other agreements filed or required to be filed as exhibits to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (iv) all mortgages on any of the assets of the Company or its subsidiaries, (v) any contract or agreement that purports to limit in any material respect the names or the geographic location in which the Company or any of its subsidiaries may conduct its respective business, (vi) any agreement entered into by the Company or a subsidiary of the Company relating to the management of any of the Company Properties that may result in total payments by or liability of the Company or such subsidiary in excess of $50,000, (vii) any agreements entered into by the Company or any of its subsidiaries providing for the sale of, or option to sell, any Company Properties or the purchase of, or option to purchase, any real estate which are currently in effect, (viii) any agreement under which the Company or any of its subsidiaries has any continuing material contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, (B) to pay any additional purchase price for any of the Company Properties, or (C) to make any prorations or adjustments to prorations involving an amount in excess of $25,000 (other than real estate taxes) that may previously have been made with respect to any property currently or formerly owned by the Company or its subsidiaries, and
(ix) indemnification agreements entered into by and between the Company and any Trust Manager, trustee or officer of the Company or any of its subsidiaries; PROVIDED, HOWEVER, any contract, agreement or other arrangement that, by its terms, is terminable within 30 days (without penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

         Section 4.18 INTANGIBLE PROPERTY. The Company and its subsidiaries own, possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its subsidiaries as currently conducted (collectively, the "COMPANY

INTANGIBLE PROPERTY"), except where the failure to possess or have adequate rights to use such properties has not had, and could not reasonably be expected to have, a Material Adverse Effect. All of the Company Intangible Property is owned or licensed by the Company or its subsidiaries free and clear of any and all liens, claims or encumbrances, except those that have not had, and could not reasonably be expected to have, a Material Adverse Effect, and neither the Company nor any such subsidiary has forfeited or otherwise relinquished any Company Intangible Property which forfeiture has resulted, or could reasonably be expected to result, in a Material Adverse Effect. To the knowledge of the Company, the use of the Company Intangible Property by the Company or its subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other person, and there have been no claims made, and neither the Company nor any of its subsidiaries has received any notice of any claim or otherwise knows that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that has not had and could not reasonably be expected to have a Material Adverse Effect.

         Section 4.19      EMPLOYMENT MATTERS; ERISA.

                  (a) Neither the Company nor any of its subsidiaries has any employees.

                  (b) Except as set forth in Section 4.19 of the Disclosure Letter, neither the Company nor any of its subsidiaries maintains or contributes to, nor has it or its subsidiaries at any time maintained or contributed to, any Share Plan or any other "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee pension benefit plan" as defined in Section 3(3) of ERISA or "multiemployer plan" as defined in Section 3(37) of ERISA. The Company has delivered to Equity One true and complete copies of all of the Share Plans, employee benefit plans, employee pension benefit plans or multiemployer plans listed in Section 4.19 of the Disclosure Letter.

                  (c) Neither the Company nor any of its subsidiaries has any obligation to provide health or other welfare benefits to former, retired or terminated employees, officers or trust managers.

                  (d) Each Share Plan, employee benefit plan, employee pension benefit plan or multiemployer plan listed in Section 4.19 of the Disclosure Letter, has been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, if applicable, and other applicable Federal and state law, there is no material liability for breaches of fiduciary duty in connection with those plans and there is no material action, suit or claim pending or, to the knowledge of the Company, threatened against, or with respect to, such plans.

         Section 4.20      AMENDMENT TO RIGHTS AGREEMENT; STATE TAKEOVER LAWS.

                  (a) The Board of Trust Managers of the Company has adopted a resolution approving an amendment to the Rights Agreement to provide that none of the execution and delivery and performance of this Agreement, the Reorganization Merger Agreement, the consummation of the Reorganization Merger or the Merger or any other transaction contemplated by this Agreement will cause
(i) the Rights Agreement Rights to be exercisable under the Rights Agreement,
(ii) Equity One or any of its subsidiaries or any of their respective stockholders or holders of partnership interests to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (iii) any such event to be deemed a "Distribution Date" (as defined in the Rights Agreement).

                  (b) The Company (i) has taken all action necessary to exempt the Merger and the transactions contemplated by this Agreement from the operation of any "fair price," "moratorium," "control share acquisition," "business combination," or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation applicable to the transactions contemplated by this Agreement (a "TAKEOVER STATUTE") and (ii) has delivered to Equity One true and complete copies of all resolutions of the Board of Trust Managers of the Company, any documents necessary to exempt such transactions pursuant to clause (i) above.

         Section 4.21 TERMINATION OF SHARE PLANS. Prior to the Effective Time, the Company and its Board of Trust Managers will have taken all actions necessary to provide that the Company's Share Plans, including but not limited to the Company's 1997 Incentive Compensation Plan, shall terminate, effective as of the Effective Time.

         Section 4.22 INVESTMENT COMPANY ACT OF 1940. Neither the Company nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         Section 4.23      AFFILIATE TRANSACTIONS. Except as set forth in
Section 4.23 of the Disclosure Letter and as contemplated by the Reorganization Merger, (a) there are no liabilities between the Company or any of its subsidiaries on the one hand, and any trust manager, director, officer, employee, shareholder or affiliate (or any relative, spouse, beneficiary or affiliate of any such person) of the Company or any of its subsidiaries on the other hand, (b) no trust manager, director, officer, employee, shareholder or affiliate (or any relative, spouse, beneficiary or affiliate of any such person) of the Company or any of its subsidiaries provides, or causes to be provided, any services to the Company or any of its subsidiaries, and (c) neither the Company nor any of its subsidiaries provides or causes to be provided services to any director, officer, employee, shareholder or affiliate (or any relative, spouse, beneficiary or affiliate of any such person) of the Company or any of its subsidiaries.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF EQUITY ONE

         Equity One represents and warrants to the Company as follows:

         Section 5.1 ORGANIZATION AND QUALIFICATION. Equity One is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own its properties and conduct its business. Equity One is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Each subsidiary of Equity One that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each subsidiary of Equity One that is a partnership, joint venture, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each subsidiary of Equity One is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect.

         Section 5.2 CAPITAL STRUCTURE. The authorized share capital of Equity One consists of 40,000,000 Equity One Shares and 5,000,000 shares of preferred stock, $0.01 par value per share. As of the close of business on the date hereof: (a) 13,011,901 Equity One Shares were issued and outstanding, (b) no shares of preferred stock were issued or outstanding and (c) 1,128,331 Equity One Shares were reserved for issuance pursuant to outstanding, unexercised stock options ("EQUITY ONE OPTIONS") granted pursuant to Equity One's stock option plans ("EQUITY ONE STOCK OPTION PLANS") or otherwise. All of the outstanding Equity One Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights, and all of Equity One Shares issuable in exchange for Shares in connection with the Merger have been duly authorized and will be validly issued and fully paid and nonassessable and free of preemptive rights. Except as set forth herein and in the Equity One SEC Reports, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Equity One, (ii) no securities of Equity One convertible into or exchangeable for shares of capital stock or voting securities of Equity One and (iii) no options, warrants, rights or other agreements or commitments to acquire from Equity One, and no obligation of Equity One to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of Equity One, and no obligation of Equity One to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "EQUITY ONE SECURITIES"). There are no outstanding obligations of

Equity One or any subsidiary to repurchase, redeem or otherwise acquire any Equity One Securities.

         Section 5.3       AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (a) Equity One has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Equity One and the consummation by Equity One of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Equity One and, assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of Equity One, enforceable against Equity One in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  (b) On or prior to the date hereof, the Board of Directors of Equity One has (i) determined that this Agreement and the Merger are fair to and in the best interest of Equity One and its stockholders and (ii) approved and declared advisable this Agreement and the Merger.

         Section 5.4 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Equity One SEC Reports filed prior to the date hereof, since December 31, 2000, Equity One has not suffered any Material Adverse Effect.

         Section 5.5       REPORTS.

                  (a) Equity One has filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder on and after December 31, 2000, all of which (the "EQUITY ONE SEC REPORTS") have complied in form as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder applicable thereto. None of the Equity One SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) As of their respective dates, the audited and unaudited consolidated financial statements of Equity One included (or incorporated by reference) in the Equity One SEC Reports were prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and presented fairly the consolidated financial position of Equity One, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal, recurring adjustments, none of which are material.

         Section 5.6 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement by Equity One and the consummation of the transactions contemplated hereby will not (i) conflict with or result in any breach of any provision of the charter or bylaws (or other similar governing documents) of Equity One or any of its subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the Exchange Act,
(B) the filing of articles of merger pursuant to the MGCL, (C) any applicable filings under state securities, blue sky or "takeover" laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Equity One or any of its subsidiaries is a party or by which any of its subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of Equity One or any of its subsidiaries which, individually or in the aggregate, would have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Equity One or any of its subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect or have a material adverse effect on the ability of Equity One to consummate the transactions contemplated hereby.

         Section 5.7 FINANCING. Equity One has all funds necessary to purchase all outstanding Shares pursuant to the Merger, to refinance any indebtedness or other obligation to the Company and its subsidiaries which may become due as a result of this Agreement or any of the transactions contemplated hereby, and to pay all related fees and expenses.

         Section 5.8 BROKERS. No broker, finder or other investment banker (other than First Union and The Robinson-Humphrey Company, LLC) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of Equity One.

         Section 5.9 LITIGATION, ETC. Except as disclosed in the Equity One SEC Reports, there is no pending claim, action, proceeding or governmental investigation as of the date hereof as to which Equity One or any of its subsidiaries have been formally served or, to the best of Equity One's knowledge, no claim, action, proceeding or governmental investigation has been threatened as of the date hereof against Equity One or any of its subsidiaries before any court or governmental or regulatory authority which, in the aggregate, (i) could reasonably be expected to have a Material Adverse Effect or (ii) could reasonably be expected to have a material adverse effect on the ability of Equity One to consummate the transactions contemplated by this Agreement. Except as disclosed in the Equity One SEC Reports, as of the date hereof, neither Equity One nor any subsidiary of Equity One is subject to any outstanding order, writ, injunction or decree that
(i) has had a Material Adverse Effect or (ii) would have a material adverse effect on the ability of Equity One to consummate the transactions contemplated by this Agreement.

         Section 5.10 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Equity One for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Equity One and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to the shareholders of the Company, or at the time of the Special Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such Special Meeting, any event with respect to Equity One or any of its subsidiaries, or with respect to other information supplied by Equity One for inclusion in the Proxy Statement or Registration Statement, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by Equity One for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         Section 5.11 STOCKHOLDER APPROVAL. No votes of the holders of Equity One's capital stock are required under Equity One's charter and bylaws, applicable law or stock exchange rules or otherwise to authorize the consummation of the Merger.

         Section 5.12 OPINION OF FINANCIAL ADVISOR. Equity One has received the oral opinion of The Robinson-Humphrey Company, LLC, financial advisor to Equity One, to the effect that on the basis of and subject to the assumptions set forth therein, the Merger Consideration to be paid to the holders of Shares in the transactions contemplated hereby is fair from a financial point of view to the stockholders of Equity One.

                                    ARTICLE 6
                                    COVENANTS

         Section 6.1 CONDUCT OF BUSINESS OF THE COMPANY AND ITS SUBSIDIARIES. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Effective Time, the Company will conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all reasonable efforts consistent with prudent business practice to preserve intact the business organization of the Company, to keep available the services of its and their current officers and key employees and to maintain existing relationships with those having significant business relationships with the Company, in each case in all material respects. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Effective Time, neither UIRT Holding nor any subsidiary of UIRT Holding, will conduct any business, employ any employees or incur any indebtedness. Without limiting the generality of the foregoing, except as set forth in Section 6.1 of the Disclosure Letter and except as otherwise expressly provided in or contemplated by this Agreement or the Disclosure Letter, prior to the Effective Time, neither the Company nor any of its subsidiaries, as the case may be, will, without the prior written consent of Equity One (not to be unreasonably withheld), (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Company Securities or Subsidiary Securities, in each case, other than Shares issuable upon exercise or vesting of the Rights outstanding on the date hereof or the exercise of rights under any plan or any agreement referred to in Section 4.3 of the Disclosure Letter and which are outstanding on the date hereof, or (B) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof; (ii) otherwise acquire or redeem, directly or indirectly, any Company Securities or Subsidiary Securities (including the Shares); (iii) split, combine or reclassify its shares of beneficial interest or capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of beneficial interest or capital stock of the Company or any of its subsidiaries (other than cash dividends paid to the Company by its wholly owned subsidiaries with regard to their capital stock) PROVIDED, HOWEVER, that the Company may declare and pay one regular quarterly dividend to shareholders of record as of a date no later than September 15, 2001 in an amount not to exceed $0.13 per share plus any dividends in the minimum amount necessary based on a written opinion of the Company's independent certified public accountants to avoid (x) jeopardizing the Company's REIT status under the Code and (y) having positive real estate investment trust taxable income for the taxable year ending on the Effective Date; PROVIDED FURTHER THAT, the Company may declare a dividend (other than a regular quarterly dividend) and fix the record date of that dividend on a date prior to the Effective Time to allow Equity One to cause a subsequent year dividend to be paid to the Company's shareholders of record pursuant to Section 858 of the Code in the minimum amount necessary to avoid (x) jeopardizing the Company's REIT status under the Code, and (y) having positive real estate investment trust taxable income for the taxable year ending at the Effective Time; (iv) (1) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of in excess of $50,000 in any single instance or $250,000 in the aggregate other than leases of Company Properties to tenants in the ordinary and usual course of business consistent with past practice in all material respects, or (2) other than in the ordinary course of business, enter into any Material Contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money except for debt incurred in the ordinary course of business consistent with past practice and except for debt that may be incurred pursuant to existing contractual arrangements as in effect on the date hereof not in excess of $50,000 in any single instance or $150,000 in the aggregate; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned subsidiaries of the Company, except in the ordinary course of business consistent with past practice and except in connection with liabilities or responsibilities that may be incurred pursuant to existing contractual arrangements in effect on the date hereof not in excess of $50,000 in any single instance or $150,000 in the aggregate; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly owned subsidiaries of the Company) in each case in excess of $50,000 in any single instance or $150,000 in the aggregate; (viii) change any of the accounting or tax principles, practices or elections used by it or any of its subsidiaries, except as required by the SEC or required by United States generally accepted accounting principles; (ix) adopt any amendments to the Declaration or Bylaws of the Company or governing entity documents of any subsidiary; (x) except as may be required under any previously existing agreement or plan, grant any share related awards; (xi) enter into any new employment, severance, consulting or salary continuation agreements with any of its officers, trust managers or employees or grant any increases in the compensation or benefits to its officers, trust managers and employees or otherwise reimburse or agree to reimburse any property manager or such property manager's employees, including the employees of FCA Corp., for a similar new agreement or increase; (xii) settle any outstanding litigation, other than as set forth in Section 5.9;
(xiii) adopt, make any amendment to or terminate any employee benefit plan except as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan; or (xiv) agree in writing or otherwise to take any of the foregoing actions.

         Section 6.2 NO SOLICITATION. Upon execution and delivery of this Agreement by the parties, the Company shall notify those other persons with which it is, at the time of such execution and delivery, discussing an Acquisition Transaction (as defined below) that it has entered into this Agreement and is terminating discussions with such person regarding any potential Acquisition Transaction. The Company and its subsidiaries and their respective officers, trust managers, directors and employees shall not, and the Company and its subsidiaries will use all reasonable efforts to cause their representatives, agents or affiliates not to, directly or indirectly, (i) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries or otherwise provide assistance to any corporation, partnership, person or other entity or group (other than Equity One or any affiliate or associate of Equity One or any of its respective directors, officers, employees, representatives or agents) concerning any merger, consolidation, business combination, liquidation, reorganization, sale of substantially all of its assets, sale of shares of beneficial interest or capital stock or similar transactions involving the Company or any material subsidiary of the Company (each an "ACQUISITION TRANSACTION"); (ii) knowingly encourage, solicit, or initiate the submission of an Acquisition Proposal; or (iii) enter into any agreement requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; PROVIDED, HOWEVER, that if the Company's Board of Trust Managers determines after consultation with counsel, that it is required to do so in the exercise of the fiduciary duties of the Company's Board of Trust Managers to the Company or its shareholders, the Board of Trust Managers may take any of the foregoing actions and shall so notify Equity One; and PROVIDED FURTHER that nothing contained in this Section 6.2 shall prohibit the Company or its Board of Trust Managers from taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such other disclosure to the Company's shareholders which, as advised by outside counsel, is required under applicable law.

         Section 6.3       ACCESS TO INFORMATION.

                  (a) Between the date of this Agreement and the Effective Time, the Company will, upon reasonable notice to an executive officer of the Company, (i) give Equity One and its authorized representatives access (during regular business hours), in a manner so as not to interfere with the normal operations of the Company and its subsidiaries and subject to reasonable restrictions imposed by an executive officer of the Company, to all key employees, property managers, offices, real estate properties and other facilities and to all books and records of the Company and its subsidiaries and seek to cause the Company's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as Equity One may reasonably require, (ii) permit Equity One to make such inspections as it may reasonably require and (iii) cause its officers and those of its subsidiaries to furnish Equity One with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Equity One may from time to time reasonably require; PROVIDED, HOWEVER, that no investigation or information furnished pursuant to this Section 6.3 shall affect any representations or warranties made by the Company herein or the conditions to the obligations of Equity One to consummate the Merger.

                  (b) Information obtained by Equity One or its representatives pursuant to this Section 6.3 shall be subject to the provisions of the letter agreement, dated October 31, 2000, as amended, between Equity One and the Company (the "CONFIDENTIALITY AGREEMENT") the terms of which are incorporated herein by reference.

         Section 6.4 REASONABLE EFFORTS; FILINGS. Subject to the terms and conditions herein provided for and to the fiduciary duties of the Board of Trust Managers of the Company and the Boards of Directors of UIRT Holding and Equity One under applicable law as advised by legal counsel, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, (a) to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters, (b) Equity One, UIRT Holding and the Company will take all such action as may be reasonably necessary under federal and state securities laws applicable or necessary for, and will file and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulating bodies which Equity One, UIRT Holding and the Company determines, in each case, is necessary for the consummation of the Merger and the transactions contemplated hereby and each party shall give the other information required by it which is reasonably necessary to enable it to take such action, and (c) Equity One, UIRT Holding and the Company will, and will cause each of their respective subsidiaries to, use all reasonable efforts to obtain consents of all third parties and government bodies necessary or, in the reasonable opinion of Equity One, UIRT Holding and the Company, advisable to consummate the Merger and the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Equity One shall cause the proper officers and directors of the Surviving Entity or Equity One, as the case may be to take all such necessary action.

         Section 6.5       INDEMNIFICATION AND INSURANCE.

                  (a) Equity One agrees that all rights to indemnification existing in favor of the present or former trust managers, officers and employees of the Company (as such) or any of its subsidiaries (including UIRT Holding) or present or former trust managers of the Company or any of its subsidiaries (including UIRT Holding) serving or who served at the Company's or any of its subsidiaries' (including UIRT Holding) request as a trust manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Declaration or Bylaws, or the governing entity documents of any of the Company's subsidiaries and the indemnification agreements with such present and former trust managers, officers and employees as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Reorganization Merger and the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and Equity One agrees to cause the Surviving Entity to comply fully with its obligations hereunder and thereunder. Without limiting the foregoing, the Company shall, and after the Effective Time, the Surviving Entity shall periodically advance expenses as incurred with respect to the foregoing (including with respect to any action to enforce rights to indemnification or the advancement of expenses) to the fullest extent permitted under applicable law; PROVIDED, HOWEVER, that the person to whom the expenses are advanced provides an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

                  (b) Equity One shall, subject to the approval of the Company prior to the Effective Time (which approval shall not be unreasonably withheld), either (i) obtain continuation coverage for runoff liability with respect to the Company's existing officers' and trust managers' or fiduciary liability insurance policies, PROVIDED that Equity One shall not be obligated to pay more than $135,000 in the aggregate for premiums for such coverage, or (ii) continue to provide officers' and trust managers' and fiduciary liability insurance with limits not less than existing policies for a period of not less than three (3) years, PROVIDED that Equity One shall not be obligated to pay premiums in excess of $45,000 per year for such insurance, in any case for the benefit of those persons covered by such existing insurance.

                  (c) Equity One shall pay all costs and expenses, including attorneys' fees, that may be incurred by any indemnified parties in enforcing the indemnity and other obligations provided for in this Section 6.5.

                  (d) In the event Equity One or any of its respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of Equity One, assume the obligations set forth in this Section 6.5.

                  (e) This Section 6.5, which shall survive the consummation of the Reorganization Merger and the Merger at the Effective Time and shall continue without limit, is intended to benefit the Company, UIRT Holding, the Surviving Entity, and any person or entity to be indemnified hereunder, each of whom may enforce the provisions of this Section 6.5 (whether or not parties to this Agreement).

         Section 6.6 PROXY STATEMENT AND REGISTRATION STATEMENT. UIRT Holding, Equity One and the Company shall promptly prepare and file with the SEC, as soon as practicable, a proxy statement for the Company (the "PROXY STATEMENT") relating to the Merger and a Registration Statement on Form S-4 in connection with the issuance of shares of common stock of UIRT Holding in connection with the Reorganization Merger and the issuance of Equity One Shares in connection with the Merger (the "REGISTRATION STATEMENT") as required by the Exchange Act, the Securities Act and the rules and regulations thereunder. Each of Equity One, UIRT Holding and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. UIRT Holding, Equity One and the Company will cooperate with each other in the preparation of the Proxy Statement and the Registration Statement. UIRT Holding, Equity One and the Company shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and the Registration Statement, and to cause the Proxy Statement to be mailed to the Company's shareholders and the Registration Statement to become effective under the Securities Act of 1933, as amended, at the earliest practicable date.

         Section 6.7 NOTIFICATION OF CERTAIN MATTERS. The Company and UIRT Holding shall give prompt notice to Equity One, and Equity One shall give prompt notice to the Company and UIRT Holding, of (i) the occurrence, or non-occurrence, of any event the effect of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the submission to the Company by any person of an inquiry or proposal related to an Acquisition Transaction; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 6.7 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice.

         Section 6.8 RIGHTS AGREEMENT AMENDMENT. Subject to the terms and conditions of this Agreement, the Company shall promptly enter into an amendment to the Rights Agreement (the "RIGHTS AGREEMENT AMENDMENT") pursuant to which the Rights Agreement and the Rights Agreement Rights will not be applicable to the Reorganization Merger or the Merger, and consummation of the Reorganization Merger or the Merger shall not result in a "Distribution Date" under the Rights Agreement or in Equity One or its affiliates being an "Acquiring Person" or in the Rights Agreement Rights becoming exercisable.

         Section 6.9 SETTLEMENT OF SHAREHOLDER LITIGATION. The Company shall use its reasonable efforts to settle the lawsuit against the Company and others by Southwest Securities, Inc., which is pending in the 44th Judicial District Court of Dallas County, Texas, Cause No. 00-6206 (the "SHAREHOLDER LITIGATION") prior to the Effective Time. The Company shall not agree to pay any amounts in excess of $500,000 in settlement of the Shareholder Litigation or make a settlement, compromise, admission or acknowledgment which could give rise to liability in excess of such amount or otherwise have an adverse effect on the Company without the prior written consent of Equity One, which consent shall not be unreasonably withheld. The Company agrees to stay the Shareholder Litigation and the lawsuit styled SOUTHWEST SECURITIES, INC. V. UNITED INVESTORS REALTY TRUST; In the 61st Judicial District Court; Harris County, Texas, Cause No. 2001-15170 until the earlier of (i) the Effective Time and (ii) the termination of this Agreement pursuant to Article 8.

         Section 6.10 TERMINATION OF ADVISORY AGREEMENT. The Company has given notice to FCA Corp. pursuant to Section 3(b) of the First Amended and Restated Advisory Agreement dated as of June 9, 1997, as amended, between the Company and FCA Corp. (the "ADVISORY AGREEMENT") of its intention to terminate that agreement on December 15, 2001 and the Company agrees that it shall not amend such notice to extend the termination date of the Advisory Agreement.

         Section 6.11 STOCK EXCHANGE LISTING. Equity One shall promptly prepare and submit to the New York Stock Exchange (the "NYSE") a listing application covering Equity One Shares issuable upon consummation of the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for listing of such Equity One Shares, subject to official notice of issuance to the NYSE, and the Company shall cooperate with Equity One with respect to such listing.

         Section 6.12 CONTRIBUTION OF PROPERTIES TO SUBSIDIARY. Prior to the Effective Time, the Company shall form a new wholly owned subsidiary or subsidiaries and contribute the properties listed in Section 6.12 of the Disclosure Letter to such subsidiary or subsidiaries, or otherwise reorganize in a manner acceptable to Equity One such that such properties are owned by a wholly owned subsidiary of the Company and not directly by the Company.

                                    ARTICLE 7
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

                  (a) this Agreement and the Merger shall have been approved and adopted by the affirmative vote of the shareholders of the Company, required by and in accordance with applicable law and the Declaration;

                  (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against Equity One or UIRT Holding and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use all reasonable efforts to have any such prohibition lifted);

                  (c) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect;

                  (d) Equity One Shares issuable upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

                  (e) The Reorganization Merger shall have been consummated on the terms and conditions set forth in the Reorganization Merger Agreement as of the date hereof.

         Section 7.2 ADDITIONAL CONDITION TO UIRT HOLDING'S OBLIGATION TO EFFECT THE MERGER. The obligation of UIRT Holding to effect the Merger is subject to the satisfaction or waiver by UIRT Holding, prior to the proposed Effective Time, of the following conditions:

                  (a) subject to Section 6.4, no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would
(i) make illegal or otherwise prohibit the consummation of the Reorganization Merger or the Merger or (ii) result in a significant delay in or materially restrict the ability of UIRT Holding, or render UIRT Holding unable, to effect the Reorganization Merger or the Merger.

                  (b) Equity One shall not have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by UIRT Holding or the Company of any of their respective obligations under this Agreement) and such breach or failure shall continue unremedied for ten (10) business days after Equity One has received written notice from UIRT Holding or the Company of the occurrence of such breach or failure, except such breaches or failures (i) which, individually and in the aggregate, would not have a Material Adverse Effect and (ii) which, individually and in the aggregate, would not materially impair or significantly delay the ability of Equity One and the UIRT Holding to effect the Merger; and

                  (c) the representations and warranties of Equity One contained in this Agreement shall be true and correct in all material respects as of the Effective Time; PROVIDED, that the Company shall have notified Equity One promptly upon learning of such failure of such representation or warranty to be true and correct.

                  (d) M.G.N. (USA), Inc., an affiliate of Equity One that on or before the date hereof has entered into a letter agreement with the Company agreeing to make an Equity One Share Election with respect to all of the 860,370 Shares owned directly or indirectly by it (the "MGN SHARES") and to vote the MGN Shares in favor of the Merger, shall have properly made (and not revoked) prior to the Effective Time a valid Equity One Share Election for all of the MGN Shares.

                  (e) Greenberg Traurig, P.A., counsel to Equity One, shall have delivered a legal opinion, dated as of the date of the Closing and addressed to the Company, UIRT Holding and Equity One, to the effect that Equity One has qualified to be treated as a REIT pursuant to the Code for each of its taxable years commencing with its taxable year ending December 31, 1995 and at all times since that initial taxable year. In rendering such opinions, Greenberg Traurig, P.A. may rely upon (and Equity One shall be required to make) representations requested of Equity One by Greenberg Traurig, P.A.

                  (f) The Board of Directors of UIRT Holding and the Board of Trust Managers of the Company shall have received from First Union Securities, Inc., financial advisor to the Company, a written opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be issued for each Company Share pursuant to the Merger is fair to the stockholders of UIRT Holding from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the shareholders of the Company and shall not have been subsequently withdrawn.

         Section 7.3 ADDITIONAL CONDITIONS TO EQUITY ONE'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Equity One to effect the Merger shall be subject to the satisfaction or waiver by Equity One, prior to the proposed Effective Time, of the following conditions:

                  (a) subject to Section 6.4, no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would
(i) make illegal or otherwise prohibit the consummation of the Reorganization Merger or the Merger or (ii) result in a significant delay in or materially restrict the ability of Equity One, or render Equity One unable, to effect the Merger.

                  (b) there shall not have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement of a war, material armed hostilities or any other material international or national calamity involving the United States, or (iv) in the case of any of the foregoing existing at the time of the execution of the Merger Agreement, a material acceleration or worsening thereof;

                  (c) Neither UIRT Holding nor the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement (other than as a result of a breach by Equity One of any of its obligations under this Agreement) and such breach or failure shall continue unremedied for ten (10) business days after UIRT Holding or the Company has received written notice from Equity One of the occurrence of such breach or failure, except such breaches or failures (i) which, individually and in the aggregate, would not have a Material Adverse Effect and (ii) which, individually and in the aggregate, would not materially impair or significantly delay the ability of Equity One and UIRT Holding to effect the Merger; and

                  (d) the representations and warranties of UIRT Holding and the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time; PROVIDED, that Equity One shall have notified the Company and UIRT Holding promptly upon learning of such failure of such representation or warranty to be true and correct.

                  (e) Andrews & Kurth L.L.P., counsel to the Company, shall have delivered a legal opinion, dated as of the date of the Closing and addressed to the Company and Equity One, to the effect that the Company has qualified to be treated as a REIT pursuant to the Code for each of its taxable years ending December 31, 1995 through December 31, 2000, and the short taxable year beginning January 1, 2001 and ending at the date that the Closing occurs. In rendering such opinions, Andrews & Kurth L.L.P. may rely upon (and the Company shall be required to make) representations requested of the Company by Andrews & Kurth L.L.P.

                  (f) The Board of Directors of Equity One shall have received from The Robinson-Humphrey Company, LLC, financial advisor to Equity One, a written opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be issued for each Share pursuant to the Merger is fair to the stockholders of Equity One from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the stockholders of Equity One (if approval of the Merger by Equity One's stockholders is required by applicable law or otherwise) and shall not have been subsequently withdrawn.

                                    ARTICLE 8
                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1 TERMINATION; AMENDMENT; WAIVER. This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

                  (a) by mutual written consent of the Board of Trust Managers of the Company and the Board of Directors of Equity One;

                  (b) by Equity One or the Company if the Effective Time shall not have occurred on or before November 30, 2001 (the "TERMINATION DATE") (PROVIDED that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

                  (c) subject to Section 6.4, by Equity One or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                  (d) prior to Shareholder Approval, by Equity One if the Board of Trust Managers of the Company or the Board of Directors of UIRT Holding withdraw or modify in a manner adverse to Equity One their favorable recommendation of the Merger or shall have recommended an Acquisition Transaction with a party other than Equity One or any of its affiliates;

                  (e) by Equity One if (i) any of the representations and warranties of UIRT Holding or the Company contained in this Agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) UIRT Holding or the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and, in either circumstance, the failure of such representation and warranty to be true or the breach or failure shall continue unremedied for ten (10) business days after the Company has received written notice from Equity One of the occurrence of such failure to be true, breach or failure; PROVIDED, HOWEVER, that in no event shall such 10-day period extend beyond the Termination Date;

                  (f) by the Company if (i) any of the representations and warranties of Equity One contained in this Agreement were untrue in any material respect when made or have since become, and at the time of termination remain, untrue in any material respect, or (ii) Equity One shall have breached or failed to comply in any material respect with any of its obligations under this Agreement, and, in either circumstance, the failure of such representation and warranty to be true or the breach or failure shall continue unremedied for ten (10) business days after Equity One has received written notice from the Company of the occurrence of such failure to be true, breach or failure; PROVIDED, HOWEVER, that in no event shall such 10-day period extend beyond the Termination Date;

                  (g) prior to Shareholder Approval, by the Company if the Company receives a written offer with respect to any Acquisition Transaction with a party other than Equity One or its affiliates or such other party has commenced a tender offer which, in either case, the Board of Trust Managers of the Company believes in good faith is more favorable to the Company's shareholders than the transactions contemplated by this Agreement;

                  (h) by Equity One or the Company if this Agreement and the Merger shall not have been approved and adopted by the Company's shareholders at the Special Meeting (or any adjournments thereof);

                  (i) by the Company if (x) the Determination Price on the date that is three business days prior to the Closing Date is less than $11.30 per share and the Company provides notice within one business day thereafter of its intent to terminate in accordance with this Section 8.1(i) and (y) Equity One does not provide notice to the Company and elect in writing, within one business day following such notice of termination by the Company, to proceed in compliance with the provisions of Section 2.1(a)(ii); for the purposes hereof, the "DETERMINATION PRICE" shall mean the weighted average trading price per share of Equity One Shares as quoted on the New York Stock Exchange for all transactions during the 20 trading days ending on (and inclusive of) the applicable date; or

                  (j) by the Company if (i) the Determination Price is at any time less than $9.50 per share, (ii) the Company provides notice within seven
(7) days thereafter of its intent to terminate in accordance with this Section 8.1(j), and (iii) on the date of the notice described in the foregoing clause, the Determination Price remains below $9.50 per share.

         Section 8.2 EFFECT OF TERMINATION. If this Agreement is terminated and the Merger is abandoned pursuant to Section 8.1 hereof, this Agreement, except for the provisions of Sections 6.3(b), 8.3 and 9.10 hereof shall forthwith become void and have no effect, without any liability on the part of any party or its trust managers, directors, officers or shareholders. The Confidentiality Agreement shall remain in full force and effect following any termination of this Agreement. Nothing in this Section 8.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

         Section 8.3 TERMINATION FEE. If this Agreement is terminated (i) by Equity One under Section 8.1(e) and the Company is not entitled (and would not be entitled upon Equity One's failure to remedy an existing breach or failure to comply within ten business days) to terminate this Agreement pursuant to Section 8.1(f), (ii) by Equity One under Section 8.1(d), (iii) by Equity One or the Company pursuant to Section 8.1(h) as a result of the failure of the Company's shareholders to approve and adopt this Agreement and the Merger if at the time of the failure to approve this Agreement and the Merger there shall exist a bona fide proposal for an Acquisition Transaction and within twelve (12) months after the date of termination the Company enters into a definitive agreement with any third party with respect to an Acquisition Transaction, or (iv) by the Company under Section 8.1(g), then the Company shall promptly, but in no event later than ten business days after written request by Equity One, deposit in escrow with an escrow agent selected by Equity One, as Equity One's sole and exclusive remedy, a termination fee (the "TERMINATION FEE") equal to $2,000,000. The escrow agent shall pay to Equity One an amount equal to the lesser of (i) the Termination Fee and (ii) the maximum amount that can be paid to Equity One without causing Equity One to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the code ("QUALIFYING INCOME"), as determined by the independent accountants of Equity One. In the event that all or any portion of the Termination Fee remains in escrow after payment of the amount, if any, required by the preceding sentence, the escrow agreement shall provide that Equity One shall not be entitled to the remainder of the Termination Fee and no amount thereof shall be released to Equity One unless and until the escrow agent receives any one or combination of the following: (i) a letter from Equity One's outside counsel indicating that it has received a ruling from the IRS the effect of which holds that Equity One's receipt of the Termination Fee would not jeopardize its status as a REIT ("REIT REQUIREMENTS"), and that receipt by Equity One of the remaining balance of the Termination Fee following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto (in which case the escrow agent shall release the remainder of the Termination Fee in escrow to Equity One) or (ii) a letter (or a series of letters) from the independent accountants of Equity One, each indicating any additional amounts that Equity One can be entitled to and can be paid at that time without causing it to fail to meet the REIT Requirements (in which case the escrow agent shall release such additional amounts from escrow to Equity One). The obligation of the Company to pay any unpaid portion of the Termination Fee shall terminate three years from the date hereof, and any unpaid portion of the Termination Fee remaining in escrow three years from the date hereof shall be released to the Company and the escrow shall terminate at that time.

         Section 8.4 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Trust Managers of the Company and the Boards of Directors of Equity One at any time before or after adoption of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         Section 8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the Board of Trust Managers of the

Company and the Boards of Directors of Equity One, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in Articles 3, 4 and 5 shall not survive beyond the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         Section 9.2 ENTIRE AGREEMENT; ASSIGNMENT. Except for the Confidentiality Agreement and the Disclosure Letter, this Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Equity One may assign any of its rights and obligations to any wholly-owned subsidiary of Equity One incorporated under the laws of a state of the United States, but no such assignment shall relieve Equity One, as the case may be, of its obligations hereunder.

         Section 9.3 ENFORCEMENT OF THE AGREEMENT; JURISDICTION. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Broward County, Florida, this being in addition to any other remedy to which they are entitled at law or in equity.

         The parties hereto consent and agree that the state or federal courts located in Broward County, Florida, shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

         Section 9.4 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         Section 9.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Equity One:                Equity One, Inc.
                                          1696 N.E. Miami Gardens Drive
                                          North Miami Beach, Florida 33179
                                          Attention: Howard Sipzner

         with a copy to:                  Greenberg Traurig, P.A.
                                          1221 Brickell Avenue
                                          Miami, Florida 33146
                                          Attention: Phillip J. Kushner

         if to UIRT Holding:              United Investors Realty Trust
                                          5847 San Felipe, Suite 850
                                          Houston, Texas.  77057
                                          Attention: Robert W. Scharar

         with copies to:                  Andrews & Kurth L.L.P.
                                          600 Travis Street, Suite 4200
                                          Houston, Texas.  77002
                                          Attention: Robert V. Jewell

         if to the Company:               United Investors Realty Trust
                                          5847 San Felipe, Suite 850
                                          Houston, Texas.  77057
                                          Attention: Robert W. Scharar

         with copies to:                  Andrews & Kurth L.L.P.
                                          600 Travis Street, Suite 4200
                                          Houston, Texas.  77002
                                          Attention: Robert V. Jewell

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (PROVIDED that notice of any change of address shall be effective only upon receipt thereof).

         Section 9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida except with respect to matters relating to Merger that are governed by the MGCL, as to which the MGCL shall apply) regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         Section 9.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 2.7 and 6.5 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by any such persons).

         Section 9.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.10 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except as provided expressly to the contrary herein.

         Section 9.11      CERTAIN DEFINITIONS.

                  (a) "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, New York are authorized or required by law or executive order to close;

                  (b) "ENVIRONMENTAL LAW" means any law, regulation, decree, judgment, permit or authorization relating to the environment, including, without limitation, pollution, contamination, cleanup and protection of the environment;

                  (c) "ENVIRONMENTAL LIABILITIES AND COSTS" means all damages, penalties or clean-up costs assessed or levied pursuant to any Environmental Law;

                  (d) "HAZARDOUS MATERIALS" means (i) any petroleum or petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (ii) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (iii) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its subsidiaries operates);

                  (e) "KNOWLEDGE" shall mean, with respect to any entity, the actual knowledge, after due inquiry, of the executive officers of such entity, provided, however, that the Company's knowledge shall also include the actual knowledge, after due inquiry, of the officers of FCA Corp.;

                  (f) "MATERIAL ADVERSE EFFECT" shall mean any adverse change in the business, operations, prospects, financial condition or results of operations of UIRT Holding, the Company or Equity One, as applicable, and its subsidiaries that is material to UIRT Holding, the Company or Equity One, as applicable, and its subsidiaries taken as a whole, excluding any such adverse change that is due to events, occurrences, facts, conditions, changes, developments or effects which affect the economy or the Company's, UIRT Holding's or Equity One's, as applicable, industry generally;

                  (g) "RELEASE" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its subsidiaries;

                  (h) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a governmental authority or required under any Environmental Law, or voluntarily undertaken to
(i) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (iv) bring the applicable party into compliance with any Environmental Law; and

                  (i) "sUBSIDIARY" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

         Section 9.12 DISCLOSURE LETTER. Disclosure of any matter in the Disclosure Letter or Equity One Disclosure Letter shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

         Section 9.13 PRESS RELEASES. Equity One, UIRT Holding, and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, PROVIDED, HOWEVER, that a party may issue a press release without such prior consultation if required by law or by obligations pursuant to the rules of NASDAQ and any other appropriate exchange.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                                   EQUITY ONE, INC.

                                   By:  /s/ CHAIM KATZMAN
                                        ------------------------------------
                                        Chaim Katzman, Chairman of the Board
                                        and Chief Executive Officer


                                   UIRT HOLDING CORP.

                                   By:  /s/ RANDALL D. KEITH
                                        ------------------------------------
                                        Randall D. Keith
                                        Vice President--Chief Operating Officer


                                   UNITED INVESTORS REALTY TRUST

                                   By:  /s/ RANDALL D. KEITH
                                        ------------------------------------
                                        Randall D. Keith
                                        Vice President--Chief Operating Officer

                                    ANNEX C

                    OPINION OF FIRST UNION SECURITIES, INC.


June 29, 2001



The Board of Directors
UIRT Holding Corp.
5847 San Felipe, Suite 850
Houston, Texas 77057

Gentlemen:

You have asked First Union Securities, Inc. to advise you with respect to the fairness, from a financial point of view, to the holders of issued and outstanding shares of common stock ("Shares") of UIRT Holding Corp. ("UIRT Holding"), $0.01 par value (other than Equity One, Inc. ("EQY") or any affiliate of EQY), of the Merger Consideration to be received by such shareholders pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2001 (the "Amended Agreement"), among EQY, UIRT Holding and United Investors Realty Trust ("UIRT" or the "Company"). As more fully described in the Amended Agreement, following the Reorganization Merger, UIRT Holding will merge with and into EQY (the "Merger") and, at the Effective Time of the Merger, each of the issued and outstanding Shares of UIRT Holding shall be converted into, at election of the holder, a combination of cash and Equity One Shares, subject to certain adjustments contemplated in the Amended Agreement. Capitalized terms in this letter shall have the meaning ascribed to them in the Amended Agreement unless the context clearly requires otherwise.

In arriving at our opinion, we have, among other things:

o    Reviewed the financial terms and conditions of the Amended Agreement;

o Reviewed certain business, financial and other information, including financial forecasts, regarding UIRT and EQY that was publicly available or furnished to us by members of UIRT's or EQY's management, and have discussed with such management teams their respective company's business and prospects;

o Considered certain financial data related to UIRT and EQY and (i) compared that data with similar data for publicly held companies in businesses similar to those of UIRT and EQY and (ii) compared UIRT's and EQY's data relative to one another;

o Considered the financial terms of certain other business combinations and other transactions which have recently been effected; and

o Considered such other information, financial studies, analyses and investigations as well as financial and economic and market criteria that we deemed relevant.

UIRT Holding Corp.
June 29, 2001
Page 2





In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to UIRT's and EQY's financial forecasts, we have assumed that they have been reasonably prepared and reflect the best current estimates and judgments of UIRT's and EQY's management teams as to the future financial performance of their respective companies. We have discussed UIRT's and EQY's financial projections with the respective management teams of UIRT and EQY, but we assume no responsibility for and express no view as to UIRT's or EQY's financial projections or the assumptions upon which they are based. In arriving at our opinion, we have conducted limited physical inspections of the properties or facilities of UIRT or EQY, but have not made or been provided with any evaluations or appraisals of the assets or liabilities of UIRT or EQY. Finally, we have assumed that UIRT Holding and UIRT, L.P. were organized solely for the purpose of effecting the Reorganization Merger and the Merger and that they have no operations or material obligations, liabilities or assets other than their respective obligations and rights under the Reorganization Merger Agreement and the Amended Agreement.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist and can be evaluated on the date of this opinion, and the information made available to us as of the date hereof. You should understand that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

In rendering our opinion, we have assumed that Reorganization Merger and the Merger will be consummated on the terms described in the Reorganization Merger Agreement and the Amended Agreement that we reviewed, without any waiver of any material terms or conditions thereof, and that the Merger Consideration provided for in the Amended Agreement will not be less than $7.30. Our opinion does not address the relative merits of the Reorganization Merger or the Merger or any other business strategies considered by UIRT's Board of Trust Managers or UIRT Holding's Board of Directors, nor does it address UIRT's Board of Trust Managers' or UIRT Holding's Board of Directors' decision to proceed with the Reorganization Merger and the Merger.

First Union Securities, Inc. is an investment banking firm and an affiliate of First Union Corporation. We have been engaged to render financial advisory services to UIRT in connection with the Merger and received a fee upon the delivery of our opinion dated May 31, 2001. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of UIRT Holding, UIRT or EQY for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, First Union Securities, Inc. and its affiliates

UIRT Holding Corp.
June 29, 2001
Page 3





(including First Union Corporation and its affiliates) may maintain relationships with UIRT Holding, UIRT or EQY.

Our advisory services and the opinion expressed herein are provided solely for the information of the Board of Trust Managers of UIRT and the Board of Directors of UIRT Holding in their evaluation of the Merger and shall not confer any rights or remedies upon the shareholders of UIRT Holding or UIRT or any other person or be used or relied upon for any other purpose. This opinion does not constitute a recommendation to any shareholder of UIRT Holding or UIRT as to how such shareholder should vote with respect to the Reorganization Merger or the Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to First Union Securities, Inc. or First Union Corporation be made, without our prior written consent; provided, however, that our opinion may be included in its entirety in any communication by UIRT Holding or UIRT to its shareholders, or if required to comply with applicable law, to the directors and shareholders of EQY.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Shares (other than EQY or any affiliate of EQY), in the Merger pursuant to the Amended Agreement is fair, from a financial point of view, to such holders.

Very truly yours,


/s/ FIRST UNION SECURITIES, INC.
-----------------------------------------
FIRST UNION SECURITIES, INC.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         EQUITY ONE. The Maryland General Corporation Law, or the "MGCL" permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Equity One contains such a provision which limits such liability to the maximum extent permitted by the MGCL. This provision does not limit the ability of Equity One or its stockholders to obtain other relief, such as an injunction or rescission.

         Equity One's charter authorizes and the bylaws obligate Equity One, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or any individual who, while a director of Equity One and at the request of Equity One, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit Equity One to indemnify and advance expenses to any person who served a predecessor of Equity One in any of the capacities described above and to any employee or agent of Equity One or a predecessor of Equity One.

         The MGCL requires a corporation, unless its charter provides otherwise, which Equity One's charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon Equity One's receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Equity One and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Equity One if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

         Equity One has entered into indemnification agreements with each member of the Board of Directors. The indemnification agreements require, among other things, that Equity One indemnify to the fullest extent permitted by law and advance to each indemnified director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, Equity One must also indemnify and advance all expenses incurred by an indemnified director seeking to enforce his rights under the indemnification agreements and may cover executive officers and directors under Equity One's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.

         It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         UIRT HOLDING CORP. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of UIRT Holding Corp. contains such a provision which limits such liability to the maximum extent permitted by the MGCL. This provision does not limit the ability of UIRT Holding Corp. or its stockholders to obtain other relief, such as an injunction or rescission.

         UIRT Holding Corp.'s charter authorizes and the bylaws obligate UIRT Holding Corp., to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or any individual who, while a director of UIRT Holding Corp. and at the request of UIRT Holding Corp., serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The charter and bylaws also permit UIRT Holding Corp. to indemnify and advance expenses to any person who served a predecessor of UIRT Holding Corp. in any of the capacities described above and to any employee or agent of UIRT Holding Corp. or a predecessor of UIRT Holding Corp..

         The MGCL requires a corporation, unless its charter provides otherwise, which UIRT Holding Corp.'s charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon UIRT Holding Corp.'s receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by UIRT Holding Corp. and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by UIRT Holding Corp. if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

         UIRT Holding Corp. has entered into indemnification agreements with each member of the Board of Directors. The indemnification agreements require, among other things, that UIRT Holding Corp. indemnify to the fullest extent permitted by law and advance to each indemnified director all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the indemnification agreements, UIRT Holding Corp. must also indemnify and advance all expenses incurred by an indemnified director seeking to enforce his rights under the indemnification agreements and may cover executive officers and directors under UIRT Holding Corp.'s directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.

         It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) See Exhibit Index

         (b) Financial Statement Schedule

         The following financial statement schedule was filed by each of Equity One and UIRT with its respective Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC on March 30, 2001 (as amended on April 20,
2001) and April 2, 2001, respectively, and is incorporated herein by reference:

         SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

         Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the consolidated financial statements of Equity One and UIRT or notes thereto.

         (c)  Reports, Opinions or Appraisals

         The opinion of First Union Securities, Inc. is attached as ANNEX B to this proxy solicitation/prospectus.

ITEM 22. UNDERTAKINGS

         The registrants hereby undertake:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume in price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. To remove from the registration statement by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the respective registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         6. (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (b) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         7. To respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         8. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Equity One Inc. has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of North Miami Beach, State of Florida, on the 31th day of July, 2001.

                           EQUITY ONE, INC.

                           By: /s/ CHAIM KATZMAN
                               --------------------------------------------
                               Chaim Katzman
                               Chairman of the Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                          DATE
                     ---------                                       -----                          ----
                   /s/ CHAIM KATZMAN                  Chairman of the Board and Chief           July 31, 2001
--------------------------------------------------      Executive Officer
                     Chaim Katzman                      (Principal Executive Officer)

                   /s/ DORON VALERO*                  President and Director                    July 31, 2001
--------------------------------------------------
                     Doron Valero

                  /s/ HOWARD SIPZNER                  Chief Financial Officer                   July 31, 2001
--------------------------------------------------      (Principal Financial Officer and
                    Howard Sipzner                      Accounting Officer)


                  /s/ NOAM BEN OZER*                  Director                                  July 31, 2001
--------------------------------------------------
                     Noam Ben Ozer

                /s/ DR. SCHAIY PILPEL*                Director                                  July 31, 2001
--------------------------------------------------
                   Dr. Schaiy Pilpel

                  /s/ ROBERT COONEY*                  Director                                  July 31, 2001
--------------------------------------------------
                     Robert Cooney

                   /s/ RONALD CHASE*                  Director                                  July 31, 2001
--------------------------------------------------
                     Ronald Chase

                    /s/ DORI SEGAL*                   Director                                  July 31, 2001
--------------------------------------------------
                      Dori Segal

                   /s/ NATHAN HETZ*                   Director                                  July 31, 2001
--------------------------------------------------
                      Nathan Hetz

                  /s/ PETER LINNEMAN*                 Director                                  July 31, 2001
--------------------------------------------------
                    Peter Linneman


*By: /s/ Howard Sipzner
     ----------------------------
     Howard Sipzner
     Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 31, 2001.

                                UIRT Holding Corp.



                                By: /s/ ROBERT W. SCHARAR
                                    -----------------------------------------
                                    Robert W. Scharar
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                By: /s/ R. STEVEN HAMNER
                                    -----------------------------------------
                                    R. Steven Hamner
                                    VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                    (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of the Registrant hereby constitute and appoint Robert W. Scharar and R. Steven Hamner (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on July 31, 2001.

               SIGNATURE                                 TITLE
               ---------                                 -----

/s/ ROBERT W. SCHARAR                        Director and Chairman of the Board
---------------------------------------
           Robert W. Scharar

/s/ W. LOWRY BARFIELD                        Director
---------------------------------------
           W. Lowry Barfield

/s/ WILLIAM C. BROOKS                        Director
---------------------------------------
           William C. Brooks

               SIGNATURE                                 TITLE
               ---------                                 -----


/s/ E. RHETT BUCK                                       Director
----------------------------------------
                E. Rhett Buck

/s/ JOSEPH C. HERMANS                                   Director
----------------------------------------
                Josef C. Hermans

                                                        Director
----------------------------------------
                William G. Nolen

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                                   DESCRIPTION
   -------                                                  -----------
     2.1       Agreement and Plan of Merger, dated as of June 29, 2001, by and among UIRT, UIRT Holding Corp. and
               UIRT, L.P., which is included in this registration statement as Annex A to the proxy statement/prospectus.

     2.2       Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2001, by and among Equity
               One, UIRT and UIRT Holding Corp., which is included in this registration statement as Annex B to the proxy statement/prospectus.

     3.1       Articles of Amendment and Restatement of UIRT Holding Corp.

     3.2       Bylaws of UIRT Holding Corp.

     5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the Equity One common stock to be issued in the Equity One merger.

     5.2       Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the UIRT Holding Corp.
               common stock to be issued in the reorganization merger.

     8.1       Opinion of Greenberg Traurig, P.A. regarding the qualification of the reorganization merger as a reorganization for federal income tax purposes and related federal income tax consequences.

     8.2       Opinion of Greenberg Traurig, P.A. regarding the qualification of Equity One merger as a reorganization for federal income tax purposes and related federal income tax consequences.

     8.3       Opinion of Greenberg Traurig, P.A. regarding the qualification of Equity One as a real estate investment trust for federal income tax purposes.

     8.4       Opinion of Andrews & Kurth L.L.P. regarding the qualification of the reorganization merger as a reorganization for federal income tax purposes and related federal income tax consequences.

     8.5       Opinion of Andrews & Kurth L.L.P. regarding the qualification of Equity One merger as a reorganization for federal income tax purposes and related federal income tax consequences.

     8.6       Opinion of Andrews & Kurth L.L.P. regarding the qualification of UIRT as a real estate investment trust for federal income tax purposes.

    23.1       Consent of Deloitte & Touche LLP (Equity One).

    23.2       Consent of Ernst & Young LLP (UIRT).

    23.3       Consent of Deloitte & Touche LLP (CEFUS).

    23.4       Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

    23.5       Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2).

    23.6       Consent of Greenberg Traurig, P.A. (included in Exhibits 8.1 and 8.2).

    23.7       Consent of Andrews & Kurth L.L.P. ( included in Exhibits 8.3 and 8.4).

    24.1       Consent of First Union Securities, Inc.

    99.1       UIRT - Form of Proxy

    99.1       Form of Election



-----------------------------
* Previously filed

                                                                     EXHIBIT 3.1
                                                                     -----------


                               UIRT HOLDING CORP.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

THIS IS TO CERTIFY THAT:

                  FIRST: UIRT Holding Corp., a Maryland corporation (the "Corporation"), desires to amend and restate its Charter as currently in effect and as hereinafter amended.

                  SECOND: The following provisions are all of the provisions of the Charter currently in effect and as hereinafter amended:

                                    ARTICLE I

                                  INCORPORATION

                  The Corporation was formed under the general laws of the State of Maryland on June 29, 2001.

                                   ARTICLE II

                                      NAME

                  The name of the corporation is UIRT Holding Corp.

                                   ARTICLE III

                                     PURPOSE

                  The purposes for which the Corporation was formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

                  The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation

Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                    ARTICLE V

     PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

                  Section 5.1 NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be six, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until their successors are duly elected and qualified are:

                                Robert W. Scharar

                                W. Lowry Barfield

                                William C. Brooks

                                  E. Rhett Buck

                                Josef C. Hermans

                                William G. Nolen

                  The Board of Directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

                  Section 5.2 EXTRAORDINARY ACTIONS. Except as specifically provided in Section 5.8 (relating to removal of directors Article III (relating to certain amendments) and notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to vote a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

                  Section 5.3 AUTHORIZATION BY BOARD OF STOCK ISSUANCES. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

                  Section 5.4 PREEMPTIVE RIGHTS. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may be otherwise agreed by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

                  Section 5.5 INDEMNIFICATION. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, managing member, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                  Section 5.6 DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding or disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

                  Section 5.7 REIT QUALIFICATION. The Corporation has elected to qualify for federal income tax treatment as a REIT. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to
Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

                  Section 5.8. REMOVAL OF DIRECTORS. Subject to the rights of holders of one or more classes or series of Preferred Stock, if any, to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for Cause and then only by the affirmative vote of at least two-thirds (2/3) of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, "Cause" shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

                  Section 5.9 ADVISOR AGREEMENTS. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

                                   ARTICLE VI

                                      STOCK

                  Section 6.1 AUTHORIZED SHARES. The Corporation shall have the authority to issue five hundred million (500,000,000) shares of stock, consisting of four hundred fifty million (450,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and fifty million (50,000,000) shares of Preferred Stock, of which twenty thousand (20,000) shall be of $100 par value per share and forty nine million nine hundred eighty thousand (49,980,000) shall be $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $6,999,800. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

                  Section 6.2 COMMON STOCK. Subject to the provisions of Article VII, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

                  Section 6.3 PREFERRED STOCK. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

                  Section 6.4 CLASSIFIED OR RECLASSIFIED SHARES. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation;
(b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

                  Section 6.5 CHARTER AND BYLAWS. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws.

                                   ARTICLE VII

                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

                  Section 7.1 DEFINITIONS. For the purpose of this Article VII, the following terms shall have the following meanings:

         AGGREGATE STOCK OWNERSHIP LIMIT. The term "Aggregate Stock Ownership Limit" shall mean not more than 9.9% in value of the aggregate outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         BENEFICIAL OWNERSHIP. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         BUSINESS DAY. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         CAPITAL STOCK. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

         CHARITABLE BENEFICIARY. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         CHARTER. The term "Charter" shall mean the charter of the Corporation, as that term is defined in the MGCL.

         CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         COMMON STOCK OWNERSHIP LIMIT. The term "Common Stock Ownership Limit" shall mean not more than 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         CONSTRUCTIVE OWNERSHIP. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         EXCEPTED HOLDER. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

         EXCEPTED HOLDER LIMIT. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

         INITIAL DATE. The term "Initial Date" shall mean the date upon which United Investors Realty Trust, a Texas real estate investment trust, merges with and into UIRT, L.P.

         MARKET PRICE. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

         MGCL. The term "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

         NYSE. The term "NYSE" shall mean the New York Stock Exchange.

         PERSON. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         PROHIBITED OWNER. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

         REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

         RESTRICTION TERMINATION DATE. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.6 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial

Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

         TENANT. The term "Tenant" shall mean a tenant, subtenant or any other Person that is a subtenant through a chain of subtenancies of a property owned by the Corporation.

         TRANSFER. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         TRUST. The term "Trust" shall mean any trust provided for in Section 7.3.1.

         TRUSTEE. The term "Trustee" shall mean a Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of a Trust.

                  Section 7.2 CAPITAL STOCK.

                           Section 7.2.1 OWNERSHIP LIMITATIONS. During the
period commencing on the Initial Date and prior to the Restriction Termination
Date:

                                    (a)     BASIC RESTRICTIONS.

                                            (i) (1) No Person, other than an
Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                                            (ii) No Person shall Beneficially or
Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively (substituting, solely for purposes of this determination, "Section 856(d)(5)" for Section 897(c)(6)(C)" in the definition of Constructive Ownership)) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                                            (iii) Subject to Section 7.4 of the
Charter, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void AB INITIO, unless the Transfer is to a Corporation which is a wholly-owned subsidiary, either directly or indirectly, of a REIT, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                                    (b) TRANSFER IN TRUST. Subject to Section
7.4 of the Charter, if any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

                                            (i) then that number of shares of
the Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                                            (ii) if the transfer to the Trust
described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void AB INITIO, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                           Section 7.2.2 REMEDIES FOR BREACH. If the Board of
Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; PROVIDED, HOWEVER, that any Transfer or attempted Transfer or other event in violation of
Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void AB INITIO as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                           Section 7.2.3 NOTICE OF RESTRICTED TRANSFER. Any
Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate
Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of

Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

                           Section 7.2.4 OWNERS REQUIRED TO PROVIDE INFORMATION.
From the Initial Date and prior to the Restriction Termination Date:

                                    (a) every Person who Beneficially Owns more
than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such Person shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

                                    (b) each Person who is a Beneficial or
Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                           Section 7.2.5 REMEDIES NOT LIMITED. Subject to
Sections 5.6 and 7.4 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                           Section 7.2.6 AMBIGUITY. In the case of an ambiguity
in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

                           Section 7.2.7 EXCEPTIONS.

                                    (a) Subject to Section 7.2.1(a)(ii), the
Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                                            (i) the Board of Directors obtains
such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

                                            (ii) such Person does not and
represents that it will not own, actually or Constructively, an interest in a Tenant of the Corporation (or a Tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such Tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a Tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such Tenant would not adversely affect the Corporation's ability to qualify as a REIT need not be treated as a Tenant of the Corporation); and

                                            (iii) such Person agrees that any
violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

                                    (b) Prior to granting any exception pursuant
to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                                    (c) Subject to Section 7.2.1(a)(ii), an
underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                                    (d) The Board of Directors may only reduce
the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

                           Section 7.2.8 INCREASE IN AGGREGATE STOCK OWNERSHIP
AND COMMON STOCK OWNERSHIP LIMITS. The Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

                           Section 7.2.9 LEGEND. Each certificate for shares of
Capital Stock shall bear substantially the following legend:

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.9 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.9 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

         Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

                  Section 7.3 TRANSFER OF CAPITAL STOCK IN TRUST.

                           Section 7.3.1 OWNERSHIP IN TRUST. Upon any purported
Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in
Section 7.3.6.

                           Section 7.3.2 STATUS OF SHARES HELD BY THE TRUSTEE.
Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                           Section 7.3.3 DIVIDEND AND VOTING RIGHTS. The Trustee
shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                           Section 7.3.4 SALE OF SHARES BY TRUSTEE. Within 20
days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this
Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (E.G., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

                           Section 7.3.5 PURCHASE RIGHT IN STOCK TRANSFERRED TO
THE TRUSTEE. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                           Section 7.3.6 DESIGNATION OF CHARITABLE
BENEFICIARIES. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

                  Section 7.4 NYSE TRANSACTIONS. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

                  Section 7.5 ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

                  Section 7.6 NON-WAIVER. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE VIII

                                   AMENDMENTS

                  The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter. However, any amendment to Section 5.7, Section 5.8 or this Article VIII of the Charter shall be valid only if approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

                                   ARTICLE IX

                             LIMITATION OF LIABILITY

                  To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                    ARTICLE X

                          RIGHT TO FAIR VALUE OF STOCK

                  In accordance with Section 3-202(C)(2)(4) of the Maryland General Corporation Law, the Corporation elects that its stockholders shall not be entitled to exercise the rights of an objecting stockholder to the fair value of its stock of the Corporation as provided under Section 3-202(a) of the Maryland General Corporation Law.

                  THIRD: The amendment to and restatement of the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

                  FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

                  FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

                  SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the Charter.

                  SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,000 shares of Common Stock, $.01 par value per share, all of one class, having an aggregate par value of $10.

                  EIGHTH: The total number of shares of stock which the Corporation has authority to issue, pursuant to the Charter of the Corporation as hereby amended and restated, is 500,000,000 shares of stock, consisting of 450,000,000 shares of Common Stock, $.01 par value per share and 50,000,000 shares of Preferred Stock, of which 20,000 shall be of $100 par value per share and 49,980,000 shall be $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $6,999,800.

                  NINTH: The undersigned Chairman, President and Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury. The Bylaws of the Corporation specifically authorize any Vice President of the Corporation to execute the Articles of Amendment and Restatement.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to, in accordance with the Bylaws, by its Vice President and Chief Financial Officer, duly authorized under the Corporation's Bylaws, on this 31 day of July 2001.

ATTEST:                                     UIRT HOLDING CORP.


/s/  R. STEVEN HAMNER                       By: /s/ ROBERT W. SCHARAR
---------------------------                     -------------------------------
R. STEVEN HAMNER                                ROBERT W. SCHARAR, Chairman
President and Chief Financial                   President and Chief Executive
  Officer                                         Officer

                                                                     EXHIBIT 3.2
                                                                     -----------


                               UIRT HOLDING CORP.
                               ------------------

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

             Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

             Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

             Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

             Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors.

             Section 3. SPECIAL MEETINGS. The president, chief executive officer or Board of Directors may call special meetings of the stockholders. A special meeting of stockholders may also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

             Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

             Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

             Section 5. ORGANIZATION. At every meeting of stockholders, the chairman of the board, if there be one; shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

             Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

             The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

             Section 7. VOTING. The affirmative vote of at least 66 2/3% of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. The affirmative vote of at least 66 2/3% of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than 66 2/3% of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

             Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the

Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

             Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

             Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

             The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

             Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the "MGCL"), or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

             Section 10. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

             Section 11. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

             Section 12. NOMINATIONS AND PROPOSALS BY STOCKHOLDERS. (a) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who compiled with the notice procedures set forth in this Section 12(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise a be proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation no later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that that Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

         (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such nomination for proposal shall be disregarded.

         (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, or the right of the corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

             Section 13. MEETING BY CONFERENCE TELEPHONE. To the extent permitted by the Board of Directors or the chairman of the meeting, stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participating in a meeting by these means constitutes presence in person at a meeting.

                                   ARTICLE III

                                    DIRECTORS

             Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

             Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, the Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The Board of Directors shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, one class ("Class A") to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class ("Class B") to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class ("Class C") to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualify.

             Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than resolution.

             Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.

             Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

             Section 6. QUORUM. Eighty percent of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

             The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

             Section 7. VOTING. The action of not less than eighty percent of the entire Board of Directors shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

             Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

             Section 9. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

             Section 10. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

             Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefore.

             Section 12. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

             Section 13. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

             Section 14. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

             Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

             Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit and Review Committee, a Corporation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

             Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

             Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. All of the members of the committee shall be required for the transaction of business at any meeting of the committee, and the unanimous act of the committee members shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

             Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone, video conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

             Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

             Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V

                                    OFFICERS

             Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

             Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

             Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

             Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

             Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

             Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

             Section 7. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

             Section 8. PRESIDENT. The president, or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

             Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility. Any Vice President also shall have the paver and authority to execute the Articles of Amendment and Restatement.

             Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;
(e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

             Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

             The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

             If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

             Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

             Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.

             Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

             Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII

                                      STOCK

             Section 1. CERTIFICATES. Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates. Each stockholder, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chairman of the board, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

             Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

             The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

             Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

             Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

             Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

             In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

             If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

             When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

             Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

             Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

             The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX

                                  DISTRIBUTIONS

             Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

             Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                INVESTMENT POLICY

             Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                                      SEAL

             Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

             Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

             To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

             Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

             Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

             The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                                                     EXHIBIT 5.1
                                                                     -----------

                    [Ballard Spahr Andrews & Ingersoll, LLP]

                                  July 31, 2001


Equity One, Inc.
1600 Northeast Miami Gardens Drive
Miami, Florida 33131

                  Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have served as Maryland counsel to Equity One, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration by the Company of up to 5,906,525 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), in connection with the merger of UIRT Holding Corp., a Maryland corporation ("UIRT Holding"), with and into the Company, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2001 (the "Merger Agreement"), by and among the Company, United Investors Realty Trust, a Texas real estate investment trust, and UIRT Holding (the "Merger"), as described in the Registration Statement on Form S-4 filed jointly by the Company and UIRT Holding with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement including the related form of proxy statement/prospectus contained therein, in the form to be filed with the Commission under the 1933 Act;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

                  4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the approval of the Merger and the Merger Agreement and the issuance and registration of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

Equity One, Inc.
July 31, 2001
Page 2



                  5. A certificate of the SDAT as of a recent date as to the good standing of the Company;

                  6. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Equity One, Inc.
July 31, 2001
Page 3



                  2. The Shares have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Registration Statement and the Resolutions, will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms on the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                   Ballard Spahr Andrews & Ingersoll, LLP

                                                                     EXHIBIT 5.2
                                                                     -----------


                    [Ballard Spahr Andrews & Ingersoll, LLP]

                                  July 31, 2001

UIRT Holding Corp.
c/o United Investors Realty Trust
Suite 850
5847 San Felipe
Houston, Texas  77057

                  Re:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

                  We have served as Maryland counsel to UIRT Holding Corp., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration by the Company of up to 9,142,977 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), in connection with the merger (the "Merger") of United Investors Realty Trust, a Texas real estate investment trust ("UIRT"), with and into UIRT, L.P., a Florida limited partnership and a wholly-owned subsidiary of the Company (UIRT LP"), pursuant to the Agreement and Plan of Merger, dated as of June 29, 2001 (the "Merger Agreement"), by and among the Company, UIRT and UIRT LP, as described in the Registration Statement on Form S-4 filed jointly by the Company and Equity One, Inc., a Maryland corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement including the related form of proxy statement/prospectus contained therein, in the form to be filed with the Commission under the 1933 Act;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

                  4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the approval of the Merger and the Merger Agreement

UIRT Holding Corp.
July 31, 2001
Page 2


and the issuance and registration of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

                  5. A certificate of the SDAT as of a recent date as to the good standing of the Company;

                  6. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

UIRT Holding Corp.
July 31, 2001
Page 3




                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Shares have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Registration Statement and the Resolutions, will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms on the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,

                                /s/ Ballard Spahr Andrews & Ingersoll, LLP

                                Ballard Spahr Andrews & Ingersoll, LLP

                                                                     EXHIBIT 8.1
                                                                     -----------

                            [Greenberg Traurig, P.A.]

                                 August 1, 2001

Equity One, Inc.
1696 N.E. Miami Gardens Drive
North Miami Beach, FL 33179

         Re:  Merger of United Investors Realty Trust into UIRT, L.P.

Ladies and Gentlemen:

                  You have requested our opinion regarding certain U.S. federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), resulting from the proposed merger (the "Reorganization") of United Investors Realty Trust, a Texas real estate investment trust ("UIRT"), with and into UIRT, L.P., a Florida limited partnership, pursuant to the Agreement and Plan of Merger (the "Reorganization Merger Agreement"), dated as of June 29, 2001, among UIRT, L.P., UIRT Holding Corp., a Maryland corporation ("UIRT Holding"), pursuant to which the shareholders of UIRT will receive UIRT Holding Shares and as otherwise described in the proxy statement/prospectus of Equity One, Inc., a Maryland corporation ("Equity One"), UIRT Holding and UIRT contained in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 1, 2001, as amended through the date hereof (the "Registration Statement"). Terms not otherwise defined herein will have the meanings ascribed to them in the Reorganization Merger Agreement.

                  In rendering our opinion, we have assumed the Reorganization will occur in accordance with the Reorganization Merger Agreement. In addition, we have assumed that there are no arrangements between Equity One, UIRT, UIRT Holding and UIRT, L.P. other than those set forth in the Reorganization Merger Agreement.

                  In rendering our opinion, we have also assumed the due authorization, execution and delivery by each party thereto of all documents, the genuineness of all signatures, the authority of all persons signing those documents on behalf of each party thereto, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original document of any document submitted to us as a certified, conformed or photostatic copy. Further, we have relied on and assumed to be accurate, as of the date hereof and as of the Effective Time of the Reorganization, and without further inquiry, the representations made to us by and on behalf of UIRT, UIRT Holding and UIRT, L.P. that are attached hereto as Exhibit A. We have also assumed that all representations made "to the knowledge of" or "to the best of the knowledge of" any person or other similar phrase will be true and complete as if made without that qualification.

Equity One, Inc
August 1, 2001
Page 2




                  It is our opinion, based on existing provisions of the Code, existing Treasury regulations, existing court decisions, and existing public rulings and other administrative interpretations, and based on our review of those documents we have deemed necessary, on the attached representations and on all representations, assumptions and statements of fact contained in the Reorganization Merger Agreement or the Registration Statement, all of the foregoing assumed to be true and complete as of the date hereof and as of the Effective Time of the Reorganization, that for U.S. federal income tax purposes the Reorganization will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Code.

                  Our opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authority upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner that would affect or change our conclusions. Furthermore, should any of the representations, assumptions or statements of fact set forth or referred to above prove to be inaccurate, our opinion may change.

                  Our opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Reorganization or the ownership of UIRT Holding Shares under any foreign, state or local tax law. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement it to reflect any change of fact, circumstance or law after the date hereof.

                  In addition, our opinion is based on the assumption that, if litigated, the matter will be properly presented to the applicable court. Our opinion is not binding on the Internal Revenue Service or a court and has no binding effect or official status of any kind. Our opinion represents only our best legal judgment on the matters presented, and others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if the matter were litigated.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the headings "Legal Matters" and "Material Federal Income Tax Consequences of the Mergers" in the Registration Statement. In giving that consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           /s/ Greenberg Traurig, P.A.

                                           Greenberg Traurig, P.A.

                                                                     EXHIBIT 8.2
                                                                     -----------

                            [Greenberg Traurig, P.A.]

                                 August 1, 2001



Equity One, Inc.
1696 N.E. Miami Gardens Drive
North Miami Beach, FL 33179

         Re:  Merger of UIRT Holding Corp. into Equity One, Inc.

Ladies and Gentlemen:

                  You have requested our opinion regarding certain U.S. federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), resulting from the proposed merger (the "Merger") of UIRT Holding Corp., a Maryland corporation ("UIRT Holding"), with and into Equity One, Inc., a Maryland corporation ("Equity One"), pursuant to the Amended and Restated Agreement and Plan of Merger among Equity One, UIRT Holding and United Investors Realty Trust, a Texas real estate investment trust ("UIRT"), dated as of June 29, 2001 (the "Merger Agreement"), pursuant to which the stockholders of UIRT Holding may elect to receive shares of common stock of Equity One or cash or both pursuant to the Merger Agreement and as otherwise described in the proxy statement/prospectus of Equity One, UIRT Holding and UIRT contained in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 1, 2001, as amended through the date hereof (the "Registration Statement"). Terms not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement.

                  In rendering our opinion, we have assumed the Merger will occur in accordance with the Merger Agreement. In addition, we have assumed that there are no arrangements between Equity One, UIRT, UIRT Holding and UIRT, L.P., a Florida limited partnership, other than those set forth in the Merger Agreement. We have assumed further that the fair market value, determined as of the Closing Date, of the Equity One Shares received by holders of Shares pursuant to the Merger will be equal to at least 40 percent of the fair market value, determined as of the Closing Date, of the Merger Consideration received by holders of Shares pursuant to the Merger.

                  In rendering our opinion, we have also assumed the due authorization, execution and delivery by each party thereto of all documents, the genuineness of all signatures, the authority of all persons signing those documents on behalf of each party thereto, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original document of any document submitted to us as a certified, conformed or photostatic copy. Further, we have relied on and assumed to be accurate, as of the date hereof and as of the Effective Time of the Merger, and without further inquiry, the

Equity One, Inc.
August 1, 2001
Page 2





representations made to us by and on behalf of UIRT Holding and UIRT that are attached hereto as Exhibit A and by and on behalf of Equity One that are attached hereto as Exhibit B. We have also assumed that all representations made "to the knowledge of" or "to the best of the knowledge of" any person or other similar phrase will be true and complete as if made without that qualification.

                  It is our opinion, based on existing provisions of the Code, existing Treasury regulations, existing court decisions, and existing public rulings and other administrative interpretations, and based on our review of such documents as we have deemed necessary, on the attached representations and on all representations, assumptions and statements of fact contained in the Merger Agreement or the Registration Statement, all of the foregoing assumed to be true and complete as of the date hereof and as of the Effective Time of the Merger, that for U.S. federal income tax purposes the merger of UIRT Holding with and into Equity One pursuant to the Merger Agreement and in accordance with applicable state law will constitute a reorganization within the meaning of
Section 368(a) of the Code.

                  Our opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authority upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner that would affect or change our conclusions. Furthermore, should any of the representations, assumptions or statements of fact set forth or referred to above prove to be inaccurate, our opinion may change.

                  Our opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Merger or the ownership of Equity One Shares under any foreign, state or local tax law. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement it to reflect any change of fact, circumstance or law after the date hereof.

                  In addition, our opinion is based on the assumption that, if litigated, the matter will be properly presented to the applicable court. Our opinion is not binding on the Internal Revenue Service or a court and has no binding effect or official status of any kind. Our opinion represents only our best legal judgment on the matters presented, and others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if the matter were litigated.

Equity One, Inc.
August 1, 2001
Page 3





                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the headings "Legal Matters" and "Material Federal Income Tax Consequences of the Mergers" in the Registration Statement. In giving that consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ Greenberg Traurig, P.A.

                                          Greenberg Traurig, P.A.

                                                                     EXHIBIT 8.3
                                                                     -----------


                            [Greenberg Traurig, P.A.]

                                 August 1, 2001

Equity One, Inc.
1696 N.E. Miami Gardens Drive
North Miami Beach, FL 33179

United Investors Realty Trust
UIRT Holding Corp.
5874 San Felipe, Suite 850
Houston, TX 77057

         Re: Qualification of Equity One, Inc. as a Real Estate Investment Trust for Federal Income Tax Purposes

Ladies and Gentlemen:

                  We have acted as counsel to Equity One, Inc., a Maryland corporation ("Equity One"), in connection with the proposed merger of United Investors Realty Trust, a Texas real estate investment trust ("UIRT"), with and into UIRT, L.P., a Florida limited partnership, pursuant to Agreement and Plan of Merger (the "Reorganization Merger Agreement"), dated as of June 29, 2001, among UIRT, L.P., UIRT Holding Corp., a Maryland corporation ("UIRT Holding"), and UIRT and the proposed merger thereafter (the "Equity One Merger") of UIRT Holding with and into Equity One pursuant to the Amended and Restated Agreement and Plan of Merger among Equity One, UIRT Holding and UIRT, dated as of June 29, 2001 (the "Equity One Merger Agreement"). This opinion is being furnished to you pursuant to Section 7.2(e) of the Equity One Merger Agreement, which requires as a condition to the obligation of UIRT Holding to effect the Equity One Merger our delivery of an opinion with respect to the status of Equity One as a real estate investment trust for U.S. federal income tax purposes. Terms not otherwise defined herein will have the meanings ascribed to them in the Equity One Merger Agreement.

                  For the purpose of rendering our opinion, we have examined and are relying upon, without further inquiry, the truth and completeness, at all relevant times, of the statements and representations, and the compliance, at all relevant times, with the covenants, warranties or other obligations, contained in the following documents:

                  1. The articles of incorporation and by-laws of Equity One and each wholly owned subsidiary of Equity One, as amended and supplemented to the date hereof.

                  2. Equity One's U.S. federal income tax returns for its taxable years ending December 31, 1995 through December 31, 1999.

Equity One, Inc., United Investors Realty Trust
 and UIRT Holding Corp.
August 1, 2001
Page 2




                  3. The proxy statement/prospectus of Equity One, UIRT Holding and UIRT contained in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 1, 2001, as amended through the date hereof.

                  4. Representations made to us by and on behalf of Equity One in a certificate dated as of the date hereof (the "Certificate").

                  In rendering our opinion, we have also assumed the due authorization, execution and delivery by each party thereto of all documents, the genuineness of all signatures, the authority of all persons signing those documents on behalf of each party thereto, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original document of any document submitted to us as a certified, conformed or photostatic copy. Further, we have relied on and assumed to be accurate, as of the date hereof and as of the Effective Time of the Equity One Merger, and without further inquiry, the representations made to us by and on behalf of Equity One in the Certificate. We have made no independent investigation into the accuracy or completeness of any of the assumptions, representations or documents or the genuineness of any of the documents described above. We have assumed further that no actions will be taken by Equity One after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based. If any of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon.

                  It is our opinion, based on existing provisions of the Code, existing Treasury regulations, existing court decisions, and existing public rulings and other administrative interpretations, and based on our review of those documents we have deemed necessary, on the representations by Equity One in the Certificate and on all representations, assumptions and statements of fact contained in the Reorganization Merger Agreement, the Equity One Merger Agreement or the Registration Statement, all of the foregoing assumed to be true and complete as of the date hereof and as of the Effective Time of the Equity One Merger, that for U.S. federal income tax purposes Equity One has qualified to be treated as a REIT pursuant to the Code for each of its taxable years commencing with its taxable year ending December 31, 1995 and at all times since that initial taxable year.

                  Our opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authority upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner that would affect or change our conclusions. It should be noted that the Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REITs, and any future regulations or administrative interpretations could be retroactive. Furthermore, should any of the representations, assumptions or statements of fact set forth or referred to above prove to be inaccurate, our opinion may change.

Equity One, Inc., United Investors Realty Trust
 and UIRT Holding Corp.
August 1, 2001
Page 3


                  Our opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is limited in all respects to the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement it to reflect any change of fact, circumstance or law after the date hereof.

                  In addition, our opinion is based on the assumption that, if litigated, the matter will be properly presented to the applicable court. Our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents only our best legal judgment on the matters presented and has no binding effect or official status of any kind, and others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if the matter were litigated.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the headings "Legal Matters" and "Material Federal Income Tax Consequences of the Mergers" in the joint proxy statement/prospectus. In giving that consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very truly yours,

                                              /s/ Greenberg Traurig, P.A.

                                              Greenberg Traurig, P.A.

                                                                     EXHIBIT 8.4
                                                                     -----------




                            [Andrews & Kurth L.L.P.]

                                 August 1, 2001


United Investors Realty Trust
5847 San Felipe, Suite 850
Houston, Texas 77057


                                   TAX OPINION

Ladies and Gentlemen:

                  You have requested our opinion as to certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), resulting from the proposed merger (the "Reorganization") of United Investors Realty Trust, a Texas real estate investment trust ("UIRT") with and into UIRT, L.P., a Florida limited partnership pursuant to the Agreement and Plan of Merger (the "Reorganization Agreement"), dated as of June 29, 2001, among UIRT, L.P., UIRT Holding Corp., a Maryland corporation ("UIRT Holding"), and UIRT, pursuant to which the stockholders of UIRT will receive UIRT Holding Shares and as otherwise described in the Proxy Statement/Prospectus related to the merger of Equity One and UIRT Holding (the "Registration Statement). Terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

                  In rendering our opinion, we have assumed the Reorganization will occur in accordance with the Reorganization Agreement. In addition, we have assumed that there are no arrangements between Equity One, UIRT, UIRT Holding and UIRT, L.P. other than those set forth in the Reorganization Agreement.

                  In rendering our opinion, we have also assumed the due authorization, execution and delivery by each party thereto of all documents, the genuineness of all signatures, the authority of all persons signing such documents on behalf of each party thereto, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original document of any document submitted to us as a certified, conformed or photostatic copy. Further, we have relied on and assumed to be accurate, as of the date hereof and as of the Effective Time of the Reorganization, and without further inquiry, representations made by and on behalf of UIRT, UIRT Holding and UIRT, L.P. in a certificate of even date herewith ("CERTIFICATE"). We have also assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification.

                  We are of the opinion, based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury regulations, existing court decisions, and existing public rulings and other administrative interpretations, and based on our review of such documents as we have deemed necessary, the CERTIFICATE and all representations

United Investors Realty Trust
August 1, 2001
Page 2




and assumptions contained in the Reorganization Agreement or Registration Statement, all assumed to be accurate as of the date hereof and as of the Effective Time of the Reorganization, that for United States federal income tax purposes the Reorganization will constitute a reorganization within the meaning of section 368(a) of the Code.

                  Our opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authority upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions. Furthermore, should any of the representations or assumptions set forth or referred to above prove to be inaccurate, as of the Effective Time, our opinion may change.

                  Our opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Reorganization or the ownership of UIRT Holding Shares under any foreign, state, or local tax law. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement it to reflect any change of fact, circumstance, or law after the date hereof.

                  In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Finally, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

                  We hereby consent to the reference to us under the caption "Material Federal Income Tax Consequences of the Mergers" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Andrews & Kurth L.L.P.

                                    Andrews & Kurth L.L.P.

                                                                     EXHIBIT 8.5
                                                                     -----------




                            [Andrews & Kurth L.L.P.]

                                 August 1, 2001


United Investors Realty Trust
UIRT Holding Corp.
5847 San Felipe, Suite 850
Houston, Texas 77057

                                   TAX OPINION

Ladies and Gentlemen:

                  You have requested our opinion as to certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), resulting from the proposed merger (the "Merger") of UIRT Holding Corp., a Maryland corporation ("UIRT Holding") with and into Equity One, Inc., a Maryland corporation ("Equity One") pursuant to that Amended and Restated Agreement and Plan of Merger among Equity One, UIRT Holding and United Investors Realty Trust, a Texas real estate investment trust ("UIRT") dated as of June 29, 2001, (the "Merger Agreement") pursuant to which the stockholders of UIRT Holding may elect to receive shares of common stock of Equity One or cash pursuant to the Merger Agreement and as otherwise described in the Proxy Statement/Prospectus related to the Merger of Equity One and UIRT Holding (the "Registration Statement").

                  In rendering our opinion, we have assumed the Merger will occur in accordance with the Merger Agreement. In addition, we have assumed that there are no arrangements between Equity One, UIRT and UIRT Holding other than those set forth in the Merger Agreement. We have also assumed that the fair market value, determined as of the Closing Date, of the Equity One Shares received by holders of Shares pursuant to the Merger shall be equal to at least forty percent (40%) of the fair market value, determined as of the Closing Date, of the Merger Consideration received by holders of Shares pursuant to the Merger. Terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                  In rendering our opinion, we have also assumed the due authorization, execution and delivery by each party thereto of all documents, the genuineness of all signatures, the authority of all persons signing such documents on behalf of each party thereto, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original document of any document submitted to us as a certified, conformed or photostatic copy. Further, we have relied on and assumed to be accurate, as of the date hereof and as of the Effective Time of the Merger, and without further inquiry, representations made by and on behalf of Equity One, UIRT Holding and UIRT in certificates of even date herewith ("CERTIFICATES"). We have also assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification.

United Investors Realty Trust
UIRT Holding Corp.
August 1, 2001
Page 2




                  We are of the opinion, based on existing provisions of the Code, existing Treasury regulations, existing court decisions, and existing public rulings and other administrative interpretations, and based on our review of such documents as we have deemed necessary, the CERTIFICATES and all representations and assumptions contained in the Merger Agreement or Registration Statement, all assumed to be accurate as of the date hereof and as of the Effective Time of the Merger, that the merger of UIRT Holding with and into Equity One pursuant to the Merger Agreement and in accordance with applicable state law will be treated for United States federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code.

                  Our opinion is based, in part, upon relevant legal authority in effect as of the date hereof. We provide no assurance that the legal authority upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions. Furthermore, should any of the representations or assumptions set forth or referred to above prove to be inaccurate, as of the Effective Time, our opinion may change.

                  Our opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Merger or the ownership of Equity One Shares under any foreign, state, or local tax law. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement it to reflect any change of fact, circumstance, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Finally, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. Thus, there can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

                  We hereby consent to the reference to us under the caption "Material Federal Income Tax Consequences of the Mergers" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Andrews & Kurth L.L.P.

                                         Andrews & Kurth L.L.P.

                                                                     EXHIBIT 8.6
                                                                     -----------



                            [Andrews & Kurth L.L.P.]

                                 August 1, 2001



United Investors Realty Trust
UIRT Holding Corp.
5874 San Felipe, Suite 850
Houston, Texas  77057

                  Re:      REIT QUALIFICATION FEDERAL INCOME TAX OPINION

Ladies and Gentlemen:

         We have acted as counsel to United Investors Realty Trust ("UIRT Trust") and UIRT Holding Corp. ("UIRT Holding") (UIRT Trust and UIRT Holding, as successor in interest to UIRT Trust, and, for federal income tax purposes, the continuation of UIRT Trust, are sometimes referred to together as "UIRT") in connection with the merger of UIRT Trust with and into UIRT, L.P. and the subsequent merger of UIRT Holding with and into Equity One, Inc. pursuant to that Amended and Restated Agreement and Plan of Merger among Equity One, Inc., UIRT Holding and UIRT Trust dated as of June 29, 2001 (the "Merger Agreement"). You have requested our opinion regarding UIRT's qualification as a real estate investment trust ("REIT") pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years ending December 31, 1998 through December 31, 2000 and the short taxable year beginning January 1, 2001 and ending at the date the Closing occurs ("Closing Date"). UIRT has and has had a number of wholly-owned subsidiaries, the income, liabilities, and assets of which are not and were not accounted for separately from UIRT for federal income tax purposes pursuant to applicable provisions of the Code. This letter refers to UIRT, as aggregated with such subsidiaries as were in existence during the period for which reference is made, as "UIRT."

         Capitalized terms used in this letter and not otherwise defined have the meanings set forth in the Merger Agreement or the Certificate, as defined below.

         For the purpose of rendering our opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

         1. The Declaration of Trust of UIRT Trust, the Articles of Incorporation of UIRT Holding and each wholly owned subsidiary of UIRT, each as amended and supplemented to the date hereof.

         2. The By-Laws of UIRT Holding.

United Investors Realty Trust
August 1, 2001
Page 2



         3. UIRT's federal income tax returns for taxable years 1998 and 1999.

         4. The Proxy Statement/Prospectus relating to the Merger dated as of August 1, 2001 ("Proxy Statement").

         5. Representations made to us by an officer of UIRT and UIRT Holding in a certificate as of the date hereof ("Certificate").

         In connection with rendering this opinion, we have assumed and are relying upon, without any independent investigation or review thereof, the following:

         1. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents.

         2. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents.

         3. No actions will be taken by UIRT after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

         In addition, with your permission, we have assumed that (i) UIRT qualified as a REIT for its taxable years ended December 31 of 1993, 1994, 1995, 1996 and 1997 with respect to which we have not rendered, and are not rendering, an opinion and (ii) all income derived by UIRT from properties with respect to leases entered into by UIRT on or before March 13, 1998 (which we have not reviewed), constitutes Rents from Real Property and that none of such income is Impermissable Tenant Services Income.

         Based on the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

                  (i) For each of its taxable years ending December 31 of 1998, 1999 and 2000, UIRT has met the requirements for qualification as a REIT under the Code. For the short taxable year beginning January 1, 2001 and ending on the Closing Date, UIRT will meet the requirements for qualification as a REIT under the Code.

                  (ii) The statements in the Proxy Statement set forth under the caption "Material Federal Income Tax Consequences of the Mergers" accurately describes the material federal income tax consequences to the holders of UIRT's shares under existing law and subject to the qualifications and assumptions stated therein.

         In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

United Investors Realty Trust
August 1, 2001
Page 3




         1. Our opinion expressed herein is based upon our interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusion set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusion stated herein.

         2. Our opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

         3. Our opinion is limited in all respects to the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         4. Except as described in this letter, we have made no efforts to verify the accuracy and genuineness of all the documents, assumptions and representations set forth above.

         In the event any one of the statements, representations, warranties or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

         We hereby consent to the reference to us under the caption "Material Federal Income Tax Consequences of the Mergers" in the Proxy Statement, and to the filing of this opinion as an Exhibit to the Proxy Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Proxy Statement.

                                    Very truly yours,

                                    /s/ Andrews & Kurth L.L.P.

                                    Andrews & Kurth L.L.P.

                                                                    EXHIBIT 23.1
                                                                    ------------




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Equity One, Inc. on Form S-4 of our report dated February 21, 2001, appearing in the Annual Report on Form 10-K of Equity One, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Proxy Statement, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

July 30, 2001

                                                                    EXHIBIT 23.2
                                                                    ------------







We consent to the reference to our firm under the caption "Experts" in the Joint Registration Statement on Form S-4 and related Prospectus of Equity One, Inc. and UIRT Holding Corp. for the registration of 5,906,525 shares of Equity One, Inc. common stock and 9,142,977 shares of UIRT Holding Corp. common stock and to the incorporation by reference therein of our report dated February 2, 2001 (except for Notes 12, 16 and 17, as to which the date is March 29, 2001) with respect to the consolidated financial statements of United Investors Realty Trust and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Dallas, Texas
July 31, 2001

                                                                    EXHIBIT 23.3
                                                                    ------------





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Equity One, Inc. on Form S-4 of our report dated March 19, 2001, (except as to Note 17 which is as of May 18, 2001) to the Shareholder of Centrefund Realty (U.S.) Corporation.

We also consent to the reference to us under the heading "Experts" in the Proxy Statement, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

July 30, 2001

                                                                    EXHIBIT 24.1
                                                                    ------------

July 27, 2001

Board of Directors
UIRT Holding Corp.
5847 San Felipe, Suite 850
Houston, Texas 77057

Members of the Board of Directors:

In accordance with the terms of the letter to the Board of Trust Managers of United Investors Realty Trust ("UIRT") dated January 12, 2001 (the "Letter"), we have been requested to provide our written consent to quote or refer to the Letter and the opinion delivered pursuant thereto with respect to the fairness, from a financial point of view, to the common stockholders of UIRT Holding Corp. of the consideration set forth in the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2001, among Equity One, Inc., UIRT Holding Corp. and UIRT (the "Merger Agreement").

We hereby consent to the use of our opinion letter dated June 29, 2001 to the Board of Directors of UIRT Holding Corp. included as "Annex C" to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of UIRT Holding Corp. with and into Equity One, Inc. pursuant to the Merger Agreement and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary- Fairness Opinion of Financial Advisor," "The Mergers- Opinion of First Union Securities, Inc.," "The Mergers- Background of the Mergers" and "The Mergers- UIRT's Reasons for the Mergers," and to the inclusion of the foregoing opinion as "Annex C" to the above mentioned Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "SEC"), nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ FIRST UNION SECURITIES, INC.

FIRST UNION SECURITIES, INC.

                                                                    EXHIBIT 99.1
                                                                    ------------

                          UNITED INVESTORS REALTY TRUST

                           5847 SAN FELIPE, SUITE 850
                            HOUSTON, TEXAS 77057-3008

   THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF TRUST MANAGERS

         The undersigned holder of common shares of United Investors Realty Trust, a Texas real estate investment trust (the "Company"), hereby appoints Robert W. Scharar and R. Steven Hamner, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of the Company that the undersigned is entitled to vote at the Company's special meeting of shareholders, to be held on September 21, 2001, at 10:00 AM (local time) at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, and at any adjournments or postponements thereof.

UNLESS VOTING BY TELEPHONE, PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED. TO QUICKLY AND EASILY VOTE BY PHONE, PLEASE REFER TO THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD.

         [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

The Board of Trust Managers recommends a vote "FOR" Proposals 1 and 2.

1. Approval of a reorganization merger of the Company with and into UIRT, L.P., a Florida limited partnership ("UIRT, L.P."), pursuant to the agreement and plan of merger dated as of June 29, 2001, by and among the Company, UIRT, L.P. and UIRT Holding Corp., a Maryland corporation, a copy of which is attached as ANNEX A to the accompanying proxy statement/prospectus.

         [ ] For             [ ] Against           [ ] Abstain

2. Approval of a merger of UIRT Holding Corp. with and into Equity One, Inc. a Maryland corporation ("Equity One"), pursuant to the terms of the amended and restated merger agreement dated as of June 29, 2001, by and among the Company, UIRT Holding Corp., and Equity One, a copy of which is attached as ANNEX B to the accompanying proxy statement/prospectus.

         [ ] For             [ ] Against           [ ] Abstain

3. In their discretion, upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

UNLESS VOTING BY TELEPHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

         The undersigned hereby acknowledges receipt of (i) the notice of special meeting, and (ii) the proxy statement/prospectus.

DATE

SIGNATURE

SIGNATURE (If held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.

                            --FOLD AND DETACH HERE--

CONTROL NUMBER:

                                VOTE BY TELEPHONE

                    Please follow the four steps below, and your vote will be immediately confirmed and posted.

1.       Read the accompanying proxy statement.

2. Call 1-866-635-1547 in the United States or Canada any time on a touch tone telephone.

         There is no charge for the call.

3.       Enter your 12-digit Control Number located above.

4.       Follow the recorded instructions.

                                                                    EXHIBIT 99.2
                                                                    ------------

THIS IS NOT A PROXY. PLEASE DO NOT SEND IN THIS FORM WITH YOUR PROXY CARD. INSTEAD, PLEASE RETURN THE COMPLETED FORM TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, THE PAYING AGENT, AS INSTRUCTED BELOW.


                                FORM OF ELECTION

  To be used to make an election to receive cash or shares of Equity One, Inc., a Maryland corporation, in connection with the proposed acquisition of United Investors Realty Trust, a Texas real estate investment trust, or
                              UIRT, by Equity One.

                   BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY

                    American Stock Transfer and Trust Company

                                 59 Maiden Lane

                            New York, New York 10038

                 FOR INFORMATION CALL TOLL FREE: (877) 777-0800

--------------------------------------------------------------------------------

             ELECTION AND DESCRIPTION OF UIRT COMMON SHARES ENCLOSED
                     (Attach additional sheets if necessary)

--------------------------------------------------------------------------------

Please enter in each box the number of common shares of UIRT held by you for which you wish to elect to receive cash or shares of common stock of Equity One. THE TOTAL NUMBER OF SHARES FOR WHICH ELECTIONS ARE MADE MUST NOT EXCEED THE NUMBER OF VALIDLY ISSUED AND OUTSTANDING COMMON SHARES OF UIRT THAT YOU BENEFICIALLY OWN.


          [                   ]               [                  ]

          STOCK ELECTION SHARES               CASH ELECTION SHARES

The above election applies to UIRT common shares represented by share certificates or held in uncertificated form, as indicated below.


   NAME AND ADDRESS OF REGISTERED HOLDER(S)
 (If blank, please fill in exactly as name(s)                                   NUMBER OF SHARES REPRESENTED BY THE
  appear(s) on certificate(s) or book-entry          INDICATE CERTIFICATE        CERTIFICATE, BOOK-ENTRY OR COVERED
                   account)                               NUMBER(S)*             BY A NOTICE OF GUARANTEED DELIVERY
 -------------------------------------------         --------------------       -----------------------------------
                                                     --------------------       -----------------------------------
                                                     --------------------       -----------------------------------
                                                     --------------------       -----------------------------------
                                                     --------------------       -----------------------------------
                                                     --------------------       -----------------------------------
                                                     --------------------       -----------------------------------
                                                     --------------------       -----------------------------------

                        TOTAL NUMBER OF SHARES DELIVERED:

--------------------------------------------------------------------------------

[ ] CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY.

[ ] CHECK HERE IF SHARES ARE BEING DELIVERED USING THE GUARANTEED DELIVERY PROCEDURES (SEE INSTRUCTION 12).


* Certificate numbers are not required if using the guaranteed delivery procedures described in the enclosed instructions or if the shares are being delivered by book-entry transfer.

             THE INSTRUCTIONS CONTAINED WITHIN THIS FORM OF ELECTION
                SHOULD BE READ CAREFULLY BEFORE IT IS COMPLETED.

                          SPECIAL PAYMENT INSTRUCTIONS
                         (SEE INSTRUCTIONS 8, 10 AND 11)

To be completed ONLY if any check and/or any Equity One stock certificates are to be issued in the name of and sent to someone other than the names appearing on the UIRT share certificates.

Issue check and/or shares certificates to:

     Name:
                    ------------------------------------------------------------
                    (Please Print)
     Address:
                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    (Including Zip Code)

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                    (Social Security or Employer Identification Number)


                          SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if any check and/or any Equity One stock certificates issued in the name of the undersigned are to be sent to someone other than the undersigned or to an address OTHER than that shown above.

Mail check and/or shares certificates to:

     Name:
                    ------------------------------------------------------------
                    (Please Print)
     Address:
                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    (Including Zip Code)

                                  THE ELECTION

         The financial and tax consequences to an electing UIRT shareholder may vary based on the election alternative chosen. You are advised to consult your own tax and financial advisors regarding the financial and tax consequences of your election. For certain information as to the federal income tax consequences of each type of election, see "The Mergers - Material Federal Income Tax Consequences of the Mergers" in the proxy statement/prospectus.

         An election form will be valid only if properly completed and only if accompanied by one or more certificates representing all of the UIRT common shares covered by such election form, or confirmation of transfer of the shares by book-entry procedure, or by using the guaranteed delivery procedures described in Instruction 12. In the event an election form is not properly completed or if the election form has not been timely submitted to the paying agent, such shares will be deemed to be "no-election shares," and you will be deemed to have elected to receive cash in return for each of your common shares of UIRT.

         Shareholders may revoke their election at any time so long as any such revocation is received in writing by the paying agent at or prior to the election deadline. In the event an election form is revoked without an accompanying form of election, the common shares of UIRT represented by the election form will become no-election shares, and Equity One will cause the certificates representing common shares of UIRT to be promptly returned without charge to the person submitting the election form. The shareholder may then submit a new election form as long as the form is received by the paying agent prior to the election deadline. Otherwise, shareholders will receive an amount of cash based on the allocation procedures set forth in the amended and restated merger agreement as described below. If the revocation is accompanied by a new election form, the paying agent will accept the new election form and follow the instructions on the new form with respect to the previously delivered shares.

         Shareholders may also change their form of election at any time so long as any change in election is received in writing by the paying agent at or prior to the election deadline. In the event shareholders decide to change their election, and a subsequent form of election is not properly completed and timely submitted to the paying agent, shareholders will be deemed to have chosen the merger consideration provided for in their original form of election. If shareholders decide to change their election, and subsequently submit a properly completed form of election to the paying agent prior to the election deadline, then shareholders will be deemed to have elected the merger consideration chosen in the subsequent form of election.

         IN ORDER FOR AN ELECTION TO BE EFFECTIVE, THIS ELECTION FORM, ACCOMPANIED BY ALL THE CERTIFICATES EVIDENCING COMMON SHARES OF UIRT COVERED BY THIS ELECTION FORM THAT YOU HOLD OR CONFIRMATION OF TRANSFER OF THE SHARES BY BOOK-ENTRY PROCEDURE (OR, IN EITHER CASE, WHERE NECESSARY, A NOTICE OF GUARANTEED DELIVERY OR AN AFFIDAVIT OF LOSS), MUST BE RECEIVED BY THE PAYING AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE ELECTION DEADLINE OF THURSDAY SEPTEMBER 20, 2001 (THE DAY IMMEDIATELY PRECEDING THE SPECIAL MEETING).

         IF YOU HAVE ANY QUESTIONS REGARDING THIS ELECTION FORM OR THE ACCOMPANYING INSTRUCTIONS, CALL THE PAYING AGENT AT (877) 777-0800.

                                   * * * * * *

                              LETTER OF TRANSMITTAL

Ladies and Gentlemen:

         Unless otherwise indicated under Special Payment Instructions and/or Special Delivery Instructions above, please issue any shares of Equity One common stock in my name and make any check for cash (including cash in lieu of fractional shares of Equity One common stock) payable to me. Similarly, unless otherwise indicated under Special Delivery Instructions above, please send any check and any certificates for shares of Equity One common stock to me at the address shown on this election form.

         I submit this form of election in connection with an election described under "The Merger Agreements - Conversion of Shares" in the proxy statement/prospectus of UIRT, UIRT Holding Corp., a Maryland corporation, and Equity One dated July 31, 2001. The election is provided for in, and is governed by, the amended and restated merger agreement dated as of June 29, 2001 among UIRT Holding Corp., UIRT and Equity One pursuant to which UIRT Holding Corp. will be merged with and into Equity One. A copy of the amended and restated merger agreement is attached as APPENDIX B to the proxy statement/prospectus.

         I understand that upon the effective date of the mergers described in the proxy statement/prospectus each outstanding common share of UIRT will be converted into either (a) $7.30 in cash, without interest, per UIRT common share, or (b) a number of shares of Equity One common stock per UIRT common share that will vary depending on the weighted average trading price of Equity One common stock for the 20 trading day period ending on the day immediately prior to the closing date of the mergers. If the weighted average trading price is between $11.30 and $12.50 per share, then each UIRT common share will be exchanged for $7.30 worth of Equity One stock. If the weighted average trading price is greater than $12.50, then each UIRT share will be exchanged for 0.584 shares of Equity One stock, irrespective of the value of those shares. Finally, if the weighted average trading price is less than $11.30 per share, then each UIRT share will be exchanged for 0.646 shares of Equity One stock, again irrespective of the value of those shares. However, if the weighted average trading price is less than $11.30 per share, and UIRT elects to terminate the amended and restated merger agreement, then Equity One may nevertheless proceed to complete the mergers by paying those UIRT shareholders who have elected to receive its common stock an additional amount of merger consideration, payable at Equity One's election in cash or more shares of Equity One common stock, equal to the difference between the value of the Equity One shares received and $7.30. If Equity One elects not to pay the additional amount, the amended and restated merger agreement will be terminated.

         I also understand that in connection with the mergers, I may not receive all of the merger consideration in the form that I elect. In no event will cash be paid for more than 50% of the UIRT common shares, and the merger consideration that is not paid in cash will be paid in shares of Equity One common stock. Accordingly, if cash elections are made, or are deemed to be made, for more than 50% of the UIRT common shares, then the actual amount of cash to be paid for such cash elections would be proportionately reduced, and the remainder of the merger consideration that is not paid in cash would be paid in Equity One common stock. In addition, if elections to receive Equity One common stock are made for more than 50% of the UIRT common shares, then the actual number of shares of Equity One common stock to be issued may be proportionately reduced, at the election of Equity One. If such an election is made by Equity One, the remainder of the merger consideration that is not paid in Equity One common stock would be paid in cash.

         No fractional shares of Equity One common stock will be issued to UIRT shareholders in connection with the mergers. Upon completion of the mergers, each former holder of UIRT common shares who would have otherwise been entitled to receive a fraction of a share of Equity One common stock will be entitled to receive cash, without interest, equal to such fraction multiplied by the value of Equity One common stock as described above. I understand that cash received by UIRT shareholders in lieu of fractional shares may be taxable income.

         I REPRESENT AND WARRANT THAT I HAVE RECEIVED THE PROXY STATEMENT/PROSPECTUS. I further agree that all elections, instructions and orders in this election form are subject to the terms and conditions of the amended and restated merger agreement, the proxy statement/prospectus and the instructions applicable to this election form. I also represent and warrant that I have full authority to make all the elections and give the representations, certifications and instructions contained in this election form. My signature below is authorization to the paying agent to follow all elections and to rely upon all representations, certifications and instructions contained in this election form. All authority conferred or agreed to be conferred in this Form of Election shall survive my death or incapacity and shall be binding upon my heirs, personal representatives and assigns. If I have changed in writing any previous election and have submitted a new election form, I authorize the paying agent to follow the instructions provided by me in the election form bearing the latest date prior to the election deadline so long as such date is after the date of the last change of election.

         I hereby irrevocably appoint, authorize and instruct the paying agent, as my agent, to effect the exchange pursuant to the amended and restated merger agreement and the instructions hereto. I authorize and instruct the paying agent, as my agent, to deliver the enclosed certificates (or the confirmation of transfer of the shares by book-entry procedure) and to receive on my behalf, in exchange for the common shares of UIRT represented by the certificates (or confirmation of delivery), any check or any certificate(s) for Equity One common stock issuable to me. Furthermore, I authorize the paying agent to follow any Election and to rely upon all representations, certifications and instructions contained in this Form of Election. Additional copies of the proxy statement/prospectus or this election form may be obtained without charge from the paying agent at the addresses listed above.

                                         SIGN HERE
Signature(s)

                                         ---------------------------------------




                                         ---------------------------------------
                                         (Must be signed by registered
                                         holder(s), exactly as name(s) appear(s)
                                         on share certificate(s) or by person(s)
                                         authorized to become registered
                                         holder(s). If signing is by trustee,
                                         executor, administrator, guardian,
                                         officer of a corporation,
                                         attorney-in-fact or other person acting
                                         in a representative or fiduciary
                                         capacity, please include full title.)

                               SIGNATURE GUARANTEE

                               (SEE INSTRUCTION 7)

(In the event that the check and/or certificates representing shares of Equity One common stock is to be issued in exactly the name of the record holder(s) of the common shares of UIRT, no guarantee of the Signature on this Form of Election is required.)

If you have out filled either the "Special Payments Instructions" box or, the "Special Delivery Instructions" box or the "Guarantee of Delivery" box, you must have your signature(s) medallion guaranteed by an eligible institution, i.e., a member firm of a registered national securities exchange, a member of the NASD, Inc. or a commercial bank or trust company in the United States.

Name of Guarantor:


                                         ---------------------------------------

Signature(s) Guaranteed:


                                         ---------------------------------------


Date:
                                         ---------------------------------------


Apply Signature
Medallion:

                              GUARANTEE OF DELIVERY
                             (TO BE USED ONLY AS TO
                     CERTIFICATES NOT TRANSMITTED HEREWITH)
                              (SEE INSTRUCTION 12)

The undersigned (check applicable box),

      [ ] a member of a registered national securities exchange,

      [ ] a member of the National Association of Securities Dealers, Inc., or

      [ ] a commercial bank or trust company in the United States,

Guarantees to deliver to American Stock Transfer & Trust, the paying agent, either all of the certificate(s) for common shares of United Investors Realty Trust ("UIRT") to which this Form of Election relates, or such of those certificates as are identified below, duly endorsed in blank or otherwise in form acceptable for transfer on the books of UIRT, no later than 5:00 P.M., New York City time, on the third NYSE trading day after the election deadline of September 20, 2001.

                                                  SHARES REPRESENTED BY EACH
            CERTIFICATE NO.                              CERTIFICATE
------------------------------------            --------------------------------

------------------------------------            --------------------------------
------------------------------------            --------------------------------
------------------------------------            --------------------------------
------------------------------------            --------------------------------
------------------------------------            --------------------------------





                        ---------------------------------
                              (FIRM-- PLEASE PRINT)


                        ---------------------------------
                             (AUTHORIZED SIGNATURE)


                        ---------------------------------


                        ---------------------------------
                                    (ADDRESS)

                    -----------------------------------------
                    (DAYTIME AREA CODE AND TELEPHONE NUMBER)


                        ---------------------------------
                                     (DATED)

                            INSTRUCTIONS FOR ELECTION

         THIS FORM OF ELECTION IS TO BE COMPLETED BY EACH HOLDER OF COMMON SHARES OF UIRT AND SUBMITTED, TOGETHER WITH ALL OTHER DOCUMENTS REQUIRED BY THIS LETTER, TO THE PAYING AGENT ON OR PRIOR TO 5:00 PM, NEW YORK CITY TIME ON THURSDAY, SEPTEMBER 20, 2001. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE PAYING AGENT.

         1. TIME IN WHICH TO ELECT. To be effective, an election on this form or on a photocopy of it accompanied by the above-described certificate(s) evidencing common shares of UIRT (or, where necessary, a notice of guaranteed delivery or affidavit of loss) must be received by the paying agent no later than 5:00 p.m. New York City Time on September 20, 2001. (If your shares are held in uncertificated form, you need only submit the form of election, or follow any instructions provided by your broker.) Shares of persons whose election forms (and, if their shares are certificated, the certificate(s) evidencing common shares of UIRT) are not timely received in accordance with this instruction (assuming such persons have not utilized the guaranteed delivery procedures below) will be deemed to be no-election shares.

         2. CHANGE OF ELECTION AND REVOCATION. An election may be revoked or changed only by written notice received by the paying agent no later than the election deadline. If an election is revoked, the certificate(s) for common shares of UIRT surrendered with the related election form, or transferred by book-entry procedure, shall be promptly returned to you, and unless you have submitted a new election form, you will be deemed to have elected no-election shares. If you desire to change an election, you may simultaneously change any previously submitted election and submit a new election, so long as the written change of election and the new form of election are received by the paying agent by 5:00 p.m. New York City Time on September 20, 2001.

         3. TERMINATION OF RIGHT TO ELECT. All elections will be void and of no effect if the merger is not consummated or is abandoned, and promptly after any termination of the merger agreement, the enclosed share certificate(s) shall be returned to you.

         4. PARTIAL ELECTIONS. Record holders of common shares of UIRT may elect to make an election with respect to all or a portion of their UIRT common shares. The election will be deemed to have been made with respect to all common shares of UIRT evidenced by the certificate(s) submitted (or transferred electronically through a book-entry-procedure) unless otherwise indicated. The common shares of UIRT evidenced by certificate(s) submitted as to which an election is not made will be deemed to be no-election shares.

         5. ELECTION BY NOMINEES. Any broker or other custodian, nominee or fiduciary holding a certificate evidencing common shares of UIRT owned by more than one beneficial owner may submit separate election forms for separate beneficial owners.

         6. EXECUTION AND DELIVERY. This election form must be properly filled in and signed and must be received, together with share certificates evidencing common shares of UIRT as to which the election is made, by the paying agent at the addresses set forth above. (If your shares are held in uncertificated form, you need only submit the form of election, or follow any instructions provided by your broker. See instruction 12 for guaranteed delivery) The method of delivery of all documents is at the option and risk of the holder of UIRT common shares. If delivery is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. A return envelope is enclosed. It is suggested that this Form of Election be hand delivered or mailed to the paying agent as soon as possible. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when materials are actually received by the paying agent. NEITHER EQUITY ONE NOR THE PAYING AGENT HAS ANY OBLIGATION TO NOTIFY ANY PERSON OF ANY DEFECT IN AN ELECTION FORM SUBMITTED BY SUCH PERSON.

         7. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on the election form should correspond exactly with the name as written on the face of the stock certificate(s) submitted unless the common shares of UIRT described on the election form have been assigned by the registered holder(s). In the event of such an assignment, the election form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s). Signatures on this election form must be GUARANTEED by an eligible guarantor institution (I.E., bank, brokerage firm, savings and loan, credit union, etc.) that is a member of an approved Medallion Signature Guarantee Program.

Such guarantee is not necessary if the certificates evidencing common shares of UIRT are submitted by a registered holder of such shares who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on this election form.

         8. SUPPORTING EVIDENCE. If the election form or any share certificates or stock powers are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such a person's full title in such capacity and appropriate evidence of authority to act in such capacity.

         9. CHECKS AND/OR NEW CERTIFICATES IN SAME NAME. Endorsements of certificate(s), separate stock powers or signature guarantees are not required if checks for cash and/or any new stock certificates evidencing shares of Equity One common stock are payable to the order of, or registered in, the same name that appears on the certificate(s) evidencing common shares of UIRT.

         10. CHECKS AND/OR NEW CERTIFICATES IN DIFFERENT NAME. Endorsements of certificate(s), separate stock powers or signature guarantees are required if checks for cash and/or any new stock certificates evidencing shares of Equity One common stock are payable to the order of, or registered in, a name other than the name that appears on the certificate(s) submitted.

         11. BOOK-ENTRY TRANSFERS. If your shares are uncertificated because they are held in book-entry form, you still need to complete a form of election and submit it to the paying agent so that it is received prior to 5:00 p.m. New York City Time on September 20, 2001, and you must transfer your shares by book-entry into the account established by the paying agent with its book-entry transfer facility when you submit the form of election, but you do not need to submit any share certificates or other documentation relating to your uncertificated shares. If your shares are held by a broker in "street name" and are uncertificated, you should follow any instructions provided by your broker on how your account will be handled.

         12. GUARANTEED DELIVERY. If you wish to make an election with respect to your UIRT common shares and you cannot deliver your UIRT share certificates, the form of election or any other required documents prior to the election deadline, then you may still make a valid election if (1) your shares are held through an eligible institution, (2) before the election deadline, the paying agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form enclosed with this form of election, by facsimile transmission, mail or hand delivery, containing (a) the name and address of the holder and the number of shares with respect to which the election is made, (b) a statement that the election is being made thereby and (c) a guarantee that within three New York Stock Exchange trading days after the election deadline, the certificates representing the UIRT common shares in proper form for transfer or book-entry transfer of such shares, and any other documents required by the form of election will be deposited by the eligible institution with the paying agent, and (3) the paying agent receives the properly completed and executed form of election, as well as certificates representing all of your UIRT common shares in proper form for transfer, and all other documents required by the form of election, within three New York Shares Exchange trading days after the election deadline.

         13. LOST CERTIFICATES. If any of your certificates representing common shares of UIRT have been lost, stolen or destroyed, please notify the paying agent in writing and await instructions on how to proceed.

         14. MISCELLANEOUS. Cash payments (without interest) and certificates evidencing Equity One common stock issuable to UIRT shareholders will be mailed to UIRT shareholders as promptly as practicable after the effective time of the mergers.

         15. TRANSFER TAXES. If you complete the "Special Payment Instructions" box, you may be required to pay the paying agent transfer taxes or otherwise establish that such tax has been paid or is not applicable.

         All questions with respect to this election form and the election (including issues of timeliness, effectiveness, revocation, etc.) will be determined by Equity One or the paying agent, acting on instructions from Equity One, which determination shall be conclusive and binding. In the event of an over-subscription, the paying agent shall make the proration described in the proxy statement/prospectus, and any such proration shall be conclusive and binding on the holders of common shares of UIRT. The paying agent may make such equitable changes in the procedures for implementation of elections provided for as shall be necessary or desirable to fully effect such elections.

         COMPLETING AND RETURNING THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO ADOPTION OF THE MERGER AGREEMENTS OR THE MERGERS AT THE SPECIAL MEETING OF THE SHAREHOLDERS OF UIRT. YOU MUST VOTE SEPARATELY BY PROXY.

                            IMPORTANT TAX INFORMATION

         Certain shareholders (including, among others, corporations and certain foreign individuals) are not subject to backup withholding but those shareholders should nevertheless file Substitute Form W-9 to avoid possible erroneous backup withholding. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a Form W-8 or successor form, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the paying agent. See the enclosed Guidelines for Certificate of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

         Backup withholding is not an additional tax. Rather the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

--------------------------------------------------------------------------------

                     PAYER'S NAME: ________________________

--------------------------------------------------------------------------------
SUBSTITUTE          PART 1 -
FORM W-9                                         ----------------------------
                        PLEASE PROVIDE YOUR          Social Security Number
                        TIN IN THE BOX AT            (If awaiting TIN write
                        RIGHT AND CERTIFY BY            "Applied For")
                        SIGNING AND DATING
                        BELOW

                                                                   OR

DEPARTMENT OF THE                                -----------------------------
TREASURY INTERNAL                                   Employer Identification
REVENUE SERVICE                                             Number
                                                    (If awaiting TIN write
                                                         "Applied For")

                    ------------------------------------------------------------

Payer's Request     PART 2 -
for Taxpayer
Identification      CERTIFICATE - Under penalties of perjury, I certify that:
Number ("TIN")
                    (1)  The number shown on this form is my correct Taxpayer
                         Identification Number (or I am waiting for a number to be issued for me), and

                    (2)  I am not subject to backup withholding
                         because: (a) I am exempt from backup
                         withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

                    (3)  I am a U.S. person (including a U.S. resident alien).

                    CERTIFICATE INSTRUCTIONS - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding, you receive another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2). (Also see instructions in the enclosed Guidelines).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    SIGNATURE                                    DATE
                              --------------------------------        ----------

                    Name (Please Print):
                                         ---------------------------------------

                    Address:
                             ---------------------------------------------------

                    City, State & Zip Code:
                                            ------------------------------------

                    ------------------------------------------------------------

                    PART 3 -

                    Awaiting TIN

--------------------------------------------------------------------------------



NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND IN BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAX PAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.